    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1998
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                           USN COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     4813                36-3947804
     (STATE OR OTHER
     JURISDICTION OF
    INCORPORATION OR
      ORGANIZATION)
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                                      (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

                                --------------

                           10 SOUTH RIVERSIDE PLAZA,
                                   SUITE 401
                            CHICAGO, ILLINOIS 60606
                                (312) 906-3600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                                --------------

                                                      COPY TO:
 THOMAS A. MONSON, ESQ.VICE PRESIDENT           GARY P. CULLEN, ESQ.
         AND GENERAL COUNSEL            SKADDEN, ARPS, SLATE, MEAGHER & FLOM
       USN COMMUNICATIONS, INC.                      (ILLINOIS)
 10 SOUTH RIVERSIDE PLAZA, SUITE 401            333 WEST WACKER DRIVE
       CHICAGO, ILLINOIS 60606                 CHICAGO, ILLINOIS 60606
            (312) 906-3600                         (312) 407-0700
 (NAME, ADDRESS, INCLUDING ZIP CODE,
 AND TELEPHONE NUMBER, INCLUDING AREA
     CODE, OF AGENT FOR SERVICE)

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO
PUBLIC: From time to time after the effective date of this Registration
Statement.

                                --------------

  If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE
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
                                        PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF     AMOUNT      MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE        TO BE    OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED         REGISTERED  PER SECURITY  OFFERING PRICE    FEE(1)
-------------------------------------------------------------------------------
9% Consent Convertible
 Subordinated Notes due
 2006...................  13,022,600    $767.90     $10,000,000(2)    $2,950
-------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share(3)......      --           --             --            --

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(1) As described below, pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus filed as part of this Registration Statement relates to additional securities of the Registrant, previously registered under its Registration Statement on Form S-1 (File No. 333-16947), for which a Registration Fee in the amount of $8,378 was remitted to the Commission and under its Registration Statement on Form S-1 (File No. 333-41235), for which a Registration Fee in the amount of $7 was remitted to the Commission.
(2) The proposed maximum offering price with respect to the 9% Consent Convertible Subordinated Notes is based on the actual issue price of $10,000,000.
(3) Represents shares issuable upon conversion of the 9% Consent Convertible Subordinated Notes. Pursuant to Rule 457(i) under the Securities Act, no registration fee is payable with respect thereto.

                                --------------
  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT RELATES TO THE SECURITIES REGISTERED HEREBY AND ALSO RELATES TO THE FOLLOWING SECURITIES PREVIOUSLY REGISTERED BY THE REGISTRANT (I) 1,527,250 WARRANTS TO PURCHASE COMMON STOCK AND 2,053,900 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS PREVIOUSLY REGISTERED UNDER ITS REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-41235) AND (II) $36,000,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF CONVERTIBLE SUBORDINATED NOTES, 48,500 WARRANTS TO PURCHASE COMMON STOCK AND UP TO 4,240,378 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE CONVERTIBLE NOTES AND EXERCISE OF THE WARRANTS PREVIOUSLY REGISTERED UNDER ITS REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-16947).

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE    +
+ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE          +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED MARCH 13, 1998

PROSPECTUS
                                                                            LOGO
                            USN COMMUNICATIONS, INC.
                   9% CONVERTIBLE SUBORDINATED NOTES DUE 2004
               9% CONSENT CONVERTIBLE SUBORDINATED NOTES DUE 2006
                       WARRANTS TO PURCHASE COMMON STOCK
                                  COMMON STOCK

  This Prospectus relates to (i) $36.0 million in aggregate principal amount at maturity of 9% Convertible Subordinated Notes due 2004 (the "Original Notes"),
(ii) $13.0 million in aggregate principal amount at maturity of 9% Consent Convertible Subordinated Notes due 2006 (the "Consent Notes" and, together with the Original Notes, the "Convertible Notes"), (iii) 1,590,266 warrants to purchase an aggregate of 2,989,840 shares, subject to adjustment under certain circumstances, of Common Stock, par value $.01 per share (the "Common Stock") of USN Communications, Inc. (the "Company") at an initial exercise price of $.01 per share (collectively, the "Warrants") and (iii) up to 7,726,129 shares of Common Stock which includes (a) up to 4,736,289 shares of Common Stock issuable upon conversion of the Convertible Notes (the "Convertible Note Shares") and (b) 2,989,840 shares of Common Stock issuable upon exercise of the Warrants (collectively, the "Warrant Shares") which may be offered for sale from time to time by the selling securityholders (the "Selling Securityholders"). See "Selling Securityholders." This Prospectus also relates to the initial issuance of the Convertible Note Shares by the Company. The Convertible Notes, the Warrants, the Convertible Note Shares and the Warrant Shares are collectively referred to herein as the "Securities." The Company will not receive any proceeds from the sale of the Securities by the Selling Securityholders but will receive proceeds upon the exercise of the Warrants of $.01 per share.

  The Original Notes and the Consent Notes may be converted into Common Stock at a conversion price of $10.436 and $10.121 per share, respectively, in each case subject to adjustment under certain circumstances. The Convertible Notes will accrete interest at a rate of 9% per annum, compounded semiannually, to an aggregate principal amount of $36 million by September 30, 1999 with respect to the Original Notes and $13 million by January 13, 2001 with respect to the Consent Notes. Thereafter the Original Notes or the Consent Notes, as applicable, will bear interest at a rate of 9% per annum, payable in cash semiannually. For the period from the date of issuance until September 30, 1999 with respect to the Original Notes, and January 13, 2001 with respect to the Consent Notes, the number of shares into which the Convertible Notes are convertible will increase as the interest on the Convertible Notes accretes. On
     , 1998, the Convertible Notes were, in the aggregate, convertible into
          shares of Common Stock. On     , 1998, the Consent Notes were, in the
aggregate, convertible into     shares of Common Stock. Assuming no adjustment
to the Conversion Price and no conversion of any Convertible Notes prior to that date, on September 30, 1999 the Original Notes will be, in the aggregate, convertible into 3,449,598 shares of Common Stock and on January 13, 2001 the Consent Notes will be, in the aggregate, convertible into 1,286,691 shares of Common Stock.

  The Convertible Notes are senior unsecured obligations of the Company which are subordinated in right of payment to $201.2 million in aggregate principal amount at maturity of Senior Notes (as defined). Otherwise, the Convertible Notes rank pari passu in right of payment to all existing and future senior indebtedness of the Company. The Convertible Notes are effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries (approximately $29.3 million as of September 30, 1997, excluding intercompany indebtedness). The Company's subsidiaries have no obligation to pay amounts due on the Convertible Notes and have not guaranteed the Convertible Notes as of the date hereof; however, if a subsidiary guarantees any other indebtedness of the Company, such subsidiary will be obligated to guarantee the Convertible Notes. The Senior Note Indentures (as defined) permit the Company and its subsidiaries to incur, under certain circumstances, additional indebtedness. See "Certain Other Indebtedness."
                                             (cover page continued on next page)

                                  -----------

  SEE "RISK FACTORS," BEGINNING ON PAGE 15, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE SECURITIES.

                                  -----------

 THE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF THIS  PROSPECTUS. ANY  REPRESENTATION TO THE  CONTRARY IS A
     CRIMINAL OFFENSE.

                                  -----------

                 The date of this Prospectus is March   , 1998.

(cover page continued from previous page)

  The sale and/or distribution of the Securities by the Selling Securityholders may be effected from time to time through brokers, agents, dealers or underwriters in one or more transactions (which may involve crosses and principal trades, including block transactions), in special offerings, exchange distributions or secondary distributions, or otherwise, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, the specific Securities to be sold, the name of the Selling Securityholders, the purchase price, the public offering price, the name of any such brokers, agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution."

  Upon any sale of the Securities, the Selling Securityholders and the participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such Securities held by them may be deemed to be underwriting commissions or discounts under the Securities Act.

  No underwriter is initially being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering, other than fees and expenses of the Selling Securityholders. See "Plan of Distribution."

  The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "USNC." On March 11, 1998, the last reported sale price of the Common Stock, as reported on the Nasdaq National Market, was $22.75 per share. See "Price Range of Common Stock and Dividend Policy."

  Prior to the date of this Prospectus, there has been no public market for the Convertible Notes and the Warrants. The Company does not currently intend to list the Convertible Notes or the Warrants on any securities exchange or to seek approval for quotation through any automated quotation system. The Company has been advised by the Initial Purchasers in connection with the sale of the Convertible Notes and the Warrants (collectively, the "Initial Purchasers") that they intend to make a market for such securities; however the Initial Purchasers are not obligated to do so. Any market-making may be discontinued at any time, and there is no assurance that an active public market for the Convertible Notes or the Warrants will develop or, that if such a market develops, that it will continue. This Prospectus has been prepared for use by the Initial Purchasers in connection with offers and sales of the Convertible Notes or the Warrants which may be made by them from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. Such Initial Purchasers may act as principal or agent in such transactions. See "Plan of Distribution."

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Securities covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

  The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement and the exhibits and schedules thereto and reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 at prescribed rates. Copies of such material may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Under the terms of an indenture, dated as of September 30, 1996 (the "Original Indenture"), and an indenture, dated as of January 13, 1998 (the "Consent Indenture" and, together with the Original Indenture, the "Convertible Note Indentures"), each by and between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"), a warrant agreement, dated as of September 30, 1996 (the "1996 Warrant Agreement"), a warrant agreement, dated as of August 15, 1997 (the "1997 Warrant Agreement"), and a warrant agreement, dated as of August 25, 1997 (the "Consent Warrant Agreement" and, together with the 1996 Warrant Agreement and the 1997 Warrant Agreement, the "Warrant Agreements"), each by and between the Company and Harris Trust and Savings Bank, as warrant agent (the "Warrant Agent"), the Company will be required to file with the Commission, and to furnish holders of the Convertible Notes and the Warrants, as applicable, with, the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, including reports on Forms 10-K, 10-Q and 8-K.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements containing the words "believes," "anticipates," "expects" and words of similar import. All statements other than statements of historical facts included in this Prospectus including, without limitation, such statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and located elsewhere herein, regarding the Company or any of the transactions described herein, including the timing, financing, strategies and effects of such transactions, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from expectations are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements in this Prospectus and/or under "Risk Factors." The Company does not intend to update these forward-looking statements.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements and related notes appearing elsewhere in this Prospectus. Unless the context indicates otherwise, all references to the Company or USN refer to USN Communications, Inc. and its subsidiaries. Please refer to the Glossary for the definitions of certain capitalized terms used herein and elsewhere in this Prospectus without definition.

                                  THE COMPANY

  USN is one of the fastest growing competitive local exchange carriers ("CLECs") in the United States. The Company offers a bundled package of telecommunications products, including local and long distance telephony, voice mail, paging, teleconferencing, Internet access and other enhanced and value-added telecommunications services, tailored to meet the needs of its customers. The Company also offers wireless telephone service on a resale basis. The Company primarily focuses its marketing efforts on small and medium-sized businesses with telecommunications usage of less than $5,000 per month. The Company's strategy is to continue to increase its customer base by being more flexible, innovative and responsive to the needs of its target customers than the regional Bell operating companies ("RBOCs") and the first-tier interexchange carriers ("IXCs"), which have historically concentrated their sales and marketing efforts on residential and large business customers. The Company primarily differentiates itself with a value-based marketing strategy by providing an integrated, customized package of telecommunications services on a single bill and responsive customer care.

  The Company is presently providing service to customers in certain states in the NYNEX Corporation ("NYNEX") region (Massachusetts, New Hampshire, New York and Rhode Island) and the entire Ameritech Corporation ("Ameritech") region (Illinois, Indiana, Michigan, Ohio and Wisconsin) and Connecticut and is currently in negotiations to expand its bundled services offering throughout the 14-state Bell Atlantic/NYNEX region. Management anticipates implementing service in at least two additional states by the end of 1998. In August 1997, NYNEX merged with Bell Atlantic Corporation ("Bell Atlantic"). The Company continues to operate in the former NYNEX regions, which are now a part of the Bell Atlantic territory.

  During 1997, the Company increased aggregate local access lines in service from 8,364 lines to 171,962 lines, including the provisioning of 55,371 lines in the fourth quarter. As of December 31, 1997, the Company had sold 191,069 local access lines, including 55,897 lines which were sold in the fourth quarter. Services are primarily marketed through an approximately 445 member direct salesforce in 44 offices located in ten states. As part of its customer-focused product offering, the Company provides personalized customer service, 24 hours a day, 365 days per year, through its two regional customer care centers.

COMPETITIVE ADVANTAGES

  Providing local exchange services is a highly complex process that requires overcoming significant barriers to entry. Since inception, the Company has spent significant time, resources and capital to enter the local market. In the process, it has gained substantial experience in this complicated market segment. Consequently, the Company believes it has the following competitive advantages:

 . COMPLEMENTARY RELATIONSHIPS WITH RBOCS. The Company believes that the RBOCs' networks will continue to be the predominant means for providing local telecommunications services to the Company's target customers for the foreseeable future. Accordingly, the Company has positioned itself to take advantage of the opportunities created by the Telecommunications Act of 1996 (the "Telecommunications Act") by leveraging its complementary relationships with the RBOCs. The Telecommunications Act requires the RBOCs to complete a number of "checklist" items in order to qualify for long distance entry in their local service areas. Although certain provisions of the Telecommunications Act restricting the RBOCs' ability to provide in-region long-distance have been held unconstitutional by a Federal district court, the Company believes that significant parts of such decision may be reversed and vacated on appeal, but no assurance can be made as to the outcome of any appeals. The District Court judge subsequently stayed this decision. See "Risk Factors--Competition." By moving aggressively to enter into resale agreements and to develop electronic interfaces with the RBOCs, the Company believes it has positioned itself to play a key role in enabling the RBOCs to meet a number of those requirements. The Company was the first to enter into comprehensive resale agreements with Ameritech and NYNEX, served as the systems beta customer for Ameritech, NYNEX and Bell Atlantic and is currently one of the largest CLECs in terms of access lines in service in the Ameritech and NYNEX markets. Consequently, the Company is often requested by state and federal regulators to provide information on the Company's experiences. The Company believes its complementary relationships with the RBOCs have facilitated the Company's rapid growth in its existing markets and enabled it to become a valuable and viable resale channel partner. The Company further believes, based on discussions with RBOC officials and industry experts, that the RBOCs will continue to develop strong resale channel partners in an effort to mitigate the potential negative effects of facilities-based competition.

 . UNIQUE RESALE AGREEMENTS. The Company has executed comprehensive local exchange resale agreements with Ameritech for the greater metropolitan Chicago area, Ohio and Michigan, and with NYNEX for the State of New York. In addition to the cost advantages associated with the term and volume commitment contracts, these contracts provide "most favored nation" and other pricing protections designed to maintain the competitiveness of rates and position the Company to purchase capacity at rates at least as favorable as those of other potential resellers of Ameritech and NYNEX local services. In addition, the Company has executed an interim resale agreement with Bell Atlantic for the State of Massachusetts. The Company is currently in negotiations to expand its resale agreements throughout the 14-state combined Bell Atlantic/NYNEX region and the 5-state Ameritech region. In advance of completing these negotiations, the Company has entered or plans to enter certain additional states by reselling local service pursuant to state-mandated wholesale discounts. The Company estimates, based on data compiled by the Federal Communications Commission ("FCC"), that the regions covered by the current comprehensive Ameritech and Bell Atlantic/NYNEX resale agreements include access to over 10 million business access lines. Management believes that upon expansion into the remaining Bell Atlantic/NYNEX region and the Ameritech region, the Company will have access to approximately 20 million business access lines. The Company continuously evaluates opportunities to enter into agreements with additional RBOCs, other local and long distance service providers and enhanced and other value-added service providers in order to aggressively build its customer base as well as to provide additional services to its existing customers while reducing costs.

 . PROPRIETARY ELECTRONIC PROVISIONING AND INTERFACE SYSTEMS. By serving as the systems beta customer for Ameritech, NYNEX and Bell Atlantic, the Company was among the first CLECs to develop electronic provisioning systems for resale of RBOC services. Development of provisioning systems is critical for carriers seeking to grow rapidly in the complex, competitive local telecommunications market. These systems must address the numerous technical configurations associated with local service, including correctly coding customers into data bases for 911, 411, white pages and customer service, as well as provisioning thousands of local services, known as universal service ordering codes ("USOCs"). Electronic provisioning between the Company and its RBOC vendors allows the Company to provision a significantly greater volume of lines than would be possible if transmitting orders by mail or facsimile. Moreover, because the proprietary systems developed by the Company lessen manual input and reduce repetitive data entry, the Company experiences improved efficiency and accuracy in transmitted orders, thereby reducing costs and increasing customer satisfaction. The Company believes it has established an industry leadership position in the deployment of these systems, and it is committed to their continuous improvement.

 . LARGEST DIRECT SALESFORCE AMONG CLECS IN ITS MARKETS. The Company's services are currently sold through an approximately 445 member direct salesforce, located in 44 offices in Connecticut, Illinois, Indiana, Massachusetts, Michigan, New Hampshire, New York, Ohio, Rhode Island and Wisconsin. Additionally, the Company intends to hire approximately 75 new salespeople by the end of 1998 to expand service in the Ameritech and combined Bell Atlantic/NYNEX regions. The Company primarily recruits salespeople with experience in selling competitive telecommunications services to businesses in the markets where they are based. The Company's salesforce is trained in-house with a rigorous customer-focused training program that promotes activity-based selling. Salespeople are given an incentive through a commission structure, with a target of 50% of a salesperson's compensation based on performance. The Company believes its large, experienced, face-to-face salesforce has been, and will continue to be, vital to expanding its customer base in today's highly competitive telecommunications industry.

 . STRATEGIC FLEXIBILITY. The Company believes that its business strategy affords it more flexibility to take advantage of regulatory and industry dynamics than its facilities-based competitors. For example, the FCC's position on unbundled network elements has evolved to the point where competitors are now able to purchase on an economic basis unbundled network elements from the RBOCs and rebundle them into an alternative local service option. The Company expects to exploit this opportunity by rebundling network elements, thus expanding its products offering and improving its strategic position. In addition, the increased construction by facilities-based CLECs has improved the value of the Company's services by creating alternative resale partners other than RBOCs. The Company is currently evaluating proposals from facilities-based CLECs to provision local service.

GROWTH STRATEGY

  The Company's objective is to be a leading provider of integrated local and long distance services and other telecommunications products to small and medium-sized businesses in its target markets. The Company expects to achieve this goal through the successful implementation of its growth strategy which includes the following:

 . PROVIDE AN INTEGRATED TELECOMMUNICATIONS SOLUTION. A key element in building its customer base while minimizing churn has been, and will continue to be, the implementation of a marketing and operating strategy which emphasizes an integrated telecommunications solution to its target market. To a large extent, the Company's target customers have not previously been provided the opportunity to purchase bundled services. The Company attracts and retains customers by combining responsive customer care with a pricing package to provide high-quality service at a cost which is usually afforded to only large business customers. Specifically, the Company provides a single source and bill for integrated local and long distance telephony, voicemail, paging, teleconferencing, Internet access and other enhanced and value-added telecommunications services, with a single point of contact for customer service, product inquiries, repairs and billing questions. The Company also offers wireless telephone service on a resale basis. Based on its experience, the Company believes that this marketing and customer service approach has minimized customer acquisition costs and churn.

 . FOCUS ON LARGE, UNDERSERVED MARKET. The Company utilizes a direct sales approach and primarily focuses its marketing efforts on small and medium-sized businesses with telecommunications usage of less than $5,000 per month. The Company believes this target market is best served by a direct sales approach because most of these customers do not employ in-house telecommunications specialists and in most cases obtain services from various vendors. The Company's experience indicates that these customers prefer a single source for all their telecommunications requirements, including products, billing and service. The Company believes that its gross margins on services provided to its target market are generally higher than for larger business customers. Since the RBOCs and the first-tier IXCs primarily concentrate their sales and marketing efforts on residential and large business customers, the Company will continue to focus its marketing on this underserved market to rapidly expand its customer base.

 . LEVERAGE UBIQUITOUS NETWORKS. The Company believes that a key factor in its success has been its ability to provide through the RBOC networks the complete range of local services currently provided by RBOCs across their entire service territories. There is currently no competing network with the product breadth, capacity and geographic reach of the RBOC networks. By contrast, facilities-based CLECs are currently limited primarily to servicing customers in areas where they have network facilities.

 . RAPID MARKET ENTRY. The Company believes its ability to enter a market early and provide ubiquitous service will continue to allow it to rapidly build a customer base across a large geographic area prior to the lifting of regulatory restrictions on the ability of first-tier IXCs and RBOCs to offer integrated services. Based on continuing legal challenges, on a significant basis the Company does not believe that any RBOC will provide in-region long distance services prior to 1999. As a non-facilities based provider, the Company believes it is able to build a customer base quickly and efficiently without incurring significant costs and the developmental delays inherent in constructing network and transmission facilities. In addition, the Company's proprietary software interface systems facilitate its rapid customer acquisition strategy by allowing it to provision high volumes of access lines.

 . EXPAND LOCAL SERVICES. The Company plans to expand its local services offering, positioning it to offer a full range of local services over a broad geographic area at a competitive cost, by: (i) entering into term and volume resale agreements in new territories with RBOCs; (ii) entering into resale agreements with one or more facilities-based CLECs; (iii) rebundling network elements from RBOCs; and (iv) reselling local service in new territories pursuant to state-mandated wholesale discounts prior to entering into resale agreements with RBOCs and/or facilities-based CLECs in such territories. The Company believes, based on its experience and industry analysts' reports, as well as recent regulatory and industry developments, that RBOCs have an incentive to continue to negotiate wholesale agreements with respect to small and medium-sized businesses to stabilize this revenue base and deter migration of such customers to RBOC's facilities-based competitors. The Company also believes that its demonstrated sales and provisioning expertise is attractive to facilities-based CLECs which may not be having similar success.

  The Company, a Delaware corporation (formerly United USN, Inc.), was formed and commenced operations in April 1994. The Company's principal executive office is located at 10 S. Riverside Plaza, Suite 401, Chicago, Illinois 60606, and its telephone number is (312) 906-3600.

RECENT DEVELOPMENTS

 . On January 13, 1998, Merrill Lynch Global Allocation Fund, Inc. ("MLGAFI") and Merrill Lynch Equity/Convertible Series (Global Allocation Portfolio) (collectively, "MLAM") purchased $13.0 million aggregate principal amount at maturity of the Company's Consent Notes for an aggregate purchase price of $10.0 million.

 . On February 9, 1998, the Company completed an initial public offering of 8,600,000 shares of Common Stock (the "Initial Public Offering"), resulting in net proceeds to the Company of approximately $127.9 million. On March 3, 1998, the Company issued an additional 28,861 shares for net proceeds of approximately $.4 million solely to cover the underwriters' over-allotment option.

 . On March  , 1998, MLAM exchanged (the "Exchange") $31.5 million aggregate principal amount at maturity of the Company's 14% Senior Discount Notes due
  2003 (the "14% Senior Notes") for $    million aggregate principal amount at
  maturity of the Company's 14 5/8% Senior Discount Notes due 2004 (the "14 5/8% Senior Notes" and, together with the 14% Senior Notes, the "Senior Notes") pursuant to an option previously granted by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

RECENT ACQUISITION

   On February 20, 1998, the Company acquired (the "Acquisition") all of the outstanding capital stock of Hatten Communications Holding Company, Inc., a Connecticut corporation doing business as Connecticut Telephone ("Connecticut Telephone"), pursuant to a Stock Purchase Agreement, dated as of January 7, 1998, by and among the Company, Connecticut Telephone and the stockholders of Connecticut Telephone for approximately $68.0 million, including the repayment of approximately $14.0 million of existing indebtedness.

  Connecticut Telephone, through its wholly owned subsidiaries, is a reseller of cellular, paging, long distance and local exchange services. Connecticut Telephone currently provides cellular service to more than 64,000 subscribers and paging services to more than 15,000 subscribers in the Connecticut area. Connecticut Telephone operates through nine retail sales and service facilities throughout Connecticut and a direct sales force of over 40 persons.

                     SUMMARY DESCRIPTION OF THE SECURITIES

CONVERTIBLE NOTES

Original Notes............  $36,000,000 aggregate principal amount at maturity of 9% Convertible Subordinated Notes due 2004.

Consent Notes.............  $13,000,000 aggregate principal amount at maturity of 9% Consent Convertible Subordinated Notes due
                            2006.

Maturity Date.............  The Original Notes mature on September 30, 2004.
                            The Consent Notes mature on January 13, 2006.

Yield.....................  9% per annum (computed on a semiannual bond equivalent basis) and calculated from September 30, 1996 with respect to the Original Notes and January 13, 1998 with respect to the Consent Notes.

Interest..................  The Original Notes accrete interest at a rate of
                            9%, compounded semiannually to an aggregate principal amount of $36.0 million by September 30, 1999. Thereafter, the Original Notes will bear interest at the rate of 9% per annum and will be payable in cash semiannually on March 30 and September 30 of each year, commencing March 30, 2000.

                            The Consent Notes accrete interest at a rate of 9%, compounded semiannually to an aggregate principal amount of $13.0 million by January 13, 2001. Thereafter, the Consent Notes will bear interest at the rate of 9% per annum and will be payable in cash semiannually on January 13 and July 12 of each year, commencing July 12, 2001.

Original Issue Discount...  For federal income tax purposes, the Convertible
                            Notes are treated as having been issued with "original issue discount" generally equal to the difference between the issue price of the Convertible Notes and the sum of all payments (whether designated as principal or interest) to be made thereon. Each holder of a Convertible Note must include in gross income for federal income tax purposes a portion of such original issue discount for each day during each taxable year in which it holds such Convertible Note. See "Certain Federal Income Tax Considerations."

Sinking Fund..............  None.

Optional Redemption.......  The Original Notes are not redeemable, in whole or in part, at any time prior to September 30, 2000. The Consent Notes are not redeemable, in whole or in part, at any time prior to January 13, 2002. At any time from September 30, 2000 to September 30, 2002, with respect to the Original Notes, and from January 13, 2002 to January 13, 2004, with respect to the Consent Notes, the Company may redeem all but not less than all of the Original Notes or the Consent Notes, as applicable, if the Price (as defined in the Convertible Note Indentures) of the Common Stock is at least 150% of the Conversion Price for 30 consecutive days, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, that if the Common Stock is not traded on a U.S. national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and not quoted on a consolidated transaction reporting tape, the Convertible Notes will not be redeemable during such period. Thereafter, the Company may redeem, in whole or in part, the Convertible Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any.

Conversion Rights and
 Initial Conversion
 Price....................
                            The Convertible Notes are convertible into Common Stock, at the option of the holders of Convertible Notes prior to redemption or final maturity of the Convertible Notes, at a conversion price of $10.436 per share, with respect to the Original Notes, and $10.121 per share, with respect to the Consent Notes, in each case, subject to adjustment as described below and as described in "Description of Convertible Notes." The right to convert Convertible Notes that have been called for redemption will terminate at the close of business on the business day preceding the redemption date.

Adjustment of Conversion    In the event that the Company consummates a sale or
 Price....................  sales of any class of Capital Stock for an amount, individually or in the aggregate, in excess of $5 million (each, a "Reset Event") and at the time of such sale or sales, the equity valuation of the Company is less than $122.5 million based upon such sale or sales, then on the date of the consummation of any such Reset Event (the "Reset Date"), the
                            Conversion Price shall be adjusted (the "Conversion
                            Reset") to equal 115% of the price (the "Conversion
                            Reset Price") at which such sale or sales were consummated; provided, that if such sale or sales are consummated more than nine months after a Qualified Public Offering at a total equity valuation of the Company of at least $122.5 million, then no Conversion Reset will be required.
                            In the event that the Conversion Price before such calculation shall be equal to or less than the Conversion Reset Price, then no additional adjustment to the Conversion Price shall be made.
                            See "Description of Convertible Notes--Conversion
                            Rights."

Ranking...................  The Convertible Notes are senior, unsecured subordinated obligations of the Company. The
                            Convertible Notes are subordinated in right of payment to the Senior Notes. Otherwise, the Convertible Notes rank pari passu in right of payment with all other existing and future unsecured indebtedness of the Company. The Convertible Notes are effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. As a holding company that conducts virtually all of its business through subsidiaries, the Company currently has no source of operating cash flow other than from dividends and distributions from its subsidiaries. The Company's subsidiaries have no obligation to pay amounts due on the Convertible Notes and will not guarantee the Convertible Notes; provided, that if a subsidiary guarantees any Indebtedness of the Company, such subsidiary will be obligated to guarantee the Convertible Notes. Therefore, the Convertible Notes are effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. Any rights of the Company and its creditors, including the holders of the Convertible Notes, to participate in a distribution of the assets of any of the Company's subsidiaries upon any liquidation or reorganization of any such subsidiary are subject to the prior claims of that subsidiary's creditors (including trade creditors). See "Risk Factors--Holding Company Structure; Source of Repayment of Notes; Effective Subordination of Convertible Notes to Indebtedness of Subsidiaries" and "--Subordination of Convertible Notes."

Change of Control.........  Upon a Change of Control, each holder of the
                            Convertible Notes will have the right to require the Company to repurchase all or any part of such holder's Convertible Notes at a price equal to 101% of the Accreted Value or 101% of the principal amount thereof, as the case may be, plus accrued and unpaid interest, if any, thereon, to the date of repurchase. See "Description of Convertible Notes--Repurchase at the Option of Holders upon a Change of Control."

Termination of Trading....  Upon a Termination of Trading (as defined herein), each holder of a Convertible Note will have the right to require the Company to repurchase all or any part of such holder's Convertible Notes at a price equal to 100% of the Accreted Value or 100% of the principal amount thereof, as the case may be, plus accrued and unpaid interest, if any, thereon to the date of repurchase. See "Description of Convertible Notes--Right to Require Repurchase of Convertible Notes Upon a Termination of Trading."

Guarantees................  The Convertible Note Indentures provide that any subsidiary that guarantees Indebtedness of the Company will guarantee unconditionally on a senior basis (except with respect to the Senior Notes and the Senior Note Guarantees), the payment of principal, premium, if any, interest, if any, on the Convertible Notes and amounts payable upon a Change of Control, an Asset Sale Offer or a Termination of Trading. See "Description of Convertible Notes--Certain Covenants--Limitation on Issuances of Guarantees by Restricted Subsidiaries."

Certain Covenants.........  The Convertible Note Indentures contain certain limited covenants which, among other things, restrict the ability of the Company and certain of its subsidiaries to sell assets or engage in mergers or acquisitions. In addition, the Convertible Note Indentures impose limits on the ability of certain of the Company's subsidiaries to issue guarantees. See "Description of Convertible Notes--Certain Covenants," "--Assets Sales" and "-- Consolidation, Merger, Conveyance, Lease or Transfer."

  For additional information concerning the Convertible Notes, see "Description of Convertible Notes."

WARRANTS

1996 Warrants.............  48,500 warrants which, when exercised, would entitle the holders thereof to purchase, in the aggregate, 790,780 shares of Common Stock (equal to
                            approximately     % of the outstanding shares of
                            Common Stock, on a fully diluted basis as of
                                       , 1998). Each 1996 Warrant entitles the
                            holder thereof to purchase 16.30474 shares of Common Stock (subject to adjustment as described herein) at an exercise price of $.01 per share. The 1996 Warrants may be exercised at any time on or prior to September 30, 2003. See "Description of Warrants--Certain Terms."

1997 Warrants.............  1,527,250 warrants which, when exercised, would entitle the holders thereof to purchase, in the aggregate, 2,053,900 shares of Common Stock
                            (equal to approximately     % of the
                            outstanding shares of the Common Stock on a
                            fully-diluted basis as of            , 1998).
                            Each 1997 Warrant entitles the holder thereof to purchase 1.34484 shares of Common Stock (subject to adjustment as described herein) at an exercise price of $.01 per share. The 1997 Warrants may be exercised at any time on or prior to August 15, 2004. See "Description of Warrants--Certain Terms."

Consent Warrants..........  14,516 warrants, which, when exercised, would entitle the holders thereof to purchase, in the aggregate, 145,160 shares of Common Stock
                            (equal to approximately     % of the
                            outstanding shares of Common Stock, on a fully-
                            diluted basis as of            , 1998). Each
                            Consent Warrant entitles the holder thereof to purchase 10 shares of Common Stock (subject to adjustment as described herein) at an exercise price of $.01 per share. The Consent Warrants may be exercised at any time on or prior to August 15, 2004. See "Description of Warrants-- Certain Terms."

Adjustments...............  The number of shares of Common Stock for which a Warrant is exercisable and the purchase price thereof are subject to adjustment from time to time upon the occurrence of certain events, including, among other things, certain issuances of options or convertible securities, certain dividends and distributions and certain changes in options and convertible securities. A Warrant does not entitle the holder thereof to receive any dividends paid on Common Stock.

  For additional information concerning the Warrants, see "Description of Warrants."

COMMON STOCK

Common Stock..............  7,726,129 shares of Common Stock of the Company, consisting of the Convertible Note Shares and the Warrant Shares.

Convertible Note Shares...  4,736,289 shares of Common Stock available for issuance by the Company upon conversion of the Convertible Notes by the holders thereof.

Warrant Shares............  2,989,840 shares of Common Stock available for issuance by the Company upon exercise of the Warrants by the holders thereof.

Voting Rights.............  Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders.

Dividends.................  Holders of Common Stock have the right to receive dividends when and as dividends are declared by the Board of Directors of the Company, subject to the rights of any holders of preferred stock. See "Description of Capital Stock." The Company intends to retain its earnings, if any, and therefore does not anticipate paying dividends in the foreseeable future. In addition, the Senior Note Indentures (as defined) include significant limitations on the Company's ability to pay dividends to the holders of Common Stock. See "Price Range of Common Stock and Dividends."

Liquidation Rights........  Upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, any assets remaining after satisfaction of the rights of creditors and the rights of any holders of preferred stock will be distributed to the holders of Common Stock. See "Description of Capital Stock."

Nasdaq National Market      "USNC."
 Symbol...................

  For additional information concerning the Common Stock, see "Description of Capital Stock."

                              REGISTRATION RIGHTS

  Under the terms of a registration rights agreement, dated as of September 30, 1996 (the "1996 Registration Rights Agreement"), between the Company and Smith Barney, Inc., BT Securities Corporation, Chase Securities Inc. and CIBC Wood Gundy Securities Corp. (collectively, the "1996 Initial Purchasers") and a registration rights agreement, dated as of August 15, 1997 (the "1997 Registration Rights Agreement" and, together with the 1996 Registration Rights Agreement, the "Registration Rights Agreements"), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson Lufkin & Jenrette Securities Corporation (collectively, the "1997 Initial Purchasers") the Company is required to keep the Registration Statement of which this Prospectus forms a part effective for a specified period. The Company has also granted to MLAM registration rights comparable to the registration rights contained in the 1997 Registration Rights Agreement with respect to the Consent Warrants and the shares of Common Stock issuable upon the exercise of the Consent Warrants and registration rights comparable to those contained in the 1996 Registration Rights Agreement with respect to the Consent Notes and the shares issuable upon the conversion of the Consent Notes. See "Registration Rights."

                                  RISK FACTORS

  Prospective investors in the Securities should carefully consider the information set forth in this Prospectus, and in particular, should evaluate the factors set forth under "Risk Factors" beginning on page 15.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The following summary historical consolidated financial data for the periods from inception of the Company in April 1994 to December 31, 1994 and for the fiscal years ended December 31, 1995 and December 31, 1996 was derived from, and should be read in conjunction with, the consolidated audited financial statements of the Company and the related notes thereto included elsewhere in this Prospectus. The summary financial data as of and for the nine-month periods ended September 30, 1996 and 1997, respectively, are derived from, and should be read in conjunction with, the unaudited financial statements of the Company and the related notes thereto included elsewhere in this Prospectus. In the opinion of management, such interim financial statements reflect all adjustments (consisting solely of normal recurring adjustments) necessary to fairly present the information presented for such periods. Results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results of operations for a full year or indicative of future periods. The summary unaudited pro forma statement of operations data for the year ended December 31, 1996 and for each of the nine month periods ended September 30, 1996 and September 30, 1997 give effect to the following transactions as if they had been completed on January 1, 1996: (i) the sale of preferred stock on October 17, 1997 for an aggregate purchase price of $15.0 million; (ii) the conversion of all of the outstanding shares of preferred stock into Common Stock concurrently with the closing of the Initial Public Offering; (iii) the Initial Public Offering; and (iv) the Acquisition. The summary unaudited pro forma as adjusted balance sheet data as of September 30, 1997 gives effect to items (i) through (iv) above and the issuance of the Consent Notes as if each had been completed on such date. The summary pro forma data does not purport to be indicative of the Company's actual results of operations or financial position that would have been reported had such events actually occurred on the dates specified, nor do they purport to be indicative of the Company's future results of operations or financial position.

                                               FISCAL YEAR                       NINE  MONTHS
                                            ENDED DECEMBER 31,                ENDED SEPTEMBER 30,
                                      --------------------------------  --------------------------------
                         INCEPTION TO                                             UNAUDITED
                         DECEMBER 31,                       PRO FORMA                         PRO FORMA
                             1994       1995       1996        1996       1996       1997        1997
                         ------------ ---------  ---------  ----------  ---------  ---------  ----------
STATEMENT OF OPERATIONS
 DATA:
  Net service revenue...  $   1,737   $   7,884  $   9,814  $   40,132  $   7,599  $  26,998  $   56,818
  Cost of services......      1,455       9,076      9,256      28,835      6,587     23,983      42,290
                          ---------   ---------  ---------  ----------  ---------  ---------  ----------
  Gross margin..........        282      (1,192)       558      11,297      1,012      3,015      14,528
  Sales and marketing
   expense..............      2,869       5,867     12,612      16,901      5,837     43,087      47,044
  General and
   administrative
   expense..............      4,686      11,100     20,665      34,770     10,920     26,882      40,182
  Interest expense......         26         734      1,797       2,871         46      8,573       9,540
  Interest and other
   income (1)...........        152         646      9,469       9,439      8,572      1,889       1,844
  Minority interest.....        --          150        --          --         --         --          --
                          ---------   ---------  ---------  ----------  ---------  ---------  ----------
  Net loss..............  $  (7,147)  $ (18,097) $ (25,047) $  (33,806) $  (7,219) $ (73,638) $  (80,394)
                          =========   =========  =========  ==========  =========  =========  ==========
  Accumulated preferred
   dividends............  $     707   $   3,103  $   3,691  $      --   $   3,466  $   1,012  $      --
  Net loss to common
   shareholder..........  $  (7,854)  $ (21,200) $ (28,738) $  (33,806) $ (10,685) $ (74,650) $  (80,394)
  Net loss per common
   share................  $   (6.56)  $   (7.01) $   (5.63) $    (1.77) $   (2.44) $  (10.35) $    (3.80)
  Weighted average
   shares outstanding...  1,196,780   3,025,200  5,102,330  19,046,246  4,384,993  7,212,511  21,156,427
OTHER DATA:
  EBITDA (2)............  $  (7,087)  $ (15,901) $ (30,390)             $ (14,385) $ (64,429)
  Cash flows from
   operating activities.     (6,141)    (14,247)   (23,910)               (14,092)   (57,822)
  Cash flows from
   investing activities.     (1,708)     (2,556)     7,274                  7,647    (10,071)
  Cash flows from
   financing activities.     13,828      24,589     63,689                 64,157    125,018
  Depreciation and
   amortization.........        186       2,258      2,329                  1,360      2,525
  Capital expenditures..      1,728       1,740      2,259                    285     10,071
  Ratio of earnings to
   fixed charges (3)....        --          --         --                     --         --
                                   DECEMBER 31,                                 SEPTEMBER 30,
                         ---------------------------------              --------------------------------
                                                                                  UNAUDITED
                                                                                              PRO FORMA
                             1994       1995       1996                   1996       1997        1997
                         ------------ ---------  ---------              ---------  ---------  ----------
BALANCE SHEET DATA:
  Cash and cash
   equivalents..........  $   5,979   $  13,766  $  60,818              $  71,390  $ 117,944  $  204,018
  Total assets..........     12,747      20,471     78,052                 88,083    179,157     341,360
  Long-term debt (net of
   current maturities)..      3,176         518     59,864                 58,352    167,287     189,053
  Redeemable preferred
   stock................     15,306      44,396     10,045                  9,853     41,048         --
  Common stockholders'
   equity (deficit).....     (7,830)    (28,768)    (3,606)                14,022    (58,428)    115,260

                         AS OF        AS OF       AS OF    AS OF       AS OF        AS OF
                     SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30, SEPTEMBER 30, DECEMBER 31,
                         1996          1996       1997      1997       1997          1997
                     ------------- ------------ --------- -------- ------------- ------------
OPERATING DATA:
  Local access line
   sold............      4,630        10,283     35,397    79,321     135,172      191,069
  Local access
   lines in
   service.........      4,356         8,364     18,557    65,142     116,591      171,962
  Total employees..        225           464        641       766         868        1,071
  Direct
   salesforce......         81           206        256       332         321          426

--------
(1) Interest and other income for the year ended December 31, 1996 and the nine months ended September 30, 1996 includes a gain of $8.1 million realized on the sale of the Company's switching facilities in Ohio.
(2) EBITDA consists of operating income (loss) before depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, EBITDA is a measure commonly used in the telecommunications industry and is presented to assist in understanding the Company's operating results and as a tool for measuring the ability of the Company to service its debt. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. See the Consolidated Statements of Cash Flows of the Company and the related notes to the Consolidated Financial Statements thereto included herein.
(3) The ratio of earnings to fixed charges is computed by dividing pretax income (loss) from operations before interest charges by interest expense. Earnings were insufficient to cover fixed charges for the periods ended December 31, 1994, 1995 and 1996 by $7.1 million, $17.4 million and $23.2 million, respectively, and for the nine-month periods ended September 30, 1996 and 1997 by $7.2 million and $65.1 million, respectively.

                                 RISK FACTORS

  In addition to the other information in this Prospectus, prospective investors in the Securities should consider carefully the following factors.

NEGATIVE CASH FLOW AND OPERATING LOSSES; LIMITED OPERATING HISTORY

  The Company has experienced operating losses from its inception in April 1994 through the date of this Prospectus, excluding the effect of a one-time non-recurring gain, and has, to date, not generated positive cash flow. For the period from April 20, 1994 to December 31, 1994 and the fiscal year ended December 31, 1995, the Company's operating losses were $7.3 million and $18.2 million, respectively. These operating losses were primarily the result of the one-time installation costs and fixed ongoing costs related to switching facilities of the Company which were sold in February 1996, and the sales and marketing and general and administrative expenses required to build the Company's sales, customer, management information and marketing infrastructure. Excluding an $8.1 million non-recurring gain on the sale of such switching facilities, the Company would have lost $33.1 million for the year ended December 31, 1996. The Company lost $15.3 million (excluding the $8.1 million non-recurring gain) and $73.6 million for the first nine months of 1996 and 1997, respectively. The Company expects to realize additional operating losses on a consolidated basis while it continues to expand and develop its service offerings and its customer base. There can be no assurance that the Company will be able to develop or expand its customer base or that it will achieve profitability in future years.

  The Company has a limited operating history. Prospective investors, therefore, have limited historical financial information about the Company upon which to base an evaluation of its performance and an investment in the Securities offered hereby. Given the Company's limited operating history, there can be no assurance that the Company will be able to achieve or sustain positive cash flow from operating activities or to implement its growth strategy. See "Business--Growth Strategy."

SUBSTANTIAL LEVERAGE

  The Company has and will continue to have consolidated indebtedness that is substantial in relation to its stockholders' equity. As of September 30, 1997, the Company had $177.3 million principal amount of long-term debt and a total common stockholders' equity of $115.3 million, as adjusted to give effect to
(i) the sale of preferred stock on October 17, 1997 for an aggregate purchase price of $15.0 million, (ii) the conversion of the Company's preferred stock into Common Stock concurrent with the closing of the Initial Public Offering,
(iii) the issuance of the Consent Notes and (iv) the Initial Public Offering. See "Capitalization."

  The Company's ability to make cash payments with respect to the Convertible Notes, to repay its obligations on the Convertible Notes at maturity and to satisfy its other debt obligations will depend on its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. Because the Company currently has a consolidated cash flow deficit, there can be no assurance that the Company will be able to make cash interest payments on the Convertible Notes when required or to repay its obligations on the Convertible Notes at maturity. See "Description of Convertible Notes." In addition, cash interest will commence accruing on the 14 5/8% Senior Notes on August 15, 2000 and the 14% Senior Notes on March 30, 2000. See "--Future Cash Obligations." The indentures with respect to the Senior Notes (collectively, the "Senior Note Indentures") permit the Company and its subsidiaries to incur additional Indebtedness under certain circumstances, including up to $45 million under a Credit Facility (as defined in the Senior Note Indentures), $30 million of which may be secured. If the Company is unable to service its indebtedness, it will be forced to examine alternative strategies that may include actions such as reducing or delaying capital expenditures, restructuring or refinancing its indebtedness, the sale of assets or of the Company's ownership interest in its subsidiaries or seeking additional equity and/or debt financing. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

  The degree to which the Company is leveraged could have important consequences to the holders of the Securities, including the following: (i) the Company will have significant and increasing cash interest expense and significant principal repayment obligations with respect to outstanding indebtedness, including the Senior Notes and the Convertible Notes; (ii) the Company's degree of leverage and related debt service obligations may make it more vulnerable than some of its competitors to the effects of an economic downturn or other adverse developments; and (iii) the Company's ability to obtain additional financing could be impaired. In addition, pursuant to the terms of the Senior Note Indentures and the Convertible Note Indentures, the ability of the Company to sell assets is restricted. See "Description of Convertible Notes" and "Certain Other Indebtedness."

FUTURE CASH OBLIGATIONS

  Since inception, the Company's consolidated cash flow from operations has been negative. As a result, the Company has financed fixed charges (including interest on existing indebtedness) and operating expenses with proceeds principally from the sale of (i) the 14% Senior Notes, the Original Notes and the 1996 Warrants (collectively, the "1996 Private Placement"), (ii) the 14 5/8% Senior Notes and the 1997 Warrants (the "1997 Private Placement") and
(iii) the Initial Public Offering. Commencing August 15, 2000, cash interest on the 14 5/8% Senior Notes will accrue semiannually at the rate of 14 5/8% per annum (approximately $22.3 million per year). Commencing September 30, 1999 and January 13, 2001, cash interest on the Original Notes and Consent Notes, respectively, will accrue semiannually at the rate of 9% per annum (approximately $3.2 million per year and $1.2 million per year, respectively), and commencing March 30, 2000, cash interest on the 14% Senior Notes will accrue semiannually at the rate of 14% per annum (approximately $6.8 million per year). The fully accreted principal amount of the 14 5/8% Senior Notes, 14% Senior Notes, Original Notes and Consent Notes of $152.7 million, $48.5 million, $36 million and $13 million, respectively, will become due on August 15, 2004, September 30, 2003, September 30, 2004 and January 13, 2006,
respectively. Pursuant to the Consent (as defined), holders of the 14% Senior Notes may exchange the remaining outstanding 14% Senior Notes for 14 5/8% Senior Notes which have a higher rate of interest and would therefore increase the Company's cash obligations. Many factors, certain of which are beyond the Company's control, will affect its performance and, therefore, its ability to meet its ongoing obligations to repay the Convertible Notes and other debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

ADDITIONAL CAPITAL REQUIREMENTS

  The Company believes it will have sufficient capital to meet planned capital expenditures and anticipated negative operating cash flow for the foreseeable future. To the extent that the Company has additional financing requirements, sources of funding may include public offerings or private placements of equity and/or debt securities, bank loans and additional capital contributions from new or existing stockholders. There can be no assurance that additional financing will be available to the Company or, if available, that it can be obtained on a timely basis and on terms acceptable to the Company and within the limitations contained in the Senior Note Indentures. Failure to obtain such financing could result in the delay or abandonment of the Company's development and expansion plans.

HOLDING COMPANY STRUCTURE; SOURCE OF REPAYMENT OF CONVERTIBLE NOTES; EFFECTIVE SUBORDINATION OF CONVERTIBLE NOTES TO INDEBTEDNESS OF SUBSIDIARIES

  As a holding company that conducts virtually all of its business through subsidiaries, the Company has no source of operating cash flow other than dividends and distributions from its subsidiaries. In order to pay cash interest on the Convertible Notes, when cash interest is payable thereon, and to repay the principal amount of the Convertible Notes at maturity or to redeem or repurchase the Convertible Notes, the Company will be required to obtain dividends or distributions from its subsidiaries, refinance its indebtedness or raise funds in a public or private equity or debt offering. However, the Senior Note Indentures limit the Company's ability to incur additional indebtedness.

  If the Company is required to conduct an offering of its capital stock or to refinance the Convertible Notes, its ability to do so on acceptable terms, if at all, will be affected by several factors, including financial market conditions and the value and performance of the Company at the time of such offering or refinancing, which in turn may be affected by many factors, including economic and industry cycles. There can be no assurance that an offering of the Company's capital stock or a refinancing of the Convertible Notes can or will be completed on satisfactory terms, that such offering or refinancing would be sufficient to enable the Company to make any payments with respect to the Convertible Notes if required or that such offering or refinancing would be permitted by the terms of the debt instruments of the Company and its subsidiaries then in effect.

  The Senior Notes are senior obligations of the Company, pari passu in right of payment with certain other indebtedness of the Company and not secured by any assets of the Company or its subsidiaries. The Convertible Notes are subordinated to the Senior Notes. Otherwise, the Convertible Notes are pari passu in right of payment with certain other indebtedness of the Company and are not secured by any assets of the Company or its subsidiaries. The Senior
Note Indentures permit the Company to enter into a Credit Facility under which the Company may incur up to $45 million of Indebtedness (as defined), $30 million of which may be secured. If such Indebtedness is secured, the Convertible Notes will be effectively subordinated to such Indebtedness to the extent of the value of the assets securing such Indebtedness. The Company's subsidiaries have no obligation to pay amounts due on the Convertible Notes and have not guaranteed the Convertible Notes as of the date hereof; however, if a subsidiary guarantees any Indebtedness of the Company in the future, such subsidiary will be obligated to guarantee the Convertible Notes. See "Description of Convertible Notes--Certain Covenants" and "--Limitation on Issuances of Guarantees by Restricted Subsidiaries." Therefore, the Convertible Notes, if not guaranteed in the future, will be effectively subordinated to all existing liabilities of the Company's subsidiaries, including trade payables. As of September 30, 1997, total liabilities of the Company's subsidiaries (after the elimination of loans and advances by the Company to its subsidiaries) on a combined consolidated basis were approximately $29.3 million. Any rights of the Company and its creditors, including the holders of the Convertible Notes, to participate in a distribution of the assets of any of the Company's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors.

SUBORDINATION OF CONVERTIBLE NOTES

  The Convertible Note Indentures do not permit the creation of any class of Indebtedness other than the Senior Notes that will rank senior to the Convertible Notes. By reason of the subordination of the Convertible Notes, in the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of the Company or upon a default in payment with respect to the Senior Notes or an event of default with respect to the Senior Notes resulting in the acceleration thereof, the assets of the Company will be available to pay the amounts due on the Convertible Notes only after all Senior Notes have been paid in full or provision for such payment has been made. In addition, holders of the Convertible Notes are effectively subordinated to the claims of all existing and future third party liabilities (including trade payables and other non-debt obligations) of the subsidiaries of the Company, to the extent of the assets of such subsidiaries. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of any subsidiary of the Company, creditors of such subsidiary generally will have the right to be paid in full before any distribution is made to the Company or the holders of the Convertible Notes. See "Description of Convertible Notes--Subordination of Convertible Notes."

  In general, the covenants relating to the Convertible Notes are considerably more limited in scope than the covenants in the Senior Note Indentures and hence afford the holders of the Convertible Notes commensurately less protection. While the Convertible Note Indentures contain a cross-default provision to the Senior Note Indentures, the response by the holders of the Convertible Notes to any default will largely be dictated by the response of the holders of the Senior Notes, including any waiver or de-acceleration on their part. Certain holders of Convertible Notes are also currently holders of Senior Notes. See "Description of Convertible Notes--Events of Default."

DEPENDENCE ON BILLING SERVICES AND IMPLEMENTATION

  The accurate and prompt billing of the Company's customers is essential to the Company's operations and future profitability. Historically, the Company has relied on two third-party vendors to provide billing services.

In the fourth quarter of 1997, however, the Company completed the process of transitioning to a single vendor. No assurances can be made that the transition to a single vendor will not adversely affect the Company's financial condition and results of operations. Presently, the Company relies, to a significant extent, on its billing vendor to rate, print and mail its customers' bills, and the Company is not in a position to control the management of or the provisioning of billing services by such vendor. In addition, such vendor has limited financial resources and personnel, and the Company's expected growth may strain such vendor's available resources. The Company is currently exploring a number of alternatives with respect to its billing services, but there can be no assurance that any such alternatives will be successfully implemented. The failure of any third-party vendor to provide all of the billing services required by the Company or the failure by the Company to implement other alternatives could have a material adverse effect on the financial condition and results of operations of the Company.

  In addition, the Company is dependent upon the prompt collection of payment of its customers' bills and, in turn, upon the creditworthiness of its customers and the continued implementation of adequate revenue assurance programs. The failure of its customers to pay their bills in a timely manner or the Company's failure to continue to properly assess the creditworthiness of its customers and implement adequate revenue assurance programs could have a material adverse effect on the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

DEPENDENCE ON RELATIONSHIP WITH THIRD-PARTY FACILITIES-BASED PROVIDERS

  The Company does not own any part of a local exchange network or a long distance network. As a result, the Company depends entirely on facilities-based carriers for the transmission of customer phone calls. For each local exchange market in which the Company operates, there currently is a single provider from whom the Company can purchase local exchange services on a ubiquitous basis. Under the Telecommunications Act, the Company is entitled to access to local exchange services in such markets. Although the Company believes that its relations with its underlying carriers are good, the termination of any of the Company's contracts with its carriers or a reduction in the quality or increase in cost of such carriers' services could have a material adverse effect on the Company's financial condition and results of operations. In addition, the accurate and prompt billing of the Company's customers is dependent upon the timeliness and accuracy of call detail records provided by the carriers whose service the Company resells. There can be no assurance that the current carriers will continue to provide, or that new carriers will provide, accurate information on a timely basis, and such carriers' failure to do so could have a material adverse effect on the Company's financial condition and results of operations. For example, there have been a number of provisioning and billing difficulties related to the local and long distance services provided to business customers in Manhattan, New York pursuant to an agreement with NYNEX. The problems included failure to provision customers, lost customer traffic information and receipt by customers of multiple billings for the same service. Much of the difficulty was due to the nature of the private local network with dedicated facilities designed for resale purposes. NYNEX required the services of a third-party billing vendor to help implement the billing portion of the arrangement. The Company has now contracted directly with that vendor for billing and systems support in order to avoid problems associated with such provisioning. However, because other RBOCs with which the Company may enter into agreements do not have significant experience handling large volumes of resold local exchange traffic, there can be no assurance as to the quality of the service that the Company will receive or that similar problems will not occur.

  In addition, physical damage, power loss and software defects of the RBOCs, the Company or its billing vendor may cause interruption in service and/or reduced capacity for the Company's customers. In the event that the Company's long distance carriers are unable to handle the growth in customer usage, the Company could transfer such traffic to a carrier that had sufficient capacity, but there can be no assurance that additional capacity will be available. If any of the local exchange carriers ("LECs") are unable to handle the provisioning or growth in customer usage, then the Company would be required to use another local carrier, which could be difficult in light of the limited development of facilities-based competitive local exchange networks. In the event the Company otherwise elects to use other carriers, the charges for such services may exceed those under the existing contracts, which could have a material adverse effect on the Company's financial condition and results of operations. See "Business--Vendor Agreements."

COMPETITION

  The Company operates in a highly competitive environment and has no significant market share in any market in which it operates. The Company expects that competition will continue to intensify in the future due to regulatory changes, including continued implementation of the Telecommunications Act, and the increase in the size, resources and number of market participants. In each of its markets, the Company faces competition for local service from larger, better capitalized incumbent providers. Additionally, the long distance market is already significantly more competitive than the local exchange market because the incumbent local exchange carriers ("ILECs"), including the RBOCs, have historically had a monopoly position within the local exchange market.

  In the local exchange market, the Company also faces competition or prospective competition from one or more CLECs, many of which have significantly greater financial resources than the Company, and from other competitive providers, including some non-facilities-based providers like the Company. For example, AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI") and Sprint Corporation ("Sprint"), among other carriers, have each begun to offer local telecommunications services in major U.S. markets using their own facilities or by resale of the ILECs' or other providers' services. In fact, certain competitors, including AT&T, MCI and Sprint, have entered into interconnection agreements with Ameritech with respect to the States of Illinois, Michigan and Ohio. These competitors either have begun or in the near future likely will begin offering local exchange service in those states, subject to the joint marketing restrictions under the Telecommunications Act described below. In addition, some of these competitors have entered into interconnection agreements with NYNEX and either have begun or in the near future likely will begin offering local exchange service in New York and Massachusetts, subject to such joint marketing restrictions. In addition to these long distance service providers, entities that currently offer or are potentially capable of offering switched services include CLECs, cable television companies, electric utilities, other long distance carriers, microwave carriers, wireless telephone system operators and large customers who build private networks. Many facilities-based CLECs and long distance carriers, for example, have committed substantial resources to building their networks or to purchasing CLECs or IXCs with complementary facilities. By building or purchasing a network or entering into interconnection agreements or resale agreements with ILECs, including RBOCs, a facilities-based provider can offer single source local and long distance services similar to those offered by the Company. Such additional alternatives may provide such competitors with greater flexibility and a lower cost structure than the Company. In addition, some of these CLECs and other facilities-based providers of local exchange service are acquiring or being acquired by IXCs. While certain of these combined entities, such as the entity to be formed by the proposed merger of WorldCom, Inc. and MCI, may continue to be subject to the joint marketing restrictions in the Telecommunications Act (as discussed below), others will not be subject to such restrictions. Any of these combined entities may have resources far greater than those of the Company and may provide a bundled package of telecommunications products, including local and long distance telephony, that is in direct competition with the products offered by the Company.

  With respect to wireless telephone system operators, the FCC has authorized cellular, personal communications service ("PCS") and other commercial mobile radio service ("CMRS") providers to offer wireless services to fixed locations, rather than just to mobile customers, in whatever capacity such CMRS providers choose. Previously, cellular providers could provide service to fixed locations only on an ancillary or incidental basis. This authority to provide fixed as well as mobile services will enable CMRS providers to offer wireless local loop service and other services to fixed locations (e.g., office and apartment buildings) in direct competition with the Company and other providers of traditional fixed telephone service. In addition, in August 1996, the FCC promulgated regulations that classify CMRS providers as telecommunications carriers, thus giving them the same rights to interconnection and reciprocal compensation under the Telecommunications Act as other non-LEC telecommunications carriers, including the Company.

  The Company will also face competition from other fixed wireless services, including Multichannel Multipoint Distribution Service ("MMDS"), 28 GHz Local Multipoint Distribution Service ("LMDS") and 38 GHz wireless communications systems, 2.8 GHz Wireless Communications Service ("WCS"), FCC Part 15 unlicensed wireless radio devices, and other services that use existing point-to-point wireless channels on other frequencies. In February 1998, the FCC commenced an auction for LMDS licenses in all markets for the provision of high capacity, wide-area fixed wireless point-to-multipoint systems. In addition, the FCC has adopted rules to auction geographical area wide licenses for the operation of fixed wireless point-to-point and point-to-multipoint communications services in the 38 GHz band, although many 38 GHz licenses have already been issued nationwide. The 38 GHz auction is expected to occur later in 1998. The MMDS service, also known as "wireless cable," also currently competes for metropolitan wireless broadband services. At present, wireless cable licenses are used primarily for the distribution of video programming and have only a limited capability to provide two-way communications needed for wireless broadband telecommunications services, but there can be no assurance that this will continue to be the case. The FCC has initiated a proceeding to determine whether to provide wireless cable operators with greater technical flexibility to offer two-way services. The FCC also has indicated that it plans to propose rules for the issuance of licenses in the 24 GHz band for Digital Electronic Message Service ("DEMS"), which also is designed to offer high capacity, wide area fixed point-to-multipoint service, and many 24 GHz DEMS licenses have already been issued nationwide. Finally, the FCC has allocated a number of spectrum blocks for use by wireless devices that do not require site or network licensing. A number of vendors have developed such devices that may provide competition to the Company, in particular for certain low data-rate transmission services.

  Under the Telecommunications Act and related federal and state regulatory initiatives, barriers to local exchange competition are being removed. The availability of broad-based local resale and introduction of facilities-based local competition are required before the RBOCs may provide in-region interexchange long distance services. Also, the largest long distance carriers (AT&T, MCI, Sprint and any other carrier with 5% or more of the pre-subscribed access lines) are prevented under the Telecommunications Act from bundling local services resold from an RBOC in a particular state with their long distance services until the earlier of (i) February 8, 1999 or (ii) the date on which the RBOC whose services are being resold obtains in-region long distance authority in that state. The RBOCs are currently allowed to offer certain in-region "incidental" long distance services (such as cellular, audio and visual programming and certain interactive storage and retrieval functions) and to offer virtually all out-of-region long distance services.

  Section 271 of the Telecommunications Act prohibits an RBOC from providing long-distance service that originates (or in certain cases terminates) in one of its in-region states until the RBOC has satisfied certain statutory conditions in that state and has received the approval of the FCC. The FCC has to date denied each application for such approval, including the application of Ameritech for in-region long distance authority in Michigan. The Company anticipates that a number of RBOCs, including Ameritech and Bell Atlantic, will file additional applications for in-region long distance authority in certain states in 1998. The FCC will have 90 days from the date an application for in-region long distance authority is filed to decide whether to grant or deny the application. Based on continuing legal challenges, the Company does not believe that any RBOC will provide in-region long distance services on a significant basis prior to 1999.

  Once the RBOCs are allowed to offer widespread in-region long distance services, both they and the largest IXCs will be in a position to offer single-source local and long distance services similar to those offered by the Company. On December 31, 1997, a United States District Court judge in Texas held unconstitutional certain sections of the Telecommunications Act, including Section 271. This decision would permit the three RBOCs that are parties in the case, including Bell Atlantic, immediately to begin offering widespread in-region long distance services. Unless overturned on appeal, this decision could have a material adverse effect on the Company. The District Court judge subsequently stayed this decision and the FCC and certain IXCs have filed appeals of the decision with the United States Court of Appeals for the Fifth Circuit. Although there can be no assurance as to the outcome of this litigation, the Company believes that significant parts of the District Court decision may be reversed or vacated on appeal.

  While new business opportunities will be made available to the Company through the Telecommunications Act and other federal and state regulatory initiatives, regulators are likely to provide the ILECs with an increased degree of flexibility with regard to pricing of their services as competition increases. Although the Ameritech and Bell Atlantic/NYNEX resale agreements contain certain pricing protections, including adjustments in the wholesale rates to be consistent with any changes in the Ameritech and Bell Atlantic/NYNEX retail rates, if the ILECs elect to lower their rates and sustain lower rates over time, this may adversely affect the revenues of the Company and place downward pressure on the rates the Company can charge. While the Ameritech and Bell Atlantic/NYNEX resale agreements ensure that the Company will receive any lower rate provided to any other reseller, under the Bell Atlantic/NYNEX resale agreement if such lower rate is provided to a reseller committing to both a longer term and a greater volume commitment, the Company receives the lower rate, but must negotiate with Bell Atlantic a reasonable transition to similar commitments. If the Company cannot successfully negotiate such a transition with Bell Atlantic, then the Company may be unable to maintain the lowest rate. The Company believes the effect of lower rates may be offset by the increased revenues available by offering new products and services to its target customers, but there can be no assurance that this will occur. In addition, if future regulatory decisions afford the LECs excessive pricing flexibility or other regulatory relief, such decisions could have a material adverse effect on the Company.

  Competition for the Company's products and services is based on price, quality, network reliability, service features and responsiveness to customer needs. While the Company believes that it currently has certain advantages relating to the timing, ubiquity and cost savings resulting from its resale agreements, there is no assurance that the Company will be able to maintain these advantages. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new competitors to the Company. Many of the Company's existing and potential competitors have financial, technical and other resources significantly greater than those of the Company. In addition, in December 1997, the FCC issued rules to implement the provisions of the World Trade Organization Agreement on Basic Telecommunications, which was drafted to liberalize restrictions on foreign ownership of domestic telecommunications companies and to allow foreign telecommunications companies to enter domestic markets. The new FCC rules went into effect in February 1998 and will make it substantially easier for many non-U.S. telecommunications companies to enter the U.S. market, thus further increasing the number of competitors. The new rules will also give non-U.S. individuals and corporations greater ability to invest in U.S. telecommunications companies, thus increasing the financial and technical resources available to the Company and its existing and potential competitors.

ABILITY TO MEET MINIMUM COMMITMENTS; TERMINATION OF AGREEMENTS

  Substantially all of the resale agreements between the Company and local exchange carriers or long distance carriers contain term and volume commitments. The local exchange resale agreements typically provide a minimum usage which requires the Company to have a minimum number of lines in place at the end of the applicable measurement period (typically one year). The long distance resale agreements typically require certain annual commitments from the Company. The inability of the Company to meet its minimum annual commitments or designated thresholds may result in substantial underutilization charges, and, in the case of the long distance agreements, a significant increase in the rates charged to the Company. The majority of the resale agreements also contain carryover provisions which permit the Company to carryforward volume shortfalls and may serve to delay, or possibly eliminate, the payment of a significant portion of any shortfall the Company may experience. While these "carryover pools" may provide the Company with some additional time to build its customer base, any underutilization charges or rate increases could have a material adverse effect on the financial condition and results of operations of the Company.

  Each of the resale agreements contains termination provisions which, among other things, require the Company to pay termination charges if the Company terminates an agreement prior to the end of term. The incurrence of any termination charges could have a material adverse effect on the Company's financial condition and results of operations.

LACK OF EXPERIENCE OFFERING ADDITIONAL PRODUCTS AND SERVICES

  The Company's strategy includes offering additional telecommunications products and services, including wireless telephone service. Entry into new markets entails risks associated with the state of development of the markets, intense competition from companies already operating in those markets, potential competition from companies that may have greater financial resources and experience than the Company and increased selling and marketing expenses. There can be no assurance that the Company's products or services will receive market acceptance in a timely manner, if at all, or that prices and demand in new markets will be at a level sufficient to provide profitable operations. See "Industry Overview" and "Business--Competition."

REGULATION AND RISKS OF THE TELECOMMUNICATIONS ACT

  The Company is currently subject to federal and state government regulation of its telecommunications services. The Company is regulated at the federal level by the FCC. It is required to obtain and maintain an FCC certificate in connection with its international services, and to file and maintain both domestic and international tariffs containing the currently effective rates, terms and conditions of service for its resale long distance services. The FCC issued regulations eliminating this tariffing requirement for all interstate nondominant carriers, except for, under certain circumstances, the RBOCs. Those regulations have been stayed on appeal by third parties, and the Company is currently required to file tariffs with the FCC.

  The intrastate local and long distance telecommunications operations of the Company are also subject to various state laws and regulations. The Company must obtain and maintain certificates of public convenience and necessity from regulatory authorities in most states in which it offers service. In most states, the Company must also file and obtain prior regulatory approval of tariffs for intrastate services. In addition, the Company must update or amend the tariffs and, in some cases, the certificates of public convenience and necessity, when rates are adjusted or new products are added to the local and long distance services offered by the Company. Challenges by third parties to the Company's tariffs filed with the FCC or the state regulatory commissions could cause the Company to incur substantial legal and administrative expenses.

  The Telecommunications Act has already resulted in comprehensive changes in the regulatory environment for the telecommunications industry as a whole, and will have a material impact on the local exchange industry and the competitive environment in which the Company operates. The Company believes that the speed with which additional competition in local exchange services develops will depend on a number of factors, including the extent to which each ILEC actively attempts to maintain its local exchange market share or to enter new lines of business, particularly, in the case of RBOCs, the in-region long distance business. While each ILEC now has the duty to negotiate on a good-faith basis access and interconnection agreements with facilities-based competitors and resale agreements with competitors such as the Company, the timing and terms of such agreements are at least in part within the control of the ILEC. An ILEC that places the highest priority on maintaining its market share in local exchange service may have less incentive to negotiate such agreements swiftly or on terms favorable to potential competitors. Indeed, numerous potential competitors, including AT&T, have requested, under the provisions of the Telecommunications Act, that various state regulatory authorities arbitrate their negotiations with various RBOCs and GTE Corporation ("GTE") because they have been unable to reach agreement with those RBOCs and GTE for access and interconnection to provide competitive local exchange services. In addition, all negotiated resale and long distance agreements must be submitted to and approved by the relevant state public service commission. The speed with which additional competition in local exchange services develops will also depend on the effect of the rules and policies recently adopted by the FCC and individual states in implementing the relevant provisions of the Telecommunications Act. If competition in local exchange services develops slowly, the ability of the Company to compete may be adversely affected.

  The concept of resale of local exchange services is a relatively new development in the telecommunications industry, and the Company cannot predict how the relevant provisions of the Telecommunications Act will be interpreted and implemented by the FCC, state regulators, courts and the ILECs. In August 1996, the FCC issued regulations that, among other things, established pricing methodologies and interim default rates for resold ILEC services and unbundled LEC network elements. A number of RBOCs, state regulatory commissions and other parties have asked the FCC to reconsider these and other regulations implementing the Telecommunications Act. In July 1997, the U.S. Court of Appeals for the Eighth Circuit struck down certain of the rules (including the provisions establishing pricing methodologies and default rates for resold services and unbundled network elements). The appeals court concluded that the Telecommunications Act granted the states the authority to set the rates for interconnection, unbundled network elements and resold services and that the FCC therefore lacked jurisdiction to issue the pricing rules or to preempt state pricing rules. Although many state commissions followed the FCC's pricing rules prior to the Eighth Circuit decision and are not likely to repudiate these actions, carriers seeking entry into the competitive local exchange market have expressed concern about the lack of uniformity in pricing that may result from the court's rejection of national pricing rules. The Company cannot predict the impact of the Eighth Circuit's decision on the Company's operations. The FCC, numerous IXCs and various other parties filed petitions for certiorari with the U.S. Supreme Court, which accepted the case for review on January 26, 1998. The Supreme Court is not expected to issue a decision before the end of 1998. Some of the same parties and certain other parties also have asked the FCC to reconsider these and other regulations implementing the Telecommunications Act. In October 1997, the Eighth Circuit issued an order clarifying that the RBOCs were not required to rebundle unbundled network elements that competing carriers had purchased separately. If upheld, this ruling would make it more difficult for the Company and its competitors, including the large IXCs, to use rebundled unbundled network elements or the "UNE Platform" to enter and compete in the local exchange market. On January 22, 1998, the same court ruled that the FCC cannot apply its local competition pricing rules in reviewing applications of the RBOCs for authorization to provide long distance service that originates and certain long distance services that terminate in one of their in-region states. If upheld, this decision would make it somewhat easier for the RBOCs to enter the market for in-region long distance services and would make it more costly for facilities-based competitors to enter the local exchange market. The Company cannot predict the outcome of the FCC's reconsideration or the Supreme Court proceedings, either of which could have a material adverse impact on the Company.

  On December 31, 1997, a United States District Court judge in Texas held unconstitutional certain sections of the Telecommunications Act, including
Section 271. This decision would permit the three RBOCs that are parties in the case, including Bell Atlantic, immediately to begin offering widespread in-region long distance services. Unless stayed or overturned on appeal, this decision could have a material adverse effect on the Company. The District Court judge has stayed this decision and the FCC and certain IXCs have filed appeals of the decision with the United States Court of Appeals for the Fifth Circuit. Although there can be no assurance as to the outcome of this litigation, the Company believes that significant parts of the District Court decision may be reversed or vacated on appeal. In addition, no assurance can be given that other changes in current federal or state legislation or regulations would not materially adversely affect the Company. See "Business--Government Regulation" and "--Competition."

ABILITY TO MANAGE GROWTH; RAPID EXPANSION OF OPERATIONS

  The Company's officers have had limited experience in managing companies as large and as rapidly growing as the Company. The Company's strategy of continuing its growth and expansion will place additional demands upon the Company's current management and other resources and will require additional working capital, information systems and management, operational and other financial resources. The continued growth of the Company will depend on various factors, including, among others, federal and state regulation of the telecommunications industry, competition, and the ability of LECs, including the RBOCs, to provision the Company's additional customers. Not all of the foregoing factors are within the control of the Company. In particular, there can be no assurance that the RBOCs with which the Company has resale agreements will be able to provision new customers in a timely manner. The Company's ability to manage growth successfully will require the Company to continue to enhance its operational, managerial, financial and information systems and controls. The Company has modified and will continue to modify its billing and customer care systems to address the resale of local services under the Ameritech and NYNEX agreements. However, there can be no assurance that such systems will be adequate to manage the Company's anticipated expansion. No assurance can be given that the Company will be able to manage its expanding operations and, if the Company's management is unable to manage growth effectively, the Company's financial condition and results of operations could be materially adversely affected. See "--Acquisition of Connecticut Telephone." Furthermore, there can be no assurance that the growth experienced by the Company in the past will continue.

ACQUISITION OF CONNECTICUT TELEPHONE

  On February 20, 1998, the Company acquired all of the outstanding capital stock of Connecticut Telephone for an aggregate purchase price of $68.0 million, which includes the repayment of approximately $14.0 million of existing indebtedness. The Acquisition involves significant risks and uncertainties for the Company, including risks related to the integration of the operations of Connecticut Telephone, the diversion of management's attention from other business concerns and risks related to entering markets in which the Company has limited or no direct experience. The success of the Acquisition is largely dependent on the ability of the Company to integrate the operations of Connecticut Telephone into its operations in an efficient and effective manner. There can be no assurance that there will not be substantial unanticipated costs or problems associated with the integration effort. There can be no assurance that the Acquisition will be integrated on a timely basis or that the anticipated benefits of the Acquisition will be realized. Failure to effectively accomplish the integration of Connecticut Telephone could have a material adverse effect on the Company's results of operations and financial condition.

DEPENDENCE ON KEY PERSONNEL

  The Company believes that its continued success will depend to a significant extent upon the abilities and continued efforts of its management, particularly members of its senior management team. Many of the Company's executive officers and other key employees have only recently joined the Company. The loss of the services of any of such individuals could have a material adverse effect on the Company's results of operations. The success of the Company will also depend, in part, upon the Company's ability to identify, hire and retain additional key management personnel, including senior management, who are also being sought by other businesses. Competition for qualified personnel in the telecommunications industry is intense. The inability to identify, hire and retain such personnel could have a material adverse effect on the Company's financial condition and results of operations. See "Management--Executive Officers and Directors."

IMPACT OF TECHNOLOGICAL CHANGE

  The telecommunications industry has been characterized by rapid technological change, frequent new service introductions and evolving industry standards. For example, increases in technological capabilities or efficiencies could create an incentive for more entities to enter the facilities-based local exchange business. Similarly, such changes could result in lower retail rates for telecommunications services, which could have a material adverse effect on the Company's ability to price its services competitively. Although the effect of technological change on the future business of the Company cannot be predicted, it could have a material adverse effect on the Company's business, results of operations and financial condition.

ORIGINAL ISSUE DISCOUNT; POSSIBLE TAX AND OTHER LEGAL CONSEQUENCES FOR HOLDERS OF CONVERTIBLE NOTES AND THE COMPANY

  The Convertible Notes were issued at a substantial discount from their principal amount at maturity. Cash payments of interest on the Original Notes and the Consent Notes will not be paid prior to 2000 and 2001, respectively. However, original issue discount (i.e., the difference between the "stated redemption price at maturity" of the Convertible Notes and the "issue price" of the Convertible Notes) has accrued from the issue date and will be includable as interest income periodically in a holder's gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Considerations--Taxation of the Convertible Notes--Original Issue Discount." Similar results may apply under state tax laws. In addition, to the extent the Convertible Notes constitute corporate acquisition indebtedness under Section 279 of the Internal Revenue Code of 1986, as amended (the "Code"), the maximum amount of interest or original issue discount the Company can deduct with respect thereto may be limited. See "Certain Federal Income Tax Considerations--Certain Potential Federal Income Tax Consequences to the Company."

  If a bankruptcy case were to be commenced by or against the Company under the United States Bankruptcy Code, the claim of a holder of the Convertible Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that had not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest."

VOLATILITY OF STOCK PRICE; ABSENCE OF A PUBLIC MARKET FOR CONVERTIBLE NOTES AND WARRANTS

  The Common Stock is quoted on the Nasdaq National Market; however, there can be no assurance that an active trading market in the Common Stock will develop or be sustained. Additionally, the market price of the Common Stock is likely to be highly volatile. Factors such as delays by the Company in achieving its expansion goals, fluctuations in the Company's operating results, announcements of new services offered by the Company or its competitors, changes in earnings estimates of securities analysts, regulatory changes and general market conditions, among other things, could cause the market price of the Common Stock to fluctuate substantially.

  There is currently no public market for the Convertible Notes and the Warrants. There can be no assurance as to the liquidity of any markets that may develop for such securities, the ability of holders to sell such securities or the price at which such securities would be sold. Future trading prices of the Convertible Notes and Warrants will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Each of the Initial Purchasers has advised the Company that it intends to make a market for the Convertible Notes and the Warrants. However, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice. Therefore, there can be no assurance that an active trading market for the Convertible Notes or the Warrants will develop or if one does develop, that it will be sustained. The Company does not intend to apply for listing of the Convertible Notes or the Warrants on any securities exchange or to seek approval for quotation through any automated quotation system.

ABSENCE OF DIVIDENDS

  The Company has never paid a cash dividend on its Common Stock and does not anticipate paying any such dividend in the forseeable future. Earnings, if any, which might be generated from operations of the Company will be used to finance growth of the Company. The Senior Note Indentures include significant limitations on the Company's ability to pay dividends to the holders of Common Stock. See "Price Range of Common Stock and Dividend Policy."

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of substantial amounts of shares of Common Stock in the public market or the perception that such sales could occur could have a material adverse effect on the price of the Common Stock. All of the shares of Common Stock issuable upon the conversion of the Original Notes (2,936,090 shares as of November 30, 1997 and accreting to 3,449,598 shares by September 30, 1999) and the Consent Notes (988,142 shares as of January 13, 1998 and accreting to 1,286,691 shares by January 13, 2001), and the 2,989,840 shares of Common Stock issuable upon exercise of Warrants will be available for sale pursuant to the shelf registration statement of which this Prospectus is a part, on or after June 9, 1998.

  The 7,212,511 shares of Common Stock outstanding as of November 30, 1997 are "restricted securities" under the Securities Act and may be sold only if they are registered or qualify for an exemption from registration under the Securities Act. Pursuant to a registration agreement dated as of June 22, 1995, as subsequently amended, the Company has granted certain registration rights to the Original Purchasers (as defined) covering a substantial majority of the outstanding Common Stock. See "Certain Relationships and Related Transactions" and "Registration Rights." In addition, as of December 31, 1997 on a pro forma basis giving effect to the Initial Public Offering, there were 3,245,540 shares reserved for issuance upon the exercise of outstanding options, 1,526,400 of which were vested. The Company has registered the shares of Common Stock reserved or to be available for issuance under the Company's existing stock option plans.

CONTROL BY EXISTING STOCKHOLDERS; CERTAIN ANTITAKEOVER MATTERS

  As of the date of this Prospectus, approximately 60% of the outstanding Common Stock is owned by the management of the Company and Chase Venture Capital Associates, L.P., CIBC Wood Gundy Ventures, Inc., HarbourVest Partners LLC., Northwood Capital Partners LLC, Northwood Ventures LLC, BT Capital Partners, Inc., Prime New Ventures and the Fidelity Entities (as defined) (collectively, the "Original Purchasers"). Consequently, management and the Original Purchasers have the ability to control the election of all the members of the Company's Board of Directors and the outcome of all corporate actions requiring stockholder approval. Additionally, MLAM holds Original Notes, Consent Notes, 1996 Warrants Consent Warrants which are currently
convertible into or exercisable for an aggregate of      shares of Common
Stock (equal to approximately   % of the outstanding shares of Common Stock on
a fully-diluted basis as of         , 1998).

CHANGE OF CONTROL

  In the event of a Change of Control (as defined in the Convertible Note Indentures), the Company will be required to offer to repurchase all of the outstanding Convertible Notes at 101% of the Accreted Value or 101% of the principal amount thereof, as the case may be, plus any accrued and unpaid interest thereon, if any, to the date of repurchase. The exercise by the holders of the Convertible Notes of their rights to require the Company to offer to purchase Convertible Notes upon a Change of Control could also cause a default under other indebtedness of the Company, even if the Change of Control itself does not, because of the financial effect of such repurchase on the Company. The Company's ability to pay cash to any of the holders of Convertible Notes upon a repurchase may be limited by the Company's then existing capital resources. There can be no assurance that in the event of a Change of Control, the Company will have, or will have access to, sufficient funds or will be contractually permitted under the terms of outstanding indebtedness to pay the required purchase price for any Convertible Notes. See "Description of Convertible Notes."

ANTI-TAKEOVER PROVISIONS

  The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and its By-Laws (the "By-Laws") contain certain provisions that may have the effect of discouraging, delaying or making more difficult a change in control of the Company or preventing the removal of incumbent directors even if a majority of the Company's stockholders were to deem such an attempt to be in the best interests of the Company. Among other things, the Certificate of Incorporation provides for a classified Board of Directors and allows the Board of Directors to issue up to 10,000,000 shares of preferred stock and fix the rights, privileges and preferences of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Any such issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, the By-Laws, among other things, limit the manner in which directors may be nominated by stockholders and limit the manner in which proposals may be made at stockholder meetings. The Company is also subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), which could have the effect of delaying or preventing a change of control of the Company. To the extent that these provisions discourage takeover attempts, they could deprive stockholders of opportunities to realize takeover premiums for their shares or could depress the market price of the Common Stock. See "Description of Capital Stock--Certain Charter and By-Law Provisions" and "--Certain Statutory Provisions."

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the sale of the Securities by the Selling Securityholders, but will receive proceeds upon the exercise of the Warrants of $.01 per share.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

  The Company's Common Stock began trading on the Nasdaq National Market on February 4, 1998 under the symbol "USNC." The high and low closing sales prices for the Common Stock from February 4, 1998 through March 11, 1998, as reported on the Nasdaq National Market, were $22.75 and $16.00, respectively.

  On March 11, 1998, the last reported sales price of the Common Stock, as reported on the Nasdaq National Market, was $22.75 per share. There were approximately 45 holders of record on such date.

  The Company has never declared or paid any cash dividends on its Common Stock. The Company anticipates substantial net losses and negative cash flow for the foreseeable future. It is anticipated that earnings, if any, which may be generated from operations of the Company will be used to finance the growth of the Company and that cash dividends will not be paid to holders of Common Stock. The Senior Note Indentures include significant limitations on the Company's ability to pay dividends to the holders of Common Stock. See "Certain Other Indebtedness."

                                CAPITALIZATION

  The following table sets forth the total cash and cash equivalents and capitalization of the Company as of September 30, 1997, and pro forma as adjusted to give effect to (i) the sale of preferred stock on October 17, 1997 for an aggregate purchase price of $15.0 million; (ii) the conversion of all of the outstanding shares of preferred stock into Common Stock concurrently with the closing of the Initial Public Offering; (iii) the issuance of the Consent Notes; (iv) the Initial Public Offering and (v) the Acquisition. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the "Pro Forma Consolidated Financial Statements" and the historical financial statements, including the notes thereto, of the Company and the consolidated financial statements, including the notes thereto, of Hatten Communications Holding Company, Inc. appearing elsewhere in this Prospectus. See "Description of Capital Stock."

                                                               AS OF
                                                         SEPTEMBER 30, 1997
                                                     ---------------------------
                                                        (IN THOUSANDS EXCEPT
                                                         SHARE INFORMATION)
                                                     ---------------------------
                                                                  PRO FORMA
                                                     HISTORICAL  AS ADJUSTED
                                                     ----------  -----------
Cash and cash equivalents........................... $ 117,944    $ 204,018
                                                     =========    =========
Long-term debt
 14 5/8% Senior Discount Notes due 2004............. $ 101,830    $ 101,830
 14% Senior Discount Notes due 2003.................    34,580       34,580
 9% Convertible Subordinated Notes due 2004.........    30,188       30,188
 9% Consent Convertible Subordinated Notes due 2006.       --        10,000
 Notes payable and capital lease obligations........       689       12,455
                                                     ---------    ---------
    Total long-term debt............................   167,287      189,053
Redeemable Preferred Stock
 9% Preferred Stock, par value $1.00 per share,
  30,000 shares authorized; 10,920 shares issued and
  outstanding (actual); no shares authorized, issued
  and outstanding (as adjusted, pro forma)..........        11          --
 9% Preferred Stock, Series A, par value $1.00 per
  share, 150,000 shares authorized, 30,209 shares
  issued and outstanding (actual); no shares
  authorized, issued and outstanding (as adjusted,
  pro forma) .......................................        30          --
 Accumulated unpaid dividends.......................       317          --
 Additional paid-in capital.........................    40,690          --
                                                     ---------    ---------
    Total redeemable preferred stock................    41,048          --
Common stockholders' equity (deficit)
 Common Stock, $.01 par value, 30,000,000 shares
  authorized, 7,222,511 shares issued and
  outstanding (actual); 100,000,000 shares
  authorized, 21,166,427 shares issued and
  outstanding (as adjusted, pro forma)(/1/).........        72          211
 Common Stock held in treasury (10,000 shares)......        (1)          (1)
 Additional paid-in capital.........................    73,942      247,491
 Accumulated deficit................................  (132,441)    (132,441)
                                                     ---------    ---------
    Total common stockholders' equity (deficit).....   (58,428)     115,260
                                                     ---------    ---------
      Total capitalization.......................... $ 149,907    $ 304,313
                                                     =========    =========

--------
(1) Excludes (i) shares reserved for issuance upon the exercise of options;
    (ii) 2,989,840 shares reserved for issuance upon exercise of outstanding warrants; (iii) 2,936,090 shares reserved for issuance as of November 30, 1997 upon conversion of the Original Notes; and (iv) 988,142 shares reserved for issuance as of January 13, 1998 upon conversion of the Consent Notes.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The following table presents selected historical consolidated financial data for the period from inception of the Company in April 1994 to December 31, 1994 and for the fiscal years ended December 31, 1995 and 1996. The data for the periods ending December 31, 1994, 1995 and 1996 has been derived from consolidated financial statements (including those set forth elsewhere in this Prospectus) which have been audited by Deloitte & Touche LLP, independent auditors. The data presented for the Company for the nine-month periods ended September 30, 1996 and September 30, 1997 are derived from the unaudited financial statements of the Company appearing elsewhere herein, and in the opinion of management include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the Company's results of operations and financial condition for those periods. The data for the nine-month period ended September 30, 1997 are not necessary indicative of results for the fiscal year ended December 31, 1997 or indicative of future periods. The selected historical consolidated financial and operating data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements, including the notes thereto, of the Company appearing elsewhere in this Prospectus.

                                        FISCAL YEAR ENDED     NINE MONTHS ENDED
                                          DECEMBER 31,          SEPTEMBER 30,
                          INCEPTION TO --------------------  --------------------
                          DECEMBER 31,                            UNAUDITED
                              1994       1995       1996       1996       1997
                          ------------ ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS
 DATA:
 Net service revenue....   $   1,737   $   7,884  $   9,814  $   7,599  $  26,998
 Cost of services.......       1,455       9,076      9,256      6,587     23,983
                           ---------   ---------  ---------  ---------  ---------
 Gross margin...........         282      (1,192)       558      1,012      3,015
 Sales and marketing
  expense...............       2,869       5,867     12,612      5,837     43,087
 General and
  administrative
  expense...............       4,686      11,100     20,665     10,920     26,882
 Interest expense.......          26         734      1,797         46      8,573
 Interest and other
  income (1)............         152         646      9,469      8,572      1,889
 Minority interest......         --          150        --         --         --
                           ---------   ---------  ---------  ---------  ---------
 Net loss...............   $  (7,147)  $ (18,097) $ (25,047) $  (7,219) $ (73,638)
                           =========   =========  =========  =========  =========
 Accumulated preferred
  dividends.............   $     707   $   3,103  $   3,691  $   3,466  $   1,012
 Net loss to common
  shareholders..........   $  (7,854)  $ (21,200) $ (28,738) $ (10,685) $ (74,650)
 Net loss per common
  share.................   $   (6.56)  $   (7.01) $   (5.63) $   (2.44) $  (10.35)
 Weighted average shares
  outstanding...........   1,196,780   3,025,200  5,102,330  4,384,993  7,212,511
OTHER DATA:
 EBITDA (2).............   $  (7,087)  $ (15,901) $ (30,390) $ (14,385) $ (64,429)
 Cash flows from
  operating activities..      (6,141)    (14,247)   (23,910)   (14,092)   (57,822)
 Cash flows from
  investing activities..      (1,708)     (2,556)     7,274      7,647    (10,071)
 Cash flows from
  financing activities..      13,828      24,589     63,689     64,157    125,018
 Depreciation and
  amortization..........         186       2,258      2,329      1,360      2,525
 Capital expenditures...       1,728       1,740      2,259        285     10,071
 Ratio of earnings to
  fixed charges (3).....         --          --         --         --         --
                                    DECEMBER 31,                SEPTEMBER 30,
                          ---------------------------------  --------------------
                                                                  UNAUDITED
                              1994       1995       1996       1996       1997
                          ------------ ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
 Cash and cash
  equivalents...........   $   5,979   $  13,766  $  60,818  $  71,390  $ 117,944
 Total assets...........      12,747      20,471     78,052     88,083    179,157
 Long-term debt (net of
  current maturities)...       3,176         518     59,864     58,352    167,287
 Redeemable preferred
  stock.................      15,306      44,396     10,045      9,853     41,048
 Common stockholders'
  equity (deficit)......      (7,830)    (28,768)    (3,606)    14,022    (58,428)

                              AS OF        AS OF      AS OF    AS OF       AS OF        AS OF
                          SEPTEMBER 30, DECEMBER 31, MARCH 31 JUNE 30, SEPTEMBER 30, DECEMBER 31,
                              1996          1996       1997     1997       1997          1997
                          ------------- ------------ -------- -------- ------------- ------------
OPERATING DATA:
 Local access line sold.      4,630        10,283     35,397   79,321     135,172      191,069
 Local access lines in
  service...............      4,356         8,364     18,557   65,142     116,591      171,962
 Total employees........        225           464        641      766         868        1,071
 Direct salesforce......         81           206        256      332         321          426

-------
(1) Interest and other income for the year ended December 31, 1996 and the nine months ended September 30, 1996 includes a gain of $8.1 million realized on the sale of the Company's switching facilities in Ohio.
(2) EBITDA consists of operating income (loss) before depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, EBITDA is a measure commonly used in the telecommunications industry and is presented to assist in understanding the Company's operating results and as a tool for measuring the ability of the Company to service its debt. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. See the Consolidated Statements of Cash Flows of the Company and the related notes to the Consolidated Financial Statements thereto included herein.
(3) The ratio of earnings to fixed charges is computed by dividing pretax income (loss) from operations before interest charges by interest expense. Earnings were insufficient to cover fixed charges for the periods ended December 31, 1994, 1995 and 1996 by $7.1 million, $17.4 million and $23.2 million, respectively and for the nine-month periods ended September 30, 1996 and 1997 by $7.2 million and $65.1 million, respectively.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The pro forma consolidated statements of operations for the year ended December 31, 1996 and for the nine month periods ended September 30, 1996 and September 30, 1997 give effect to the following transactions as if they had been completed on January 1, 1996: (i) the sale of preferred stock on October 17, 1997 for an aggregate purchase price of $15.0 million; (ii) the conversion of all the outstanding shares of preferred stock into Common Stock concurrently with the closing of the Initial Public Offering; (iii) the consummation of the Initial Public Offering; and (iv) the Acquisition. The pro forma consolidated balance sheet gives effect to items (i) through (iv) above and the issuance of the Consent Notes as if each had been completed as of September 30, 1997.

  Due to the difference in fiscal year ends between the Company and Connecticut Telephone, the following periods were combined for pro forma purposes of Connecticut Telephone: (i) for the nine month periods ended September 30, 1997 and 1996, audited statements as of April 30, 1997 and 1996 were adjusted by adding unaudited results for the five months ended September 30, 1997 and 1996 and subtracting unaudited results for the eight months ended December 31, 1996 and 1995, respectively; and (ii) for the twelve months ended December 31, 1996, audited statements as of April 30, 1997 were adjusted by subtracting unaudited results for the four months ended April 30, 1997 and adding unaudited results for the four months ended April 30, 1996.

  The Company believes that the assumptions used in the pro forma consolidated financial statements provide a reasonable basis on which to present such statements. The pro forma consolidated financial statements are provided for information purposes only and should not be construed to be indicative of the Company's results of operations or financial position had the Initial Public Offering and the other events described above been consummated on or as of the date assumed, and are not intended to project the Company's results of operations or its financial position for any future period or as of any future date. The pro forma consolidated financial statements and accompanying notes should be read in conjunction with the audited consolidated financial statements of the Company and Hatten Communications Holding Company, Inc. and the related notes thereto appearing elsewhere in this Prospectus.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                               ADJUSTMENTS
                                                                        ---------------------------
                                                                                      CONNECTICUT
                                                                        CONNECTICUT    TELEPHONE
                            COMPANY        OFFERING                      TELEPHONE    ACQUISITION
                             ACTUAL     ADJUSTMENTS(1)    AS ADJUSTED     ACTUAL     ADJUSTMENTS(3)    PRO FORMA(4)
                          ------------  --------------    ------------  -----------  --------------    ------------
Net service revenue.....  $  9,814,479                    $  9,814,479  $30,316,925                    $ 40,131,404
Cost of services........     9,256,472                       9,256,472   19,578,108                      28,834,580
                          ------------   -----------      ------------  -----------   -----------      ------------
   Gross margin.........       558,007                         558,007   10,738,817                      11,296,824
Expenses:
 Sales and marketing....    12,612,172                      12,612,172    4,288,866                      16,901,038
 General and
  administrative........    20,664,612                      20,664,612    5,585,820   $ 8,519,633 (a)    34,770,065
                          ------------   -----------      ------------  -----------   -----------      ------------
Operating income (loss).   (32,718,777)                    (32,718,777)     864,131    (8,519,633)      (40,374,279)
Other income (expense):
 Interest and other
  income (expense)......     9,469,298                       9,469,298     (359,651)      329,463 (b)     9,439,110 (a)
 Interest expense.......    (1,797,112)                     (1,797,112)  (2,094,317)    1,020,908 (c)    (2,870,521)
                          ------------   -----------      ------------  -----------   -----------      ------------
   Other income
    (expense)--net......     7,672,186                       7,672,186   (2,453,968)    1,350,371         6,568,589
                          ------------   -----------      ------------  -----------   -----------      ------------
Net loss................  $(25,046,591)                   $(25,046,591) $(1,589,837)  $(7,169,262)     $(33,805,690)
                          ============   ===========      ============  ===========   ===========      ============
Accumulated preferred
 dividends..............  $  3,690,976   $(3,690,976)(a)  $             $             $                $
                          ============   ===========      ============  ===========   ===========      ============
Net loss to common
 shareholders...........  $(28,737,567)  $(3,690,976)     $(25,046,591) $(1,589,837)  $(7,169,262)     $(33,805,690)
                          ============   ===========      ============  ===========   ===========      ============
Net loss per common
 share..................  $      (5.63)                   $      (1.32)                                $      (1.77)
                          ============                    ============                                 ============
Weighted average common
 and common equivalent
 shares outstanding.....     5,102,330                      19,046,246                                   19,046,246
                          ============                    ============                                 ============

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996

                                                                              ADJUSTMENTS
                                                                       ---------------------------
                                                                                     CONNECTICUT
                                                                       CONNECTICUT    TELEPHONE
                            COMPANY        OFFERING                     TELEPHONE    ACQUISITION
                             ACTUAL     ADJUSTMENTS(1)    AS ADJUSTED    ACTUAL     ADJUSTMENTS(3)    PRO FORMA(4)
                          ------------  --------------    -----------  -----------  --------------    ------------
Net service revenue.....  $  7,598,705                    $ 7,598,705  $22,126,220                    $ 29,724,925
Cost of services........     6,587,126                      6,587,126   14,343,950                      20,931,076
                          ------------   -----------      -----------  -----------   -----------      ------------
   Gross margin.........     1,011,579                      1,011,579    7,782,270                       8,793,849
Expenses:
 Sales and marketing....     5,837,437                      5,837,437    2,977,254                       8,814,691
 General and
  administrative........    10,919,589                     10,919,589    3,999,851   $ 6,389,725 (a)    21,309,165
                          ------------   -----------      -----------  -----------   -----------      ------------
Operating income (loss).   (15,745,447)                   (15,745,447)     805,165    (6,389,725)      (21,330,007)
Other income (expense):
 Interest and other
  income (expense)......     8,572,260                      8,572,260     (225,250)      204,427(b)      8,551,437 (a)
 Interest expense.......       (45,957)                       (45,957)  (1,497,502)      712,127 (c)      (831,332)
                          ------------   -----------      -----------  -----------   -----------      ------------
   Other income
    (expense)--net......     8,526,303                      8,526,303   (1,722,752)      916,554         7,720,105
                          ------------   -----------      -----------  -----------   -----------      ------------
Net loss................  $ (7,219,144)                   $(7,219,144) $  (917,587)  $(5,473,171)     $(13,609,902)
                          ============   ===========      ===========  ===========   ===========      ============
Accumulated preferred
 dividends..............  $  3,465,976   $(3,465,976)(a)  $            $             $                $
                          ============   ===========      ===========  ===========   ===========      ============
Net loss to common
 shareholders...........  $(10,685,120)  $(3,465,976)     $(7,219,144) $  (917,587)  $(5,473,171)     $(13,609,902)
                          ============   ===========      ===========  ===========   ===========      ============
Net loss per common
 share..................  $      (2.44)                   $     (0.39)                                $      (0.74)
                          ============                    ===========                                 ============
Weighted average common
 and common equivalent
 shares outstanding.....     4,384,993                     18,328,909                                   18,328,909
                          ============                    ===========                                 ============

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997

                                                                               ADJUSTMENTS
                                                                        ---------------------------
                                                                                      CONNECTICUT
                                                                        CONNECTICUT    TELEPHONE
                            COMPANY        OFFERING            AS        TELEPHONE    ACQUISITION
                             ACTUAL     ADJUSTMENTS(1)      ADJUSTED     ACTUAL(2)   ADJUSTMENTS(3)    PRO FORMA(4)
                          ------------  --------------    ------------  -----------  --------------    ------------
Net service revenue.....  $ 26,998,315                    $ 26,998,315  $29,819,221                     $56,817,536
Cost of services........    23,983,125                      23,983,125   18,306,549                      42,289,674
                          ------------   -----------      ------------  -----------   -----------      ------------
   Gross margin.........     3,015,190                       3,015,190   11,512,672                      14,527,862
Expenses:
 Sales and marketing....    43,087,112                      43,087,112    3,957,083                      47,044,195
 General and
  administrative........    26,881,801                      26,881,801    6,919,281   $ 6,380,725 (a)    40,181,807
                          ------------   -----------      ------------  -----------   -----------      ------------
Operating income (loss).   (66,953,723)                    (66,953,723)     636,308    (6,380,725)      (72,698,140)
Other income (expense):
 Interest and other
  income (expense)......     1,889,247                       1,889,247     (244,413)      199,214         1,844,048 (a)
 Interest expense.......    (8,572,952)                     (8,572,952)  (1,265,732)      298,456 (c)    (9,540,228)
                          ------------   -----------      ------------  -----------   -----------      ------------
   Other income
    (expense)--net......    (6,683,705)                     (6,683,705)  (1,510,145)      497,670        (7,696,180)
                          ------------   -----------      ------------  -----------   -----------      ------------
Net loss................   (73,637,428)                    (73,637,428)    (873,837)   (5,883,055)      (80,394,320)
                          ============   ===========      ============  ===========   ===========      ============
Accumulated preferred
 dividends..............  $  1,012,445   $(1,012,445)(a)                $   639,695   $  (639,695)(d)  $        --
                          ============   ===========      ============  ===========   ===========      ============
Net loss to common
 shareholders...........  $(74,649,873)  $(1,012,445)     $(73,637,428) $(1,513,532)  $(5,243,360)     $(80,394,320)
                          ============   ===========      ============  ===========   ===========      ============
Net loss per common
 share..................  $     (10.35)                   $      (3.48)                                $      (3.80)
                          ============                    ============                                 ============
Weighted average common
 and common equivalent
 shares outstanding.....     7,212,511                      21,156,427                                   21,156,427
                          ============                    ============                                 ============

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997

                                                                                       ADJUSTMENTS
                                                                                ---------------------------
                                                                                              CONNECTICUT
                                                                                CONNECTICUT    TELEPHONE
                                COMPANY        OFFERING               AS         TELEPHONE    ACQUISITION              PRO
          ASSETS                ACTUAL      ADJUSTMENTS(1)         ADJUSTED       ACTUAL     ADJUSTMENTS(2)           FORMA
          ------             -------------  --------------       -------------  -----------  --------------       -------------
Current Assets:
 Cash and cash
  equivalents..............  $ 117,943,711   $142,640,000 (a)    $ 260,583,711  $   269,290   $(56,834,570)(a)    $ 204,018,431
 Accounts receivable, net..     15,445,860                          15,445,860    6,783,003                          22,228,863
 Prepaid expenses..........        271,430                             271,430      646,274                             917,704
 Inventory.................                                                         881,498                             881,498
 Other current assets......        338,502                             338,502      425,759       (316,145)(b)          448,116
                             -------------   ------------        -------------  -----------   ------------        -------------
   Total current assets....    133,999,503    142,640,000          276,639,503    9,005,824    (57,150,715)         228,494,612
Property and Equipment,
 net.......................     12,604,307                          12,604,307    1,161,379                          13,765,686
Other Assets...............     32,553,221                          32,553,221    6,421,682     60,124,624 (c)       99,099,527
                             -------------   ------------        -------------  -----------   ------------        -------------
   Total Assets............  $ 179,157,031   $142,640,000        $ 321,797,031  $16,588,885   $  2,973,909        $ 341,359,825
                             =============   ============        =============  ===========   ============        =============
  LIABILITIES, REDEEMABLE
PREFERRED STOCK, AND COMMON
   STOCKHOLDERS' EQUITY
         (DEFICIT)
---------------------------
Current Liabilities:
 Accounts payable..........  $  17,268,085                       $  17,268,085  $ 4,797,337                       $  22,065,422
 Accrued expenses and
  other liabilities........     11,315,296                          11,315,296    2,861,710                          14,177,006
 Capital lease
  obligations--current.....        544,213                             544,213                                          544,213
 Current maturities on
  notes payable............        121,874                             121,874      138,317                             260,191
                             -------------   ------------        -------------  -----------   ------------        -------------
   Total current
    liabilities............     29,249,468                          29,249,468    7,797,364                          37,046,832
14 5/8% Senior Discount
 Notes, net of Original
 Issue Discount............    101,830,062                         101,830,062                                      101,830,062
14% Senior Discount Notes,
 net of Original Issue
 Discount..................     34,579,844                          34,579,844                                       34,579,844
9% Convertible Subordinated
 Discount Notes, net of
 Original Issue Discount...     30,188,376                          30,188,376                                       30,188,376
9% Consent Convertible
 Subordinated Discount
 Notes, net of Original
 Issue Discount............                  $ 10,000,000 (a)       10,000,000                                       10,000,000
Capital Lease Obligations--
 Noncurrent................        664,421                             664,421                                          664,421
Notes Payable..............         24,547                              24,547   13,265,430    $(1,500,000)(d)       11,789,977
                             -------------   ------------        -------------  -----------   ------------        -------------
   Total liabilities.......    196,536,718     10,000,000          206,536,718   21,062,794     (1,500,000)         226,099,512
Redeemable Preferred Stock.     41,048,623    (41,048,623)(a)(b)                  4,747,641     (4,747,641)(e)              --
Put Warrants...............                                                       5,794,974     (5,794,974)(e)              --
Common Stockholders' Equity
 (Deficit):
 Common stock..............         72,226        139,439 (a)(c)       211,665          717           (717)(e)          211,665
 Additional paid-in
  capital..................     73,941,796    173,549,184 (a)(c)   247,490,980                                      247,490,980
 Accumulated deficit.......   (132,441,255)                       (132,441,255) (15,017,241)    15,017,241 (c)(e)  (132,441,255)
 Common stock held in
  Treasury: 1997--10,000
  shares...................         (1,077)                             (1,077)                                          (1,077)
                             -------------   ------------        -------------  -----------   ------------        -------------
   Total common
    stockholders' equity
    (deficit)..............    (58,428,310)   173,688,623          115,260,313  (15,016,524)    15,016,524          115,260,313
                             -------------   ------------        -------------  -----------   ------------        -------------
Total Liabilities,
 Redeemable Preferred
 Stock, and Common
 Stockholders' Equity
 (Deficit).................  $ 179,157,031   $142,640,000        $ 321,797,031  $16,588,885   $  2,973,909        $ 341,359,825
                             =============   ============        =============  ===========   ============        =============

           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1) Adjustments to reflect the Initial Public Offering.

  (a) Represents the elimination of accumulated preferred dividends as a result of the conversion of preferred stock to Common Stock.

(2) Excludes extraordinary loss on early extinguishment of debt of approximately $1.6 million, pursuant to the recapitalization of Connecticut Telephone in May 1997.

(3) Adjustments to reflect the Acquisition.

  (a) Represents the amortization of goodwill. The Company will account for the Acquisition using the purchase method of accounting and will allocate the purchase price to assets acquired and liabilities assumed based on their estimated fair values. Management is in the process of reviewing the allocation of the purchase price among certain assets. As such, the excess purchase price over historical assets has been allocated to goodwill which is being amortized over seven years. These amounts may be adjusted upon completion of these analyses.

  (b) Represents the elimination of losses of a subsidiary and losses from an equity investment of Connecticut Telephone not acquired by the Company.

  (c) Represents the reduction of interest expense on certain debt and other financial instruments not assumed by the Company as part of the Acquisition.

  (d) Represents the elimination of accumulated preferred dividends, accretion on the redeemable preferred stock and accretion on the common stock put warrants due to the Acquisition.

(4) Pro Forma Adjusted Balances.

  (a) Excludes interest that would have been earned on the net proceeds of the Initial Public Offering, net of the acquisition costs of Connecticut Telephone, of approximately $3.0 million, $2.3 million and $2.3 million for the year ended, December 31, 1996, the nine-month periods ended September 30, 1996 and 1997, respectively, as if the Initial Public Offering had occurred at the beginning of the earliest period presented at an assumed interest rate of 5%.

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Adjustments to reflect (i) the sale of preferred stock on October 17, 1997 for an aggregate purchase price of $15.0 million, (ii) the conversion of all of the outstanding shares of preferred stock into Common Stock, (iii) the issuance of the Consent Notes and (iv) the Initial Public Offering.

  (a) Represents the net proceeds of the Offerings, issuance of the Consent Notes and issuance of preferred stock to the Company as follows:

       Proceeds of Initial Public Offering....................... $128,000,000
       Fees and expenses of Initial Public Offering..............  (10,360,000)
       Issuance of the Consent Notes (net of original issue
        discount)................................................   10,000,000
       Issuance of preferred stock...............................   15,000,000
                                                                  ------------
                                                                  $142,640,000
                                                                  ============

  (b) Represents the exchange of preferred stock into Common Stock.

  (c) Represents the net increase in Common Stock and additional paid-in capital as follows:

                                                          COMMON
                                                          STOCK    ADDITIONAL
                                                           PAR      PAID-IN
                                                          VALUE     CAPITAL
                                                         -------- ------------
       Common Stock issued in the Initial Public
        Offering (8,000,000 shares; par value $.01)..... $ 80,000 $117,560,000
       Common Stock exchanged for preferred stock
        (5,943,916 shares; par value $.01)..............   59,439   55,989,184
                                                         -------- ------------
         Total increase................................. $139,439 $173,549,184
                                                         ======== ============

(2) Adjustments to reflect the Acquisition.

  (a) Represents the cash purchase price of Connecticut Telephone, net of debt assumed by the Company, and costs associated with the Acquisition.

  (b) Represents the dividend of notes receivable from an equity investment of Connecticut Telephone not acquired by the Company to a former owner.

  (c) Represents the net increase in Other Assets as follows:

       Goodwill in connection with the Acquisition................ $62,834,967
       Elimination of notes receivable from an equity investment
        of Connecticut Telephone not acquired by the Company......    (464,828)
       Dividend of investment in Smartlink Development, L.P. to a former owner of Connecticut Telephone.....................  (2,245,515)
                                                                   -----------
       Net increase in other assets............................... $60,124,624
                                                                   ===========

  (d) Represents the repayment of a subordinated note payable to a former owner.

  (e) Represents the elimination of the redeemable preferred stock, put warrants, common stock and accumulated deficit of Connecticut Telephone.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with the "Selected Historical Consolidated Financial and Operating Data" and the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

OVERVIEW

  Initially, the Company entered the local telecommunications market as a facilities-based CLEC with network facilities in Ohio. Due to the high costs associated with the initial construction, installation and expansion of each local network facility, including right-of-way costs, franchise fees, interconnection charges and other operating expenses and in anticipation of the impact of the passage of the Telecommunications Act the Company refocused its operations. The Company sold its existing facilities in Ohio and certain other assets in February 1996, and transferred certain liabilities with respect to those facilities, to pursue a non-facilities-based approach to the local telecommunications market. As part of the Company's strategy to refocus its operations, the Company, through a newly formed wholly owned acquisition subsidiary, Quest United, Inc. ("Quest"), acquired certain assets and assumed certain liabilities of Quest America, L.P., a telecommunications reseller and consulting firm, in October 1995 (the "Quest Acquisition").

  The Company negotiated for the first total service resale agreement with Ameritech for local services, which was signed in November 1995, and negotiated with NYNEX for a similar comprehensive local resale agreement which was signed in July 1996. The Company also executed various other agreements in 1996 and 1997 with certain carriers for the resale of long distance and enhanced and other value-added services. The Company commenced the marketing and provisioning of services under those agreements during the latter half of 1996. Although management believes that its current strategy will have a positive effect on the Company's results of operations over the long-term, through an increase in its customer base and product offerings, this strategy is expected to have a negative effect on the Company's results of operations over the short-term. The Company anticipates losses and negative cash flow for the foreseeable future, attributable in part to significant investments in operating, sales, marketing, management information systems and general and administrative expenses. To date, the Company's growth, including capital expenditures, has been funded primarily by capital contributions, sales of preferred stock and by the proceeds from private placements of its debt securities.

  In connection with the 1997 Private Placement, MLAM, the current beneficial holders of all of the 14% Senior Notes and Original Notes consented (the "Consent") to the amendment of the 14% Senior Note Indenture and the Original Indenture to allow the Company to consummate the 1997 Private Placement. In connection with the Consent, the Company paid a consent fee to MLAM consisting of warrants to purchase 145,160 shares of Class A Common Stock, at an exercise price of $.01 per share. The Company also granted to MLAM an option to purchase the Consent Notes, which have terms substantially similar to the Original Notes, for an aggregate purchase price of $10.0 million. The Consent Notes were issued on January 13, 1998. Additionally, the Company has granted to holders of the 14% Senior Notes an option, for a specified period of time, to exchange all, or a portion, of the 14% Senior Notes for 14 5/8% Senior Notes having an accreted value equal to the accreted value of such 14% Senior
Notes at the time of such exchange. On March   , 1998, the MLAM exchanged
$31.5 million aggregate principal amount at maturity of 14% Senior Notes for $ million aggregate principal amount at maturity of 14 5/8% Senior Notes.

  The Company's net service revenue consists primarily of sales revenue from telecommunications resale services net of certain adjustments, including unbillable call records. The Company bills its customers for local and long distance usage based on the type of local service utilized, the number, time and duration of calls, the geographic location of the terminating phone numbers and the applicable rate plan in effect at the time of the call.

  Cost of services includes the cost of local and long distance services charged by carriers for recurring charges, per minute usage charges and feature charges, as well as the cost of fixed facilities for dedicated services and special regional calling plans.

  Sales and marketing expense consists of the costs of providing sales and other support services for customers including salaries of salesforce personnel. General and administrative expense consists of the costs of the billing and information systems and personnel required to support the Company's operations and growth as well as bad debts, customer allowances and all amortization expenses. Depreciation is allocated throughout sales, marketing, general and administrative expense based on asset ownership.

  The Company has experienced significant growth in the past and, depending on the extent of its future growth, may experience significant strain on its management, personnel and information systems. To accommodate this growth, the Company will continue to implement and improve operational, financial and management information systems. In an effort to support its growth, the Company added several senior management positions and added over 250 employees in 1996 and over 600 employees in 1997. Also, the Company is implementing new information systems that will provide improved recordkeeping for customer information and management of uncollectible accounts and fraud control. On February 20, 1998, the Company acquired all of the outstanding capital stock of Connecticut Telephone for approximately $68.0 million including the repayment of approximately $14.0 million of existing indebtedness. See "Risk Factors--Recent Acquisition of Connecticut Telephone."

  The Company has to date outsourced certain billing services to two outside vendors. The significant growth experienced by the Company over the past year has strained the capabilities of the Company's internal billing systems and those of the billing vendor supporting the sales pursuant to the Ameritech resale agreements. As a result, the Company has experienced delays in accurately billing its customers in a timely manner and instances of toll fraud. Due to these factors, the Company recorded a charge of $2.8 million in the third quarter of 1997. In response to these events, the Company's revenue assurance and margin utilization systems and operating controls are being strengthened. Gross margins will be lower than originally anticipated for 1997 and estimated bad debt provisions and customer allowances will be higher than expected as a percent of revenue, since some billings from carriers may not be billed to customers.

  As a result of evaluating the capabilities of the Company's two billing vendors to support the anticipated growth of the Company, a decision was made to transition to a single vendor that has the strongest current capabilities and the best potential to support the expansion and related increased number of customers and access lines of the Company. The Company selected the billing vendor that has supported its sales pursuant to the NYNEX resale agreement for the past two years. The transition to a single vendor was completed during the fourth quarter of 1997.

RESULTS OF OPERATIONS

Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net service revenue increased 255% to $27.0 million for the nine months ended September 30, 1997 from $7.6 million for the nine months ended September 30, 1996. The number of local access lines sold in the third quarter of 1997 was 55,851 and cumulative local access lines sold at September 30, 1997 were 135,172. The number of local access lines provisioned in the third quarter of 1997 was 51,449 and cumulative local access lines provisioned as of September 30, 1997 were 116,591.

  Gross profit for the nine months ended September 30, 1997 increased 198% to $3.0 million compared to $1.0 million for the nine months ended September 30, 1996. Due to the significant change in the Company's business strategy and corresponding change in cost structure from the original facilities-based business, the year to year gross margins are not comparable. In addition, the Company has continued to negotiate price reductions with its carriers, the full impact of which is not yet fully reflected in the results of operations.

  Sales and marketing expenses increased $37.3 million from $5.8 million for the nine months ended September 30, 1996 to $43.1 million for the nine months ended September 30, 1997. The increase was due primarily to the substantial increase in the number of sales and marketing employees from approximately 130 at September 30, 1996 to approximately 530 at September 30, 1997. The higher headcount resulted in increases to salaries and benefits of approximately $22.6 million, recruitment, training and travel costs of approximately $5.7 million, and facility and office related expenses of approximately $3.3 million. Additionally, advertising and promotional costs increased approximately $4.3 million due to product launches in the Company's target markets.

  General and administrative expenses increased $16.0 million to $26.9 million for the nine months ended September 30, 1997 versus $10.9 million for the nine months ended September 30, 1996. The increase was due primarily to the substantial increase in the number of operations and administrative employees from approximately 90 at September 30, 1996 to over 320 at September 30, 1997. The higher headcount resulted in increases to salaries and benefits of approximately $7.3 million, facility and office costs of approximately $1.4 million, and recruitment, training and travel costs of approximately $1.6 million. Professional fees increased approximately $1.2 million, primarily relating to the development and expansion of the Company's customer service, billing and administrative information systems and facilities. Billing costs increased approximately $1.6 million in correlation with increased revenue. Additionally, as noted above, the Company recorded a charge of $2.8 million in the third quarter of 1997 for estimated additional provisions for bad debts and customer allowances to cover instances of toll fraud and other matters.

  Interest and other income decreased to $1.9 million for the nine months ended September 30, 1997 from $8.6 million for the nine months ended September 30, 1996 due primarily to an $8.1 million non-recurring gain on the sale of the Company's switching facilities in Ohio in February 1996, which was somewhat offset by the additional interest income earned on the higher average cash balance.

  Interest expense increased to $8.6 million for the nine months ended September 30, 1997 from $46,000 for the nine months ended September 30, 1996. This increase was due primarily to interest expense attributable to the 14% Senior Notes and Convertible Notes issued in September 1996 and 14 5/8% Senior Notes issued in August 1997.

  As a result of the factors described above, the Company had a net loss of $73.6 million for the nine months ended September 30, 1997 compared to a net loss of $7.2 million for the nine months ended September 30, 1996.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  Net service revenue increased to $9.8 million for the year ended December 31, 1996 from $7.9 million for the year ended December 31, 1995. The increase in net service revenue was due primarily to a 36% increase in the customer base in the Company's geographic markets (from approximately 1,250 customers at the end of 1995 to approximately 1,700 customers at the end of 1996) and the revenues attributable to the Quest Acquisition which primarily consisted of commissions earned from carriers on telecommunications services provided to their customers. Approximately $1.4 million in increased revenues was attributable to the addition of new customers, primarily in Ohio, and approximately $0.5 million was attributable to revenues gained from the Quest Acquisition.

  Gross margin of $0.6 million for the year ended December 31, 1996 improved from the negative margin of $1.2 million for the year ended December 31, 1995 due primarily to the elimination of fixed costs upon the sale of the switching facilities in Ohio and a $1.4 million sales and related margin adjustment for 1995 revenue purportedly not billed by NYNEX to the Company's customers under the billing and collection agreement. In 1996, the Company recovered approximately $0.9 million from NYNEX and is continuing to pursue additional amounts.

  Sales and marketing expense increased $6.7 million, or 114%, from $5.9 million for the year ended December 31, 1995 to $12.6 million for the year ended December 31, 1996. The increase was due primarily to an increase in the number of sales and marketing employees from approximately 115 at the end of 1995 to over 300 at the end of 1996, which resulted in increases to salaries and benefits of $3.9 million, travel, training and entertainment costs of $1.0 million and recruitment costs of $0.8 million. Additionally, advertising costs increased $0.9 million due to product launches in the Company's target markets.

  General and administrative expense increased $9.6 million, or 86%, to $20.7 million for the year ended December 31, 1996 versus $11.1 million for the year ended December 31, 1995. The increase was due primarily to an increase in the number of operations and administrative employees from approximately 90 at the end of 1995 to approximately 160 at the end of 1996, which resulted in increases to salaries and benefits of $2.5 million and facility costs of $1.2 million. Additionally, fees paid to consultants and other professionals increased over $1.0 million, primarily relating to the development and expansion of the Company's customer service, billing and administrative information systems and facilities. Amortization expense increased $0.8 million due primarily to a full year of amortization expense related to the Quest Acquisition in 1996 versus approximately eight months in 1995. Additionally, $1.7 million of expense was incurred relating to the settlement of a derivative action filed by a minority shareholder.

  Interest and other income increased to $9.5 million for the year ended December 31, 1996 from $0.6 million for the year ended December 31, 1995 due primarily to an $8.1 million non-recurring gain on the sale of the Company's switching facilities in Ohio in February 1996.

  As a result of the factors described above, the Company's net loss increased to $25.1 million for the year ended December 31, 1996 from $18.1 million for the year ended December 31, 1995.

 Year Ended December 31, 1995 Compared to Inception to December 31, 1994

  The results for fiscal 1995 are not comparable with the results for fiscal 1994 as fiscal 1995 represents a full fiscal year and fiscal 1994 represents approximately eight months of operations since the Company's inception in April 1994.

  Net service revenue increased to $7.9 million in fiscal 1995 from $1.7 million in fiscal 1994. This increase was due to a full year of operations and a 34% increase in the customer base (from approximately 930 customers at December 31, 1994 to approximately 1,250 customers at December 31, 1995).

  Cost of services increased to $9.1 million in fiscal 1995 from $1.5 million in fiscal 1994. The increase was due to the one-time installation costs and fixed ongoing costs related to the Ohio switching facilities, as well as increased costs associated with an increase in the number of customers.

  Sales and marketing expense increased $3.0 million, or 103%, to $5.9 million in fiscal 1995 from $2.9 million in fiscal 1994. Approximately $1.5 million of the increase was due to the impact of a full year of operation in 1995 versus approximately eight months in 1994. The inclusion of expenses related to the operations of Quest in 1995 contributed an additional $0.8 million to the increase.

  General and administrative expense increased $6.4 million, or 136%, to $11.1 million in fiscal 1995 from $4.7 million in fiscal 1994. Approximately $2.0 million of the increase was due to the impact of a full year of operation in 1995 versus approximately eight months in 1994. An additional $2.0 million was attributable to depreciation and amortization and other expenses related to the Quest Acquisition. The remaining increase is a result of increased personnel and expenses required to build the Company's customer service and information systems and office facilities.

  Interest and other income increased to $0.6 million in fiscal 1995 from $0.2 million in fiscal 1994, due to significantly higher investable cash balances in fiscal 1995 resulting from the proceeds of the issuance of $26.3 million of preferred and common stock, as well as fiscal 1995 being a full year.

  Interest expense increased to $0.7 million in fiscal 1995 from $26,000 in fiscal 1994. This increase was due to interest expense associated with the capitalized leases for the Ohio switch sites which began in December 1994.

  As a result of the factors described above, the Company's net loss increased to $18.1 million for fiscal 1995 from $7.1 million for fiscal 1994.

LIQUIDITY AND CAPITAL RESOURCES

  Since inception, the Company has funded its operations primarily through cash from its investors and private placements of debt securities. As of September 30, 1997, the Company had cash and cash equivalents of $117.9 million and working capital of $104.8 million. The Company's operating activities utilized cash of approximately $57.8 million for the nine month period ended September 30, 1997, versus $14.1 million for the nine month period ended September 30, 1996.

  The Company's investing activities in 1997 have consisted primarily of property and equipment purchases of $10.1 million for the nine month period ended September 30, 1997, primarily related to sales office expansion in several of the Company's target markets. In 1998, the Company anticipates spending approximately $20.0 million for capital expenditures, a substantial portion of which has been allocated to investments in information technology to support the growth of the customer base with more robust provisioning, billing and customer care systems. The anticipated continued high growth in the customer base in 1998 will require a similar level of investment in information technology. In 1996, the Company's investing activities consisted of $9.5 million in proceeds received in February 1996 from the December 1995 sale of facilities in Ohio, partially offset by a $1.6 million purchase of the remaining minority interest of a subsidiary in the third quarter 1996 and capital expenditures of $0.3 million for the nine month period ended September 30, 1996.

  The Company's financing activities generated $125.0 million for the nine months ended September 30, 1997. On August 18, 1997, the Company raised $30.2 million through the sale of its Series A Preferred Stock and $96.5 million of net proceeds through the 1997 Private Placement. Additionally, on October 17, 1997, the Company issued and sold Series A Preferred Stock for an aggregate purchase price of $15.0 million pursuant to agreements contemplated by a letter of intent dated August 6, 1997. On January 13, 1998, the Company issued and sold the Consent Notes for an aggregate purchase price of $10.0 million.

  On February 9, 1998, the Company issued and sold 8,600,000 shares of Common Stock in its Initial Public Offering for net proceeds of approximately $128 million. On March 3, 1998, the Company issued and sold 28,861 additional shares solely to cover underwriters' over-allotment options for net proceeds of $.4 million. $68.0 million of the net proceeds of the Initial Public Offering were used to finance the Acquisition, including the purchase of the outstanding capital stock of Connecticut Telephone, the repayment of indebtedness and the payment of certain fees and expenses related to the Acquisition.

  The Company's financing activities generated $64.2 million for the nine months ended September 30, 1996. On September 30, 1996, the Company raised $10.0 million through the sale to the Original Purchasers of its 9% Preferred Stock. Also on September 30, 1996, the Company raised approximately $55.0 million, net of issuance costs, through the sale to MLGAFI of (i) 48,500 Units consisting of $48.5 million in aggregate principal amount at maturity of 14% Senior Notes and the 1996 Warrants and (ii) $36.0 million in aggregate principal amount at maturity of Original Notes. The aggregate purchase price of the Units was $30.2 million, and the aggregate purchase price of the Original Notes was $27.6 million. In 1995 and 1994, the Company's financing activities consisted primarily of raising capital in the form of equity investments from venture capital organizations. During 1995 and 1994, the Company raised $26.3 million and $14.2 million, respectively, net of issuance costs. In 1995, the Company also assumed notes payable to investors in the Quest Acquisition.

  The Company incurred net losses of $25.1 million, $18.1 million and $7.1 million in 1996, 1995 and 1994, respectively. Accordingly, no provision for current Federal or state income taxes has been made to the financial statements. At December 31, 1996, the Company and its subsidiaries had net operating loss carry-forwards for

Federal income tax purposes of approximately $46.1 million. The ability of the Company or the Company's subsidiaries, as the case may be, to utilize their net operating loss carry-forwards to offset future taxable income may be subject to certain limitations contained in the Internal Revenue Code of 1986, as amended (the "Code"). These operating losses begin to expire in 2009 for Federal income tax purposes. Of the net operating loss carry-forwards remaining at December 31, 1996, $12.3 million can be applied only against future taxable income of the Company's subsidiary USN Communications Northeast, Inc. (formerly United Telemanagement Services, Inc.).

  The Company believes that the remaining net proceeds of the Initial Public Offering will be sufficient to meet planned capital expenditures and anticipated negative operating cash flow for the foreseeable future. To the extent that the Company has additional financing requirements, sources of funding may include public offerings or private placements of equity and/or debt securities and additional capital contributions from new or existing stockholders. An additional source may include bank financing, although the Company currently does not have available a credit facility. There can be no assurance that additional financing will be available to the Company, or, if available, that it can be obtained on a timely basis and on terms acceptable to the Company and within limitations contained in the Senior Note Indentures. Failure to obtain such financing could result in the delay or abandonment of the Company's development and expansion plans.

INFLATION

  Management believes that inflation has not had a material effect on the Company's results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share", which simplifies the method for computing earnings per share. Under the new requirements, primary earnings per share will be replaced with basic earnings per share. The statement, which will not impact the results of operations, financial position or cash flows of the Company, is effective for financial statements issued for periods ending after December 15, 1997 and will be adopted by the Company in the fourth quarter of 1997.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." The statements, which will not impact the results of operations, financial position or cash flows of the Company and do not have a material effect on the financial statements as previously presented, are effective for financial statements issued for fiscal years beginning after December 15, 1997 and will be adopted by the Company in 1998.

                               INDUSTRY OVERVIEW

  Prior to 1984, AT&T dominated both the local exchange and long distance marketplace by owning the operating entities that provided both local exchange and long distance services to most of the U.S. population. While long distance competition began to emerge in the late 1970s, the critical event triggering the growth of long distance competition was the breakup of AT&T and the separation of its local and long distance businesses as mandated by the Modified Final Judgment relating to the breakup of AT&T (the "MFJ"). To foster competition in the long distance market, the MFJ prohibited AT&T's divested local exchange businesses, the RBOCs, from acting as a single source provider of telecommunications services.

  The Telecommunications Act, which was enacted on February 8, 1996, is considered to be the most comprehensive reform of the nation's telecommunications laws and affects the development of competition for local telecommunications services. Specifically, certain provisions of the Telecommunications Act provide for: (i) the removal of legal barriers to entry to the local telecommunications services market; (ii) the interconnection of ILEC networks with competitors' networks; (iii) the establishment of procedures and requirements to be followed by the RBOCs, including the requirement that RBOCs offer local services for resale in order to enter into the long distance and telecommunications equipment manufacturing markets; and
(iv) the relaxation of the regulation of certain telecommunications services provided by LECs and others. The Company believes the Telecommunications Act will promote significant growth in the local telecommunications market as new market entrants, including resellers such as the Company, provide expanded service offerings and increased levels of customer service.

  Industry sources estimate that in 1996 the total revenues from local and long distance telecommunications services were approximately $185 billion, of which approximately $107 billion were derived from local exchange services and approximately $78 billion from inter-LATA long distance services. According to FCC information, aggregate revenues for local and long distance services grew at a compounded annual rate of approximately 5.5% between 1991 and 1996. Although the MFJ established the preconditions for competition in the market for long distance services in 1984, the market for local exchange services has until recently been virtually closed to competition and has largely been dominated by regulated monopolies. Efforts to open the local exchange market began in the late 1980s on a state-by-state basis when competitive access providers ("CAPs") began offering dedicated private line transmission and access services. These types of services together currently account for approximately 12% of the total local exchange revenues. CAPs were restricted, often by state laws, from providing the other, more frequently used services such as basic and switched services, which today account for approximately 88% of local exchange revenues.

  The Telecommunications Act further increases the opportunities available to competitive local providers by requiring the RBOCs and other ILECs to offer various network elements such as switching, transport and loops (i.e., the facilities connecting a customer's premises to a LEC central office) on an unbundled and non-discriminatory basis. RBOCs also are required to offer their retail services at wholesale rates for resale by other companies, including the Company. By offering such services, the RBOCs are also meeting certain of the requirements contained in the Telecommunications Act in order to gain FCC approval to provide in-region long distance services. Although certain provisions of the Telecommunications Act, including that restricting the RBOCs' ability to provide in-region long distance services have been held unconstitutional by a Federal district court, the Company believes that significant parts of such decision may be reversed and vacated on appeal, but no assurance can be made as to the outcome of any appeals. See "Business-- Competition." The Company believes regulatory reform, together with increased demand from the large underserved small and medium-sized business market, will provide growth opportunities for competitive local carriers who develop integrated billing and information systems and have significant management and operational expertise. This new market opportunity will permit competitive providers who can manage the operational and marketing implementation to offer a full range of local telecommunications services, including local calling, custom calling features and intra-LATA toll services to virtually any customer in the United States. The Company believes that carriers such as the Company providing competitive local exchange services have the opportunity to gain market share in the local exchange market just as long distance competitors gained market share from AT&T in the long distance market. In addition, competitors, including the Company and major IXCs, will be able to take advantage of the unbundling and resale requirements imposed on the RBOCs and other ILECs under the Telecommunications Act, thereby accelerating entry of competitors that previously have not invested in local distribution facilities. See "Risk Factors--Competition."

                                   BUSINESS

INTRODUCTION

  USN is one of the fastest growing CLECs in the United States. The Company offers a bundled package of telecommunications products, including local and long distance telephony, voicemail, paging, teleconferencing, Internet access and other enhanced and value-added telecommunications services, tailored to meet the needs of its customers. The Company also offers wireless telephone service on a resale basis. The Company primarily focuses its marketing efforts on small and medium-sized businesses with telecommunications usage of less than $5,000 per month. The Company's strategy is to continue to increase its customer base by being more flexible, innovative and responsive to the needs of its target customers than the RBOCs and the first-tier IXCs, which have historically concentrated their sales and marketing efforts on residential and large business customers. The Company primarily differentiates itself with a value-based marketing strategy by providing an integrated, customized package of telecommunications services on a single bill and responsive customer care.

  The Company is presently selling service to customers in certain states in the NYNEX region (Massachusetts, New Hampshire, New York and Rhode Island) and the entire Ameritech region (Illinois, Indiana, Ohio, Michigan and Wisconsin) and Connecticut and is currently in negotiations to expand its bundled services offering throughout the 14-state Bell Atlantic/NYNEX region. Management anticipates implementing service in at least two additional states by the end of 1998. In August 1997, NYNEX merged with Bell Atlantic. The Company continues to operate in the former NYNEX regions, which are now a part of the Bell Atlantic territory.

  During 1997, the Company increased aggregate local access lines in service from 8,364 lines to 171,962 lines, including the provisioning of 55,371 lines in the fourth quarter. As of December 31, 1997, the Company had sold 191,069 local access lines, including 55,897 lines which were sold in the fourth quarter. Services are primarily marketed through an approximately 445 member direct salesforce in 44 offices located in ten states. As part of its customer-focused product offering, the Company provides personalized customer service, 24 hours a day, 365 days per year, through its two regional customer care centers.

COMPETITIVE ADVANTAGES

  Providing local exchange services is a highly complex process that requires overcoming significant barriers to entry. Since inception, the Company has spent significant time, resources and capital to enter the local market. In the process, it has gained substantial experience in this complicated market segment. Consequently, the Company believes it has the following competitive advantages:

 . COMPLEMENTARY RELATIONSHIPS WITH RBOCS. The Company believes that the RBOCs' networks will continue to be the predominant means for providing local telecommunications services to the Company's target customers for the foreseeable future. Accordingly, the Company has positioned itself to take advantage of the opportunities created by the Telecommunications Act by leveraging its complementary relationships with the RBOCs. The Telecommunications Act requires the RBOCs to complete a number of "checklist" items in order to qualify for long distance entry in their local service areas. Although certain provisions of the Telecommunications Act, including that restricting the RBOCs' ability to provide in-region long-distance, have been held unconstitutional by a Federal district court, the Company believes that significant parts of such decision may be reversed and vacated on appeal, but no assurance can be made as to the outcome of any appeals. The District Court judge subsequently stayed this decision. See "Risk Factors--Competition." By moving aggressively to enter into resale agreements and to develop electronic interfaces with the RBOCs, the Company believes it has positioned itself to play a key role in enabling the RBOCs to meet a number of those requirements. The Company was the first to enter into comprehensive resale agreements with Ameritech and NYNEX, served as the systems beta customer for Ameritech, NYNEX and Bell Atlantic and is currently one of the largest CLECs in terms of access lines in service in the Ameritech and NYNEX markets. Consequently, the Company is often requested by state and federal regulators to provide information on the Company's experiences. The Company believes its complementary relationships with the RBOCs have facilitated the Company's rapid growth in its existing markets and enabled it to become a valuable and viable resale channel partner. The Company further believes, based on discussions with RBOC officials and industry experts, that the RBOCs will continue to develop strong resale channel partners in an effort to mitigate the potential negative effects of facilities-based competition.

 . UNIQUE RESALE AGREEMENTS. The Company has executed comprehensive local exchange resale agreements with Ameritech for the greater metropolitan Chicago area, Ohio and Michigan, and with NYNEX for the State of New York. In addition to the cost advantages associated with the term and volume commitment contracts, these contracts provide "most favored nation" and other pricing protections designed to maintain the competitiveness of rates and position the Company to purchase capacity at rates at least as favorable as those of other potential resellers of Ameritech and NYNEX local services. In addition, the Company has executed an interim resale agreement with Bell Atlantic for the State of Massachusetts. The Company is currently in negotiations to expand its resale agreements throughout the 14-state combined Bell Atlantic/NYNEX region and the 5-state Ameritech region. In advance of completing these negotiations, the Company has entered or plans to enter certain additional states by reselling local services pursuant to state-mandated wholesale discounts. The Company estimates, based on data compiled by the FCC, that the regions covered by the current comprehensive Ameritech and NYNEX resale agreements include access to over 10 million business access lines. Management believes that upon expansion into the remaining Bell Atlantic/NYNEX region and the Ameritech region, the Company will have access to approximately 20 million business access lines. The Company continuously evaluates opportunities to enter into agreements with additional RBOCs and other local and long distance providers and enhanced and other value-added service providers in order to aggressively build its customer base as well as to provide additional services to its existing customers while reducing costs.

 . PROPRIETARY ELECTRONIC PROVISIONING AND INTERFACE SYSTEMS. By serving as the systems beta customer for Ameritech, NYNEX and Bell Atlantic, the Company was among the first CLECs to develop electronic provisioning systems for resale of RBOC services. Development of provisioning systems is critical for carriers seeking to grow rapidly in the complex, competitive local telecommunications market. These systems must address the numerous technical configurations associated with local service, including correctly coding customers into data bases for 911, 411, white pages and customer service, as well as provisioning thousands of local services, known as USOCs. Electronic provisioning between the Company and its RBOC vendors allows the Company to provision a significantly greater volume of lines than would be possible if transmitting orders by mail or facsimile. Moreover, because the proprietary systems developed by the Company lessen manual input and reduce repetitive data entry, the Company experiences improved efficiency and accuracy in transmitted orders, thereby reducing costs and increasing customer satisfaction. The Company believes it has established an industry leadership position in the deployment of these systems, and it is committed to their continuous improvement.

 . LARGEST DIRECT SALESFORCE AMONG CLECS IN ITS MARKETS. The Company's services are currently sold through an approximately 445-member direct salesforce, located in 44 offices in Connecticut, Illinois, Indiana, Massachusetts, Michigan, New Hampshire, New York, Ohio, Rhode Island and Wisconsin. Additionally, the Company intends to hire approximately 75 new sales people by the end of 1998 to expand service in the Ameritech and combined Bell Atlantic/NYNEX regions. The Company primarily recruits salespeople with experience in selling competitive telecommunications services to businesses in the markets where they are based. The Company's salesforce is trained in-house with a rigorous customer-focused training program that promotes activity-based selling. Salespeople are given an incentive through a commission structure, with a target of 50% of a salesperson's compensation based on performance. The Company believes its large, experienced, face-to-face salesforce has been, and will continue to be, vitally important to expanding its customer base in today's highly competitive telecommunications industry environment.

 . STRATEGIC FLEXIBILITY. The Company believes that its business strategy affords it more flexibility to take advantage of regulatory and industry dynamics than its facilities-based competitors. For example, the FCC's position on unbundled network elements has evolved to the point where competitors are now able to purchase on an economic basis unbundled network elements from the RBOCs and rebundle them into an alternative local service option. The Company expects to exploit this opportunity by rebundling network elements, thus expanding its products offering and improving its strategic position. In addition, the increased construction by facilities-based CLECs has improved the value of the Company's services by creating alternative resale partners other than RBOCs. The Company is currently evaluating proposals from facilities-based CLECs to provision local service.

GROWTH STRATEGY

  The Company's objective is to be a leading provider of integrated local and long distance services and other telecommunications products to small and medium-sized businesses in its target markets. The Company expects to achieve this goal through the successful implementation of its growth strategy which includes the following:

 . PROVIDE AN INTEGRATED TELECOMMUNICATIONS SOLUTION. A key element in building its customer base while minimizing churn has been, and will continue to be, the implementation of a marketing and operating strategy which emphasizes an integrated telecommunications solution to its target market. To a large extent, the Company's target customers have not previously been provided the opportunity to purchase bundled services. The Company attracts and retains customers by combining responsive customer care with a pricing package to provide high-quality service at a cost which is usually afforded to only large business customers. Specifically, the Company provides a single source and bill for integrated local and long distance telephony, voicemail, paging, teleconferencing, Internet access and other enhanced and value-added telecommunications services, with a single point of contact for customer service, product inquiries, repairs and billing questions. The Company also offers wireless telephone service on a resale basis. Based on its experience, the Company believes that this marketing and customer service approach has minimized customer acquisition costs and churn.

 . FOCUS ON LARGE, UNDERSERVED MARKET. The Company utilizes a direct sales approach and primarily focuses its marketing efforts on small and medium-sized businesses with telecommunications usage of less than $5,000 per month. The Company believes this target market is best served by a direct sales approach because most of these customers do not employ in-house telecommunications specialists and in most cases obtain services from various vendors. The Company's experience indicates that these customers prefer a single source for all their telecommunications requirements, including products, billing and service. The Company believes that its gross margins on services provided to its target market are generally higher than for larger business customers. Since the RBOCs and the first-tier IXCs primarily concentrate their sales and marketing efforts on residential and large business customers, the Company will continue to focus its marketing on this underserved market to rapidly expand its customer base.

 . LEVERAGE UBIQUITOUS NETWORKS. The Company believes that a key factor in its success has been its ability to provide through the RBOC networks the complete range of local services currently provided by RBOCs across their entire service territories. There is currently no competing network with the product breadth, capacity and geographic reach of the RBOC networks. By contrast, facilities-based CLECs are currently limited primarily to servicing customers in areas where they have network facilities.

 . RAPID MARKET ENTRY. The Company believes its ability to enter a market early and provide ubiquitous service will continue to allow it to rapidly build a customer base across a large geographic area prior to the lifting of regulatory restrictions on the ability of first-tier IXCs and RBOCs to offer integrated services. Based on continuing legal challenges, the Company does not believe that any RBOC will provide in-region long distance services on a significant basis prior to 1999. As a non-facilities based provider, the Company believes it is able to build a customer base quickly and efficiently without incurring significant costs and the developmental delays inherent in constructing network and transmission facilities. In addition, the Company's proprietary software interface systems facilitate its rapid customer acquisition strategy by allowing it to provision high volumes of access lines.

 . EXPAND LOCAL SERVICES. The Company plans to expand its local services offering, positioning it to offer a full range of local services over a broad geographic area at a competitive cost, by: (i) entering into term and volume resale agreements in new territories with RBOCs; (ii) entering into resale agreements with one or more facilities-based CLECs; (iii) rebundling network elements from RBOCs; and (iv) reselling local service in new territories pursuant to state-mandated wholesale discounts prior to entering into resale agreements with RBOCs and/or facilities-based CLECs in such territories. The Company believes, based on its experience and industry analysts' reports, as well as recent regulatory and industry developments, that RBOCs have an incentive to continue to negotiate wholesale agreements with respect to small and medium-sized businesses to stabilize this revenue base and deter migration of such customers to RBOCs' facilities-based competitors. The Company also believes that its demonstrated sales and provisioning expertise is attractive to facilities-based CLECs which may not be having similar success.

SALES AND MARKETING

  The Company's customers include small and medium-sized businesses which principally have telecommunications usage of less than $5,000 per month. The Company believes that the RBOCs and large IXCs historically have chosen not to concentrate their sales and marketing efforts on this business segment, which the Company believes represents a significant portion of the telecommunications market. Through radio and newspaper advertising, as well as various marketing programs, the Company has sought to establish itself as a recognized brand name for its products and services emphasizing responsive customer support, competitive product and pricing packages and a targeted sales and marketing strategy. The Company had in excess of 17,000 customers as of December 31, 1997.

  The Company's services are currently sold through an approximately 445 member direct salesforce, located in 44 offices in Connecticut, Illinois, Indiana, Massachusetts, Michigan, New Hampshire, New York, Ohio, Rhode Island and Wisconsin. The sales personnel make direct calls to prospective and existing customers to outline the range of services offered and discuss the benefits of the Company's integrated service offerings, enhanced customer care and potential savings. The Company is planning to supplement its direct sales organization with outbound telemarketing and indirect sales efforts. The Company believes this marketing approach will increase market coverage and reduce marketing and customer acquisition costs.

  The Company has recruited and continues to recruit a direct salesforce in each of the markets in which it operates. The Company primarily recruits salespeople with experience in selling competitive telecommunications services to businesses in the markets where they are based. The Company's salesforce is trained in-house with a rigorous customer-focused training program that promotes activity-based selling. The salesforce makes calls to prospective customers from potential customer modules created by acquiring business databases sorted by target characteristics (e.g. size of business and number of telephone lines). Salespeople are given an incentive through a commission structure, with a target of 50% of a salesperson's compensation based on such person's performance.

CUSTOMER CARE

  The Company maintains an emphasis on customer care to differentiate itself from its competitors and reduce churn. By providing each customer with an account representative, the Company is able to provide ongoing personalized contact to address the clients' needs. In addition, the Company has established a 24-hours-per-day, 365-days-per-year, customer care center to facilitate customer care and customer service requests. At the Company's customer care centers, customers' calls are answered by experienced customer care representatives, many of whom are cross-trained in the provisioning process. The Company believes that the superior customer service, face-to-face sales process and integrated service offering provide the Company with a competitive advantage over the existing local service providers.

MANAGEMENT INFORMATION SYSTEMS

  The Company is committed to the continued development and successful implementation of billing and customer care systems that provide accurate and timely information to both the Company and its customers. The proprietary electronic interfaces of the Company's management information systems for the provisioning of services to the Company's customers have been developed in cooperation with Ameritech and NYNEX. Provisioning of service to customers is accomplished through the Company's proprietary systems, which are designed to interface with the RBOCs' systems through a variety of delivery mechanisms. The Company believes this method of development has been, and will continue to be a critical element to successfully providing local telecommunications services and provides the Company with a competitive advantage, as the RBOCs have an economic and strategic incentive to work with resellers that have sophisticated information systems that can electronically interface with the RBOCs' systems. The Company's experience in developing these systems allows it to offer services quickly in new markets. The customer care systems have been developed and continue to be enhanced in a client/server environment allowing for flexibility to accommodate an expanding customer base, efficient entry into new markets and rapid development of additional functionality.

  The Company's billing systems are designed to provide access to a broad range of information on individual customers, including their call volume, patterns of usage and billing history. This same information is used by the Company to identify customer trends and will allow for proactive support of the Company's marketing efforts.

  The Company currently outsources the rating, printing and mailing of customer bills. Since these functions require a high volume of processing in a limited time frame, the Company has determined that currently the most economical way to process bills is to outsource this function. The customer usage information for billing and the tables and procedures used in the rating of call records are maintained separately by the Company to manage the ongoing needs of each customer. Standard management reports are generated for every billing cycle.

VENDOR AGREEMENTS

 Introduction

  The Company has executed comprehensive local exchange resale agreements with Ameritech for the greater metropolitan Chicago area, Ohio and Michigan, and with NYNEX for the State of New York. In addition, the Company has executed interim resale agreements with Ameritech for the State of Wisconsin and with Bell Atlantic for the State of Massachusetts. The Company estimates, based on data compiled by the FCC, that the regions covered by the current comprehensive Ameritech and Bell Atlantic/NYNEX resale agreements include access to over 10 million business access lines. Management believes that upon expansion in the remaining Bell Atlantic/NYNEX region and the Ameritech region, the Company will have access to approximately 20 million business access lines. The Company continuously evaluates opportunities to enter into agreements with additional RBOCs, long distance carriers and enhanced and other value-added service providers in order to aggressively build its customer base as well as to provide additional services to its existing customers while reducing costs.

  The Company currently has a long distance resale agreement with MCI. Such agreement allows the Company to offer its customers integrated local and long distance telecommunications services. In addition, such agreement has allowed the Company to enter and establish itself as a telecommunications provider in strategically targeted markets prior to establishing a local exchange resale agreement.

 Ameritech Resale Agreements

  Pursuant to the Ameritech resale agreements, the Company purchases local exchange services at discounted rates based on a ten-year term. These agreements contain pricing protections designed to maintain the competitiveness of the Company's discounted rates and position the Company to purchase capacity at rates at least as favorable as those of competitors may eventually negotiate a resale agreement. The level of discounts of the resold services provided under these agreements vary based on the state and the nature of services resold (i.e., access lines, local calls, toll calls or features).

  Services offered for resale include most of the telecommunications products and services engineered and provided by Ameritech, such as local exchange calling and attendant features including call waiting, call forwarding, caller ID and three-way calling. The rates for these services are filed with the public utilities commission of each respective state. The Company also has an agreement with Ameritech for the resale of certain non-tariffed services to its customers, including inside wire maintenance.

  The Ameritech resale agreements include a minimum commitment of resold access lines per region covered. The minimum commitment in Illinois is 150,000 business access lines and in Ohio and Michigan, 100,000 business access lines and 10,000 residential lines. The minimum commitment is not a limitation on the Company's overall ability to sell access lines at discounted rates. However, if the Company fails to meet its minimum commitment, the Company is subject to an underutilization charge equal to the number of unutilized lines multiplied by a fixed average business line rate. The measurement period of the minimum commitment does not commence, however, until the completion of an 18 month "ramp up" period which gives the Company the ability to build its customer base. In addition, the Ameritech resale agreements provide a "carryforward" provision designed to minimize the potential for any liability resulting from a failure to meet the minimum commitment by carrying forward underutilization amounts which may be met in the future.

  If the Company does not meet its minimum commitment by the end of the ten-year term with the benefit of the carryforward provision, the Company has the option to either pay a penalty based on the aggregate number of unutilized lines or subscribe on a monthly basis to an equivalent number of lines during the next three-year period. In the event the Company terminates any of the Ameritech resale agreements prior to their expiration, the Company is subject to a termination charge.

 NYNEX Resale Agreement

  On July 9, 1996, the Company executed a resale agreement with NYNEX to provide for the resale of local exchange services for the State of New York at discounted rates based on a ten-year term. The New York Bell Atlantic/NYNEX resale agreement contains pricing protections designed to maintain the competitiveness of discounted rates provided to the Company. Under the New York Bell Atlantic/NYNEX resale agreement, the Company receives the lowest rate and/or most favorable term provided to any reseller; however, if a lower rate is provided to a reseller committing to both a longer term and a greater volume commitment, the Company receives the lower rate but must negotiate with Bell Atlantic a reasonable transition to similar commitments. If the Company cannot successfully negotiate such a transition with Bell Atlantic, then the Company may be unable to maintain the lowest rate. The level of discounts of resold services varies based on the nature of the services. The New York Bell Atlantic/NYNEX resale agreement contains a minimum commitment of 100,000 business access lines. In the event the Company does not satisfy the minimum commitment after a trial period and ramp-up period, the Company is subject to an underutilization charge. However, the New York Bell Atlantic/NYNEX resale agreement also contains a carryforward provision designed to minimize the potential of an underutilization charge. The Company has also executed an interim resale agreement with Bell Atlantic for Massachusetts. This agreement does not contain a term and volume commitment, but was designed to allow the Company to begin reselling services in Massachusetts expeditiously in a manner consistent with state regulatory developments. Although there can be no assurance, it is expected that the Company and Bell Atlantic will enter into a long-term resale agreement for Massachusetts similar to the New York Bell Atlantic/NYNEX resale agreement.

 Long Distance Agreements

  The Company has an agreement with MCI pursuant to which MCI provides a wide range of long distance telecommunications services to the Company's customers. Services offered for resale from MCI include a variety of inbound, outbound, calling card and international services. In addition, the Company also resells teleconferencing, debit cards, branded operator services and private line services.

  The Company's long distance carrier agreement with MCI became effective August 1, 1996 and contains a 33-month term. It requires the Company to achieve certain monthly dollar targets in order to qualify for discounted rates on carrier services. The agreement provides for an annual commitment for each of the final two years of the contract term. If the Company does not meet its annual commitment during any annual period of the term, an underutilization charge shall apply in an amount equal to 15% of the difference between the committed amount and the actual usage. However, the Company may carry forward up to 10% of the initial annual commitment for a period of up to three months in the following annual period.

 Enhanced and Other Value-Added Telecommunications Services

  The Company has agreements to offer on a resale basis enhanced and other value-added services such as Internet access and paging. In addition, the Company has entered into an agreement for the exclusive rights in the United States and Canada to distribute a Windows-based teleconferencing product which allows the conference host to conduct a conference call using point and click graphics directly from a personal computer without having to make teleconference reservations.

COMPETITION

  The Company operates in a highly competitive environment and has no significant market share in any market in which it operates. The Company expects that competition will continue to intensify in the future due to regulatory changes, including the continued implementation of the Telecommunications Act, and the increase in the size, resources and number of market participants. In each of its markets, the Company faces competition for local service from larger, better capitalized incumbent providers. Additionally, the long distance market is already significantly more competitive than the local exchange market, because the ILECs, including the RBOCs, have historically had a monopoly position within the local exchange market.

  In the local exchange market, the Company also faces competition or prospective competition from one or more CLECs, many of which have significantly greater financial resources than the Company, and from other competitive providers, including some non-facilities-based providers like the Company. For example, AT&T, MCI and Sprint, among other carriers, have each begun to offer local telecommunications services in major U.S. markets using their own facilities or by resale of the ILECs' or other providers' services. In fact, certain competitors, including AT&T, MCI and Sprint, have entered into interconnection agreements with Ameritech with respect to the States of Illinois, Michigan and Ohio. These competitors either have begun or in the near future likely will begin offering local exchange service in those states, subject to the joint marketing restrictions under the Telecommunications Act. In addition, some of these competitors have entered into interconnection agreements with NYNEX and either have begun or in the near future likely will begin offering local exchange service in New York and Massachusetts, subject to such joint marketing restrictions. In addition to these long distance service providers, entities that currently offer or are potentially capable of offering switched services include CLECs, cable television companies, electric utilities, other long distance carriers, microwave carriers, wireless telephone system operators and large customers who build private networks. Many facilities-based CLECs and long distance carriers, for example, have committed substantial resources to building their networks or to purchasing CLECs or IXCs with complementary facilities. By building or purchasing a network or entering into interconnection agreements or resale agreements with ILECs, including RBOCs, a facilities-based provider can offer single source local and long distance services similar to those offered by the Company. Such additional alternatives may provide such competitors with greater flexibility and a lower cost structure than the Company. In addition, some of these CLECs and other facilities-based providers of local exchange service are acquiring or being acquired by IXCs. While certain of these combined entities, such as the entity to be formed by the proposed merger of WorldCom, Inc. and MCI, may continue to be subject to the joint marketing restrictions in the Telecommunications Act, others will not be subject to such restrictions. Any of these combined entities may have resources far greater than those of the Company. These combined entities may provide a bundled package of telecommunications products, including local and long distance telephony, that is in direct competition with the products offered by the Company.

  With respect to mobile wireless telephone system operators, the FCC has authorized cellular, PCS, and other CMRS providers to offer wireless services to fixed locations, rather than just to mobile customers, in whatever capacity such CMRS providers choose. Previously, cellular providers could provide service to fixed locations only on an ancillary or incidental basis. This authority to provide fixed as well as mobile services will enable CMRS providers to offer wireless local loop service and other services to fixed locations (e.g., office and apartment buildings) in direct competition with the Company and other providers of traditional wireless telephone service. In addition, in August 1996, the FCC promulgated regulations that classify CMRS providers as telecommunications carriers, thus giving them the same rights to interconnection and reciprocal compensation under the Telecommunications Act as other non-LEC telecommunications carriers, including the Company.

  The Company will also face competition from other fixed wireless services, including MMDS, LMDS and 38 GHz wireless communications systems, WCS, FCC Part 15 unlicensed wireless radio devices, and other services that use existing point-to-point wireless channels on other frequencies. The FCC commenced an auction for LMDS licenses in all markets for the provision of high capacity, wide-area fixed wireless point-to-multipoint systems. The MMDS service, also known as "wireless cable," also currently competes for metropolitan wireless broadband services. At present, wireless cable licenses are used primarily for the distribution of video programming and have only a limited capability to provide two-way communications needed for wireless broadband telecommunications services, but there can be no assurance that this will continue to be the case. The FCC has initiated a proceeding to determine whether to provide wireless cable operators with greater technical flexibility to offer two-way services. The FCC also has indicated that it plans to propose rules for the issuance of licenses in the 24 GHz band for DEMS, which also is designed to offer high capacity, wide area fixed point-to-multipoint service, and many 24 GHz DEMS licenses have already been issued nationwide. Finally, the FCC has allocated a number of spectrum blocks for use by wireless devices that do not require site or network licensing. A number of vendors have developed such devices that may provide competition to the Company, in particular for certain low data-rate transmission services.

  In addition, the FCC has adopted rules to auction geographical area wide licenses for the operation of fixed wireless point-to-point point-to-multipoint communications services in the 38 GHz band. The 38 GHz auction is expected to occur later in 1998. The Company also faces competition from entities which already offer, or are licensed to offer, 38 GHz services, such as Advanced Radio Telecommunications, Inc. ("ART"), WinStar Communications, Inc. ("WinStar") and BizTel, Inc. ("BizTel"). Teligent could also face competition in certain aspects of its existing and proposed businesses from competitors providing wireless services in other portions of the radio spectrum, such as CAI Wireless Systems Inc. a provider of wireless Internet access services, and CellularVision, a provider of wireless television services which, in the future, also may provide wireless Internet access and other local telecommunications services. In many instances, these providers hold licenses for other frequencies (such as 28 GHz) that enable them to provide comparable telecommunications services to those of the Company in geographic areas which encompass or overlap the Company's market areas. Additionally, some of these entities include among their stockholders major telecommunications entities, such as Ameritech with respect to ART and AT&T with respect to WinStar and BizTel. Teleport Communications Group, Inc. ("Teleport") has announced its exercise of an option to acquire BizTel, subject to FCC and other regulatory approvals, and AT&T has announced its agreement to acquire Teleport. Due to the relative ease and speed of deployment of fixed wireless-based technologies, the Company could face intense price competition from these and other wireless-based service providers. The Company believes that additional entities having greater resources than the Company could acquire licenses to provide 38 GHz, MMDS, LMDS, WCS, DEMS or other fixed wireless services.

  Under the Telecommunications Act and related federal and state regulatory initiatives, barriers to local exchange competition are being removed. The availability of broad-based local resale and introduction of facilities-based local competition are required before the RBOCs may provide in-region interexchange long distance services. Also, the largest long distance carriers (AT&T, MCI, Sprint and any other carrier with 5% or more of the pre-subscribed access lines) are prevented under the Telecommunications Act from bundling local services resold from an RBOC in a particular state with their long distance services until the earlier of (i) February 8, 1999 or (ii) the date on which the RBOC whose services are being resold obtains in-region long distance authority in that state. The RBOCs are currently allowed to offer certain in-region "incidental" long distance services (such as cellular, audio and visual programming and certain interactive storage and retrieval functions) and to offer virtually all out-of-region long distance services.

  Section 271 of the Telecommunications Act prohibits an RBOC from providing long-distance service that originates (or in certain cases terminates) in one of its in-region states until the RBOC has satisfied certain statutory conditions in that state and has received the approval of the FCC. The FCC to date has denied each application for such approval, including the application of Ameritech for in-region long distance authority in Michigan. The Company anticipates that a number of RBOCs, including Ameritech and Bell Atlantic, will file additional applications for in-region long distance authority in certain states in 1998. The FCC will have 90 days from the date an application for in-region long distance authority is filed to decide whether to grant or deny the application. Based on continuing legal challenges, the Company does not believe that any RBOC will provide in-region long distance services on a significant basis prior to 1999.

  Once the RBOCs are allowed to offer widespread in-region long distance services, both they and the largest IXCs will be in a position to offer single-source local and long distance services similar to those offered by the Company. On December 31, 1997, a United States District Court judge in Texas held unconstitutional certain sections of the Telecommunications Act, including Section 271. This decision would permit the three RBOCs that are parties in the case, including Bell Atlantic, immediately to begin offering widespread in-region long distance services. Unless stayed or overturned on appeal, this decision could have a material adverse effect on the Company. The District Court judge has stayed his decision and the FCC and certain IXCs have filed appeals of the decision with the United States Court of Appeals for the Fifth Circuit. Although there can be no assurance as to the outcome of this litigation, the Company believes that significant parts of the District Court decision may be reversed or vacated on appeal.

  While new business opportunities will be made available to the Company through the Telecommunications Act and other federal and state regulatory initiatives, regulators are likely to provide the ILECs with an increased degree of flexibility with regard to pricing of their services as competition increases. Although the Ameritech and Bell Atlantic/NYNEX resale agreements contain certain pricing protections, including adjustments in the wholesale rates to be consistent with any changes in the Ameritech and Bell Atlantic/NYNEX retail rates, if the ILECs elect to lower their rates and sustain lower rates over time, this may adversely affect the revenues of the Company and place downward pressure on the rates the Company can charge. While the Ameritech and Bell Atlantic/NYNEX resale agreements ensure that the Company will receive any lower rate provided to any other reseller, under the Bell Atlantic/NYNEX resale agreement if such lower rate is provided to a reseller committing to both a longer term and a greater volume commitment, the Company receives the lower rate, but must negotiate with Bell Atlantic a reasonable transition to similar commitments. If the Company cannot successfully negotiate such a transition with Bell Atlantic, then the Company may be unable to maintain the lowest rate. The Company believes the effect of lower rates may be offset by the increased revenues available by offering new products and services to its target customers, but there can be no assurance that this will occur. In addition, if future regulatory decisions afford the LECs excessive pricing flexibility or other regulatory relief, such decisions could have a material adverse effect on the Company.

  Competition for the Company's products and services is based on price, quality, network reliability, service features and responsiveness to customers needs. While the Company believes that it currently has certain advantages relating to the timing, ubiquity and cost savings resulting from its resale agreements, there is no assurance that the Company will be able to maintain these advantages. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new competitors to the Company. Many of the Company's existing and potential competitors have financial, technical and other resources significantly greater than those of the Company. In addition, in December 1997 the FCC issued rules to implement the provisions of the World Trade Organization Agreement on Basic Telecommunications, which was drafted to liberalize restrictions on foreign ownership of domestic telecommunications companies and foreign telecommunications companies to enter domestic markets. The new FCC rules went into effect in February 1998 and will make it substantially easier for many non-U.S. telecommunications companies to enter the U.S. market, thus further increasing the number of competitors. The new rules will also give non-U.S. individuals and corporations greater ability to invest in U.S. telecommunications companies, thus increasing the financial and technical resources available to the Company and its existing and potential competitors.

GOVERNMENT REGULATION

  The Company is subject to varying degrees of federal, state, local and international regulation. In the United States, the Company's provision of local exchange services is regulated by the states. The Company must be separately certified in each state to offer local exchange services. No state, however, subjects the Company to price cap or rate-of-return regulation. FCC approval is required for the resale of international facilities and services. The FCC has determined that nondominant carriers, such as the Company, are required to file interstate tariffs on an ongoing basis, setting forth the Company's rates and operating procedures. Such tariffs can currently be modified on one day's notice. The FCC recently issued regulations to eliminate this tariff filing requirement for all nondominant carriers, such as the Company and all other nondominant interexchange carriers (except possibly the RBOCs in certain circumstances), effective in late 1997. Various carriers have filed suit to overturn the FCC regulations, and the U.S. Court of Appeals for the D.C. Circuit has stayed the regulations pending its decision in that appeal, which is expected in the first half of 1998. The FCC has recently ruled that RBOCs providing out-of-region long distance service through separate subsidiaries from their local telephone operations qualify for nondominant treatment. Out-of-region RBOC services provided through unseparated entities, however, are subject to full dominant carrier regulation, including the requirement to submit cost support with tariffs and to file tariffs on at least 15 to 45 days' notice, depending on various factors. The FCC has indicated that RBOC in-region service, when authorized, will be subject to nondominant regulatory status. See "Risk Factors-- Regulation and Risks of the Telecommunications Act."

  Legislation. On February 8, 1996, President Clinton signed into law the Telecommunications Act, comprehensive federal telecommunications legislation affecting all aspects of the telecommunications industry. The Telecommunications Act establishes a national policy that promotes local exchange competition. The Telecommunications Act requires that local and state barriers to entry into the local exchange market be removed and establishes broad uniform standards under which the FCC and the state commissions are to implement local competition and co-carrier arrangements in the local exchange market. Under certain conditions and subject to reasonable exceptions, ILECs are now required to make available for resale to new entrants all services offered by the ILEC on a retail basis. The Telecommunications Act also imposes significant obligations on the RBOCs and other ILECs, including the obligation to interconnect their networks with the networks of competitors. Each ILEC is required not only to open its network but also to "unbundle" the network. The FCC issued regulations in August 1996 defining a minimum set of elements which must actually be unbundled, and each state may augment this list if it wishes. States have begun and, in a number of cases, completed regulatory proceedings to determine the pricing of these unbundled network elements and services, and the results of these proceedings will determine whether it is economically attractive to use these elements.

  The RBOCs have an added incentive to open their local exchange networks to facilities-based competition because Section 271 of the Telecommunications Act provides for the removal of the current ban on RBOC provision of in-region inter-LATA toll service and equipment manufacturing. This ban will be removed only after the RBOC demonstrates to the FCC, which must consult with the Department of Justice and the relevant state commissions, that the RBOC has
(1) met the requirements of the Telecommunications Act's 14-point competitive checklist and (2) entered into an approved interconnection agreement with one or more unaffiliated, facilities-based competitors in some portion of the state pursuant to which such competitors provide both business and residential service (or that by a date certain no such competitors have "requested" interconnection as defined in the Telecommunications Act). If the FCC determines that the RBOC's entry into in-region provision of long distance in that state is in the public interest and that the RBOC has met the 14-point checklist, it must authorize the RBOC to provide such services. RBOC in-region services must be provided through a separate subsidiary for three years, unless extended by the FCC. The FCC to date has denied each such application filed, including the application of Ameritech, the RBOC in three states where the Company operates, for in-region long distance authority in Michigan. The Company anticipates that a number of RBOCs, including Ameritech and Bell Atlantic, will file additional applications in 1998. Based on continuing legal challenges, the Company does not believe any RBOC will provide in-region long distance services on a significant basis prior to 1999.

  Under the 14-point competitive checklist, in order to obtain in-region long distance authority an RBOC must first demonstrate to the FCC, among other things, that, within a particular state, it offers competing LECs the following: interconnection as required under the Telecommunications Act; non-discriminatory access to unbundled network elements at just and reasonable rates; non-discriminatory access to its poles, ducts, conduits, and rights-of-way; unbundled local loop transmission, unbundled local transport, and unbundled local switching; non-discriminatory access to 911 services; directory assistance, operator call completion services, and white pages directory listings for competing local carriers' customers; non-discriminatory access to call routing databases; number portability (i.e., the ability of a customer to keep the same telephone number when switching local telephone service providers); dialing parity (i.e., the ability of customers of one telephone service provider to call customers of other providers without dialing access codes); reciprocal compensation arrangements for the termination of calls between competing local networks; and the ability to resell its telecommunications services.

  SBC Communications Inc., the parent of RBOCs in Oklahoma and other southwestern states, filed a lawsuit in June 1997 challenging the constitutionality of Section 271 and seeking to have it declared void. On December 31, 1997, a United States District Court judge in Texas held unconstitutional certain sections of the Telecommunications Act, including
Section 271. This decision would permit the three RBOCs that are parties in the case, including Bell Atlantic, immediately to begin offering widespread in-region long-distance services. Unless stayed or overturned on appeal, this decision could have a material adverse effect on the Company. The District Court judge has granted the requests of the FCC and certain IXCs for a stay and the Company expects that the FCC and certain IXCs will file appeals of the decision with the United States Court of Appeals for the Fifth Circuit. Although there can be no assurance as to the outcome of this litigation, the Company believes that significant parts of the District Court decision may be reversed or vacated on appeal.

  The Telecommunications Act is intended to preempt state and local statutory and regulatory barriers to entry, thus accelerating the process of creating a competitive environment in all markets. This preemption of state laws barring local competition and the relaxation of regulatory restraints should enhance the Company's ability to expand its service offerings nationwide. At the same time, the Telecommunications Act will also substantially increase the competition the Company will face in its various markets.

  The Telecommunications Act permits the Company, as a telecommunications carrier with less than 5% of nationwide presubscribed access lines, to offer unrestricted single-source combined packages of local and long distance services. In contrast, AT&T, MCI and Sprint may not bundle in an RBOC's territory their local services resold from an RBOC and in-region long distance service until the earlier of (i) February 8, 1999 or (ii) the date the RBOC is authorized under Section 271 to enter the inter-LATA long distance market in that state.

  Federal Regulation. The Telecommunications Act in some sections is self-executing, but in most cases the FCC must issue regulations that identify specific requirements before the Company and its competitors can proceed to implement the changes the Telecommunications Act prescribes. The Company actively monitors all pertinent FCC proceedings and has participated in some of these proceedings. The FCC already has completed most of these rulemaking proceedings. The outcome of these various ongoing FCC rulemaking proceedings or judicial appeals of such proceedings could materially affect the Company's operations.

  In May 1997, the FCC issued new regulations regarding the implementation of the universal service program and the assessment of access charges on carriers retaining access to local exchange networks. Both the access charge and universal service regimes were substantially revised. As a result of these changes, the costs of business and multiple residential telephone lines are expected to increase. All telecommunications carriers, including the Company, that provide interstate or international services are required to contribute, on an equitable and nondiscriminatory basis, to the preservation and advancement of universal service pursuant to a universal funding service mechanism established by the FCC. In addition, the new regulations require a reseller, such as the Company, to begin contributing to the universal service programs for low-income consumers and high-cost, rural and insular areas on the basis of the reseller's interstate and international revenues. Several parties have appealed various parts of the new FCC rules, including the revenue basis on which contributions are determined. The FCC issues revised universal service contribution factors for each quarter of 1998. These vary slightly from quarter to quarter. As an example, in support of high-cost and low-income universal service programs during the first quarter of 1998, the FCC required carriers to contribute 3.19% of half of the revenues collected from their interstate and international services during the first half of 1997. In support of universal service programs for schools, libraries and rural health care institutions, the FCC required carriers to contribute 0.72% of half of the revenues collected from their intrastate, interstate and international services during the first half of 1997.

  The Telecommunications Act provides that individual state utility commissions can, consistent with FCC regulations, prohibit resellers from reselling a particular service to specific categories of customers to whom the ILEC does not offer that service at retail. In August 1996, the FCC issued detailed regulations providing that many such limitations are presumptively unreasonable and that states may enact such prohibitions on resale only in certain limited circumstances. In particular, the FCC concluded that while it would be permissible to prohibit the resale of certain residential or other subsidized services to end users that would be ineligible to receive such services directly from the LEC, all other "cross-class" selling restrictions, including those on volume discount and flat-rated offerings to business customers, would be presumed unreasonable. An ILEC may rebut this presumption, however, by demonstrating that the class restriction is reasonable and nondiscriminatory. The FCC also rejected claims by several ILECs to provide for several exceptions to the general resale obligation. For instance, it refused to create a general exception for all promotional or discounted offerings, including contract and customer-specific offerings. The FCC did, however, conclude that short-term promotional prices (i.e., those offered for 90 days or less) are not "retail rates" and thus are not subject to the wholesale rate obligation. ILECs may not offer consecutive 90-day promotions to avoid these resale obligations.

  The Telecommunications Act also provides that state commissions shall be given an opportunity to determine the wholesale rates for local telecommunications services (i.e., the rates charged by ILECs to resellers such as the Company) on the basis of retail rates less "avoided costs" (i.e., marketing, billing, collection and other administrative costs avoided by the ILEC when it sells at wholesale). In August 1996, the FCC issued detailed regulations establishing an interim default discount of 17% to 25%. Although this portion of the FCC's rules has been overturned on appeal (see below), in practice state commissions have generally adopted discount percentages that fall within the 17-25% default range.

  In August 1996, the FCC also issued regulations that, among other things, set minimum standards governing the terms and prices of interconnection and access to unbundled ILEC network elements. These regulations indirectly affect the price at which the Company's new facilities-based competitors may ultimately provide service. The Telecommunications Act provides that state commissions shall determine the rates charged for such unbundled elements on the basis of cost plus a reasonable profit. The FCC declined to issue detailed regulations governing the relationship between these two pricing standards, leaving the interpretation and implementation of the two standards to the states. The Company is unable to predict the final form of such state regulation, or its potential impact on the Company or the local exchange market in general. At the same time, the FCC imposed minimum obligations regarding the duty of ILECs to negotiate interconnection or resale arrangements in good faith.

  A number of RBOCs, state regulatory commissions and other parties filed requests for reconsideration by the FCC of various parts of the rules announced by the FCC in August 1996, including those provisions (a) limiting competitors' ability to purchase for resale certain types of service that the RBOC is no longer marketing to new customers ("grandfathered services"), and
(b) establishing pricing methodologies and interim default rates for resold services and unbundled network elements. The FCC is conducting a proceeding to consider the various petitions for reconsideration, and a decision is expected in the first half of 1998. In addition, many of the same parties and certain other parties have filed court appeals challenging the same FCC rules. In July 1997, the Eighth Circuit Federal Court of Appeals struck down certain parts of the rules (including the provisions establishing pricing methodologies and default rates for resold services and unbundled network elements). The FCC, numerous IXCs and various other parties filed petitions for certiorari with the U.S. Supreme Court, which accepted the case for review on January 26, 1998. The Supreme Court is not expected to issue a decision before the end of 1998. Some of the same parties and certain other parties also have asked the FCC to reconsider these and other regulations implementing the Telecommunications Act. In October 1997, the Eighth Circuit issued an order clarifying that the RBOCs were not required to rebundle unbundled network elements that competing carriers had purchased separately. If upheld, this ruling would make it more difficult for the Company and its competitors, including the Company and large IXCs, to use rebundled unbundled network elements or the "UNE Platform" to enter and compete in the local exchange market. On January 22, 1998, the same court ruled that the FCC cannot apply its local competition pricing rules in reviewing applications of the RBOCs for authorization to provide long distance service that originates and certain long distance services that terminate in one of their in-region states. If upheld, this decision would make it somewhat easier for the RBOCs to enter the market for in-region long distance services and would make it more costly for facilities-based competitors to enter the local exchange market. The Company cannot predict the outcome of the FCC's reconsideration or the Supreme Court proceedings.

  On December 31, 1997, a United States District Court judge in Texas held unconstitutional certain sections of the Telecommunications Act, including
Section 271, which prohibits an RBOC from providing long distance service that originates or terminates in one of its in-region states until the RBOC has satisfied certain statutory conditions in that state and has received the approval of the FCC. This decision would permit the three RBOCs that are parties in the case, including Bell Atlantic, immediately to begin offering widespread in-region long distance services. Unless stayed or overturned on appeal, this decision could have a material adverse effect on the Company. The District Court judge has stayed his decision and the FCC and certain IXCs have filed appeals of the decision with the United States Court of Appeals for the Fifth Circuit. Although there can be no assurance as to the outcome of this litigation, the Company believes that significant parts of the District Court decision may be reversed or vacated on appeal.

  In August 1997, the FCC issued rules transferring responsibility for administering and assigning local telephone numbers from the RBOCs and a few other LECs to a neutral entity in each geographic region in the United States. This process is ongoing and should be completed by the end of 1998. In August 1996, the FCC issued new numbering regulations that (a) prohibit states from creating new area codes that could unfairly hinder LEC competitors (including the Company) by requiring their customers to use 10 digit dialing while existing ILEC customers use 7 digit dialing, and (b) prohibit ILECs (which are still administering central office numbers pending selection of the neutral administrator) from charging "code opening" fees to competitors (such as the Company) unless they charge the same fee to all carriers including themselves. In addition, each carrier is required to contribute to the cost of numbering administration through a formula based on net telecommunications revenues. In July 1996, the FCC released rules to permit both residential and business consumers to retain their telephone numbers when switching from one local service provider to another (known as "number portability"). RBOCs have begun to implement number portability in the top 100 markets, and are required to complete it by December 31, 1998. In smaller markets, RBOCs must implement number portability within six months of a request therefore commencing December 31, 1998. Non-RBOC LECs are not required to implement number portability in additional markets until December 31, 1998 and then only in markets where the feature is requested by another LEC. The Company already offers number portability, as it provides local service obtained from the incumbent RBOCS. This allows customers to switch to the Company's services and still retain their existing telephone numbers.

  In addition, the FCC authorized cellular and other CMRS to provide for other wireless services to fixed locations (rather than to mobile customers), including offering wireless local loop service, in whatever capacity such provider determines. Previously, many CMRS providers could provide fixed services on only an ancillary or incidental basis. In addition, in August 1996 the FCC promulgated regulations that classify CMRS providers as telecommunications carriers, thus giving them the same rights to interconnection and reciprocal compensation under the Telecommunications Act as other non-LEC telecommunications carriers, including the Company.

  State Regulation. Historically, certain of the Company's resold local and long distance services have been classified as intrastate and therefore subject to state regulation. As its local service business and product lines has expanded, the Company has offered more intrastate service and become increasingly subject to state regulation. The Telecommunications Act maintains the authority of individual state utility commissions to impose their own regulation of local exchange services except as expressly provided in the Telecommunications Act. In all states where certification is required, the Company's operating subsidiaries are certificated as common carriers. In all states, the Company believes that it operates with the appropriate state regulatory authorization. The Company currently is authorized to provide intrastate toll or a combination of local and intrastate toll service in more than 40 states. These authorizations vary in the scope of the intrastate services permitted.

  The Telecommunications Act provides that the Company's resale agreements must be submitted to the applicable state utility commission for approval, and it places strict limitations on the bases on which a state commission can reject such an agreement. If the state commission does not act within 90 days after the agreement is submitted for approval, then the agreement is deemed approved. In addition, if a state commission fails to act to enforce an agreement, the FCC can (upon request of a party) take jurisdiction over the matter. A state commission's decisions regarding implementation and enforcement of an agreement are appealable to the federal district court in that state.

PROPERTIES

  The Company leases 43 facilities, principally sales facilities, in Boston, Massachusetts, Chicago, Illinois, Detroit, Michigan, Cleveland and Columbus, Ohio and New York City, New York, as well as in a number of areas surrounding such cities and in other significant urban areas in Michigan, New York, Ohio and Connecticut. The Company maintains its corporate headquarters in Chicago, Illinois. Although the Company's facilities are adequate at this time, the Company believes that it will be required to lease additional facilities, particularly in new metropolitan areas where the Company enters RBOC resale agreements.

EMPLOYEES

  As of December 31, 1997, the Company employed 1,071 people. As of February 20, 1998 approximately 180 employees were added due to the Acquisition. The Company's employees are not unionized, and the Company believes its relations with its employees are good. In connection with its marketing and sales efforts and the conduct of its other business operations, the Company uses third party contractors, some of whose employees may be represented by unions or collective bargaining agreements. The Company believes that its success will depend in part on its ability to attract and retain highly qualified employees.

LEGAL MATTERS

  From time to time the Company is party to routine litigation and proceedings in the ordinary course of its business. The Company and its subsidiaries are not aware of any current or pending litigation that the Company believes would have a material adverse effect on the Company's results of operations or financial condition. The Company and its subsidiaries continue to participate in regulatory proceedings before the FCC and state regulatory agencies concerning the authorization of services and the adoption of new regulations.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following table provides certain information regarding the executive officers and directors of the Company.

    NAME                 AGE POSITIONS
    ----                 --- ---------
J. Thomas Elliott....... 51  Chairman of the Board, President, Chief Executive Officer and Director
Dennis B. Dundon........ 53  Chief Operating Officer
Ronald W. Gavillet...... 38  Executive Vice President, Strategy & External Affairs
Gerald J. Sweas......... 50  Executive Vice President and Chief Financial Officer
Ryan Mullaney........... 41  Executive Vice President, Sales and Marketing
Steven J. Parrish....... 42  Executive Vice President, Operations
Thomas A. Monson........ 37  Vice President, General Counsel and Secretary
Thad J. Pellino......... 36  Vice President, Business Assurance and Analysis
Neil A. Bethke.......... 37  Vice President, Information Systems
Ellen C. Craig.......... 59  Vice President, Regulatory Affairs
Lane Foster............. 53  Vice President, Human Resources and Organizational Development
Richard J. Brekka....... 36  Director
Dean M. Greenwood....... 54  Director
James P. Hynes.......... 50  Director
Donald J. Hofmann, Jr... 40  Director
William A. Johnston..... 45  Director
Ian Kidson.............. 39  Director
David C. Mitchell....... 56  Director
Eugene A. Sekulow....... 66  Director

  Each director serves until his successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors.

  J. Thomas Elliott, Chairman of the Board, President and Chief Executive Officer, has been the Chief Executive Officer since April 1996 and Chairman of the Board since October 1997. Mr. Elliott joined the Company in 1995 as a result of the Company's acquisition of Quest, a company which he co-founded. From 1991 to 1993, Mr. Elliott was Senior Vice-President of Sales and Marketing of Wiltel Communications Systems. From 1990 to 1991, Mr. Elliott was President and Chief Executive Officer of Call Net Inc. (Canada's first alternative long distance company) and Lightel Inc., its affiliate fiber optic facility provider. Subsequently, these companies were combined to form Sprint Canada. Mr. Elliott holds B.A. and M.A. degrees in economics from the University of Windsor and is a member of the Executive Committee of the Association for Local Telecommunications Services.

  Dennis B. Dundon, Chief Operating Officer, joined the Company in April 1997. From 1991 to 1996, Mr. Dundon served as President and Chief Executive Officer of EMI Communications Corp. ("EMI"), a regional telecommunications company, until EMI was acquired by Intermedia Communications, Inc. From June 1996 to March 1997, Mr. Dundon served as Senior Vice President of Intermedia, a CLEC. From 1988 to 1991, Mr. Dundon was President and owner of DBD Associates, Inc., a consulting firm providing services to the telecommunications sector. Mr. Dundon is a past Chairman and Director of the Competitive Telecommunications Association. Mr. Dundon holds a B.S. degree from Clarkson University and an M.B.A. degree from the University of Rochester.

  Ronald W. Gavillet, Executive Vice President, Strategy & External Affairs, has performed the Company's legal, regulatory and strategic functions since 1994. Prior to joining the Company, Mr. Gavillet spent more than four years, from 1985 to 1987 and from 1992 to 1994, with MCI in a number of senior legal and regulatory positions. Between these periods at MCI, Mr. Gavillet was in private law practice representing competitive carriers such as Teleport Communications Group, Inc., Centex Telemanagement Inc., Centel Corp., Sprint Corp. and Telesphere Communications Inc. Mr. Gavillet holds B.A. and B.S. degrees from Southern Illinois University, a J.D. degree from Catholic University of America's Columbus School of Law and a Master of Management degree from Northwestern University's Kellogg School of Management and serves on the Telecommunications Resellers Association Local Services Council.

  Gerald J. Sweas, Executive Vice President and Chief Financial Officer, joined the Company in November 1996. From 1989 to 1996, Mr. Sweas was Vice President Finance and Administration, Treasurer and Chief Financial Officer of Norand Corporation, a wireless data communications networks company. Mr. Sweas holds a B.B.A. degree from Loyola University in Chicago, Illinois and an M.B.A. degree from the University of Wisconsin (Madison) and is a Certified Public Accountant.

  Ryan Mullaney, Executive Vice President, Sales and Marketing, joined the Company in October 1996. From 1995 to 1996, Mr. Mullaney served as Vice President, Sales, USA West for Citizens Telecom, a medium-sized telecommunications company, where he managed sales in 13 states. From 1993 to 1995, Mr. Mullaney was Director of Member Development for McLeod Telemanagement Organization, where his duties included management of the company's field sales and service organization. From 1991 to 1993, Mr. Mullaney was National Sales Director of Centex Telemanagement, responsible for developing sales in the national market. Mr. Mullaney has a B.A. degree from the University of Nevada, Las Vegas.

  Steven J. Parrish, Executive Vice President, Operations, joined the Company in January 1996 initially as a consultant and later assumed a full-time position. Prior to joining the Company, Mr. Parrish spent more than 12 years with Illinois Bell in various planning and operations positions. Mr. Parrish moved to Ameritech in 1991 where he helped start the Information Industry Services business unit as Vice President of Business Development and Vice President of Marketing and Sales for Network Providers. Mr. Parrish holds a bachelor's degree in electrical engineering from the University of Illinois and an M.B.A. degree from the Illinois Institute of Technology.

  Thomas A. Monson, Vice President, General Counsel and Secretary, joined the Company in January 1997. From 1989 to 1996, Mr. Monson was Associate General Counsel of Envirodyne Industries, Inc., a $650 million public company, where he performed various corporate law, securities regulation, litigation and corporate operations support activities. Mr. Monson holds a B.S. degree from the University of Illinois and a J.D. degree from Harvard Law School.

  Thad J. Pellino, Vice President, Business Assurance and Analysis, joined the Company in August 1995. From 1988 through 1995, Mr. Pellino was with MCI where he held a variety of marketing and business development positions, which included responsibility for the design of customized telecommunication packages for mid-size and long distance carriers. Mr. Pellino received his bachelor's degree in marketing/business administration from the University of Illinois.

  Neil A. Bethke, Vice President, Information Systems, joined the Company initially as a consultant in 1995 and assumed a full-time position in May 1996. From 1994 to 1996 Mr. Bethke served as principal for New Resources Corporation, a medium-sized consulting company specializing in client/server technology development for large service-oriented companies. From 1988 to 1994, Mr. Bethke served at Quantum Chemical Corporation and Sara Lee Corporation as Director of MIS, responsible for the reengineering of business processes through document routing and wide area network database management. Mr. Bethke holds a B.S. degree from the University of Wisconsin.

  Ellen C. Craig, Vice President, Regulatory Affairs, joined the Company in April 1997. From 1994 to 1997, Ms. Craig served as a consultant to investment banking and telecommunications companies on domestic and international utilities and telecommunications issues. From 1989 to 1994, Ms. Craig served as Chairman and Commissioner of the Illinois Commerce Commission. She holds a B.A. degree from Cardinal Cushing College and a J.D. degree from The John Marshall Law School.

  Lane Foster, Vice President, Human Resources and Organizational Development, joined the Company in May 1997. From 1991 to 1996, Mr. Foster served as Director of Human Resources and Corporate Real Estate for Nextel Communications, a telecommunications company. From 1980 to 1991, Mr. Foster served as Director of Human Resources for MCI Telecommunications. Mr. Foster attended the University of North Dakota and graduated from the University of Southern California--Center for Telecommunications Senior Leadership Program.

  Richard J. Brekka, Director, has been a director of the Company since April 1994. Mr. Brekka served as Chairman of the Board of the Company from December 1996 until October 1997. Mr. Brekka is a Managing Partner of MW&I Partners, a merchant banking fund, and has formed Dolphin Communications, L.P. to make communications investments in the United States. From February 1992 until May 1997, he was a Managing Director of CIBC Wood Gundy Capital ("CIBC"), the merchant banking division of Canadian Imperial Bank of Commerce, and a director and the President of CIBC Wood Gundy Ventures, Inc., an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Currently, Mr. Brekka serves on the board of directors of Orion Network Systems, Inc., Telesystem International Wireless, Inc., and Epoch Networks, Inc. Mr. Brekka received a B.S. degree in finance from the University of Southern California, and an M.B.A. degree from the University of Chicago.

  Dean M. Greenwood, Director, was elected as a director of the Company in February 1997. Mr. Greenwood is Vice President of Prime Management Group and has been an officer of that company since 1992. Mr. Greenwood is also a Managing Director of Prime New Ventures. Mr. Greenwood holds a B.B.A. degree and a J.D. degree from the University of Texas at Austin.

  Donald J. Hofmann, Jr., Director, has been a director of the Company since April 1994. Mr. Hofmann has been a General Partner of Chase Capital Partners (formerly known as Chemical Venture Partners) since 1992. Chase Capital Partners is the sole general partner of Chase Venture Capital Associates, L.P. Prior to joining Chase Capital Partners, he was head of MH Capital Partners, Inc., the equity investment arm of Manufacturers Hanover. Mr. Hofmann holds a B.B.A. degree from Hofstra University and an M.B.A. degree from Harvard Business School.

  James P. Hynes, Director, was elected a director of the Company in December 1997. Mr. Hynes is a Managing Director of Fidelity Capital, a division of FMR Corp., where he directed development of and currently serves as the Chairman of the Board of COLT Telecom Group plc ("COLT"), a European provider of competitive telecommunications services. Mr. Hynes has managed Fidelity Capital's Telecommunications and Technology Group since 1990 and has served as Chairman of the Board of COLT since its inception in 1992. Prior to joining Fidelity Capital, Mr. Hynes was the President of Fidelity Telecommunications. He has also held senior telecommunications and systems positions at Chase Manhattan Corp., Bache and Co., Inc. and Continental Corporation. In his role at Fidelity Capital, Mr. Hynes serves on the Board of Directors of several companies, and directed the development of, and serves as the Chairman of, MetroRED Telecommunications S.A., a provider of competitive telecommunications services in Latin America.

  William A. Johnston, Director, was elected a director of the Company in June 1994. Mr. Johnston has been a Managing Director of HarbourVest Partners, LLC since January 1997. HarbourVest Partners, LLC was formed by the management team of Hancock Venture Partners, Inc. where Mr. Johnston had served in various capacities since 1983. Currently, Mr. Johnston serves on the advisory boards of The Centennial Funds, Austin Ventures, and Highland Capital Partners, as well as on the board of directors of Epoch Networks, Inc., Golden Sky Systems, Inc., The Marks Group, Inc., and MultiTechnology Corp. Internationally, he serves on the board of directors of Esprit Telecom Group, plc. Mr. Johnston received a B.A. degree from Colgate University and an M.A. degree from Syracuse University School of Management.

  Ian M. Kidson, Director, has served as a director of the Company since April 1997. Mr. Kidson is a Managing Director of CIBC Capital Partners, the merchant banking division of the Canadian Imperial Bank of Commerce. He joined CIBC in 1984. Currently, Mr. Kidson serves on the board of directors of JBK Arena Co. and Interactive Media Corporation. Mr. Kidson received a B.S.C. degree and an M.B.A. degree from McMaster University.

  David C. Mitchell, Director, was elected a director of the Company in December 1997. Mr. Mitchell serves as an adviser to RCN Corporation, a single-service, facilities-based provider of telecommunications services to the residential market, and is a director of Commonwealth Telephone Enterprises, Inc., a provider of telephone and related services, and of Cable Michigan, Inc., a cable operator. RCN Corporation and Cable Michigan, Inc. were spun off from C-TEC Corporation, where Mr. Mitchell had served as an adviser and director since 1993, with C-TEC Corporation then changing its name to Commonwealth Telephone Enterprises, Inc. Prior to joining C-TEC, Mr. Mitchell was with Personal Sound Technologies and Frontier Corporation. Mr. Mitchell is also on the board of Marine Midland Bank-Rochester, Finger Lakes Long Term Care Insurance Co. and IBS International Corp.

  Eugene A. Sekulow, Director, was elected a director of the Company in August 1995. Mr. Sekulow served as Executive Vice President of NYNEX Corporation from December 1991 to 1993. From 1986 to 1991, he served as President of NYNEX International Company. Since his retirement from NYNEX in 1993, Mr. Sekulow has founded his own telecommunications consultancy where he has been retained by European, U.S., Japanese, Southeast Asian and Canadian companies. Currently, Mr. Sekulow serves on the board of directors of RSL Communications, Inc. Mr. Sekulow attended the University of Stockholm and the University of Oslo. He earned an M.A. degree in political science and economics and a Ph.D. degree from Johns Hopkins University.

  The Company is required by the terms of the 14% Senior Note Indenture to elect a disinterested director with experience in the telecommunications industry by March 31, 1998. The identity of the independent director has not yet been determined.

CLASSIFIED BOARD OF DIRECTORS

  The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes as nearly equal in number as possible with the directors in each class serving staggered three-year terms. The Class I directors are Donald J. Hofmann, Jr. and Ian M. Kidson; the Class II directors are Richard J. Brekka, Dennis B. Dundon, Ronald W. Gavillet and Eugene A. Sekulow; and the Class III directors are J. Thomas Elliott, William
A. Johnston, David C. Mitchell and James P. Hynes. The Company intends to nominate an additional independent director to serve as a Class I director. The terms of the Class I, II and III directors will expire initially in 1998, 1999 and 2000, respectively. At each annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Board has agreed that at the annual meeting of stockholders in 1999, the size of the Board will be reduced to nine members, and Messrs. Hofmann and Kidson will not stand for reelection to the Board. See "Description of Capital Stock."

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has established an Audit Committee, a Finance Committee and a Compensation Committee. Each of these committees is responsible to the full Board of Directors, and their activities are therefore subject to approval of the Board of Directors. The functions performed by these committees are summarized below.

  The Executive Committee consists of Messrs. Brekka, Elliott, Hynes and Mitchell. The Executive Committee is responsible for overseeing the Company's Operations.

  The Audit Committee consists of Messrs. Hofmann, Mitchell and Sekulow. The Audit Committee is responsible for reviewing the internal accounting controls of the Company, meeting and conferring with the Company's certified public accountants and reviewing the results of the accountants' auditing engagement.

  The Compensation Committee consists of Messrs. Brekka, Hynes and Johnston. The Compensation Committee establishes compensation and benefits for the Company's senior executives. The Committee also determines the number and terms of stock options granted to employees, directors and consultants of the Company under the Company's stock option plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee consists of Messrs. Brekka, Hynes, Johnston, none of whom is currently an employee or officer of the Company. No executive officer of the Company served during fiscal year 1996 as a member of a compensation committee or as a director of any entity of which any of the Company's directors serves as an executive officer.

DIRECTORS' COMPENSATION

  The Company's directors currently do not receive any cash compensation for service on the Board of Directors or any committees thereof, but non-employee directors are reimbursed for certain expenses in connection with attendance for Board and committee meetings. In the future, the Company's non-employee directors will receive customary compensation and will be reimbursed for out-of-pocket expenses incurred in connection with attending meetings.

EXECUTIVE COMPENSATION

 Summary Compensation Table

  The following table sets forth certain information concerning the cash and non-cash compensation during fiscal year 1997 earned by or awarded to the Chief Executive Officer, the former Chief Executive Officer and the five other most highly compensated executive officers of the Company whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1997 (the "Named Executive Officers").

                                                   ANNUAL
                                                COMPENSATION
                                              -----------------     ALL OTHER
                                      YEAR     SALARY   BONUS      COMPENSATION
                                      ----    -------- --------    ------------
J. Thomas Elliott.................... 1997    $195,000 $ 97,500(1)       --
 Chairman of the Board, President and
  Chief Executive                     1996     182,500   97,500(2)       --
 Officer                              1995(3)  139,165      --       $75,000
Ronald W. Gavillet................... 1997     185,000   92,500(1)    15,000(4)
 Executive Vice President, Strategy &
  External Affairs                    1996     167,600   92,500(2)       --
                                      1995     135,000   50,000(5)       --
Ryan Mullaney........................ 1997     125,000  120,062(6)       --
 Executive Vice President, Sales and
  Marketing                           1996      21,634   25,000          --
                                      1995(7)      --       --           --
Gerald J. Sweas...................... 1997     150,000   60,000(1)       --
 Executive Vice President & Chief
  Financial Officer                   1996      14,423   20,000(2)       --
                                      1995(8)      --       --           --
Steven J. Parrish.................... 1997     142,200   56,000(1)       --
 Executive Vice President, Operations 1996      49,539      --           --
                                      1995(9)      --       --           --

--------
(1) Represents estimated bonus earned with respect to 1997 to be paid in 1998.
(2) Represents bonus earned with respect to 1996 and paid in 1997.
(3) Includes Mr. Elliott's compensation as an officer of Quest America, LP prior to the acquisition of its business by the Company. The $75,000 included as other compensation represents the amount Mr. Elliott received for consulting service to the Company prior to the Company's acquisition of the business of Quest America, LP.
(4) Represents payment with respect to vacation accrued in 1996.
(5) Represents amounts paid in 1996 with respect to bonuses earned in prior periods, primarily in 1995.
(6) $101,562 has been paid and $18,500 has been estimated.
(7) Mr. Mullaney commenced employment with the Company in October 1996.
(8) Mr. Sweas commenced employment with the Company in November 1996.
(9) Mr. Parrish commenced employment with the Company in January 1996.

OPTION GRANTS

  The following table sets forth the aggregate number of stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 1997. Options are exercisable for Common Stock of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                        PERCENT OF                        ANNUAL RATE OF STOCK
                            NUMBER OF  TOTAL OPTIONS                              PRICE
                            SECURITIES  GRANTED TO                          APPRECIATION FOR
                            UNDERLYING EMPLOYEES IN  EXERCISE              OPTION TERM ($)(1)
                             OPTIONS      FISCAL       PRICE   EXPIRATION ---------------------
   NAME                     GRANTED(#)    YEAR(%)    ($/SHARE)    DATE        5%        10%
   ----                     ---------- ------------- --------- ---------- ---------- ----------
   J. Thomas Elliott.......  230,000       9.91        8.80      9/4/04    2,907,552 4 ,495,344
   Ronald W. Gavillet......  230,000       9.91        8.80      9/4/04    2,907,552  4,495,344
   Ryan Mullaney...........   75,000       3.23        8.80      9/4/04      948,115  1,465,873
   Gerald J. Sweas.........  100,000       4.31        8.80      9/4/04    1,264,153  1,954,498
   Steven J. Parrish.......   47,000       2.03        8.80      9/4/04      594,152    918,614

--------
(1) The information disclosed assumes, solely for purposes of demonstrating potential realizable value of the options, that the per share fair market value of the Common Stock as of December 31, 1997 equals the initial public offering price of $16.00 and increases at the rate indicated, effective as of December 31 of each subsequent full calendar year during the option term. However, no representation is made that the rates of increase in value can or will be achieved.

  The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1997 and the December 31, 1997 aggregate value of unexercised options held by each of the Named Executive Officers.

   OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES(1)

                                                            NUMBER OF           VALUE OF UNEXERCISED
                                                      SECURITIES UNDERLYING     IN-THE-MONEY OPTIONS
                                                     UNEXERCISED OPTIONS AT           AT FISCAL
                              SHARES                   FISCAL YEAR-END (#)          YEAR-END ($)
                            ACQUIRED ON    VALUE    ------------------------- -------------------------
   NAME                     EXERCISE(#) REALIZED($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
   ----                     ----------- ----------- ------------------------- -------------------------
   J. Thomas Elliott.......     --          --           114,705/489,545         1,818,074/5,769,788
   Ronald W. Gavillet......     --          --           133,940/414,650         2,124,489/4,582,703
   Ryan Mullaney...........     --          --            37,500/112,500           443,000/983,000
   Gerald J. Sweas.........     --          --            55,000/155,000           652,250/1,372,250
   Steven J. Parrish.......     --          --            40,250/74,000            637,963/766,350

--------
(1) The information disclosed assumes, solely for purposes of illustrating the value of in-the-money options, that the per share fair market value of the Common Stock as of December 31, 1997 equals the initial public offering price of $16.00.

BENEFIT PLANS

 1994 Amended and Restated Stock Option Plan

  In September 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Amended and Restated 1994 Stock Option Plan (the "1994 Plan"), which was originally adopted by the Board of Directors and subsequently approved by the stockholders in September 1994. A total of 1,004,520 shares of Common Stock have been reserved for issuance under the 1994 Plan. The purposes of the 1994 Plan are to attract and retain qualified personnel, to provide additional incentives to employees, officers and directors of the Company and its affiliates and to promote the success of the Company's business. Under the 1994 Plan, the Company may grant incentive or non-qualified stock options to employees, officers and directors. However, to the extent that the aggregate fair market value of the Common Stock issued to any person exceeds $100,000, such options must be treated as nonqualified stock options.

  Options granted under the 1994 Plan generally become exercisable six months after the date of the grant at a rate of 25% of the shares subject to the option and thereafter, at a rate of 25% at the end of each six month period for a total of two years, except that certain options granted to Messrs. Sweas, Mullaney and Monson in connection with their employment agreements become exercisable with respect to 50% on the one-year anniversary of the date of grant and with respect to 25% on the 18-month and 24-month anniversaries of the date of grant. Under the 1994 Plan, the per share exercise price of the options shall be determined by the committee administering the 1994 Plan and may be (i) fixed at the time of grant, (ii) float in accordance with a predetermined formula or (iii) any combination thereof. The maximum term of a stock option under the 1994 Plan is ten years. If an optionee terminates his or her service for reasons other than death, disability, retirement, resignation or discharge for cause, the optionee may exercise only those option shares vested as of the date of termination. Further, if an optionee retires without prior Board of Directors approval or is terminated for cause, all options previously not exercised generally expire and are forfeited. In addition, the Company has the option to repurchase all or any part of the shares issued or issuable upon exercise, if an optionee's employment terminates for any reason whatsoever. Options are subject to adjustment under certain circumstances. In the event of a "Sale" or a "Qualified Public Offering" (as defined in the 1994 Plan), the Committee has discretion to make outstanding options immediately exercisable. Some of the option agreements under the 1994 Plan provide that in the event of a Change in Control (as defined in the 1994 Plan), the options shall automatically become immediately exercisable.

  The 1994 Plan may be amended at any time by the Board of Directors, although certain amendments require the consent of the participants of the 1994 Plan. The 1994 Plan will terminate in September 2004, unless earlier terminated by the Board of Directors.

 1996 Option Grants Outside of the 1994 Stock Option Plan

  In connection with the issuance of the Company's 9% Cumulative Convertible Pay-In-Kind Preferred Stock (the "9% Preferred Stock") and the consummation of the 1996 Private Placement, Messrs. Elliott, Gavillet, Parrish, Pellino and Bethke were granted 182,340, 119,960, 6,000, 3,120 and 3,120 additional options, respectively, and certain other employees were granted a total of 11,110 additional options, to purchase a corresponding number of shares of Common Stock at an exercise price of $.15 per share. Certain of such options are exercisable with respect to Messrs. Elliott and Gavillet, only upon conversion from time to time of the Original Notes into shares of Common Stock. Options to purchase 72,410 shares became immediately exercisable upon the consummation of the Initial Public Offering.

 Omnibus Securities Plan

  In August 1997, the Board of Directors adopted and the stockholders approved, the Omnibus Securities Plan of USN Communications, Inc. (the "Omnibus Securities Plan"). A total of 2,750,000 shares have been reserved for issuance under the Omnibus Securities Plan. The purpose of the Omnibus Securities Plan is to benefit the Company's stockholders by encouraging high levels of performance by individuals whose performance is a key element in achieving the Company's continued success, and to enable the Company to recruit, reward, retain and motivate employees for the benefit of the Company and its stockholders. Under the Omnibus Securities Plan, the Company may grant incentive or non-qualified stock options, stock appreciation rights ("SARs"), restricted stock awards, performance awards and other stock based awards. Employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to participate in the Omnibus Securities Plan. The Omnibus Securities Plan is administered by the Compensation Committee, which determines among other things, the terms and recipients of the awards. The Omnibus Securities Plan may be amended by the Board of Directors, although certain amendments require the consent of the participants. The Omnibus Securities Plan will terminate in 2007 unless earlier terminated by the Board of Directors. In the event of a change of control (as defined in the Omnibus Securities Plan) all options and SARs become fully vested and exercisable and restrictions on restricted stock lapse and pro rata portions of performance awards become payable.

  In September 1997, the Compensation Committee authorized the grant of stock options to substantially all non-executive officer employees of the Company or its subsidiaries. These options have an exercise price of $8.80 per share, with one-third of the options vesting on the earlier of the completion of a qualified public offering of the Company's Common Stock or the first anniversary of the date of grant, and with an additional one-third of the options vesting on each of the two anniversaries following the initial vesting date. These options initially covered a total of 958,500 shares. In addition, in September 1997, the Compensation Committee authorized the grant of options for a total of 1,137,000 shares of Common Stock to the Company's 11 executive officers and a grant of options for a total of 75,000 shares of Common Stock to the Company's then Chairman. These options also have an exercise price of $8.80 per share.

 401(k) Plan

  In January 1995, the Company adopted the Employee 401(k) Profit Sharing Plan (the "401(k) Plan") covering all of the Company's employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the lesser of 15% of eligible compensation or the statutorily prescribed annual limit ($9,500 in 1996) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by the Company on behalf of all participants. The Company has not made any contributions to date. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn, and contributions by the Company, if any, will be deductible by the Company when made.

EMPLOYMENT AGREEMENTS

  All of the Company's executive officers have entered into employment agreements with the Company. Each agreement provides for an initial term of two or three years and automatic one-year renewals, and sets forth a base salary and target annual bonus. The 1997 annual base salaries for Messrs. Elliott, Dundon, Gavillet, Sweas, Mullaney and Parrish were $195,000, $185,000, $185,000, $150,000, $125,000 and $140,000, respectively. Each agreement provides that the executive shall receive certain payments in the event his or her employment is terminated other than for cause, including but not limited to all amounts earned, accrued and owing to the executive and certain severance payments. In addition, each agreement contains noncompetition and nonsolicitation provisions.

  The employment agreements also provide that, in the event of a Change of Control, the options held by the executive shall become exercisable and any restrictions on such options shall lapse. Upon a Change of Control, the Company shall pay to each of Messrs. Elliott, Gavillet and Sweas, within the 10-day period following such Change of Control, an amount equal to the pro rata portion on the annual bonus that would have been payable to such executive during such year, assuming the achievement of all performance goals. Under each employment agreement, a "Change in Control" occurs if (i) a person or entity becomes the beneficial owner of 35% or more of the combined voting power of the Company's securities, (ii) the current directors, or individuals who are approved by two-thirds of the current directors, cease to constitute a majority of the board of the Company or (iii) certain mergers or liquidations of the Company occur.

  Mr. Elliott's and Mr. Gavillet's agreements provide for certain anti-dilution rights with respect to their ownership of common stock, including the right, in the event the Company sells shares of any class of stock, to purchase a certain percentage (3.8% for Mr. Elliott and 2.5% for Mr. Gavillet) of such shares on the same terms and conditions as the shares being sold. In addition, their agreements provide that if the current stockholders sell any of their shares of capital stock of the Company to a third party under certain circumstances, each of Messrs. Elliott and Gavillet has the right to sell the same percentage of his shares of capital stock as the percentage of shares that the current stockholders are selling, on the same terms and for the same consideration.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On August 18, 1997, in connection with the 1997 Private Placement, the Company sold 30,209 shares of the Company's Series A Cumulative Convertible Pay-In-Kind Preferred Stock (the "Series A Preferred Stock"), for an aggregate purchase price of $30.2 million. The new equity was purchased by existing Company stockholders and affiliates of certain stockholders. Such Series A Preferred Stock was converted into Common Stock concurrently with the closing of the Company's Initial Public Offering.

  In exchange for its Consent allowing the Company to consummate the 1997 Private Placement, the Company paid a consent fee to MLAM consisting of, among other things, the Consent Warrants and an option to purchase the Consent Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

  On September 30, 1996, BT Securities Corporation, Chase Securities Inc. and CIBC Wood Gundy Securities Corp. purchased a portion of the 14% Senior Notes, the related warrants and the Original Notes from the Company pursuant to the 1996 Private Placement. All of the 14% Senior Notes, the related warrants and the Original Notes were immediately resold to MLGAFI, whose adviser is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the Initial Purchasers in the 1997 Private Placement and one of the U.S. Representatives of the Underwriters in the Initial Public Offering. BT Securities Corporation, Chase Securities Inc. and CIBC Wood Gundy Securities Corp. are affiliates of BT Capital Partners, Inc., Chase Venture Capital Associates, L.P. and CIBC Wood Gundy Ventures, Inc., respectively, which are stockholders of the Company. See "Stock Ownership." BT Securities Corporation, Chase Securities Inc. and CIBC Wood Gundy Securities Corp. each received commissions of approximately $188,000 of the $1,880,053 in connection with the 1996 Private Placement.

  In September 1996, in connection with the 1996 Private Placement, the certificate of incorporation of the Company was amended to provide for the authorization of two classes of common stock, Class A common stock and Class B common stock. Each outstanding share of common stock of the Company existing on the date of the 1996 Private Placement was converted into one share of Class A common stock. Upon the consummation of the Initial Public Offering, each outstanding share of Class A common stock was converted into one share of Common Stock.

  In connection with the 1996 Private Placement and the 1997 Private Placement, by requisite vote, the Original Purchasers waived preemptive rights and registration rights held by them pursuant to agreements entered into with respect to earlier investments in the Company. Concurrent with the consummation of the Initial Public Offering, the rights of the Original Purchasers pursuant to such agreements, other than registration rights, were terminated. In connection with the 1996 Private Placement the Original Purchasers also approved, and the Company took all necessary action to effect prior to the consummation of the 1996 Private Placement, the amendment of the terms of the Company's Series A 10% Senior Cumulative Preferred Stock and Series A-2 10% Cumulative Preferred Stock to provide for and effectuate the conversion of the shares of each such series of preferred stock into newly issued shares of Class A common stock, which conversion was consummated on September 30, 1996.

  Also in connection with the 1996 Private Placement, the Original Purchasers purchased from the Company shares of its 9% Cumulative Convertible Pay-In-Kind Preferred Stock (the "9% Preferred Stock"), for an aggregate purchase price of $10 million. The 9% Preferred Stock was converted into Common Stock concurrently with the closing of the Initial Public Offering.

  In March 1996, the Company effected a recapitalization pursuant to which the Company issued an aggregate of 1,101,570 shares of common stock to the Original Purchasers for no cash consideration in order to settle a dispute relating to the price per share of the Common Stock paid by the Original Purchasers for common stock purchased in 1995. The dispute stemmed from, in part, the Company's operating performance as compared with the operating performance projected by the Company at the time of such investment. As part of the recapitalization, the Company also caused its then existing 10% Series A-2 Preferred Stock to be senior to the 10% Series A Preferred Stock with respect to redemption, dividends and liquidation in further settlement of the dispute referred to above.

  In 1997 and in January 1998, the Company has made advances totaling $279,745 to Ryan Mullaney, Executive Vice President, Sales and Marketing. These advances are represented by demand notes that bear interest at the prime rate and provide that a condition of the exercise of Mr. Mullaney's options is the satisfactory arrangement for the contemporaneous repayment of the notes. In December 1995, Mr. J. Thomas Elliott, Chairman of the Board, President and Chief Executive Officer of the Company, executed an interest-free promissory note in favor of the Company in the principal amount of $75,000. Such promissory note was originally payable by January 2, 1997, but such date has been extended to a date as yet undetermined.

                                STOCK OWNERSHIP

  The following table sets forth as of February 15, 1998, the number of shares of Common Stock and the percentage of the outstanding shares that are beneficially owned by (i) each person that is the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the directors and the Named Executive Officers of the Company and (iii) all of the current directors and executive officers of the Company as a group.

                                                           NUMBER OF   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                   SHARES OWNED OF CLASS
---------------------------------------                   ------------ --------
Merrill Lynch Global Allocation Fund, Inc................                    %
 800 Scudders Mill Road
 Plainsboro, New Jersey 08536
HarbourVest Partners, LLC (2)............................   3,442,373
 One Financial Center, 44th Floor
 New York, New York 10017-3903
Chase Venture Capital Associates, L.P. (3)...............   2,309,717
 380 Madison Ave., 12th Floor
 New York, New York 10017-2070
CIBC Wood Gundy Ventures, Inc. (3).......................   2,309,717
 425 Lexington Avenue
 New York, New York 10017-3903
BT Capital Partners, Inc. (3)............................   1,710,566
 130 Liberty Street
 New York, New York 10017-2070
Fidelity Entities (4)....................................   1,704,300
 82 Devonshire Street
 Boston, Massachusetts 02109
J. Thomas Elliott (5) ...................................     205,955
Ronald W. Gavillet (5)...................................     118,565
Richard J. Brekka (5)....................................      75,000
Dean M. Greenwood (6)....................................     569,679
Donald J. Hofmann, Jr. (6)...............................   2,309,717
James P. Hynes (6).......................................   1,704,300
William A. Johnston (6)..................................   3,442,373
Ian M. Kidson (6)........................................   2,309,717
Paul S. Lattanzio .......................................         --
David C. Mitchell........................................         --
Ryan Mullaney (5)........................................      37,500
Steven J. Parrish (5)....................................      30,625
Eugene A. Sekulow........................................         --
Gerald J. Sweas (5)......................................      55,000
All directors and executive officers of the Company as a
 group (20 persons)......................................  10,915,251

--------
(1) Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to the shares. As to each stockholder, the percentage ownership is calculated by dividing (i) the sum of the number of shares of Common Stock owned by such stockholder plus the number of shares of Common Stock that such stockholder would receive upon the exercise of currently exercisable options and warrants or the conversion of convertible securities held by such stockholder (the "Conversion Shares") by (ii) the sum of the total number of outstanding shares of Common Stock plus the total number of such stockholder's Conversion Shares.
(2) HarbourVest Partners IV--Direct Fund L.P. beneficially owns 1,738,073 shares of Common Stock. HarbourVest Partners V--Direct Fund L.P. beneficially owns 1,704,300 shares of Common Stock. Both entities are under the common control of HarbourVest Partners, LLC.
(3) Chase Venture Capital Associates, L.P., CIBC Wood Gundy Ventures, Inc. and BT Capital Partners, Inc. are affiliates of The Chase Manhattan Corporation, Canadian Imperial Bank of Commerce, and Bankers Trust New York Corporation, respectively.
(4) FMR Corp., a Massachusetts corporation ("FMR") is the parent of its wholly-owned subsidiary Fidelity Communications International, Inc. the owner of 1,136,200 shares of Common Stock. FMR Corp. is also related to Fidelity Investors Limited Partnership ("FILP"), the owner of 568,100 shares of Common Stock, through common ownership by certain shareholders and employees of FMR, of the general partner of FILP and of limited partnership interests in FILP.
(5) These shares include exercisable options.
(6) Each director disclaims beneficial ownership of any shares of Common Stock which he does not directly own.

                       DESCRIPTION OF CONVERTIBLE NOTES

  For purposes of this description of the Convertible Notes, the term "Company" refers to USN Communications, Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

GENERAL

  The Original Notes were issued pursuant to the Original Indenture and the Consent Notes were issued pursuant to the Consent Indenture. The terms of the Convertible Notes include those stated in the applicable Convertible Note Indenture and those made a part thereof by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the "Trust Indenture Act"). The following summaries of certain provisions of the Convertible Note Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Convertible Note Indenture. Copies of the Convertible Note Indentures have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements and definitions of terms under this caption relating to the Convertible Notes and the Convertible Note Indentures are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Convertible Note Indentures and are qualified in their entirety by express reference thereto. Certain terms used herein are defined below under "--Certain Definitions."

  The Original Notes and Consent Notes are general unsecured obligations of the Company limited in aggregate principal amount at Stated Maturity to $36 million and $13 million, respectively. The Convertible Notes are subordinated in right of payment to the Senior Notes and rank pari passu in right of payment with all other existing and future unsecured indebtedness of the Company. The Convertible Notes are effectively subordinated to any secured indebtedness of the Company to the extent of the assets securing that indebtedness (including up to $30 million of indebtedness under a Credit Facility permitted by the Senior Note Indentures). The Company's Subsidiaries have no direct obligation to pay amounts due on the Convertible Notes and have not guaranteed the Convertible Notes as of the date hereof; however, if a Restricted Subsidiary guarantees any indebtedness of the Company, such Restricted Subsidiary will be obligated to guarantee the Convertible Notes on a senior subordinated basis. See "--Certain Covenants--Limitation on Issuances of Guarantees by Restricted Subsidiaries." As a result, the Convertible Notes effectively will be subordinated to all existing and future third-party indebtedness and other liabilities of the Company's Subsidiaries (including trade payables). As of September 30, 1997, the total outstanding indebtedness and other liabilities (including trade payables and other non-debt obligations) of the Company that would rank pari passu in right of payment with the Convertible Notes was approximately $0.7 million. As of September 30, 1997, the total outstanding indebtedness and other liabilities (including trade payables and other non-debt obligations) of the Company's Subsidiaries on a combined consolidated basis (after the elimination of loans and advances by the Company) was approximately $29.3 million. Of that amount, approximately $0.7 million in indebtedness was secured by Liens on the assets of the borrowing Subsidiaries.

  The operations of the Company are conducted in large part through its Subsidiaries and, therefore, the Company is dependent upon cash flow from those entities to meet its obligations. Any rights (other than claims based upon valid pari passu loans and advances made by the Company) of the Company and its creditors, including the holders of Convertible Notes, to participate in the distribution of the assets of any of the Company's Subsidiaries upon any liquidation or reorganization of any such Subsidiary will be subject to the prior claims of that Subsidiary's creditors (including trade creditors). Accordingly, the Company anticipates that the primary source of cash to pay the Company's obligations under the Convertible Notes will be derived from the operations of the Restricted Subsidiaries. The Convertible Note Indentures permit under certain circumstances the creation of, or the designation of existing Restricted Subsidiaries as, Unrestricted Subsidiaries. Such Unrestricted Subsidiaries will not generally be subject to the covenants applicable to the Company and the Restricted

Subsidiaries. See "Risk Factors--Substantial Leverage," "--Future Cash Obligations" and "--Holding Company Structure; Source of Repayment of Convertible Notes; Effective Subordination of Notes to Indebtedness of Subsidiaries."

  The Convertible Note Indentures do not contain any restrictions on the payment of dividends or the making of distributions, investments or certain other restricted payments or any financial covenants and contain no covenants or other provisions against a dramatic decline in credit quality of the Convertible Notes, except as described below in "--Right to Require Repurchase of Convertible Notes Upon a Termination of Trading."

PRINCIPAL, MATURITY AND INTEREST

  Original Notes. On September 30, 1996, the Company issued $36 million aggregate principal amount at maturity of Original Notes at a discount to their aggregate principal amount to generate gross proceeds to the Company of approximately $28 million. The Original Notes will mature on September 30, 2004. The Original Notes will accrete interest at the rate of 9% per annum, compounded semiannually, to an aggregate principal amount of $36 million by September 30, 1999. Although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder as such discount accretes from the Issue Date of the Original Notes, no interest will be payable prior to September 30, 1999. See "Certain Federal Income Tax Considerations--Taxation of the Convertible Notes--Original Issue Discount." From and after September 30, 1999, interest on the Original Notes will accrue at the rate of 9% per annum and will be payable in cash semiannually on March 30 and September 30, of each year commencing March 30, 2000, to the holders of record of Original Notes at the close of business on March 15 and September 15 immediately preceding such interest payment date. Interest on the Original Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 30, 1999. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  If the Company does not comply with certain deadlines with respect to registration of the Original Notes for resale under a shelf registration statement, holders of the Original Notes will be entitled to Special Interest.

  Consent Notes. On January 13, 1998, the Company issued $13 million aggregate principal amount at maturity of Consent Notes at a discount to their aggregate principal amount to generate gross proceeds to the Company of approximately $10 million. The Consent Notes will mature on January 13, 2006. The Consent Notes will accrete interest at the rate of 9% per annum, compounded semiannually, to an aggregate principal amount of $13 million by January 13, 2001. Although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder as such discount accretes from the Issue Date of the Consent Notes, no interest will be payable prior to January 13, 2001. See "Certain Federal Income Tax Considerations--Taxation of the Convertible Notes--Original Issue Discount." From and after January 13, 2001, interest on the Consent Notes will accrue at the rate of 9% per annum and will be payable in cash semiannually on January 13 and July 12 of each year commencing January 13, 2001, to the holders of record of Consent Notes on the close of business on June 30 and December 31 immediately preceding such interest payment date. Interest on the Consent Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 13, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  General. Principal of, premium, if any, and interest and, with respect to the Original Notes, Special Interest, if any, on the Convertible Notes will be payable at the office or agency of the Company maintained for such purpose, which office shall be maintained in the Borough of Manhattan, The City of New York. At the option of the Company, interest and Special Interest may be paid by check mailed to the registered holders at their registered addresses. The Convertible Notes were issued without coupons and in fully registered form only, in denominations of $1,000 and integral multiples thereof.

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

CONVERSION RIGHTS OF CONVERTIBLE NOTES

  The Convertible Notes are convertible into the Convertible Note Shares, at the option of the holders of Convertible Notes, at any time after the 60th day following the date of original issuance of the Convertible Notes and prior to redemption or final maturity of the Convertible Notes, at a conversion price of $10.436 per share with respect to the Original Notes, and $10.121 per share with respect to the Consent Notes, in each case subject to adjustment (each, the "Conversion Price") as described below. The right to convert Convertible Notes which have been called for redemption will terminate at the close of business on the business day preceding the redemption date. In the event that the Company consummates a sale or sales of any class of Capital Stock for an amount, individually or in the aggregate, in excess of $5,000,000 (each, a "Reset Event") and at the time of such sale or sales, the equity valuation of the Company based upon such sale or sales
(as evidenced by a Board Resolution delivered to the Convertible Note Trustee) is less than $122,500,000, then on the date of the consummation of any such Reset Event (the "Reset Date"), the Conversion Price shall be adjusted (the "Conversion Reset") to equal 115% of the price (the "Conversion Reset Price") at which such sale or sales were consummated; provided, that if such sale or sales are consummated more than nine months after a Qualified Public Offering at a total equity valuation of the Company of at least $122,500,000, then no Conversion Reset will be required. In the event that the Conversion Price before such calculation shall be equal to or less than the Conversion Reset Price, then no additional adjustment to the Conversion Price shall be made.

  Subject to certain exceptions, the Conversion Price will be subject to adjustment on the occurrence of certain events including: (i) the payment by the Company of dividends (or the making of other distributions) with respect to any class of Capital Stock payable in Common Stock or other shares of the Company's Capital Stock, (ii) subdivisions, combinations and reclassifications of Common Stock, (iii) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for Common Stock, or of securities convertible into or exchangeable for shares of Common Stock, in either case for consideration per share of Common Stock which is less than the Current Market Price per share of Common Stock (determined as provided in the Convertible Note Indentures), (iv) the issuance or sale of shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, for consideration per share of Common Stock which is less than the Current Market Price per share of Common Stock (determined as provided in the Convertible Note Indentures), other than the Warrants, (v) the distribution to all holders of Common Stock of any of the Company's assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in clause (iii) above and excluding cash dividends or other cash distributions from current or retained earnings) and (vi) certain other events which could have the effect of depriving holders of the Convertible Notes of all or any of the conversion rights in respect of any Convertible Note.

  No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1.0% in the Conversion Price; provided, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

  In addition to the foregoing adjustments, the Company will be permitted to reduce the Conversion Price as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event. In the case of any consolidation or merger of the Company with any other Person (other than one in which no change is made in the Common Stock), or any sale or transfer of all or substantially all of the assets of the Company, the holder of any Convertible Note then outstanding will have the right thereafter to convert such Convertible Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Convertible Note might have been converted immediately prior to such consolidation, merger, sale or transfer; and adjustments will be provided for events subsequent thereto that are as nearly equivalent as practical to the Conversion Price adjustments described above.

  Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon the then Closing Price (determined as provided in the applicable Convertible Note Indenture) at the close of business on the day of conversion. If any Convertible Notes are surrendered for conversion during the period from the close of business on any regular record date through and including the next succeeding interest payment date (except any such Convertible Notes called for redemption), such Convertible Notes when surrendered for conversion must be accompanied by payment in next day funds of an amount equal to the interest thereon which the registered Holder on such record date is to receive. Except as described in the preceding sentence, no interest will be payable by the Company on converted Convertible Notes with respect to any interest payment date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion.

SUBORDINATION OF CONVERTIBLE NOTES

  The payment of the principal of and premium, if any, and interest (including, with respect to the Original Notes, Special Interest, if any) on the Convertible Notes will, to the extent set forth in the Convertible Note Indentures, be subordinated in right of payment to the prior payment in full of the Senior Notes and all other obligations of the Company and the Guarantors, if any, under the Senior Notes, the Senior Note Guarantees, if any, and the Senior Note Indentures (the "Senior Indebtedness"). If there is a payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company or a Guarantor, as applicable, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon or provision for such payment in money or money's worth must be made before the holders of the Convertible Notes will be entitled to receive any payment in respect of the principal of or premium, if any, or interest (including, with respect to the Original Notes, Special Interest, if any) on the Convertible Notes. In the event of the acceleration of the Maturity of the Convertible Notes, the holders of all Senior Indebtedness will first be entitled to receive payment in full in cash of all amounts due thereon or provision for such payment in money or money's worth before the holders of the Convertible Notes will be entitled to receive any payment for the principal of or premium, if any, or interest (including, with respect to the Original Notes, Special Interest, if any) on the Convertible Notes. No payments on account of principal of or premium, if any, or interest (including, with respect to the Original Notes, Special Interest, if any) on the Convertible Notes or on account of the purchase or acquisition of Convertible Notes may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, any acceleration of the maturity of any Senior Indebtedness or if any judicial proceeding is pending with respect to any such default.

OPTIONAL REDEMPTION

  The Original Notes and Consent Notes are not redeemable prior to September 30, 2000 or January 13, 2002, respectively. During the period from September 30, 2000 to September 30, 2002 or January 13, 2002 to January 13, 2004, respectively, the Company may redeem all but not less than all of the Original Notes and Consent Notes, respectively, upon not less than 30 nor more than 60 days' notice, if the Closing Price (as defined in the Convertible Note Indentures) of the Common Stock is at least 150% of the applicable Conversion Price for thirty consecutive days, at a redemption price equal to 100% of the principal amount at Stated Maturity thereof plus accrued and unpaid interest, if any, and, with respect to the Original Notes, Special Interest, if any; provided that if the Common Stock is not traded on a U.S. national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and not quoted on a consolidated transaction reporting tape, the Convertible Notes will not be redeemable during such period. On or after September 30, 2002, with respect to the Original Notes, or January 13, 2004, with respect to the Consent Notes, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more 60 days' notice, at 100% of the principal amount thereof at Stated Maturity, plus accrued and unpaid interest, if any, and, with respect to the Original Notes, Special Interest, if any.

MANDATORY REDEMPTION

  Except as set forth under "--Repurchase at the Option of Holders upon a Change of Control," "--Asset Sales," and "--Right to Require Repurchase of Convertible Notes Upon a Termination of Trading," the Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Convertible Notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder of Convertible Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of such holder's Convertible Notes pursuant to an irrevocable and unconditional offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the Accreted Value of such Convertible Notes (or portions thereof) on any Change of Control Payment Date (as defined herein) occurring prior to September 30, 1999 or January 13, 2001, as applicable, plus accrued and unpaid interest, if any, and, with respect to the Original Notes, Special Interest, if any, thereon to such Change of Control Payment Date, or 101% of the principal amount at Stated Maturity of such Convertible Notes (or portions thereof), on any Change of Control Payment Date occurring on or after September 30, 1999 or January 13, 2001, as applicable, plus accrued and unpaid interest, if any, and, with respect to the Original Notes, Special Interest, if any, to such Change of Control Payment Date.

  Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) shall mail a notice to each holder stating, among other things: (1) that a Change of Control Offer is being made pursuant to the covenant in the Convertible Note Indentures entitled "Repurchase at the Option of Holders upon a Change of Control" and that all Convertible Notes properly tendered will be accepted for payment; (2) the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (3) that any Convertible Notes or portions thereof not properly tendered will continue to accrete in value or accrue interest, as the case may be, and accrue Special Interest, if applicable; (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Convertible Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrete in value or accrue interest, as the case may be, and accrue Special Interest, if applicable, from and after the Change of Control Payment Date; (5) that holders electing to have any Convertible Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender the Convertible Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Convertible Notes completed, to a paying agent (the "Paying Agent") at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Convertible Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Convertible Notes or portions thereof purchased; (7) that holders whose Convertible Notes are being purchased only in part will be issued new Convertible Notes equal in principal amount to the unpurchased portion of the Convertible Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at Stated Maturity or an integral multiple thereof; and (8) the instructions and any other information necessary to enable holders to accept a Change of Control Offer or effect withdrawal of such acceptance.

  The Company will comply with the requirements of Section 14(e) under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of Convertible Notes pursuant to a Change of Control Offer.

  On the Change of Control Payment Date, the Company will (1) accept for payment Convertible Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Purchase Price in respect of all Convertible Notes or portions thereof so tendered, including accrued and unpaid interest, if any, and, with respect to the Original Notes, Special Interest, if any, thereon and (3) deliver, or cause to be delivered, to the Trustee the Convertible Notes so accepted together with an Officers' Certificate listing the Convertible Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each holder of Convertible Notes so accepted payment in an amount equal to the Change of Control Purchase Price, including interest and Special Interest, if applicable, for such Convertible Notes and the Trustee shall promptly authenticate and mail to each holder a new Convertible Note equal in principal amount at Stated Maturity to any unpurchased portion of the Convertible Notes surrendered, if any; provided, that each such new Convertible Note shall be in a principal amount at Stated Maturity of $1,000 or any integral multiple thereof. The Company will announce publicly the results of a Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The existence of the holders' right to require, subject to certain conditions, the Company to repurchase Convertible Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control. If a Change of Control Offer is made, there can be no assurance that the Company will have sufficient funds to pay the Change of Control Purchase Price for all Convertible Notes tendered by holders seeking to accept the Change of Control Offer. In addition, instruments governing other Indebtedness of the Company may prohibit the Company from purchasing any Convertible Notes prior to their Stated Maturity, including pursuant to a Change of Control Offer. In the event that a Change of Control Offer occurs at a time when the Company does not have sufficient available funds to pay the Change of Control Purchase Price for all Convertible Notes tendered pursuant to such offer or at a time when the Company is prohibited from purchasing the Convertible Notes (and the Company is unable either to obtain the consent of the holders of the relevant Indebtedness or to repay such Indebtedness), an Event of Default (as defined herein) would occur under the Convertible Note Indentures. In addition, one of the events that constitutes a Change of Control under the Convertible Note Indentures is a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company or of the Company and its Restricted Subsidiaries taken as a whole. The Convertible Note Indentures will be governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company and/or its Restricted Subsidiaries were to engage in a transaction in which it or they disposed of less than all of the assets of the Company or less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole, a question of interpretation could arise as to whether such disposition was of "substantially all" of its or their assets, as the case may be, and whether the Company was required to make a Change of Control Offer.

  Except as described herein with respect to a Change of Control and except for the covenant described below in "--Right to Require Repurchase of Convertible Notes Upon a Termination of Trading," the Convertible Note Indentures do not contain any other provisions that permit holders of Convertible Notes to require that the Company repurchase or redeem Convertible Notes in the event of a takeover, recapitalization or similar restructuring. The foregoing provisions may not necessarily afford the holders of the Convertible Notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving the Company, that may adversely affect the holders because (i) such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to require the Company to make a Change of Control Offer or (ii) such transactions may include an actual shift in voting power or beneficial ownership to a Strategic Investor or to a Permitted Holder which is excluded under the definition of Change of Control from the amount of shares involved in determining whether or not the transaction involves a shift of the magnitude required to trigger the provisions.

ASSET SALES

  The Company will not, and will not permit any Restricted Subsidiary to consummate an Asset Sale (as defined herein) unless (i) no Event of Default under the Convertible Note Indentures shall have occurred and be continuing or shall occur as a consequence thereof; (ii) the Company or such Restricted Subsidiary, as the case may be, receives net consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution of the Company delivered to the Trustee) of the Property or assets sold or otherwise disposed of; (iii) at least 75% of the consideration received by the Company or such Restricted Subsidiary for such Property or assets consists of Cash Proceeds; and (iv) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth below.

  Within 270 days after any Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may at its option reinvest an amount equal to the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Telecommunications Assets and/or (ii) apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the permanent reduction of Indebtedness of the Company (other than Indebtedness owing to a Restricted Subsidiary) that is pari passu in right of payment with the Convertible Notes or to the permanent reduction of Indebtedness of any Restricted Subsidiary that is pari passu in right of payment with such Restricted Subsidiary's Guarantee, if applicable (other than Indebtedness to the Company or another Restricted Subsidiary).
Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Telecommunications Assets and/or reduce pari passu Indebtedness of the Company or Indebtedness of its Restricted Subsidiaries shall constitute Excess Proceeds.

  If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $5 million, the Company shall, on a date (the "Asset Sale Payment Date") which shall be no earlier than 30 days nor later than 40 days subsequent to the date on which the Company sends notice to Holders of the Asset Sale Offer, which shall be within 30 days of the date on which such Excess Proceeds exceed $5 million, use such Excess Proceeds to make offers (A) to purchase (each an "Asset Sale Offer") (i) first, on a pro rata basis from all holders of Senior Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to 100% of the Accreted Value of such Senior Notes on any Asset Sale Payment Date occurring prior to September 30, 1999, plus accrued and unpaid interest, if any, and Special Interest, if any, to the Asset Sale Payment Date, or 100% of the principal amount at Stated Maturity of such Senior Notes on any Asset Sale Payment Date occurring on or after September 30, 1999, plus accrued and unpaid interest, if any, and Special Interest, if any, to such Asset Sale Payment Date, and (ii) thereafter, if any Excess Proceeds remain upon completion of such purchases of the Senior Notes, on a pro rata basis from all holders of Convertible Notes, in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at an Asset Sale Purchase Price in cash equal to 100% of the Accreted Value of such Convertible Notes on any Asset Sale Payment Date occurring prior to September 30, 1999, with respect to the Original Notes, or January 13, 2001, with respect to the Consent Notes, plus accrued and unpaid interest, if any, and Special Interest, if applicable, to the Asset Sale Payment Date, or 100% of the principal amount at Stated Maturity of such Convertible Notes on any Asset Sale Payment Date occurring on or after September 30, 1999, with respect to the Original Notes, and January 13, 2001, with respect to the Consent Notes, plus accrued and unpaid interest, if any, and Special Interest, if applicable, to such Asset Sale Payment Date, in accordance with the procedures set forth in the applicable Indenture and (B) to the substantially concurrent repayment or redemption of Pari Passu Indebtedness (if any) if required by the instruments relating to such Pari Passu Indebtedness (which repayment or redemption, in the case of a revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder). The Excess Proceeds to be so applied may be applied such that the portion to be applied to the repayment or redemption of Pari Passu Indebtedness shall not exceed an amount equal to the product obtained by multiplying such Excess Proceeds by a fraction, the numerator of which is the outstanding principal amount of Pari Passu Indebtedness that, pursuant to the instruments relating thereto, is required to be repaid or redeemed with proceeds from such Asset Sale or Asset Sales and the denominator of which is the sum of the (i) aggregate principal amount of the Senior Notes then outstanding plus (ii) the aggregate principal amount of outstanding Pari Passu Indebtedness that, pursuant to the instruments relating thereto, is required to be repaid or redeemed with proceeds from such Asset Sale or Asset Sales. Upon completion of any Asset Sale Offer (including payment of the Asset Sale Purchase Price), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

  The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

RIGHT TO REQUIRE REPURCHASE OF CONVERTIBLE NOTES UPON A TERMINATION OF TRADING

  In the event of any Termination of Trading occurring after the Issue Date and on or prior to Maturity, each holder of Convertible Notes will have the right, at the holder's option, to require the Company to repurchase all or any part of such holder's Convertible Notes on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Termination of Trading as described below at a price (the "Repurchase Price") equal to 100% of the Accreted Value of such Convertible Notes on any Repurchase Date occurring prior to September 30, 1999 or January 13, 2001 with respect to the Original Notes or the Consent Notes, respectively, together with accrued and unpaid interest, if any, and, with respect to the Original Notes, Special Interest, if any, thereon to the Repurchase Date, or 100% of the principal amount at Stated Maturity of such Convertible Notes on any Repurchase Date occurring on or after September 30, 1999 or January 13, 2001, as applicable, together with accrued and unpaid interest, if any, and, with respect to the Original Notes, Special Interest, if any, thereon to the Repurchase Date. On or prior to the Repurchase Date, the Company shall deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Convertible Notes which are to be repaid on or promptly following the Repurchase Date.

  Failure by the Company to provide timely notice of a Termination of Trading, as provided for below, or to repurchase the Convertible Notes when required under the preceding paragraph will result in an Event of Default under the Convertible Note Indentures whether or not such repurchase is permitted by the subordination provisions of the Convertible Note Indentures.

  On or before the 15th day after the occurrence of a Termination of Trading, the Company is obligated to mail to all holders of Convertible Notes a notice of the occurrence of such Termination of Trading, the Repurchase Date, the date by which the repurchase right must be exercised, the Repurchase Price for Convertible Notes and the procedures which the holder must follow to exercise this right. To exercise the repurchase right, the holder of a Convertible Note must deliver, on or before the close of business on the Repurchase Date, irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and to the Convertible Note Trustee of the holder's exercise of such right, together with the certificates evidencing the Convertible Notes with respect to which the right is being exercised, duly endorsed for transfer. Such written notice is irrevocable.

  A "Termination of Trading," shall occur if the Common Stock (or other common stock into which the Convertible Notes are then convertible) had been listed for trading on a U.S. national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and are thereafter neither so listed nor so approved.

  The right to require the Company to repurchase Convertible Notes as a result of the occurrence of a Termination of Trading could create an Event of Default under the Senior Note Indentures, as a result of which any repurchase could, absent a waiver, be blocked by the subordination provisions of the Convertible Notes. Failure by the Company to repurchase the Convertible Notes when required will result in an Event of Default under the Convertible Note Indentures whether or not such repurchase is permitted by the subordination provisions. The Company's ability to pay cash to the holders of Convertible Notes upon a repurchase may be limited by certain financial covenants contained in the other then existing Indebtedness of the Company.

  The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of Convertible Notes pursuant to an offer to repurchase upon a Termination of Trading.

  The foregoing provisions would not necessarily afford holders of the Convertible Notes protection in the event of highly leveraged or other transactions involving the Company or the Restricted Subsidiaries that may adversely affect such holders. In addition, the foregoing provisions may discourage open market purchases of the Common Stock or a non-negotiated tender or exchange offer for such Common Stock and, accordingly, may limit a stockholder's ability to realize a premium over the market price of the Common Stock in connection with any such transaction.

CERTAIN COVENANTS

  Set forth below are certain covenants contained in the Convertible Note Indentures. Certain terms capitalized below but not defined shall have the meanings ascribed to them under the caption "Certain Definitions."

 Limitation on Issuances of Guarantees by Restricted Subsidiaries

  The Convertible Note Indentures provide that the Company may not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company ("Guaranteed Indebtedness") unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the applicable Convertible Note Indenture providing for a Guarantee of payment of the Convertible Notes by such Restricted Subsidiary (a "Convertible Note Guarantee") and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee, provided, that any Restricted Subsidiary may guarantee any Credit Facility so long as such Restricted Subsidiary enters into a Guarantee ranking pari passu with its guarantee under such Credit Facility. The Convertible Note Indentures further provide that if the Guaranteed Indebtedness is pari passu with the Convertible Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to the Guarantee; and if the Guaranteed Indebtedness is subordinated to the Convertible Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Convertible Notes. In addition, each Convertible Note Guarantee of a Restricted Subsidiary will be subordinated to the Senior Note Guarantee of such Restricted Subsidiary.

  Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Guarantee, except a discharge or release by, or as a result of, payment under such guarantee.

 Restricted and Unrestricted Subsidiaries

  The Convertible Note Indentures provide that the Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary; provided, that so long as the Senior Notes remain outstanding and the Senior
Note Indentures have not been satisfied or discharged, (i) immediately after giving effect to the transaction, the Company could incur $1.00 of additional Indebtedness pursuant to the provision of the Senior Note Indentures which place a limitation on indebtedness and (ii) such designation is at the time permitted under the provision in the Senior Note Indentures governing restricted payments. Notwithstanding any provisions of this covenant, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries. As of the date hereof, all of the Company's Subsidiaries are Restricted Subsidiaries and, accordingly, are subject to all of the covenants relating to Restricted Subsidiaries set forth in the Senior Note Indentures.

 Reports

  The Convertible Note Indentures provide that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (i) transmit by mail to all holders of Convertible Notes, as their names and addresses appear in the applicable Security Register, without cost to such holders or Persons, and
(ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Company shall not be required to file any report with the Commission if the Commission does not permit such filing.

CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

  The Convertible Note Indentures provide that the Company will not, in any transaction or series of transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into the Company (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Restricted Subsidiaries taken as a whole to any other Person, unless:

    (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest and, with respect to the Original Notes, Special Interest, if any, on all the related Convertible Notes and the performance of the Company's covenants and obligations under the Convertible Note Indentures;

    (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default under the Convertible Note Indentures shall have occurred and be continuing or would result therefrom;

    (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company (or the Surviving Entity, if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

  In connection with any consolidation, merger, transfer of assets or other transactions contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance or transfer and the supplemental indenture in respect thereto comply with the provisions of the Convertible Note Indentures and that all conditions precedent in the Convertible Note Indentures relating to such transactions have been complied with.

  Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, the foregoing paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Convertible Note Indentures and the related Convertible Notes with the same effect as if such Surviving Entity had been named as the Company in the Convertible Note Indentures; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Convertible Note Indentures and the Convertible Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

EVENTS OF DEFAULT

  Each of the following is an "Event of Default" under the Convertible Note
Indentures:

    (a) default in the payment of interest (or, with respect to the Original Notes, Special Interest, if any) on any Convertible Note when the same becomes due and payable, and the continuance of such default for a period of 30 days;

    (b) default in the payment of the principal of (or premium, if any, on) any Convertible Note at its maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer, an Asset Sale Offer, or a repurchase offer upon a Termination of Trading of the Common Stock) or otherwise or the failure to make an offer to purchase any such Convertible Note as required;

    (c) failure by the Company to perform or comply with the provisions described under "--Repurchase at the Option of the Holders upon a Change of Control," "--Asset Sales," "--Consolidation, Merger, Conveyance, Lease or Transfer" or "--Right to Require Repurchase of Convertible Notes upon a Termination of Trading;"

    (d) default in the performance, or breach, of any covenant or warranty of the Company in the Convertible Note Indentures (other than a covenant or warranty addressed in (a), (b) or (c) above) and continuance of such Default or breach for a period of 45 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount at Stated Maturity of the outstanding Convertible Notes;

    (e) Indebtedness of the Company or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $5 million;

    (f) the entry by a court of competent jurisdiction of one or more final nonappealable judgments against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 60 consecutive days;

    (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or
  (ii) a decree or order adjudging the Company or any Significant Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

    (h) (i) the commencement by the Company or any Significant Restricted Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant
  Restricted Subsidiary; or (iii) the filing by the Company or any Significant Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Restricted Subsidiary, or the making by the Company or any Significant Restricted Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Restricted Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Restricted Subsidiary in furtherance of any such action; or

    (i) the occurrence and continuation of an Event of Default under the Senior Note Indentures for a period of 30 consecutive days after written notice of the occurrence of such Event of Default has been given to the Company by the Trustee or a holder or holders of Convertible Notes, which notice states that such an event constitutes a Default under the applicable Convertible Note Indenture.

  If any Event of Default (other than an Event of Default specified in clause
(g) or (h) above) occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Original Notes or the Consent Notes, as applicable, may declare the Default Amount, premium, if any, and any accrued and unpaid interest (and, with respect to the Original Notes, Special Interest, if any) on all such Convertible Notes then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by holders of such Convertible Notes), and upon any such declaration all amounts payable in respect of such Convertible Notes will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the Default Amount, premium, if any, and any accrued and unpaid interest (and, with respect to the Original Notes, Special Interest, if any) on such Convertible Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of such Convertible Notes. In the event of a declaration of acceleration because an Event of Default set forth in clause
(e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied, or cured or waived by the holders of the relevant Indebtedness within 60 days after such event of default; provided, that no judgment or decree for the payment of the money due on the Convertible Notes has been obtained by the Trustee as provided in the Convertible Note Indentures. In the event of a declaration of acceleration because an Event of Default set forth in clause
(i) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled (A) if the Senior Notes have been repaid, (B) if the Event of Default under the Senior Note Indenture triggering such Event of Default pursuant to clause (i) above shall be remedied or cured, or waived by the holders of the Senior Notes, or (C) if the Senior Notes have been accelerated, then the acceleration of the Senior Notes shall have been rescinded within 60 days of the occurrence of such Event of Default under the Senior Note Indentures, and, in the case of clause (A), (B) or (C) above, the Senior Note Trustee so certifies to the Trustee, provided that any such event described in clause (A), (B) or (C) above must occur prior to the commencement of enforcement proceedings with respect to the Convertible
Note Indentures. Until September 30, 1999 with respect to the Original Notes or January 13, 2001 with respect to the Consent Notes, the "Default Amount" shall equal the Accreted Value of the Convertible Notes. Thereafter, the Default Amount shall equal 100% of principal amount at Stated Maturity of the Convertible Notes. Under certain circumstances, the holders of a majority in principal amount at Stated Maturity of the outstanding Convertible Notes, by notice to the Company and the Trustee, may rescind an acceleration and its consequences. Subject to all provisions of the applicable Convertible Note Indenture and applicable law, the holders of a majority in aggregate principal amount at Stated Maturity of the applicable Convertible Notes at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

  The holders of a majority in aggregate principal amount at Stated Maturity of the Original Notes or the Consent Notes, as applicable, then outstanding by notice to the Trustee may on behalf of the holders of all such Convertible Notes waive any existing Default or Event of Default and its consequences under the applicable Convertible Note Indenture except a continuing Default or Event of Default in the payment of interest (and, with respect to the Original Notes, Special Interest, if any) on, premium, if any, on or the principal of, such Convertible Notes. Subject to the provisions of the Convertible Note Indentures relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Convertible Note Indentures at the request, order or direction of any of the holders, unless such holders have offered to the Trustee reasonable security or indemnity. Subject to the provisions of the Convertible Note Indentures and applicable law, the holders of a majority in aggregate principal amount at Stated Maturity of the Original Notes or the Consent Notes, as applicable, at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Convertible Note Indentures, and the Company is required within five Business Days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

AMENDMENT, SUPPLEMENT AND WAIVER

  The Company and the Trustee may, at any time and from time to time, without notice to or consent of any holder of Convertible Notes, enter into one or more indentures supplemental to the Convertible Note Indentures, (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants and obligations of the Company in the Convertible Note Indentures and the Convertible Notes; (ii) to add to the covenants of the Company, for the benefit of the holders, or to surrender any right or power conferred upon the Company by the Convertible Note Indentures;
(iii) to add any additional Events of Default; (iv) to provide for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes; (v) to evidence and provide for the acceptance of appointment under the Convertible Note Indentures of a successor Trustee; (vi) to cure any ambiguity in the Convertible Note Indentures, to correct or supplement any provision in the Convertible Note Indentures which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Convertible Note Indentures; provided, that such actions shall not adversely affect the interests of the holders in any material respect; (vii) to secure the Convertible Notes; (viii) to provide for Guarantees as required under the Convertible Note Indentures; (ix) to make provision with respect to the conversion rights of the holders of Convertible Notes in the event of a consolidation, merger or sale of assets involving the Company; or (x) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Convertible Note Indentures under the Trust Indenture Act.

  With the consent of the holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Original Notes or Consent Notes, as applicable, the Company and the Trustee may enter into one or more indentures supplemental to the applicable Convertible Note Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Convertible Note Indenture or modifying in any manner the rights of the holders; provided, that no such supplemental indenture shall, without the consent of the holder of each outstanding Convertible Note: (i) change the Stated Maturity of the principal of, or any installment of interest (including, with respect to the Original Notes, Special Interest, if any) on, any Convertible Note, or reduce the Accreted Value or principal amount thereof at Stated Maturity (or premium, if any), or the interest thereon that would be due and payable upon Stated Maturity thereof, or reduce the Default Amount that would be due and payable upon Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any Convertible Note, or any premium or interest (including, with respect to the Original Notes, Special Interest, if any) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (ii) reduce the percentage in principal amount of such outstanding Convertible Notes, the consent of whose holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the applicable Convertible Note Indenture or any Convertible Note Guarantees or certain Defaults thereunder; (iii) make any changes in the subordination provisions of the Convertible Notes or any Convertible Note Guarantees that would adversely affect the holders of the Convertible Notes; (iv) modify the obligations of the Company to make offers to purchase Convertible Notes upon a Change of Control or from the proceeds of Asset Sales or, in the case of a Termination of Trading of the Common Stock, the obligation of the Company to repurchase the Convertible Notes; or (v) modify any provision of this paragraph (except to increase any percentage set forth herein).

  The holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Original Notes or Consent Notes may, on behalf of the holders of all such Convertible Notes, waive any past Default under the applicable Convertible Note Indenture and its consequences, except Default in the payment of the principal of (or premium, if any) or interest on any Convertible Note, or in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding Convertible Note affected.

SATISFACTION AND DISCHARGE OF THE CONVERTIBLE NOTE INDENTURES; DEFEASANCE

  The Company may terminate its obligations under the Convertible Notes and the applicable Convertible Note Indenture when (i) either (A) all outstanding Convertible Notes have been delivered to the Trustee for cancellation or (B) all such Convertible Notes not theretofore delivered to the Trustee for cancellation have become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or U.S. Government Obligations in an amount sufficient to pay and discharge the entire indebtedness on the Convertible Notes not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any, on) and interest (including, with respect to the Original Notes, Special Interest, if any) to the date of deposit or maturity or date of redemption; (ii) the Company has paid or caused to be paid all sums then due and payable by the Company under the applicable Convertible Note Indenture; and (iii) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in such Convertible Note Indenture; provided that, notwithstanding the provisions above, the holders of Convertible Notes will retain their conversion rights until the applicable redemption date.

  The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Convertible Notes, and the applicable Convertible
Note Indenture shall cease to be of further effect as to all outstanding Convertible Notes (except as to (i) rights of registration of transfer, substitution and exchange of the Convertible Notes and the Company's right of optional redemption, (ii) rights of holders to receive payments of principal of, premium, if any, and interest (including, with respect to the Original Notes, Special Interest, if applicable) on the Convertible Notes (but not the Change of Control Purchase Price or the Asset Sale Purchase Price) and any rights of the holders with respect to such amounts, (iii) the rights, obligations and immunities of the Trustee under the applicable Convertible
Note Indenture, (iv) conversion rights under the applicable Convertible Note Indenture, and (v) certain other specified provisions in the Convertible Note Indentures) or (b) cease to be under any obligation to comply with certain restrictive covenants including those described under "--Certain Covenants," after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the holders, at any time prior to the Stated Maturity of the Original Convertible Notes or the Consent Convertible Notes, respectively, of
(A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of such Convertible Notes, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the principal of, and interest (including, with respect to the Original Convertible Notes, Special Interest, if applicable) on, such Convertible Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the applicable Convertible Note Indenture and of such Convertible Notes. Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including, among other things, delivery by the Company to the Trustee of an opinion of outside counsel acceptable to the Trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the holders; and (ii) the Company's deposit will not result in the trust or the Trustee being subject to regulation under the Investment Company Act of 1940.

THE TRUSTEE

  Harris Trust and Savings Bank is the Trustee under each of the Convertible
Note Indentures and its current address is 111 West Monroe, Chicago, Illinois 60603.

  The holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Original Notes and the Consent Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. Except during the continuance of an Event of Default under the Convertible Note Indentures, the Trustee will perform only such duties as are specifically set forth in the Convertible Note Indentures. The Convertible
Note Indentures provide that in case an Event of Default shall occur (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers under the Convertible Note Indentures, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Convertible Note Indentures at the request of any of the holders of the Convertible Notes, as the case may be, unless such holders shall have offered to the Trustee indemnity satisfactory to it against any loss, liability or expense.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Convertible Notes or the Convertible Note Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. Pursuant to the terms of the Convertible Note Indentures, by accepting a Convertible Note each holder waives and releases all such liability (but only such liability). The Convertible Note Indentures provide that the waiver and release are part of the consideration for issuance of the Convertible Notes. Nonetheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the Commission that such a waiver is against public policy as expressed in the Securities Act and is therefore unenforceable.

GOVERNING LAW

  The Convertible Note Indentures and the Convertible Notes are governed by the laws of the State of New York, without regard to principles of conflicts of law.

TRANSFER AND EXCHANGE

  A holder may transfer or exchange Convertible Notes in accordance with the applicable Convertible Note Indenture. The Company, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the applicable Convertible Note Indenture.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Convertible Note Indenture. Reference is made to the Convertible Note Indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

  "Accreted Value" means, for any Specified Date, the amount provided below for each $1,000 principal amount at Stated Maturity of the Convertible Notes:

    (a) If the Specified Date occurs on one of the following dates (each a "Convertible Note Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Convertible Note Semi-Annual Accrual
  Date:

                                                       ACCRETED
                                                   VALUE OF ORIGINAL
                  SEMI-ANNUAL ACCRUAL DATE               NOTES
                  ------------------------         -----------------
           March 30, 1997........................       $  802.45
           September 30, 1997....................          838.56
           March 30, 1998........................          876.30
           September 30, 1998....................          915.73
           March 30, 1999........................          956.94
           September 30, 1999....................        1,000.00

                                                       ACCRETED
                                                   VALUE OF ORIGINAL
                  SEMI-ANNUAL ACCRUAL DATE               NOTES
                  ------------------------         -----------------
           July 12, 1998.........................       $  802.45
           January 13, 1999......................          838.56
           July 12, 1999.........................          876.30
           January 13, 2000......................          915.73
           July 12, 2000.........................          956.94
           January 13, 2001......................        1,000.00

    (b) if the Specified Date occurs before the first applicable Convertible Note Semi-Annual Accrual Date, the Accreted Value will equal the sum of (i) $767.90 and (ii) an amount equal to the product of (y) the Accreted Value of the first applicable Convertible Note Semi-Annual Accrual Date less the original issue price multiplied by (z) a fraction, the numerator of which is the number of days from the applicable Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the applicable Issue Date to the first applicable Convertible Note Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

    (c) if the Specified Date occurs between two Convertible Note Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (i) the Accreted Value for the Convertible Note Semi-Annual Accrual Date immediately preceding such Specified Date and (ii) an amount equal to the product of
  (y) the Accreted Value for the immediately following Convertible Note Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Convertible Note Semi-Annual Accrual Date multiplied by (z) a fraction, the numerator of which is the number of days from the immediately preceding Convertible Note Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

    (d) if the Specified Date occurs after the last Convertible Note Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Company and of each other Subsidiary of the Company; provided that any lender under a Credit Facility shall not be deemed to be an Affiliate solely as the result of the Credit Facility; and provided, further, that neither the Company nor any of its Wholly-Owned Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person (on a fully diluted basis) shall be deemed to be control.

  "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by such Person or any of its Restricted Subsidiaries to any Person other than to such Person or a Restricted Subsidiary of such Person, in one transaction or a series of related transactions (each hereinafter referred to as a "Disposition"), of (a) Capital Stock of or other equity interests in any Restricted Subsidiary (other than director's qualifying shares) except as provided in clause (iv) of this definition, (b) all or substantially all of the assets of any division or line of business of such Person or of any of the Restricted Subsidiaries or (c) Property or assets of such Person or any of its Restricted Subsidiaries, the Fair Market Value of which exceeds $500,000, other than (i) a Disposition of Property in the ordinary course of business and consistent with industry practice, (ii) a Disposition of Eligible Cash Equivalents, (iii) a Disposition of an Investment that constitutes a Restricted Payment under the Senior Note Indenture permitted under the first paragraph of the covenant described in "-- Restricted Payments," (iv) a Disposition of no more than ten percent of the Common Stock of USN Solutions, Inc. on a fully diluted basis pursuant to the exercise of the USN Solutions Option, (v) a Disposition by the Company in connection with a transaction permitted under "--Consolidation, Merger, Conveyance, Lease or Transfer" and (vi) contribution of assets to any Unrestricted Subsidiary constituting an Investment permitted by the Indenture.

  "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

  "Board of Directors" means, with respect to any Person, the Board of Directors (or similar governing body) of such Person or any committee of the Board of Directors (or similar governing body) duly authorized to act on behalf of such Board (or similar governing body).

  "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such.

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

  "Cash Proceeds" means, with respect to any Asset Sale or issuance or sale of Capital Stock by any Person, the aggregate consideration received in respect of such sale or issuance by such Person in the form of cash or Eligible Cash Equivalents; provided that with regard to an Asset Sale, any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any

Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or Guarantees, if any) which are assumed by the transferee of any such assets and from which the Company and such Restricted Subsidiary are completely released shall be deemed Cash Proceeds.

  "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer, or lease (other than to the Company or any Wholly-Owned Restricted Subsidiary of the Company), whether direct or indirect, of all or substantially all of the assets of the Company or of the Company and its Restricted Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) shall have occurred; (ii) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder or Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of all classes of the Voting Stock of the Company (including any warrants or options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

  "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to vote in the election of directors of such Person and any rights (other than Indebtedness convertible into such Capital Stock), warrants or options to acquire such Capital Stock of such Person.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person.

  "Credit Facility" means one or more credit agreements, loan agreements or similar agreements providing for working capital advances, term loans, letter of credit facilities or similar advances, loans or facilities to the Company, with a bank or syndicate of banks or other financial institutions, as such may be amended, renewed, extended, supplemented, refinanced and replaced or refunded from time to time.

  "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the date on which the Convertible Notes mature.

  "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits, certificates of deposit or Eurodollar deposits of any commercial bank organized in the United States having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within ninety days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's or A-2 or better from Moody's, (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either of Standard & Poor's or Moody's and in each case maturing within 270 days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million, (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million and
(viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

  "Exchange Rate Obligation" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

  "Fair Market Value" means, with respect to any asset or Property, the sale value that could be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company or a Restricted Subsidiary, as applicable.

  "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indentures shall utilize GAAP as in effect on the Issue Date.

  "guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "guaranteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing).

  "Guarantee" means a guarantee of the payment of the Senior Notes and/or the Convertible Notes, as applicable, executed and delivered by a Restricted Subsidiary as required by the covenant described under "--Limitation on Issuances of Guarantees by Restricted Subsidiaries" and "Guarantees" means, collectively, the Senior Note Guarantees and the Convertible Note Guarantees, if any.

  "Guarantor" means a Restricted Subsidiary that executes and delivers a Guarantee.

  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time at which it becomes a Restricted Subsidiary.

  "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property, assets or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings, and for which adequate reserves are being maintained on the books of the Company in accordance with GAAP), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) the notional amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Senior Note Indentures; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided, that for purposes of calculating the amount of Notes outstanding at any date, the amount of such Notes shall be the Accreted Value thereof as of such date, unless cash interest has commenced to accrue pursuant to the applicable Indenture, in which case the amount of such Notes outstanding will be the aggregate principal amount thereof at Stated Maturity; and provided, further, that for purposes of calculating the amount of any non-interest bearing or other discount security (other than the Notes), such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

  "Interest Hedging Obligation" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Restricted Subsidiaries' exposure to fluctuations in interest rates.

  "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or (iii) acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. The amount of an Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property or assets other than cash, such Property or assets shall be valued at its Fair Market Value at the time of such transfer. The Company shall be deemed to make an "Investment" in the amount of the Fair Market Value of the assets of a Subsidiary at the time that such Subsidiary is designated as an Unrestricted Subsidiary.

  "Issue Date" means the date on which the Convertible Notes were first authenticated and delivered under the applicable Convertible Note Indenture.

  "Joint Venture" means a Telecommunications Company of which less than 50 percent of the Voting Stock is held by the Company; provided that the management and operations of such Person are controlled by a Strategic Investor or by the Company pursuant to (i) the charter documents of such Person, or (ii) an agreement among the holders of the Voting Stock of such Person, or (iii) a management agreement between the Company and such Person.

  "Lien" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

  "Maturity" means, when used with respect to a Note, the date on which the principal of such Note becomes due and payable as provided therein or in the applicable Indenture, whether at Stated Maturity, on the Change of Control Payment Date or purchase date established pursuant to the terms of the applicable Indenture with regard to a Change of Control Offer, an Asset Sale Offer or an offer to repurchase upon a Termination of Trading of the Common Stock of the Company, as applicable, or by declaration of acceleration, call for redemption or otherwise.

  "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, Cash Proceeds received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale and (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the Indentures.

  "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or a Restricted Subsidiary and delivered to the Trustee, which shall comply with the applicable Indenture.

  "Pari Passu Indebtedness" means any Indebtedness (secured or unsecured) of the Company or any Guarantor that ranks pari passu in right of payment with the Senior Notes or the Senior Note Guarantees, as applicable.

  "Permitted Holders" means Thomas C. Brandenburg, J. Thomas Elliott and Ronald W. Gavillet and Chase, CIBC, Hancock (currently known as Harbourvest Partners, LLC), BT, the Northwood Entities, Enterprise (currently known as Prime New Ventures) and Merrill Lynch Global Allocation Fund, Inc., and any of their respective Subsidiaries (or a wholly-owned Subsidiary of the sole stockholder of any of the foregoing Persons).

  "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

  "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company pursuant to an effective reqistration statement filed under the Securities Act.

  "Qualified Public Offering" means a Public Equity Offering resulting in net proceeds to the Company of at least $35 million.

  "Restricted Subsidiary" means (i) with respect to any Person other than the Company and its Subsidiaries, a Subsidiary of such Person and (ii) with respect to the Company and its Subsidiaries, any Subsidiary of the Company that has not been classified as an "Unrestricted Subsidiary."

  "Significant Restricted Subsidiary" means, a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

  "Strategic Investor" means, with respect to any relevant transaction, a Telecommunications Company which, both as of the Business Day immediately before the day of the closing of such transaction and the Business Day immediately after the day of closing of such transaction, has, or whose parent has, an equity market capitalization, a net asset value or annual revenues of at least $2 billion on a consolidated basis. For purposes of this definition, the term "parent" means any Person of which the relevant Strategic Investor is a Subsidiary.

  "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,
(ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

  "Telecommunications Assets" means, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses to use copyrighted material) that are utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration, operation, management or provision of telecommunications systems and/or services, including without limitation, any businesses or services in which the Company is currently engaged and including any computer systems used in a Telecommunications Business. Telecommunications Assets shall also include stock, joint venture or partnership interests in another Person, provided that substantially all of the assets of such other Person consist of Telecommunications Assets, and provided, further, that if such stock, joint venture or partnership interests are held by the Company or a Restricted Subsidiary, such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of the Company pursuant to the applicable Indenture unless such Person is a Joint Venture. The determination of what constitutes Telecommunication Assets shall be made by the Board of Directors and evidenced by a Board Resolution delivered to the applicable Trustee.


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

  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in (i) or (ii) above and includes, without limitation, any business in which the Company and its Restricted Subsidiaries are currently engaged.

  "Telecommunications Company" means any Person substantially all of the assets of which consist of Telecommunications Assets.

  "U.S. Government Obligations" means (x) securities that are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case, are not callable or redeemable at the option of the issuer thereof, and (y) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

  "Unrestricted Subsidiary" means any Subsidiary of the Company that the Company has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the Indentures.

  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the Board of Directors or comparable body of such Person.

                            DESCRIPTION OF WARRANTS

  For purposes of this description of the Warrants, the term "Company" refers to USN Communications, Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

GENERAL

  The 1996 Warrants were issued on September 30, 1996 pursuant to the 1996 Warrant Agreement. The 1997 Warrants were issued on August 18, 1997 and the Consent Warrants were issued on August 25, 1997 pursuant to the 1997 Warrant Agreement and the Consent Warrant Agreement, respectively. The Warrants are subject to all terms in the applicable Warrant Agreement and holders of Warrants are referred to the applicable Warrant Agreement, copies of which are available from the Company on request, for a complete statement of such terms. The statements and definitions of terms under this caption relating to the Warrants are summaries and do not purport to be complete.

  Each 1996 Warrant, 1997 Warrant and Consent Warrant entitle the holder thereof to purchase 16.30474 shares, 1.34484 shares and 10 shares of Common Stock, respectively, from the Company, subject to adjustment under certain circumstances, at a price of $.01 per share. Subject to certain limitations, the Warrants may be exercised at any time beginning 180 days from the date of original issuance thereof and on or prior to the close of business on a date eight years following the applicable Issue Date (the "Expiration Date"). Warrants that are not exercised by the applicable Expiration Date will expire. The Company will give notice of expiration not less than 90 nor more than 120 days prior to the applicable Expiration Date to registered holders of the then outstanding Warrants.

CERTAIN TERMS

 Exercise

  In order to exercise all or any of the Warrants represented by a Warrant Certificate, the holder thereof is required to surrender to the Warrant Agent the Warrant Certificate, a duly executed copy of the subscription form set forth in the Warrant Certificate and payment in full of the Exercise Price for each Warrant Share or other security as to which a Warrant is being exercised. Payment for securities upon exercise of a Warrant may be made in cash or by certified check, official bank check or bank cashier's check payable to the order of the Company. Upon the exercise of any Warrant in accordance with the applicable Warrant Agreement, the Warrant Agent shall instruct the Company to transfer promptly to, or upon the written order of, the holder of such Warrant appropriate evidence of ownership of any Warrant Share or other securities or property to which such holder is entitled, registered or otherwise placed in such name or names as such holder may direct in writing, and the Company shall deliver such evidence of ownership to the person or persons entitled to receive the same, including, without limitation, any cash payable to adjust for fractional interests in Warrant Shares issuable upon such exercise. If less than all of the Warrants evidenced by a Warrant Certificate are to be exercised, a new Warrant Certificate will be issued for the remaining number of Warrants. All Warrant Shares or other securities issuable by the Company upon the exercise of the Warrants shall be validly issued, fully paid and nonassessable.

  No fractional Warrant Shares will be issued upon exercise of the Warrants. If any fraction of a Warrant Share would, except for the foregoing provision, be issuable upon the exercise of any Warrants (or specified portion thereof), the Company will pay an amount in cash equal to the Current Market Price (as defined in the applicable Warrant Agreement) per share of Common Stock, as determined on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

  Certificates for Warrants will be issued in global form or registered form as definitive warrant certificates and no service charge will be made for registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Warrant Certificates.

  Holders of Warrants will be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then effective under, or the exercise of such Initial Warrants is exempt from the registration requirements of, the Securities Act. See "Registration Rights."

 Adjustments

  Subject to certain exceptions, the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants will be subject to adjustment on the occurrence of certain events including: (i) the payment by the Company of dividends (or the making of other distributions) with respect to Common Stock payable in Common Stock or other shares of the Company's capital stock, (ii) subdivisions, combinations and reclassifications of Common Stock, (iii) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for Common Stock, or of securities convertible into or exchangeable for shares of Common Stock, in either case for consideration per share of Common Stock which is less than the Current Market Price per share of Common Stock, (iv) the issuance or sale of shares of Common Stock for consideration per share of Common Stock which is less than the Current Market Price per share of Common Stock and (v) the distribution to all holders of Common Stock of any of the Company's assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in clause (iii) above and excluding cash dividends or other cash distributions from current or retained earnings).

  No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1.0% in the Exercise Price; provided, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

 Mergers, Consolidations and Certain Other Transactions

  Except as otherwise provided herein, in the event the Company consolidates with, merges with or into, or sells all or substantially all of its property and assets to another Person, each Warrant thereafter shall entitle the holder thereof to receive upon exercise thereof the number of shares of capital stock or other securities or property which the holder of a share of Common Stock is entitled to receive upon completion of such consolidation, merger or sale of assets. If the Company merges or consolidates with, or sells all or substantially all of its property and assets to, another Person and, in connection therewith, consideration to the holders of Common Stock in exchange for their shares is payable solely in cash, or in the event of the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the Warrants will expire and the rights of the holders thereof will cease.

  In case of any such merger, consolidation or sale of assets, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds or other consideration, if any, necessary to pay the holders of the Warrants. After such funds and the surrendered Warrant Certificate are received, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, shall transfer such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the holders surrendering such Warrants.

 No Rights as Stockholders

  The holders of unexercised Warrants are not entitled, as such, to receive dividends or other distributions with respect to the Common Stock, receive notice of any meeting of the stockholders of the Company, consent to any action of the stockholders of the Company, receive notice of any other stockholder meetings, or to any other rights as stockholders of the Company.

RESERVATION OF SHARES

  The Company has authorized and reserved for issuance such number of shares of Class A Common Stock as shall be issuable upon the exercise of all outstanding Warrants. Such shares of Class A Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

AMENDMENT

  From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the applicable Warrant Agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the Warrants issued thereunder shall require the written consent of the holders of a majority of such outstanding Warrants. The consent of each holder of the Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in the applicable Warrant Agreement).

                              REGISTRATION RIGHTS

  With respect to the Original Notes, the 1996 Warrants, the Warrant Shares issuable upon exercise of the 1996 Warrants and the shares issuable upon conversion of the Original Notes, the Company has entered into the 1996 Registration Rights Agreement, for the benefit of the holders of the Original Notes and the 1996 Warrants. With respect to the 1997 Warrants and the Warrant Shares issuable upon exercise of the 1997 Warrants, the Company has entered into the 1997 Registration Rights Agreement for the benefit of the holders of the 1997 Warrants. The Company has also granted the holders of the Consent Warrants registration rights comparable to those set forth in the 1997 Registration Rights Agreement and has granted the holders of the Consent Notes registration rights comparable to those set forth in the 1996 Registration Rights Agreement. Pursuant to the Registration Rights Agreements, the Company is required to keep the Registration Statement, of which this Prospectus forms a part, effective for a specified time period. If the Registration Statement ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective for a period of more than 30 consecutive business days, then commencing on the day following the date on which such default occurs, the Company agrees to pay to each holder of the Original Notes during the first 90-day period immediately following the default Special Interest. The amount of Special Interest payable to each such holder shall increase by an additional 0.5% per annum for each subsequent 90-day period during which such default continues, up to a maximum rate of 1.5% per annum. Special Interest shall cease to be payable when the Registration Statement again becomes effective or usable. A holder of Original Notes who is not entitled to the benefits of the Registration Statement (i.e., such holder has not elected to include information in the Registration Statement) shall not be entitled to such Special Interest. Pursuant to the terms of the Registration Rights agreements, holders of 1996 Warrants, 1997 Warrants and Original Notes may not dispose of such securities until June 9, 1998, 120 days following the consummation of the Initial Public Offering. Reference is made to the 1996 Registration Rights Agreement and the 1997 Registration Rights Agreement, copies of which have been filed as exhibits to the Registration Statement, for further information with respect to the provisions of such agreements. In addition, the Company has entered into an agreement, pursuant to which the Original Purchasers may, subject to certain limitations, require the Company to register for public resale all or part of the Common Stock held by the Original Purchasers. See "Risk Factors--Shares Eligible for Future Sale" and "Certain Relationships and Related Transactions."

                          CERTAIN OTHER INDEBTEDNESS

  The Company issued $48.5 million in aggregate principal amount at maturity of 14% Senior Notes on September 30, 1996 and $152.7 million in aggregate principal amount at maturity of 14 5/8% Senior Notes on August 18, 1997. The Senior Notes are general, unsecured obligations of the Company and rank pari passu in right of payment with all existing and future senior unsecured indebtedness of the Company, and will be senior in right of payment to all existing and future subordinated indebtedness of the Company. The 14% Senior Notes were issued with original issue discount and, until March 30, 2000, accrete interest at a rate of 14% per annum, compounded semiannually, to an aggregate principal amount of $48.5 million. The 14 5/8% Senior Notes were also issued with original issue discount and, until August 15, 2000, will accrete interest at a rate of 14 5/8% per annum, compounded semiannually, to an aggregate principal amount of $152.7 million. After March 30, 2000 or August 15, 2000, as applicable, cash interest will accrue on the Senior Notes and will be payable on March 30 and September 30 of each year, commencing September 30, 2000, with respect to the 14% Senior Notes, and February 15 and August 15 of each year, commencing February 15, 2001, with respect to the 14 5/8% Senior Notes.

  The Senior Note Indentures contain certain covenants which, among other things, restrict the ability of the Company and certain subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's capital stock or make certain other restricted payments, make investments, create restrictions on the ability of certain subsidiaries to make distributions on their capital stock or to issue capital stock, create liens, enter into transactions with affiliates or related persons, sell assets or consolidate, merge or sell all or substantially all of their assets and engage in businesses other than the telecommunications business.

  From September 30, 2001 to September 30, 2003, the 14% Senior Notes will be redeemable at the Company's option, in whole or in part, at the prices set forth in the 14% Senior Note Indenture plus accrued and unpaid interest, if any, to the redemption date. The 14 5/8% Senior Notes will be redeemable at the Company's option, in whole or in part, on or after August 15, 2002 at the redemption prices set forth in the 14 5/8% Senior Note Indenture plus accrued and unpaid interest, if any, to the redemption date. The Company may also redeem the 14% Senior Notes or the 14 5/8% Senior Notes on or prior to September 30, 1999 or August 15, 2000, respectively, out of the proceeds of any Public Equity Offering (as defined in the Senior Note Indentures). In the event that the Company elects to redeem the 14 5/8% Senior Notes out of the proceeds of any Public Equity Offering on or prior to September 30, 1999, the holders of the 14% Senior Notes shall have the right, but not the obligation, to cause the Company to offer to repurchase the 14% Senior Notes on a pro rata basis together with the 14 5/8% Senior Notes and to receive the same redemption premium as the holders of the 14 5/8% Senior Notes.

  In connection with the Consent, the Company has granted the holders of the 14% Senior Notes the option to exchange all, or a portion, of the 14% Senior Notes for 14 5/8% Senior Notes having an aggregate principal amount at maturity equal to the 14% Senior Notes. Holders of the 14% Senior Notes exchanged $31.5 million aggregate principal at maturity of 14% Senior Notes
for $     aggregate principal at maturity 14 5/8% Senior Notes on March  ,
1998. Holders of the remaining 14% Senior Notes may exchange such notes for 14 5/8% Senior Notes prior to February 18, 1999.

                         DESCRIPTION OF CAPITAL STOCK

  The Company's authorized capital stock consists of 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $1.00 per share. Set forth below is a description of the capital stock of the Company.

COMMON STOCK

  The holders of Common Stock are entitled to receive dividends when and as dividends are declared by the Board of Directors of the Company out of funds legally available therefor, provided that if any shares of Preferred Stock are at the time outstanding, the payment of dividends on the Common Stock or other distributions may be subject to the declaration and payment of full cumulative dividends on outstanding shares of Preferred Stock. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any Preferred Stock then outstanding will be distributed to the holders of Common Stock ratably in proportion to the number of shares held by them.

TRANSFER AGENT AND REGISTRAR OF COMMON STOCK

  The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank.

LISTING

  The Common Stock is quoted on the Nasdaq National Market under the symbol "USNC."

PREFERRED STOCK

  Currently, the Company has no shares of Preferred Stock designated for issuance and no shares outstanding of Preferred Stock.

  The Board of Directors has the authority to issue up to 10,000,000 shares of Preferred Stock from time to time in one or more series with such preferences, terms and rights as the Board of Directors may determine without further action by the stockholders of the Company. Accordingly, the Board of Directors has the power to fix the dividend rate and to establish the provisions, if any, relating to dividends, voting rights, redemption rates, sinking funds, liquidation preferences and conversion rights for any series of Preferred Stock issued in the future.

  One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

LIMITATION OF LIABILITY OF DIRECTORS

  The Certificate of Incorporation provides that a director of the Company will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability,
(i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemption as provided in Section 194 of the Delaware General Corporation Law (the "DGCL") or (iv) for any transaction from which the director derived an improper personal benefit.

  This provision is intended to afford directors additional protection and limit their potential liability from suits alleging a breach of the duty of care by a director. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are otherwise in violation of their fiduciary duty of care, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular situation, stockholders may not have an effective remedy against a director in connection with such conduct.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The By-Laws provide that directors and officers of the Company shall be indemnified against liabilities arising from their service as directors and officers to the fullest extent provided in Section 145 of the DGCL ("Section 145"). Additionally, the Company has entered or will enter into indemnification agreements with each of its executive officers and directors to reimburse them for certain liabilities incurred in connection with the performance of their fiduciary duties. As permitted by Section 145, the Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  In accordance with Section 145, the Company's Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  The Company's Bylaws further provide that to the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company is empowered to purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liabilities under the Bylaws.

  There has not been in the past and there is not presently pending any litigation or proceeding involving a director, officer, employee or agent of the Company which could give rise to an indemnification obligation on the part of the Company. In addition, except as described herein, the Board of Directors is not aware of any threatened litigation or proceeding which may result in a claim for indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN CHARTER AND BYLAW PROVISIONS

  The Certificate of Incorporation provides for the Board of Directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders of the Company, with the other classes continuing for the remainder of their respective terms. See "Management--Classified Board of Directors."

  The Certificate of Incorporation also provides that directors may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds of the total outstanding voting stock of the Company. Vacancies on the Board of Directors, including those resulting from an increase in the number of directors, may be filled only by the remaining directors, not by stockholders.

  Any action required or permitted to be taken by the stockholders of the Company may be effected only at an annual or special meeting of stockholders and will not be permitted to be taken by written consent in lieu of a meeting. The Certificate of Incorporation and the Bylaws provide that special meetings of stockholders may be called by a majority of the Board of Directors of the Company. Stockholders are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of stockholders.

  Certain provisions contained in the Certificate of Incorporation, including those relating to the size and classification of the Board of Directors, the removal of directors, the prohibition on action by written consent and the calling of special meetings, may only be amended by the affirmative vote of the holders of at least two-thirds of the total outstanding voting stock of the Company. In addition, the Certificate of Incorporation provides that the Bylaws may only be amended by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the Company or by a vote of two-thirds of the members of the Board of Directors in office.

  The Certificate of Incorporation and the Bylaws establish an advance notice procedure for nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors, as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise business at such meeting must be received by the Company not less than 60 nor more than 90 days prior to the scheduled annual meeting, and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting.

  The foregoing provisions could have the effect of discouraging, delaying or making more difficult certain attempts to acquire the Company or to remove incumbent directors even if a majority of the Company's stockholders were to deem such an attempt to be in the best interests of the Company and its stockholders.

CERTAIN STATUTORY PROVISIONS

  Section 203 of the DGCL contains certain provisions that may make more difficult the acquisition of control of the Company by means of a tender offer, open market purchases, proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of the Company to negotiate with the Board of Directors. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of the Company. To the extent that these provisions discourage takeover attempts, they could deprive stockholders of opportunities to realize takeover premiums for their shares or could depress the market price of shares. Set forth below is a description of the relevant provisions of Section 203 of the DGCL. The description is intended as summary only and is qualified in its entirety by reference to Section 203 of the DGCL.

  Section 203 of the DGCL prohibits certain "business combination" transactions between a publicly held Delaware corporation, such as the Company, and any "interested stockholder" for a period of three years after the date on which such stockholder became an interested stockholder, unless
(i) the board of directors approves, prior to such date, either the proposed business combination or the proposed acquisition of stock which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction in which the stockholder becoming an interested stockholder, the interested stockholder acquires at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans or (iii) on or subsequent to the consummation date, the business combination with the interested stockholder is approved by the board of directors and also approved at a stockholders' meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation's voting stock other than shares held by the interested stockholder. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. A corporation may, at its option, exclude itself from the coverage of Section 203 by amending its charter or by-laws by action of its stockholders to exempt itself from coverage, provided that such by-law or charter amendment shall not become effective until 12 months after the date it is adopted. The Company has not elected to opt out of Section 203 of the DGCL pursuant to its terms.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following summary describes the material United States federal income tax consequences of an investment in the Securities, as well as certain potential federal income tax consequences to the Company with respect to the Securities. Except where noted, it deals only with Convertible Notes and Warrants held as capital assets by United States Holders (as defined) and does not deal with special situations, such as those of foreign persons, dealers in securities, financial institutions, life insurance companies, holders whose "functional currency" is not the U.S. dollar, or special rules with respect to integrated transactions of which the ownership of common stock is a part (such as certain hedging transactions), or certain "straddle" transactions. Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. PROSPECTIVE PURCHASERS CONSIDERING AN INVESTMENT IN THE CONVERTIBLE NOTES, INITIAL WARRANTS OR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE SPECIFIC TO THEM AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

  Prospective purchasers should recognize that the present U.S. federal income tax treatment of an investment in the Securities may be modified by legislative, judicial or administrative action at any time, and that such action may affect investments previously made. In addition, the recently enacted Taxpayer Relief Act of 1997 could affect an investment in Securities in that, among other things, it reduces the rate of federal income tax imposed on capital gains of individual taxpayers for capital assets held more than eighteen months (and reduces such rate even further for capital assets acquired after the year 2000 and held more than five years). Prospective purchasers should consult their own tax advisors concerning the effect on them of such new legislation.

UNITED STATES HOLDERS

  As used herein, "United States Holder" means a beneficial owner of a Security who or which is (i) a citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, or (iii) an estate otherwise subject to United States federal income taxation on a net income basis in respect of a Security, and any trust if a court within the United States can exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control substantial decisions of the trust.

TAXATION OF THE CONVERTIBLE NOTES

  Original Issue Discount. The Convertible Notes were issued with original issue discount ("OID") for federal income tax purposes. Accordingly, each holder of Convertible Notes generally will be required to include OID in income as it accrues on a yield-to-maturity basis over the term of the Convertible Notes in advance of cash payments attributable to such income (regardless of whether the holder is a cash or accrual basis taxpayer). The amount of OID with respect to a Convertible Note equals the excess of the stated redemption price at maturity of such Convertible Note over its issue price. The stated redemption price at maturity includes all payments required to be made on the Convertible Notes whether denominated as principal or interest (other than payments subject to remote or incidental contingencies). The Company intends to treat the payment of Special

Interest, if any, as subject to such contingencies, which treatment is binding on holders of Convertible Notes unless a holder explicitly discloses on its tax return for the taxable year that includes the acquisition date of Convertible Notes that its treatment is different. The Company's treatment is not, however, binding on the Internal Revenue Service (the "IRS"). The issue price of the Original Notes and the Consent Notes was the initial price at which a substantial portion of the Original Notes and the Consent Notes was sold (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers) which was $767.90 per Convertible Note.

  A holder of a debt instrument that bears OID is required to include in gross income an amount equal to the sum of the daily portions of OID for each day during the taxable year in which the holder holds the debt instrument. The daily portions of OID are determined by allocating to each day in an accrual period the pro rata portion of the OID that is allocable to the accrual period. The amount of OID that is allocable to an accrual period with respect to the Convertible Notes is generally equal to the product of the adjusted issue price of the Convertible Notes at the beginning of the accrual period (the issue price of the Convertible Notes determined as described above, generally increased by all prior accruals of OID and decreased by the amount of payments made on the Convertible Notes) and the Convertible Notes' yield-to-maturity (the discount rate, which, when applied to all payments under the Convertible Notes, results in a present value equal to the issue price of the Convertible Notes). In the case of the final accrual period, the allocable OID generally is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the accrual period. All payments on a Convertible Note generally will be viewed first as a payment of previously accrued OID (to the extent thereof), with payments considered made from the earliest accrual period, and then as a payment of principal.

  The Company will furnish annually to the IRS and to holders (other than with respect to certain exempt holders, including, in particular, corporations) information with respect to the OID accruing while the Convertible Notes were held by the holders.

  Premium. If a holder purchases a Convertible Note for an amount that is greater than such Convertible Note's stated redemption price at maturity, such holder will be considered to have purchased such Convertible Note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include OID in income. A holder may elect to amortize such premium, using a constant yield method, over the remaining term of such Convertible Note with reference to either the amount payable on maturity or, if it results in a smaller premium attributable to the period through the earlier call date, with reference to the amount payable on the earlier call date. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS.

  If a holder of a Convertible Note purchases the Convertible Note for an amount greater than the Convertible Note's adjusted issue price but less than such Convertible Note's stated redemption price at maturity, then the holder will be required to include annual accruals of OID in gross income in accordance with the rules described above; however, the amount of OID includable in income will be reduced to reflect such acquisition premium. The includable OID (as otherwise determined) will be reduced by an amount equal to the OID multiplied by a fraction, the numerator of which is such excess and the denominator of which is the OID for the period from the date of acquisition until the maturity date.

  Market Discount. If a holder purchases a Convertible Note for an amount that is less than its adjusted issue price, by at least .025% of its adjusted issue price times the number of remaining whole years to maturity, then such holder will be considered to have purchased such Convertible Note with "market discount" equal in amount to such difference between the adjusted issue price and purchase price. In that event, gain realized by the holder upon the sale, retirement or certain other dispositions of the Convertible Note will be treated as ordinary interest income to the extent of the accrued market discount. Market discount on a Convertible Note will be treated as accruing ratably over such Note's term, or, at the holder's election, under a constant yield method. In addition, such holder will be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the Convertible Note (unless such holder elects to include market discount in income currently as it accrues, on either a ratable or constant yield basis). Such election, once made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the taxable year to which such election applies, and may not be revoked without the consent of the IRS.

  Disposition of Convertible Notes. A holder will generally recognize gain or loss upon the sale, exchange, retirement or other disposition of Convertible Notes equal to the difference between the amount realized on the disposition and the holder's adjusted tax basis in the Convertible Notes. A holder's adjusted tax basis in a Convertible Note will generally be the cost of the Convertible Note, increased by any OID previously included in income by such holder (and the accrual of market discount, if any, which the holder has previously included in income) and decreased by the amount of any deductions for amortizable bond premium. Except as described above under "Market Discount," such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if the holding period for the Convertible Notes is more than one year.

  Backup Withholding. Under certain circumstances, a holder may be subject to backup withholding at a 31% rate on payments received with respect to the Convertible Notes. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report payment of interest and dividends properly and the IRS has notified the Company that he or she is subject to backup withholding or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and foreign individuals who comply with certain certification requirements) are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

CERTAIN POTENTIAL FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY

  The Convertible Notes may constitute "corporate acquisition indebtedness" if, among other things, the proceeds of the Notes are used to pay for the purchase of stock or at least two-thirds of the operating assets of another corporation. To the extent the Convertible Notes constitute corporate acquisition indebtedness, under Section 279 of the Code the maximum amount of interest or original issue discount the Company can deduct with respect thereto in any taxable year is $5 million, reduced by any interest incurred on indebtedness to acquire stock or operating assets but which does not qualify as corporate acquisition indebtedness.

WARRANTS

  Exercise. No gain or loss will be recognized for federal income tax purposes upon exercise of a Warrant (except that gain will be recognized to the extent cash is received in lieu of fractional shares). A holder's initial tax basis in an Initial Warrant will be equal to the price the holder pays for such Warrant. A holder's initial tax basis in a Contingent Warrant will be equal to the fair market value on the date of issuance, assuming such holder receives the Contingent Warrant from the Company as a result of the failure by the Company to consummate a Qualified Public Offering or Qualified Sale of the Company. The tax basis of shares of Common Stock acquired upon exercise of a Warrant will be equal to the sum of (i) the holder's tax basis in such Warrant and (ii) the exercise price. The holding period of such Common Stock acquired upon exercise of the Warrants will begin on the date of exercise of the Warrant, unless the Warrant is treated as stock for federal income tax purposes (as discussed below). In the event the Warrant is treated as stock, the holding period of the Common Stock acquired upon exercise will include the period during which the Warrants were held.

  Disposition. In general, the sale, exchange or other taxable disposition of a Warrant will result in gain or loss to the holder in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and the holder's tax basis in the Warrant. Such gain or loss generally will be long-term capital gain or loss if the Warrant is held by the holder for more than one year at the time of the disposition and the

Common Stock issuable upon exercise of such Warrant would have been a capital asset if acquired by the holder. However, the IRS might assert that the Warrants represent an equity interest in the Company because, among other things, the Warrants are exercisable for nominal consideration. In the event the Warrants are treated as stock for federal income tax purposes, the sale of Warrants to the Company should be governed by the stock redemption provisions of Section 302 of the Code. In such a case, redemptions of Warrants by the Company would be treated as a dividend and taxed as ordinary income to the extent of the Company's current and accumulated earnings and profits, unless, taking into account certain constructive ownership rules, the holder terminated his entire equity interest in the Company or the redemption was "not essentially equivalent to a dividend." In a published ruling, the IRS has indicated that a holder whose actual and constructive stock ownership in an issuer was minimal and who exercised no control over corporate affairs was generally entitled to capital gain or loss treatment upon the redemption of his stock so long as his percentage stock ownership was thereby reduced.

  Expiration. The expiration of a Warrant should generally result in a long-term capital loss to the holder equal to the holder's tax basis in the Warrant if the Warrant is held by the holder for more than one year at the time of the expiration and the Common Stock issuable upon exercise of the Warrant would have been a capital asset if acquired by him.

  Adjustments to Conversion Ratio. Adjustments made to the number of shares that may be acquired upon the exercise of a Warrant, or the failure to make such adjustments, may result in a taxable distribution to the holders of Warrants pursuant to Section 305 of the Code.

CONVERSION OF CONVERTIBLE NOTES

  Exercise. A holder's conversion of Convertible Notes into Common Stock generally will not be a taxable event (except with respect to cash received in lieu of a fractional share of Common Stock) for federal income tax purposes. A holder's basis in the Common Stock received upon conversion generally will be the same as the holder's basis (exclusive of any tax basis allocable to a fractional share) in the underlying Convertible Note. A holder's holding period in the Common Stock received upon conversion generally will include the holding period in the underlying Convertible Note.

  Adjustments to Conversion Ratio. Adjustments made to the number of shares that may be acquired upon the conversion of the Convertible Notes, or the failure to make such adjustments, may result in a taxable distribution to the holders of Convertible Notes pursuant to Section 305 of the Code.

                             PLAN OF DISTRIBUTION

  The Securities may be offered by the Selling Securityholders from time to time in transactions for their own account at negotiated prices. The Selling Securityholders may effect the sale of the Securities by selling the Securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of Securities for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers that act in connection with the sale of the Securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

  At the time a particular sale of any of the Securities is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the amount of Securities being sold and the terms of the sale, including the name or names of any underwriters, brokers, dealers or agents (whether such party is acting as a principal or as agent for the Selling Securityholders), any discounts, commissions, concessions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

  The Company will pay all expenses incident to the sale of the Securities other than the fees and expenses of the Selling Securityholders and underwriting discounts and commissions.

  This Prospectus has been prepared for use by the Initial Purchasers in connection with offers and sales of the Convertible Notes and Warrants, which may be made by them from time to time in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such Purchasers may act as principal or agent in such transactions. Each of the Initial Purchasers has advised the Company that it intends to make a market for the Convertible Notes and Warrants; however, the Initial Purchasers are not obligated to do so. Any market making may be discontinued at any time without notice. Therefore, there can be no assurance that an active trading market for the Convertible Notes and Warrants will develop or if one does develop, that it will be sustained. The Company does not intend to apply for listing of any of the Convertible Notes and Warrants on any securities exchange or to seek approval for quotation through any automated quotation system.

                            SELLING SECURITYHOLDERS

  The Registration Statement of which this Prospectus forms a part has been filed pursuant to Rule 415 under the Securities Act to afford the holders of the Securities the opportunity to sell such Securities in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act. In order to avail itself of that opportunity, a holder must notify the Company in writing of its intention to sell Securities and request that the Company file a supplement to this Prospectus or an amendment to the Registration Statement, if required, identifying such holder as a Selling Securityholder and disclosing such other information concerning the Selling Securityholder and the Securities to be sold as may then be required by the Securities Act and the rules of the Commission. No offer or sale pursuant to this Prospectus may be made by any holder until such a request has been made and until any such supplement has been filed or any such amendment has become effective.

                                 LEGAL MATTERS

  The validity of the Securities was passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom (Illinois).

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and the period from April 20, 1994 (inception) to December 31, 1994 included in this Prospectus (which expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the entity's ability to continue as a going concern) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Hatten Communications Holding Company, Inc. and Subsidiaries as of April 30, 1997 and 1996 and for the years then ended, and the financial statements of Connecticut Mobilecom, Inc. as of and for the year ended April 30, 1995, have been included in the Prospectus in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The report of KPMG Peat Marwick LLP covering the April 30, 1997 consolidated financial statements of Hatten Communications Holding Company, Inc. and Subsidiaries contains an explanatory paragraph that states that the Company executed a recapitalization of its stock and a refinancing of its existing debt on May 23, 1997.

  The financial statements of Connecticut Telephone and Communications Systems, Inc. as of April 30, 1995 and for the fiscal year then ended included in this Prospectus have been audited by Kostin, Ruffkess & Company, LLC, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   GLOSSARY

  ACCESS CHARGES--The fees paid by IXCs to LECs for originating and terminating long distance calls on their local networks.

  CLEC (Competitive Local Exchange Carrier)--A company that provides its customers with an alternative to the local telephone company for local transport of private line, special access and interstate transport of switched access telecommunications services.

  CENTRAL OFFICES--The switching centers or central switching facilities of the LECs.

  CENTREX--Centrex is a service that offers features similar to those of what is known as private branch exchange (PBX), except the equipment is located at the carrier's premises and not at the premises of the customer. These features include direct dialing within a given phone system, direct dialing of incoming calls, and automatic identification of outbound calls. This is a value added service that carriers can provide to a wide range of subscribers who do not have the size or the funds to support their own on-site PBX.

  CO-CARRIER STATUS--A relationship between competitive local exchange carriers ("CLECs") that affords the same access to and rights on each other's networks, and that provides access and services on an equal basis.

  COLLOCATION--The ability of a CLEC to connect its network to the LEC's central offices. Physical collocation occurs when a CLEC places its network connection equipment inside the LEC's central offices. Virtual collocation is an alternative to physical collocation pursuant to which the LEC permits a CLEC to connect its network to the LEC's central offices at competitive prices, even though the CLEC's network connection equipment is not physically located inside the central offices.

  DEDICATED LINES--Telecommunications lines dedicated or reserved for use exclusively by particular customers along predetermined routes (in contrast to telecommunications lines within the LEC's public switched network).

  DEDICATED SERVICES--Special access, switched transport and private line services.

  FRAME RELAY--Frame Relay is a high-speed data packet switching service used to transmit data between computers. Frame Relay supports data units of variable lengths at access speeds ranging from 56kbs to 1.5 mbs. This service is ideal for connecting LANS, but is not appropriate for voice and video applications due to the variable delays that can occur. Frame Relay was designed to operate at higher speeds on modern fiber optic networks.

  ILECS (Incumbent Local Exchange Carriers)--Companies providing local telephone services.

  INTERCONNECTION DECISIONS--Rulings by the FCC announced in September 1992 and August 1993, which require the RBOCs and most other LECs to provide interconnection in LEC central offices to any CLEC, long distance carrier or end user seeking such interconnection for the provision of interstate special access and switched access transport services.

  LANS (Local Area Networks)--The interconnection of computers for the purpose of sharing files, programs and various devices such as work stations, printers and high-speed modems. LANs may include dedicated computers or file servers that provide a centralized source of shared files and programs.

  LATAS (Local Access and Transport Areas)--The geographically defined areas in which LECs are authorized by the MFJ to provide local switched services.

  LOCAL EXCHANGE AREAS--A geographic area determined by the appropriate state regulatory authority in which local calls generally are transmitted without toll charges to the calling or called party.

  POP (Point of Presence)--Location where a long distance carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that long distance carrier.

  PRIVATE LINE--A private, dedicated telecommunications line connecting different locations (excluding long distance carrier POPs).

  PROVISIONING--The process of initiating a carrier's service to a customer.

  SPECIAL ACCESS SERVICES--The lease of private, dedicated telecommunications lines or "circuits" along the network of a LEC or a CLEC, which lines or circuits run to or from the long distance carrier POPs. Examples of special access services are telecommunications lines running between POPs of a single long distance carrier, from one long distance carrier POP to the POP of another long distance carrier or from a subscriber to its long distance carrier POP. Special access services do not require the use of switches.

  SWITCH--A sophisticated computer that accepts instructions from a caller in the form of a telephone number. Like an address on an envelope, the numbers tell the switch where to route the call. The switch opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users. Switches allow local telecommunications service providers to connect calls directly to their destination, while providing advanced features and recording connection information for future billing.

  SWITCHED ACCESS SERVICES--The origination or termination of long distance traffic between a customer premise and an IXC POP via shared local trunks using a local switch.

  SWITCHED TRANSPORT SERVICES--Transportation of switched traffic along dedicated lines between the LEC central offices and interexchange POPs.

  SWITCHED TRAFFIC--Telecommunications traffic along a switched network.

  USOC (UNIVERSAL SERVICE ORDERING CODE)--Identifies a particular service or equipment under tariff (not necessarily universal any longer).

             INDEX TO USN COMMUNICATIONS, INC. FINANCIAL STATEMENTS

                PAGE
                ----
CONDENSED
 CONSOLIDATED
 FINANCIAL
 STATEMENTS
 (UNAUDITED)
 FOR THE NINE
 MONTH PERIODS
 ENDING
 SEPTEMBER 30,
 1996 AND
 SEPTEMBER 30,
 1997 AND AS OF
 DECEMBER 31,
 1996..........  F-2
INDEPENDENT
 AUDITORS'
 REPORT........  F-8
CONSOLIDATED
 FINANCIAL
 STATEMENTS:
  Consolidated
   Balance
   Sheets......  F-9
  Consolidated
   Statements
   of
   Operations.. F-10
  Consolidated
   Statements
   of
   Redeemable
   Preferred
   Stock....... F-11
  Consolidated
   Statements
   of Common
   Stockholders'
   Deficit..... F-12
  Consolidated
   Statements
   of Cash
   Flows....... F-13
  Notes to
   Consolidated
   Financial
   Statements.. F-14

          HATTEN COMMUNICATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

                PAGE
                ----
INDEPENDENT
 AUDITORS'
 REPORT........ F-25
CONSOLIDATED
 FINANCIAL
 STATEMENTS:
  Consolidated
   Balance
   Sheets at
   April 30,
   1997 and
   1996........ F-26
  Consolidated
   Statements
   of
   Operations
   for the
   years ended
   April 30,
   1997 and
   1996........ F-27
  Consolidated
   Statements
   of
   Stockholders'
   Deficit for
   the years
   ended April
   30, 1997 and
   1996........ F-28
  Consolidated
   Statements
   of Cash
   Flows for
   the years
   ended April
   30, 1997 and
   1996........ F-29
  Notes to
   Consolidated
   Financial
   Statements.. F-30

             CONNECTICUT TELEPHONE AND COMMUNICATION SYSTEMS, INC.

                PAGE
                ----
INDEPENDENT
 AUDITORS'
 REPORT........ F-38
FINANCIAL
 STATEMENTS:
  Balance Sheet
   at April 30,
   1995........ F-39
  Statement of
   Income and
   Deficit for
   the year
   ended April
   30, 1995.... F-40
  Statement of
   Cash Flows
   for the year
   ended April
   30, 1995.... F-41
  Notes to
   Financial
   Statements.. F-42

                          CONNECTICUT MOBILECOM, INC.

                PAGE
                ----
INDEPENDENT
 AUDITORS'
 REPORT........ F-45
FINANCIAL
 STATEMENTS:
  Balance Sheet
   at April 30,
   1995........ F-46
  Statement of
   Operations
   for the year
   ended April
   30, 1995.... F-47
  Statement of
   Stockholders'
   Deficit for
   the year
   ended April
   30, 1995.... F-48
  Statement of
   Cash Flows
   for the year
   ended April
   30, 1995.... F-49
  Notes to
   Financial
   Statements.. F-50

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                       SEPTEMBER
                                                          30,        DECEMBER
                       ASSETS                             1997       31, 1996
                       ------                         ------------  -----------
                                                      (UNAUDITED)
Current Assets:
  Cash and cash equivalents.........................  $117,943,711  $60,818,478
  Accounts receivable, net..........................    15,445,860    3,004,408
  Prepaid expenses..................................       271,430      187,051
  Other receivables.................................       338,502      172,567
                                                      ------------  -----------
    Total current assets............................   133,999,503   64,182,504
Property and Equipment--Net.........................    12,604,307    3,507,350
Other Assets........................................    32,553,221   10,362,438
                                                      ------------  -----------
    Total Assets....................................  $179,157,031  $78,052,292
                                                      ============  ===========
      LIABILITIES, REDEEMABLE PREFERRED STOCK,
          AND COMMON STOCKHOLDERS' DEFICIT
      ----------------------------------------
Current Liabilities:
  Accounts payable..................................  $ 17,268,085  $ 7,907,654
  Accrued expenses and other liabilities............    11,315,296    3,176,762
  Capital lease obligations--current................       544,213      277,844
  Current maturities on notes payable...............       121,874      386,522
                                                      ------------  -----------
    Total current liabilities.......................    29,249,468   11,748,782
14 5/8% Senior Discount Notes, net of Original Issue
 Discount...........................................   101,830,062          --
14% Senior Discount Notes, net of Original Issue
 Discount...........................................    34,579,844   31,242,614
9% Convertible Subordinated Discount Notes, net of
 Original Issue Discount............................    30,188,376   28,259,555
Capital Lease Obligations--Noncurrent...............       664,421      312,280
Notes Payable.......................................        24,547       49,727
                                                      ------------  -----------
    Total liabilities...............................   196,536,718   71,612,958
Redeemable Preferred Stock:
  9% Cumulative Convertible Pay-In-Kind Preferred
   stock: par value, $1; 30,000 shares authorized;
   10,920 and 10,000 shares outstanding at 1997 and
   1996.............................................        10,920       10,000
  9% Cumulative Convertible Pay-In-Kind Preferred
   Stock, Series A: par value $1; 150,000 shares
   authorized; 30,209 shares outstanding at 1997....        30,209          --
  Accumulated unpaid dividends......................       317,195      225,000
  Additional paid-in capital........................    40,690,299    9,810,185
                                                      ------------  -----------
    Total redeemable preferred stock................    41,048,623   10,045,185
Common Stockholders' Deficit:
  Common stock: par value, $.01; 30,000,000 shares
   authorized; 7,222,511 and 7,185,260 shares issued
   at 1997 and 1996.................................        72,226      71, 853
  Additional paid-in capital........................    73,941,796   54,114,755
  Accumulated deficit...............................  (132,441,255) (57,791,382)
  Common stock held in Treasury: 1997 and 1996--
   10,000 shares....................................        (1,077)      (1,077)
                                                      ------------  -----------
    Total common stockholders' deficit..............   (58,428,310)  (3,605,851)
                                                      ------------  -----------
Total Liabilities, Redeemable Preferred Stock, and
 Common Stockholders' Deficit.......................  $179,157,031  $78,052,292
                                                      ============  ===========

           See notes to Condensed Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  NINE MONTHS ENDED SEPTEMBER
                                                              30,
                                                  ----------------------------
                                                      1997           1996
                                                  -------------- -------------
                                                   (UNAUDITED)    (UNAUDITED)
Net service revenue.............................. $  26,998,315  $   7,598,705
Cost of services.................................    23,983,125      6,587,126
                                                  -------------  -------------
    Gross profit.................................     3,015,190      1,011,579
Expenses:
  Sales and marketing............................    43,087,112      5,837,437
  General and administrative.....................    26,881,801     10,919,589
                                                  -------------  -------------
Operating loss...................................   (66,953,723)   (15,745,447)
Other income (expense):
  Interest income................................     1,883,861        472,667
  Interest expense...............................    (8,572,952)       (45,957)
  Other income...................................         5,386      8,099,593
                                                  -------------  -------------
    Other income (expense)--net..................    (6,683,705)     8,526,303
                                                  -------------  -------------
Net loss......................................... $ (73,637,428) $  (7,219,144)
                                                  =============  =============
Accumulated preferred dividends.................. $   1,012,445  $   3,465,976
                                                  =============  =============
Net loss to common shareholders.................. $ (74,649,873) $ (10,685,120)
                                                  =============  =============
Net loss per common share........................ $      (10.35) $       (2.44)
                                                  =============  =============
Weighted average common and common equivalent
 shares outstanding..............................     7,212,511      4,384,993
                                                  =============  =============


           See notes to Condensed Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK
              NINE MONTHS ENDED SEPTEMBER 30, 1997 AND YEAR ENDED
                               DECEMBER 31, 1996

                                   SERIES A
                          9% PIK    9% PIK   SERIES A-2 SERIES A  ACCUMULATED   ADDITIONAL
                         PREFERRED PREFERRED PREFERRED  PREFERRED   UNPAID       PAID-IN
                           STOCK     STOCK     STOCK      STOCK    DIVIDENDS     CAPITAL        TOTAL
                         --------- --------- ---------- --------- -----------  ------------  ------------
BALANCE, JANUARY 1,
 1996...................                      $26,235    $16,200  $ 3,810,000  $ 40,543,605  $ 44,396,040
  Accumulated dividends
   on Series A and A-2
   preferred stock......                                            3,465,976                   3,465,976
  Conversion of Series A
   and A-2 preferred
   stock to Class A
   common stock.........                      (26,235)   (16,200)  (7,275,976)  (40,543,605)  (47,862,016)
  Issuance of 10,000
   shares of 9% PIK
   preferred stock......  $10,000                                                 9,990,000    10,000,000
  Costs incurred related
   to issuance of 9% PIK
   preferred stock......                                                           (179,815)     (179,815)
  Accumulated dividends
   on 9% PIK preferred
   stock................                                              225,000                     225,000
                          -------   -------   -------    -------  -----------  ------------  ------------
BALANCE, DECEMBER 31,
 1996...................   10,000                                     225,000     9,810,185    10,045,185
  Issuance of 30,209
   shares of Series A 9%
   PIK preferred stock..            $30,209                                      30,178,863    30,209,072
  Costs incurred related
   to issuance of Series
   A 9% PIK preferred
   stock................                                                           (218,079)     (218,079)
  Accumulated dividends
   on 9% PIK preferred
   stock................                                              695,250                     695,250
  Accumulated dividends
   on Series A 9% PIK
   preferred stock......                                              317,195                     317,195
  Payment of dividends
   on 9% PIK preferred
   stock................      920                                    (920,250)      919,330           --
                          -------   -------   -------    -------  -----------  ------------  ------------
BALANCE, SEPTEMBER 30,
 1996 (UNAUDITED).......  $10,920   $30,209   $   --     $   --   $   317,195  $ 40,690,299  $ 41,048,623
                          =======   =======   =======    =======  ===========  ============  ============



           See notes to Condensed Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' DEFICIT
     NINE MONTHS ENDED SEPTEMBER 30, 1997 AND YEAR ENDED DECEMBER 31, 1996

                                                              COMMON
                                 ADDITIONAL                   STOCK
                         COMMON    PAID-IN     ACCUMULATED   HELD IN
                          STOCK    CAPITAL       DEFICIT     TREASURY     TOTAL
                         ------- -----------  -------------  --------  ------------
BALANCE, JANUARY 1,
 1996................... $31,374 $   254,718  $ (29,053,815)           $(28,767,723)
  Conversion of Series A
   and A-2 Preferred
   Stock to Class A
   Common Stock.........  26,763  47,835,253                             47,862,016
  Issuance of 50,000
   shares of common
   stock................     500       5,000                                  5,500
  Compensation grants of
   220,000 shares of
   common stock.........   2,200      30,800                                 33,000
  Repricing of common
   stock................  11,016     (11,016)
  Repurchase of 10,000
   shares of common
   stock................                                     $(1,077)        (1,077)
  Issuance of stock
   warrants.............           6,000,000                              6,000,000
  Accumulated dividends
   on 9% PIK preferred
   stock................                         (3,690,976)             (3,690,976)
  Net loss..............                        (25,046,591)            (25,046,591)
                         ------- -----------  -------------  -------   ------------
BALANCE, DECEMBER 31,
 1996...................  71,853  54,114,755    (57,791,382)  (1,077)    (3,605,851)
  Issuance of 37,251
   shares of common
   stock................     373       3,723                                  4,096
  Issuance of stock
   warrants.............          19,351,727                             19,351,727
  Compensation expense
   on stock options.....             471,591                                471,591
  Accumulated dividends
   on 9% PIK preferred
   stock................                           (695,250)               (695,250)
  Accumulated dividends
   on Series A 9%
   preferred stock......                           (317,195)               (317,195)
  Net loss..............                        (73,637,428)            (73,637,428)
                         ------- -----------  -------------  -------   ------------
BALANCE, SEPTEMBER 30,
 1997 (UNAUDITED)....... $72,226 $73,941,796  $(132,441,255) $(1,077)  $(58,428,310)
                         ======= ===========  =============  =======   ============



           See notes to Condensed Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                     -------------------------
                                                         1997         1996
                                                     ------------  -----------
                                                     (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Net loss.......................................... $(73,637,428) $(7,219,144)
  Adjustments to reconcile net loss to net cash
   flows from operating activities:
    Depreciation and amortization...................    1,902,049      254,049
    Amortization of organization costs and
     intangibles....................................      622,884    1,105,748
    Non-cash interest on debt obligation............    8,456,677          --
    Stock compensation award expense................      471,591       33,000
    Gain on disposal of assets......................          --    (8,078,901)
    Changes in:
      Accounts receivable, net......................  (12,441,452)  (1,469,127)
      Prepaid expenses..............................      (84,379)     109,434
      Other receivables.............................     (165,935)    (229,940)
      Other assets..................................     (444,960)     (18,205)
      Accounts payable..............................    9,360,431    1,440,563
      Accrued expenses and other liabilities........    8,138,534      (19,641)
                                                     ------------  -----------
        Net cash flows from operating activities....  (57,821,988) (14,092,164)
Cash flows from investing activities:
  Purchase of property and equipment................  (10,071,051)    (284,774)
  Proceeds from sale of assets......................          --     9,532,600
  Purchase of Minority Interest.....................          --    (1,601,207)
                                                     ------------  -----------
        Net cash flows from investing activities....  (10,071,051)   7,646,619
Cash flows from financing activities:
  Issuance of common stock..........................        4,096        3,300
  Issuance of preferred stock.......................   30,209,072   10,000,000
  Financing costs...................................     (218,079)    (147,389)
  Repurchase of common stock........................          --        (1,077)
  Proceeds from Senior Notes........................  100,001,276   30,203,375
  Proceeds from Convertible Notes...................          --    27,644,400
  Debt acquisition costs............................   (4,436,579)  (2,732,664)
  Deposits..........................................       57,758     (393,884)
  Repayment of notes payable........................     (289,828)    (335,442)
  Repayment of capital lease obligations............     (309,445)     (83,774)
                                                     ------------  -----------
        Net cash flows from financing activities....  125,018,271   64,156,845
                                                     ------------  -----------
Net increase in cash................................   57,125,232   57,711,300
Cash and cash equivalents--Beginning of period......   60,818,479   13,766,040
                                                     ------------  -----------
Cash and cash equivalents--End of period............ $117,943,711  $71,477,340
                                                     ============  ===========
Supplemental cash flow information:
  Dividends Paid in Kind............................ $    920,250          --
                                                     ============  ===========
  Dividends Declared................................ $  1,012,445  $ 3,465,976
                                                     ============  ===========
  Issuance of Stock Warrants........................ $ 19,351,727  $ 6,000,000
                                                     ============  ===========
  Conversion of Series A and Series A-2 Preferred
   Stock to Class A Common Stock....................          --   $47,862,016
                                                     ============  ===========
  Capital Lease Obligations Incurred................ $    927,955  $   537,478
                                                     ============  ===========
  Cash Paid for Interest............................ $     91,993  $    68,000
                                                     ============  ===========
  Cash Paid for Income Taxes........................          --           --
                                                     ============  ===========

           See notes to Condensed Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              AS OF AND FOR THE PERIOD ENDING SEPTEMBER 30, 1997

1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited, condensed consolidated financial statements of USN Communications, Inc. (the "Company") included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The interim financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included herein. The results of operations for the interim periods should not be considered indicative of results to be expected for the full year.

2. PRIVATE PLACEMENT OFFERING

  On August 18, 1997, the Company received approximately $96.5 million in cash, net of commissions paid, in exchange for the issuance of 152,725 units consisting of $152.7 million aggregate principal amount at maturity of 14 5/8% Senior Discount Notes due 2004 ("14 5/8% Senior Notes") and warrants to purchase 2,053,900 shares of Class A Common Stock. In connection with this offering, the Company paid a consent fee to the holders of the outstanding 14% Senior Discount Notes due 2003 ("14% Senior Notes") and 9% Convertible Subordinated Notes due 2004 ("9% Convertible Notes") consisting of warrants to purchase 145,160 shares of Class A Common Stock. The Company also granted those holders an option, which was exercised on October 24, 1997, to purchase up to $10.0 million in aggregate proceeds to the Company of convertible notes of the Company on terms substantially similar to the existing 9% Convertible Notes. Additionally, the Company granted to holders of the 14% Senior Notes an option, for a specified period of time, to exchange all of the 14% Senior Notes for 14 5/8% Senior Notes having an accreted value equal to the accreted value of such 14% Senior Notes at the time of such exchange.

  The 14 5/8% Senior Notes were sold at a unit price, before commissions, of $654.78 per $1,000 face amount. These notes will accrete interest at an annual rate of 14 5/8% from August 18, 1997 to August 15, 2000. Thereafter, the notes will bear interest at an annual rate of 14 5/8%, payable semiannually in arrears in cash.

3. CHANGES IN EQUITY

  In August 1997, the Board of Directors authorized the issuance of up to 150,000 shares of a series of $1 par value preferred stock designated as 9% Cumulative Convertible Pay-in-Kind Preferred Stock, Series A ("Series A Preferred Stock"). In connection with the Private Placement Offering (described in Note 2), the Company issued 30,209 shares of its Series A Preferred Stock to certain of its existing shareholders and their affiliates, for an aggregate purchase price of $30.2 million.

  In September 1997, the Board of Directors approved a nine-for-one stock dividend on the Class A Common Stock. Share and per share data have been adjusted to reflect this stock dividend.

4. RECLASSIFICATIONS

  Certain prior year amounts have been reclassified to conform to the current year presentation.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of USN Communications, Inc.
Chicago, Illinois

  We have audited the accompanying consolidated balance sheets of USN Communications, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, redeemable preferred stock, common stockholders' deficit and cash flows for the years ended December 31, 1996 and 1995 and for the period from April 20, 1994 (Inception) to December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and for the period from April 20, 1994 (Inception) to December 31, 1994, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 20 to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 20. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DELOITTE & TOUCHE LLP

March 14, 1997 (September 4, 1997 as to Note 22)
Chicago, Illinois

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                        ASSETS                            1996          1995
                        ------                         -----------  ------------
Current Assets:
  Cash and cash equivalents........................... $60,818,478  $ 13,766,040
  Accounts receivable, net of allowances for doubtful
   accounts of $223,000 (1996) and $193,000 (1995)....   3,004,408     1,184,453
  Prepaid expenses....................................     187,051       171,111
  Notes receivable....................................     150,000
  Other receivables...................................      22,567
  Net assets held for sale............................                 1,453,699
                                                       -----------  ------------
    Total current assets..............................  64,182,504    16,575,303
Property and Equipment--net...........................   3,507,350     1,214,647
Other Assets..........................................  10,362,438     2,681,255
                                                       -----------  ------------
    Total Assets...................................... $78,052,292  $ 20,471,205
                                                       ===========  ============
  LIABILITIES, REDEEMABLE PREFERRED STOCK AND COMMON
                STOCKHOLDERS' DEFICIT
  --------------------------------------------------
Current Liabilities:
  Accounts payable.................................... $ 7,907,654  $  2,734,122
  Accrued expenses and other liabilities..............   3,176,762     1,106,010
  Current maturities on notes payable.................     386,522       409,348
  Capital lease obligations--current..................     277,844        75,192
                                                       -----------  ------------
    Total current liabilities.........................  11,748,782     4,324,672
Capital Lease Obligations--Noncurrent.................     312,280        81,391
Notes Payable.........................................      49,727       436,825
14% Senior Discount Notes, net of Original Issue
 Discount.............................................  31,242,614
9% Convertible Subordinated Discount Notes, net of
 Original Issue Discount..............................  28,259,555
                                                       -----------  ------------
    Total liabilities.................................  71,612,958     4,842,888
Redeemable Preferred Stock:
  9% Cumulative Convertible Pay-In-Kind Preferred
   Stock..............................................      10,000
  Series A 10% Senior Cumulative Preferred Stock......                    16,200
  Series A-2 10% Senior Cumulative Preferred Stock....                    26,235
  Accumulated unpaid dividends........................     225,000     3,810,000
  Additional paid-in capital..........................   9,810,185    40,543,605
                                                       -----------  ------------
    Total redeemable preferred stock..................  10,045,185    44,396,040
Common Stockholders' Deficit:
  Common stock: $.01 par value;
   25,000,000 and 5,000,000 authorized at 1996 and
   1995;
   7,185,260 and 3,137,290 shares issued at 1996 and
   1995 ..............................................      71,853        31,374
  Additional paid-in capital..........................  54,114,755       254,718
  Accumulated deficit................................. (57,791,382)  (29,053,815)
  Treasury stock, 10,000 shares at 1996...............      (1,077)
                                                       -----------  ------------
    Total common stockholders' deficit................  (3,605,851)  (28,767,723)
                                                       -----------  ------------
    Total Liabilities, Redeemable Preferred Stock and
     Common Stockholders' Deficit..................... $78,052,292  $ 20,471,205
                                                       ===========  ============

                See notes to Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

           YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE PERIOD FROM
                APRIL 20, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                           1996          1995         1994
                                       ------------  ------------  -----------
Net service revenue................... $  9,814,479  $  7,883,890  $ 1,737,461
Cost of services......................    9,256,472     9,075,749    1,454,882
                                       ------------  ------------  -----------
    Gross margin......................      558,007    (1,191,859)     282,579
                                       ------------  ------------  -----------
Expenses:
  Sales and marketing.................   12,612,172     5,867,200    2,869,463
  General and administrative..........   20,664,612    11,100,661    4,685,894
                                       ------------  ------------  -----------
Operating loss........................  (32,718,777)  (18,159,720)  (7,272,778)
                                       ------------  ------------  -----------
Other income (Expense):
  Interest income.....................    1,376,429       586,946      152,099
  Interest expense....................   (1,797,112)     (733,566)     (26,110)
  Gain on sale of switch-based
   facilities.........................    8,078,901
  Other income........................       13,968        59,314
                                       ------------  ------------  -----------
    Other income (expense)--net.......    7,672,186       (87,306)     125,989
                                       ------------  ------------  -----------
Net loss before minority interest.....  (25,046,591)  (18,247,026)  (7,146,789)
Minority interest share in loss of
 USNCN................................                    150,000
                                       ------------  ------------  -----------
Net loss.............................. $(25,046,591) $(18,097,026) $(7,146,789)
                                       ============  ============  ===========
Accumulated preferred dividends....... $  3,690,976  $  3,103,000  $   707,000
                                       ============  ============  ===========
Net loss per common share............. $      (5.63) $      (7.01) $     (6.56)
                                       ============  ============  ===========
Weighted average common and common
 equivalent shares outstanding........    5,102,330     3,025,200    1,196,780
                                       ============  ============  ===========


                See notes to Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK

           YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE PERIOD FROM
                APRIL 20, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                               SERIES
                           9% PIK   SERIES A     A-2    ACCUMULATED  ADDITIONAL
                          PREFERRED PREFERRED PREFERRED   UNPAID      PAID-IN-
                            STOCK     STOCK     STOCK    DIVIDENDS     CAPITAL       TOTAL
                          --------- --------- --------- -----------  -----------  -----------
Balance, April 20, 1994.
  Issuance of 16,200
   shares of Series A
   10% Senior Cumulative
   preferred stock......             $16,200                         $15,212,824  $15,229,024
  Costs incurred related
   to issuance of stock.                                                (630,474)    (630,474)
  Accumulated unpaid
   preferred dividends..                                $  707,000                    707,000
                                     -------            ----------   -----------  -----------
Balance, December 31,
 1994...................              16,200               707,000    14,582,350   15,305,550
  Issuance of 26,235
   shares of Series A-2
   10% Senior Cumulative
   preferred stock......                       $26,235                26,208,765   26,235,000
  Costs incurred related
   to issuance of stock.                                                (247,510)    (247,510)
  Accumulated unpaid
   preferred dividends..                                 3,103,000                  3,103,000
                                     -------   -------  ----------   -----------  -----------
Balance, December 31,
 1995...................              16,200    26,235   3,810,000    40,543,605   44,396,040
  Accumulated unpaid
   preferred dividends..                                 3,465,976                  3,465,976
  Conversion of Series A
   and A-2 Preferred
   Stock to Class A
   Common Stock.........             (16,200)  (26,235) (7,275,976)  (40,543,605) (47,862,016)
  Issuance of 10,000
   shares of 9% PIK
   preferred stock......   $10,000                                     9,990,000   10,000,000
  Costs incurred related
   to issuance of 9% PIK
   preferred stock......                                                (179,815)    (179,815)
  Accumulated unpaid
   preferred dividends
   on 9% PIK preferred
   stock................                                   225,000                    225,000
                           -------   -------   -------  ----------   -----------  -----------
Balance, December 31,
 1996...................   $10,000                      $  225,000   $ 9,810,185  $10,045,185
                           =======   =======   =======  ==========   ===========  ===========

                See notes to Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' DEFICIT

                 YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
          PERIOD FROM APRIL 20, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                  ADDITIONAL                   COMMON
                          COMMON    PAID-IN    ACCUMULATED   STOCK HELD
                           STOCK    CAPITAL      DEFICIT     IN TREASURY    TOTAL
                          ------- -----------  ------------  ----------- ------------
Balance, April 20, 1994.
  Issuance of 1,778,400
   shares of common
   stock................  $17,784 $   220,655                            $   $238,439
  Costs incurred related
   to issuance of stock.             (214,860)                               (214,860)
  Accumulated unpaid
   preferred dividends..                       $   (707,000)                 (707,000)
  Net loss..............                         (7,146,789)               (7,146,789)
                          ------- -----------  ------------              ------------
Balance, December 31,
 1994...................   17,784       5,795    (7,853,789)               (7,830,210)
  Issuance of 1,358,990
   shares of common
   stock................   13,590     251,413                                 265,003
  Costs incurred related
   to issuance of stock.               (2,490)                                 (2,490)
  Accumulated unpaid
   preferred dividends..                         (3,103,000)               (3,103,000)
  Net loss..............                        (18,097,026)              (18,097,026)
                          ------- -----------  ------------              ------------
Balance, December 31,
 1995...................   31,374     254,718   (29,053,815)              (28,767,723)
  Conversion of Series A
   and A-2 Preferred
   Stock to Class A
   Common Stock.........   26,763  47,835,253                              47,862,016
  Issuance of 50,000
   shares of common
   stock................      500       5,000                                   5,500
  Compensation grants of
   220,000 shares of
   common stock.........    2,200      30,800                                  33,000
  Repricing of common
   stock................   11,016     (11,016)
  Repurchase of 10,000
   shares of common
   stock................                                       $(1,077)        (1,077)
  Issuance of stock
   warrants.............            6,000,000                               6,000,000
  Accumulated unpaid
   preferred dividends..                         (3,690,976)               (3,690,976)
  Net loss..............                        (25,046,591)              (25,046,591)
                          ------- -----------  ------------    -------   ------------
Balance, December 31,
 1996...................  $71,853 $54,114,755  $(57,791,382)   $(1,077)  $ (3,605,851)
                          ======= ===========  ============    =======   ============

                See notes to Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE PERIOD FROM
                APRIL 20, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                           1996          1995         1994
                                       ------------  ------------  -----------
Cash flows from operating activities:
  Net loss............................ $(25,046,591) $(18,097,026) $(7,146,789)
  Adjustments to reconcile net loss to
   net cash flows from operating
   activities:
    Depreciation and amortization.....      558,236     1,288,991      159,685
    Amortization of organization costs
     and intangibles..................    1,770,936       969,271       26,376
    Interest accreted on debt
     obligation.......................    1,654,394
    Stock compensation award expense..       33,000
    Gain on disposal of assets........   (8,078,901)      (16,274)
    Changes in:
      Accounts receivable.............   (1,819,956)     (322,245)    (862,208)
      Prepaid expenses................      (38,468)       13,082      (37,624)
      Other receivables...............     (172,567)
      Other assets....................      (14,948)
      Account payable.................    4,819,840     1,578,757      953,465
      Accrued expenses and other
       liabilities....................    2,424,642       338,412      766,532
                                       ------------  ------------  -----------
        Net cash flows from operating
         activities...................  (23,910,383)  (14,247,032)  (6,140,563)
                                       ------------  ------------  -----------
Cash flows from investing activities:
  Purchase of property and equipment..   (2,258,969)   (1,739,542)  (1,728,327)
  Proceeds from sale of assets........    9,532,600
  Purchase of subsidiary..............                   (892,287)
  Organization costs..................                                (161,702)
  Cash acquired from purchase of
   subsidiaries.......................                                 331,975
  Issuance of noncurrent notes
   receivable.........................                                (150,000)
  Proceeds from note receivable.......                     76,204
                                       ------------  ------------  -----------
        Net cash flows from investing
         activities...................    7,273,631    (2,555,625)  (1,708,054)
                                       ------------  ------------  -----------
Cash flows from financing activities:
  Proceeds from Senior Notes..........   30,203,375
  Proceeds from Convertible Notes.....   27,644,400
  Debt acquisition costs..............   (2,920,239)
  Issuance of preferred stock.........   10,000,000    26,235,000   14,850,000
  Issuance of common stock............        5,500       265,003      150,000
  Costs incurred related to issuance
   of stock...........................     (179,815)     (250,000)    (845,334)
  Repurchase of common stock..........       (1,077)
  Deposits............................     (494,603)      (20,855)    (555,270)
  Proceeds from borrowings............                                 180,000
  Payments on assumed indebtedness....     (350,412)   (1,459,458)
  Proceeds from notes payable.........                     46,645       73,504
  Repayment of notes payable..........      (59,512)      (71,588)      (8,330)
  Repayment of capital lease
   obligation.........................     (158,427)     (155,272)     (16,731)
                                       ------------  ------------  -----------
        Net cash flows from financing
         activities...................   63,689,190    24,589,475   13,827,839
                                       ------------  ------------  -----------
Net increase in cash..................   47,052,438     7,786,818    5,979,222
Cash and cash equivalents--Beginning
 of year..............................   13,766,040     5,979,222
                                       ------------  ------------  -----------
Cash and cash equivalents--End of
 year................................. $ 60,818,478  $ 13,766,040  $ 5,979,222
                                       ============  ============  ===========
Supplemental cash flow information--
 See Note 3

                See notes to Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            YEARS ENDED DECEMBER 31, 1996 AND 1995 AND PERIOD FROM
                APRIL 20, 1994 (INCEPTION) TO DECEMBER 31, 1994

1. ORGANIZATION AND ACQUISITIONS

  USN Communications, Inc., formerly United USN, Inc. ("USN") was incorporated under the laws of the State of Delaware on April 20, 1994 and was initially funded in 1994 through capital contributions totaling $15 million in cash, before financing costs. In June 1995 and September 1996, USN received additional capital contributions of approximately $26 million and $10 million, respectively. USN holds controlling investments in three companies: US Network Corporation, USN Communications Northeast, Inc. (formerly United Telemanagement Services, Inc.), and USN Communications Midwest, Inc. USN and its subsidiaries operate in a single business segment, primarily as a reseller of a broad range of telecommunications services in various cities in the Midwest and the Northeast regions of the U.S.

  On April 20, 1994, USN purchased US Network Corporation ("US Network") and its 100% subsidiary, FoneNet/Ohio, Inc., in exchange for 1,350 shares of United's preferred stock and 315,000 shares of its common stock. This transaction was accounted for as a purchase and was valued at US Network's net book value of approximately $467,000. The consolidated financial statements include the results of operations of US Network since April 20, 1994.

  In July 1994, USN purchased a 50.1% ownership interest in USN Communications Northeast, Inc. ("USNCN") for approximately $2 million. USNCN provides telecommunications services to business customers in New York and Massachusetts. USN has had substantive control of USNCN since its inception. Therefore, the consolidated financial statements include the results of operations for USNCN since its commencement of operations in 1994. In December 1995, USN's ownership in USNCN increased to 83.9% as a result of additional investments approximating $9.4 million. In July 1996, USN's ownership in USNCN increased to 100% as a result of an additional investment of $150,000.

  In June 1995, USNCN (through a newly formed subsidiary, Quest United, Inc.) purchased specific assets and assumed certain liabilities of an independent telephone services company Quest America, L.P. ("Quest"), for cash of $950,000 and notes payable to investors of Quest of $842,985 (the "Acquisition"). The Acquisition has been accounted for as a purchase, and such assets and liabilities were recorded at their then fair values (which approximated their historical cost bases) as of the Acquisition date. The excess of the cost of the Acquisition over the net assets acquired has been ascribed to various intangible assets (principally customer lists, employment contracts and work force in place). The consolidated statement of operations for the year ended December 31, 1996 and 1995 include Quest's revenues and expenses from the Acquisition date forward.

  In January 1995, USN Communications Midwest, Inc. ("USNCM") was incorporated as a wholly owned subsidiary of USN. USNCM began operations in July 1996 and provides telecommunication services to business customers in Illinois, Ohio and Michigan.

2. SUMMARY OF ACCOUNTING POLICIES

  A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

  Principles of Consolidation--The accompanying consolidated financial statements include the accounts of USN Communications, Inc. and its subsidiaries (the "Company"). Significant intercompany balances and transactions have been eliminated in consolidation.

  Revenue Recognition--The Company recognizes revenues in the period in which telephone services are provided. For the operating unit which the Company has operated as a commission agent only, revenues are recorded at the net commissions earned.

  Cash and Cash Equivalents--Cash and cash equivalents are defined as cash in banks, time deposits and highly liquid short-term investments with initial maturities of three months or less.

  Recourse Provisions--Until June 1996, USNCN utilized a third-party billing and collection agency (the "Agency") to process and factor its accounts receivable, yet retained the risk of loss on amounts that were deemed to be uncollectible in the normal course of business. The Agency charged USNCN an allowance for estimated bad debts on factored accounts receivable, subject to the recourse provisions, using prior collection experience and industry statistics. Adjustments were made between actual loss experience and estimated bad debt expenses on a periodic basis by the Agency. At December 31, 1996, there were no factored receivables subject to such adjustment. At December 31, 1995, factored receivables of approximately $828,000 were subject to such adjustment.

  Fair Value of Financial Instruments--The carrying values of financial instruments included in current assets and liabilities approximate fair values due to the short-term maturities of these instruments. The carrying values of long-term debt and notes payable are reasonable estimates of their fair values as the interest rates approximate rates currently available to the Company for instruments with similar terms and remaining maturities.

  Property and Equipment--Purchases of property and equipment are carried at cost. Depreciation is provided on the straight-line basis. Furniture and fixtures are depreciated over five years. Computer equipment is depreciated over three years. Leasehold improvements and assets leased under capital leases are amortized over the shorter of the related lease term or the estimated useful life of the asset.

  Intangible Assets--Costs incurred in the formation of the Company are being amortized on a straight-line basis over five years. The intangible assets associated with the acquisition of Quest are being amortized on a straight-line basis over two years. Debt acquisition costs are being amortized over the life of the related debt. The value of the warrants issued with the Senior Notes are being amortized over the life of those notes.

  Stock-based Compensation--During 1996, the Company implemented Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS No. 123"). SFAS No. 123 allows the Company to recognize compensation under the "intrinsic value" method prescribed by Accounting Principles Board Opinion No. 25, and requires the pro forma disclosure of net income and earnings per share as if the fair value method had been applied.

  Reclassifications--Certain prior year amounts have been reclassified to conform to the current year presentation.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

3. SUPPLEMENTAL CASH FLOW INFORMATION

  Supplemental cash flow information is as follows:

                                                   1996      1995       1994
                                                 -------- ---------- ----------
      Capital lease obligations incurred (Notes
       5
       and 9)..................................  $591,967 $3,398,105 $3,137,119
                                                 ======== ========== ==========
      Fair value of Quest America Management
       L.P. noncash assets acquired in 1995....           $  414,726
      Consideration incurred in connection with
       the Acquisition (including $950,000 in
       cash advances) (Note 1).................            3,104,588
                                                          ----------
      Liabilities assumed......................           $2,689,862
                                                          ==========
      Note payable incurred to finance
       insurance policies (Note 11)............           $   58,650 $   72,000
                                                          ========== ==========
      Fair value of US Network's noncash assets
       acquired................................                      $  623,659
      Common and preferred stock issued in
       connection with the acquisition (Note
       1)......................................                         467,463
                                                                     ----------
      Liabilities assumed......................                      $  156,196
                                                                     ==========
      Note payable to UTS minority shareholder.                      $  149,708
      Proceeds received upon issuance of note
       payable.................................                         (73,504)
                                                                     ----------
      Note receivable from UTS minority
       shareholder.............................                      $   76,204
                                                                     ==========

  Cash paid for interest in 1996 and 1995 was approximately $32,000 and $613,000, respectively. No cash was paid in 1994 for interest and in 1996, 1995 and 1994 for income taxes.

4. RELATED PARTY TRANSACTIONS

  Notes receivable at December 31, 1996 includes a $75,000 non-interest bearing note due to the Company from a corporate officer.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

5. NET ASSETS HELD FOR SALE

  On December 29, 1995, the Company entered into an agreement to sell its switch-based facilities in Ohio for $9.5 million in cash plus the assumption of capital and operating leases. The transaction closed on February 29, 1996 and a gain of approximately $8.1 million was realized and recorded at that time. The Company will continue to serve its Ohio customer base as a reseller of telecommunication services.

  The net assets held at December 31, 1995 in conjunction with this sale were as follows:

      Switching equipment........................................... $6,233,557
      Leasehold improvements........................................  1,781,260
      Outside plant and equipment...................................    423,424
      Furniture and equipment.......................................    318,355
                                                                     ----------
                                                                      8,756,596
      Less accumulated depreciation................................. (1,181,587)
                                                                     ----------
      Net property and equipment....................................  7,575,009
      Deposits......................................................    100,532
                                                                     ----------
      Total assets..................................................  7,675,541
      Less liabilities assumed:
        Accrued liabilities.........................................     15,204
        Capital lease obligations...................................  6,206,638
                                                                     ----------
      Net assets held for sale...................................... $1,453,699
                                                                     ==========

  Additionally, approximately $2.0 million in operating leases were assumed by the buyer. The Company remains contingently liable on capital and operating leases assumed by the buyer until expiration.

6. PROPERTY AND EQUIPMENT

  Property and equipment at December 31 consist of:

                                                            1996        1995
                                                         ----------  ----------
      Furniture and equipment........................... $3,940,719  $1,364,479
      Leasehold improvements............................    392,601     117,902
                                                         ----------  ----------
                                                          4,333,320   1,482,381
      Less accumulated depreciation.....................   (825,970)   (267,734)
                                                         ----------  ----------
          Total......................................... $3,507,350  $1,214,647
                                                         ==========  ==========

                    USN COMMUNICATION, INC. AND SUBSIDIARIES

7. OTHER ASSETS

  Other assets at December 31 consist of:

                                                            1996        1995
                                                         ----------- ----------
      Stock warrants (net of accumulated amortization:
       1996--$214,286).................................. $ 5,785,714
      Debt acquisition costs (net of accumulated
       amortization: 1996--$98,064).....................   2,822,175
      Deposits..........................................   1,044,098 $  426,902
      Goodwill (net of accumulated amortization:
       1996--$2,337,015; 1995--$923,850) ...............     588,819  2,001,985
      Organization costs (net of accumulated
       amortization:
       1996--$118,853; 1995--$73,432)...................     108,257    153,677
      Other.............................................      13,375     98,691
                                                         ----------- ----------
      Total............................................. $10,362,438 $2,681,255
                                                         =========== ==========

8. ACCRUED EXPENSES

  Accrued expenses at December 31 consist of:

                                                              1996       1995
                                                           ---------- ----------
      Payroll and benefits................................ $1,515,197 $  548,775
      Professional services...............................    814,388    163,540
      Excise taxes........................................    575,790    117,812
      Rent................................................      6,600      4,380
      Interest payable....................................                21,764
      Other...............................................    264,787    249,739
                                                           ---------- ----------
      Total............................................... $3,176,762 $1,106,010
                                                           ========== ==========

9. CAPITAL LEASE OBLIGATIONS

  The Company leases certain furniture and equipment under capital leases at December 31 as follows:

                                                               1996      1995
                                                             --------  --------
      Furniture and equipment............................... $841,359  $221,855
      Less accumulated amortization......................... (261,905)  (73,003)
                                                             --------  --------
      Total................................................. $579,454  $148,852
                                                             ========  ========

  Future minimum lease payments at December 31, 1996 are as follows:

             1997..........................  $ 341,883
             1998..........................    288,865
             1999..........................     54,422
                                             ---------
             Total minimum lease payments..    685,170
             Less imputed interest.........    (95,046)
                                             ---------
             Present value of minimum lease
              payments.....................    590,124
             Less current portion..........   (277,844)
                                             ---------
             Long-term lease obligations...  $ 312,280
                                             =========

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

10. OPERATING LEASES

  The Company leases certain office space and equipment under operating leases. Future minimum lease commitments under noncancelable operating leases as of December 31, 1996 are as follows:

             1997......................... $ 2,113,254
             1998.........................   2,206,947
             1999.........................   1,737,457
             2000.........................   1,530,196
             Thereafter...................   2,531,822
                                           -----------
                 Total.................... $10,119,676
                                           ===========

  Rent expense for the years ended December 31, 1996 and 1995 and the period from April 20, 1994 to December 31, 1994 was approximately $1,024,000, $867,000 and $214,000, respectively.

11. NOTES PAYABLE

  The Company issued a note payable of $58,650 in 1995 to finance an insurance policy. The note was payable in nine monthly installments through August 1996. Interest was payable at 6.45%. The principal balance was paid in full at December 31, 1996.

  In 1995, the Company issued an additional note payable of $46,353 to finance improvements to an office space. The note requires monthly principal payments of $831 through July 2001. Interest is payable at 8%. At December 31, 1996 and 1995, the outstanding principal balances were $37,573 and $44,777, respectively.

  In connection with the acquisition of Quest, USNCN assumed notes payable to investors of Quest. The notes bear interest at 8% and the balances outstanding at December 31, 1996 and 1995 total $398,676 and $749,088, respectively. The notes require quarterly principal and interest payments in 1996 and 1997 and in the first quarter of 1998.

  Maturities on notes payable are as follows:

             1997............................ $386,522
             1998............................   27,204
             1999............................    8,474
             2000............................    9,178
             2001............................    4,871
                                              --------
                 Total....................... $436,249
                                              ========

12. PRIVATE PLACEMENT OFFERING

  On September 30, 1996, the Company received approximately $55 million in cash, net of commissions paid, in exchange for 48,500 units consisting of $48.5 million aggregate principal amount at maturity of 14% Senior Discount Notes ("Senior Notes") due 2003 and warrants to purchase 615,500 shares of Class A Common Stock, and 36,000 units consisting of $36 million aggregate principal amount at maturity of 9% Convertible Subordinated Notes ("Convertible Notes") due 2004.

  The Senior Notes were sold at a unit price, before commissions, of $622.75 per $1,000 face amount. These notes will accrete interest at an annual rate of 14% from September 30, 1996 to March 31, 2000. Thereafter, the notes will bear interest at an annual rate of 14%, and will be paid semiannually in arrears, on the aggregate principal amount at maturity of $48.5 million.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

  The Convertible Notes were sold at a unit price, before commissions, of $767.90 per $1,000 face amount. These notes will accrete interest at an annual rate of 9% from September 30, 1996 to September 30, 1999. Thereafter, the notes will bear interest at an annual rate of 9%, and will be paid semiannually in arrears, on the aggregate principal amount at maturity of $36 million.

13. REDEEMABLE PREFERRED STOCK

  The Board of Directors authorized 20,000 shares of Series A 10% Senior Cumulative Preferred Stock ("Series A") and 30,000 shares of Series A-2 10% Senior Cumulative Preferred Stock ("Series A-2"), with par values of $1 in 1994 and 1995, respectively. On December 31, 1995, 16,200 shares of Series A and 26,235 shares of Series A-2 were outstanding.

  In September 1996, the Board of Directors and the existing shareholders approved the conversion of all outstanding Series A and Series A-2 Preferred Stock to shares of Class A Common Stock. The conversion was consummated on September 30, 1996 and 2,676,300 shares of Class A Common Stock were issued in exchange for the outstanding Series A and Series A-2 Preferred Stock, including dividends accrued through the conversion date.

  In September 1996, the Board of Directors authorized the issuance of up to 30,000 shares of $1 par value preferred stock designated as 9% Cumulative Convertible Pay-in-Kind Preferred Stock ("9% Preferred Stock"). In connection with the Private Placement Offering (Note 12), the Company issued 10,000 shares of its 9% Preferred Stock to its existing shareholders, for an aggregate purchase price of $10.0 million.

  Dividends--Dividends on the 9% Preferred Stock accrue semiannually at a rate of 9% per annum, are fully cumulative and are payable through the issuance of additional shares of 9% Preferred Stock. No dividends have been declared or paid on the preferred stock.

  Liquidation--Upon any liquidation, dissolution or winding up of the Company, holders of the 9% Preferred Stock will be entitled to receive their full liquidation preference and stated value of $1,000 per share, together with accrued and unpaid dividends, prior to the distribution of any assets of the Company to the holders of Class A Common Stock.

  Redemption--Shares of 9% Preferred Stock are not redeemable at the option of the Company, but are subject to mandatory redemption in 2006 at the stated value, together with all accrued and unpaid dividends to the redemption date.

  Conversion--Each share of 9% Preferred Stock is convertible into 7.0623 shares of Class A Common Stock, at any time, in whole or in part, at the option of the holders thereof.

14. COMMON STOCK

  In 1996, a 1995 transaction in which Class A Common Stock was issued was repriced, whereby the number of shares issued increased from 1,358,990 to 2,460,560 and the purchase price decreased from $0.195 to $0.1077 per share.

  Dividends--The holders of Class A Common Stock are entitled to receive dividends as dividends are declared by the Board of Directors of the Company out of funds legally available therefor, provided that if any shares of Preferred Stock are at the time outstanding, the payment of dividends on the Class A Common Stock or other distributions may be subject to the declaration and payment of full cumulative dividends on outstanding shares of Preferred Stock.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

  Liquidation--Upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any Preferred Stock then outstanding will be distributed to the holders of Class A Common Stock.

15. STOCK OPTION PLAN

  The Company has granted options to acquire shares of common stock to certain officers and other employees under the 1994 Stock Option Plan. These options generally become exercisable at a rate of 25% every six months over a period of two years after the date of grant, although with respect to certain grants no vesting occurs until twelve months after the grant date.

  In connection with the financing described in Note 12 and the issuance of the 9% Preferred Stock described in Note 13, the Company granted 319,610 options to purchase Class A Common Stock at an exercise price of $0.15 per share. These options were not issued under the 1994 Stock Option Plan, but rather were issued pursuant to separate stock option agreements between the Company and the option holders. 66,370 of these options become exercisable as the Convertible Notes are converted to Class A Common Stock, and 253,240 of these options become exercisable as shares of 9% Preferred Stock are converted to Class A Common Stock.

  Stock option transactions are summarized as follows:

                                       PRICE PER           PRICE PER         PRICE PER
                              1996       SHARE     1995      SHARE    1994     SHARE
                            ---------  ---------- -------  --------- ------- ---------
   Outstanding at January
    1......................   190,500  $     0.11 213,000    $0.11
   Granted................. 1,033,240   0.11-9.60                    213,000   $0.11
   Exercised...............   (50,000)       0.11
   Cancelled...............   (64,750)       0.11 (22,500)    0.11
                            ---------             -------            -------
   Outstanding at December
    31..................... 1,108,990   0.11-9.60 190,500     0.11   213,000    0.11
                            =========             =======            =======
   Options exercisable at
    December 31............   106,620   0.11-0.15 100,240     0.11        --
                            =========             =======            =======

  For pro forma information regarding net loss and loss per common share, the fair value for the options awarded in 1996 and 1994 was estimated as of the date of the grant using a Black-Scholes option valuation model with the following weighted average assumptions for 1996 and 1994, respectively: risk-free interest rates of 4.95% and 4.97%; dividend yields of 0%; volatility of 0%; and an expected life of the option of ten years.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting period. Therefore, in the year of adoption and subsequently affected years, the effect of applying SFAS 123 for providing pro forma net loss and loss per common share are not likely to be representative of the effects on reported income in future years. The effect on the Company's reported net loss, on a pro forma basis, was not material for 1996, 1995 and 1994.

  The Black-Scholes option valuation model used by the Company was developed for use in estimating the fair value of fully tradable options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. It is management's opinion that the Company's stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

16. EMPLOYEE BENEFIT PLAN

  On January 1, 1995, the Company adopted a qualified 401(k) plan covering all eligible employees in which the Company contributions are discretionary. Employees are permitted to make annual contributions through salary deductions up to 15% of their annual salary. The plan can be amended or terminated at any time by the Board of Directors. The Company made no contributions to the plan in 1996 or 1995.

17. INCOME TAXES

  The Company incurred net losses of $25,046,591, $18,097,026 and $7,146,789 in 1996, 1995 and 1994, respectively. Accordingly, no provision for current Federal or state income taxes has been made to the financial statements.

  The Company's deferred tax asset components are as follows:

                                                      DECEMBER 31,  DECEMBER 31,
                                                          1996          1995
                                                      ------------  ------------
      Net operating loss carry-forwards.............. $18,285,000    $9,121,000
      Accrued liabilities and asset valuation
       reserves......................................     172,000       195,000
      Amortization of intangibles....................     790,000       309,000
                                                      -----------    ----------
          Subtotal...................................  19,247,000     9,625,000
      Valuation allowance............................ (19,247,000)   (9,625,000)
                                                      -----------    ----------
          Total...................................... $       --     $      --
                                                      ===========    ==========

  As of December 31, 1996 and 1995 the Company had not recognized deferred income tax assets related to deductible temporary differences and cumulative net operating losses. The ability of the Company to fully realize deferred tax assets in future years is contingent upon its success in generating sufficient levels of taxable income before the statutory expiration periods for utilizing such net operating losses lapses. After an assessment of all available evidence, including historical and projected operating trends, the Company was unable to conclude that realization of such deferred tax assets in the near future was more likely than not. Accordingly, a valuation allowance was recorded to offset the full amount of such assets.

  At December 31, 1996, the Company had net operating loss carry-forwards for income tax purposes of approximately $46,120,000. The expiration periods for utilizing these operating losses begin in 2009 for Federal tax purposes. Of the net operating loss carry-forwards available at December 31, 1996, $12,286,000 can be applied only against future taxable income of USNCN. In addition, if the Company or the Company's subsidiaries experience an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), the net operating loss carry-forwards allocable to such entity will be subject to an annual limitation in an amount generally equal to the value of the entity immediately before the ownership change at the long-term tax-exempt rate (the "Section 382 limitation"). Any unused Section 382 limitation in one year is added to the limitation for the next year. Generally, an ownership change occurs with respect to an entity if the aggregate increase in the percentage stock ownership (by value) of such entity by one or more of its five-percent stockholders exceeds 50 percentage points within a testing period. The tax laws for determining whether an ownership change of an entity has occurred are complex and subject to differing interpretations in certain respects. It is possible that the Company or the Company's subsidiaries have experienced an ownership change under
Section 382 of the Code and that the Company or the Company's subsidiaries may experience an ownership change as a result of the Company's future transactions including, but not limited to, the issuance of the Warrants and consummation of one or more public offerings of Common Stock. In such event, the ability of the Company or the Company's subsidiaries to utilize their operating loss carry-forwards to offset future taxable income would be subject to limitations as discussed above.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

18. MINORITY INTEREST IN USNCN

  In September 1996, all minority shareholders interests' in USNCN were repurchased, increasing the Company's ownership of USNCN's outstanding common stock to 100%. Prior to this transaction , no minority interest in USNCN had been recorded, as losses applicable to the minority interest in USNCN exceeded the minority interest in the equity capital of USNCN, and there was no obligation of the minority interest to make good on such losses.

19. COMMITMENTS

  In 1995 and 1996 the Company entered into agreements with two independent telecommunications companies ("TelCos") to allow the Company to resell the TelCos local telephone service in various regional markets. The agreements have terms of up to ten years and contain minimum purchase commitments of local access lines, ranging from zero to 150,000 lines. These commitments are measured by the number of lines in place on the last day of each 12-month period. The agreements allow for ramp-up periods before any commitment levels are required to be met. So long as the Company maintains cumulative net shortfalls lower than established caps, no payments will be due to the TelCos other than for normal usage. Even if no lines were sold by the Company, the earliest required payment for any shortfall amount is in 1999.

  In July 1996, the Company entered into an agreement with a third telecommunications company to allow the Company to resell long distance telephone service. The agreement is for a term of 33 months and contains an annual purchase commitment of $12 million, with a minimum monthly commitment of $600,000 to qualify for the contract rates. The agreement allows for a ramp-up period before commitment levels are required to be met.

  In 1994, USNCN executed an exclusive agreement with an independent telecommunications company ("TelCo One"), whereby TelCo One allows USNCN to establish a local private network on its infrastructure in which to provide service to customers. The majority of USNCN's local service customers are provided access to this network and, accordingly, a substantial portion of USNCN's revenue is earned through the use of these access rights. Under this agreement, TelCo One provides network maintenance and access to telephone switches. The initial term of the agreement expires in 2004.

20. FUTURE OPERATING PLANS

  Although the Company had working capital of approximately $52.4 million and total redeemable preferred stock and common stockholders' deficit of approximately $6.4 million, projected cash usage in 1997 combined with an anticipated net loss in 1997, absent the infusion of additional capital resources, is anticipated to fully deplete the Company's working capital prior to December 31, 1997. Such events would raise substantial doubt about the Company's ability to continue as a going concern. Although the Company's management believes that the Company will be able to raise sufficient funds, through capital contributions or additional equity or debt financings, to meet its operating expenses and other cash requirements, there can be no assurance that the Company would be able to complete such contributions or financing, or that any such contributions or financing would be completed on terms satisfactory to the Company.

21. CONTINGENCIES

  Loss Contingency--In April 1995, a derivative action was filed by a minority interest owner of USNCN against the Company and specific officers and directors. In July 1996, the Company settled the dispute for $1.7 million.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

  Gain Contingency--In 1995, USNCN submitted a claim of approximately $1.4 million with TelCo One requesting that certain revenues, purportedly not billed by TelCo One to its customers, be paid to USNCN. During 1996, USNCN has recorded $867,000 of this claim as revenue. TelCo One is in the process of reviewing USNCN's remaining claim and has not formally concluded on the amount or terms of a settlement. While USNCN believes its claim has merit, it is unable to predict, at this time, whether they will be successful in fully resolving this matter favorably.

22. SUBSEQUENT EVENT

  On September 4, 1997, the Board of Directors approved a nine-for-one stock dividend on the Common Stock. Average shares outstanding and all per share amounts included in the accompanying financial statements and notes are based on the increased number of shares giving retroactive effect to the stock dividend.

                                   * * * * *

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Hatten Communications Holding Company, Inc.:

  We have audited the accompanying consolidated balance sheets of Hatten Communications Holding Company, Inc. and subsidiaries as of April 30, 1997 and 1996 and the related consolidated statements of operations, stockholder's deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As discussed in note 12, the Company executed a recapitalization of its stock and a refinancing of its existing debt on May 23, 1997.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hatten Communications Holding Company, Inc. and subsidiaries as of April 30, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Providence, Rhode Island
June 20, 1997

          HATTEN COMMUNICATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            APRIL 30, 1997 AND 1996

                                                           1997         1996
                                                        -----------  ----------
ASSETS (note 8)
Current assets:
  Cash and cash equivalents...........................  $   287,760   1,205,778
  Accounts receivable (note 2)........................    5,408,650   3,715,127
  Inventory (note 3)..................................      927,402     637,589
  Prepaid expenses and other current assets...........      703,303     496,892
  Related party receivable (notes 4 and 6)............      187,949     114,283
                                                        -----------  ----------
      Total current assets............................    7,515,064   6,169,669
                                                        -----------  ----------
Property and equipment (note 5).......................    1,968,739   1,387,828
  Less: accumulated depreciation......................      918,401     679,080
                                                        -----------  ----------
      Property and equipment, net.....................    1,050,338     708,748
                                                        -----------  ----------
Cellular lines, net of accumulated amortization of
 $88,381..............................................    3,823,124         --
Investment in and advances to Smartlink (note 6)......    2,640,074   2,572,287
Financing fees, net of accumulated amortization of
 $256,552 and $150,045 in 1997 and 1996, respectively.      298,695     228,594
Other assets..........................................       22,114      22,051
                                                        -----------  ----------
                                                        $15,349,409   9,701,349
                                                        ===========  ==========
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Current portion of long-term debt (note 8)..........  $   812,521         --
  Note payable (note 7(a))............................      295,944         --
  Capital lease obligations (note 9(a))...............          --       16,625
  Accounts payable:
    Trade.............................................    1,121,863     648,399
    Springwich Cellular Limited Partnership...........    1,790,225   2,173,733
    Bell Atlantic Nynex Mobile........................    1,273,905   1,409,741
  Accrued expenses....................................      760,936     616,357
  Deferred revenue....................................      675,843     463,180
  Customer deposits...................................       70,853      79,474
  Income taxes payable (note 10)......................       13,000      16,011
                                                        -----------  ----------
      Total current liabilities.......................    6,815,090   5,423,520
                                                        -----------  ----------
Subordinated note payable (note 7(b)).................    2,000,000   2,000,000
Long-term debt, excluding current portion (note 8)....   12,875,250   5,747,493
                                                        -----------  ----------
      Total liabilities...............................   21,690,340  13,171,013
                                                        -----------  ----------
Commitments (notes 8 and 9(b))........................
Stockholder's deficit (note 8):
  Common stock, $.01 par value; 11,850 shares
   authorized, 8,150 shares issued and outstanding....           82          82
  Stock warrant.......................................    2,902,920   4,000,000
  Accumulated deficit.................................   (9,243,933) (7,469,746)
                                                        -----------  ----------
      Total stockholder's deficit.....................   (6,340,931) (3,469,664)
                                                        -----------  ----------
                                                        $15,349,409   9,701,349
                                                        ===========  ==========

          See accompanying notes to consolidated financial statements.

                  HATTEN COMMUNICATIONS HOLDING COMPANY, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED APRIL 30, 1997 AND 1996

                                                           1997         1996
                                                        -----------  ----------
Revenues............................................... $32,712,066  24,840,061
Cost of revenues.......................................  20,603,029  16,281,470
                                                        -----------  ----------
    Gross profit.......................................  12,109,037   8,558,591
                                                        -----------  ----------
New subscriber acquisition costs (note 1(k))...........   4,790,975   3,411,848
General and administrative expenses....................   6,213,937   4,668,551
                                                        -----------  ----------
                                                         11,004,912   8,080,399
                                                        -----------  ----------
    Operating profit...................................   1,104,125     478,192
Other income (expense):
  Equity in loss of Smartlink (note 6).................    (408,547)    (93,589)
  Interest income......................................      50,536      41,832
  Interest expense (note 8)............................  (2,248,575)   (826,701)
  Amortization of financing fees.......................    (194,888)    (76,252)
  Other, net...........................................     (20,833)     (9,988)
                                                        -----------  ----------
    Loss before income taxes...........................  (1,718,182)   (486,506)
Income tax expense (note 10)...........................      56,005      16,811
                                                        -----------  ----------
    Net loss........................................... $(1,774,187)   (503,317)
                                                        ===========  ==========



          See accompanying notes to consolidated financial statements.

                  HATTEN COMMUNICATIONS HOLDING COMPANY, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT
                  FOR THE YEARS ENDED APRIL 30, 1997 AND 1996

                          COMMON    STOCK     ACCUMULATED   TREASURY   STOCKHOLDER'S
                          STOCK    WARRANT      DEFICIT      STOCK        DEFICIT
                          ------  ----------  -----------  ----------  -------------
PREDECESSOR BUSINESS
 (NOTE 1(A))
Balances at April 30,
 1995 (Unaudited).......  $2,000         --   (2,968,347)         --    (2,966,347)
Net income..............     --          --      216,517          --       216,517
                          ------  ----------  ----------   ----------   ----------
Balances at January 31,
 1996 (Unaudited).......  $2,000         --   (2,751,830)         --    (2,749,830)
                          ======  ==========  ==========   ==========   ==========
SUCCESSOR BUSINESS (NOTE
 1(A))
Balances at January 31,
 1996...................  $  163         --   (2,749,993)         --    (2,749,830)
Issuance of stock
 warrant................     --    4,000,000         --           --     4,000,000
Purchase of treasury
 shares.................     --          --          --    (4,000,000)  (4,000,000)
Retirement of treasury
 shares.................     (81)        --   (3,999,919)   4,000,000          --
Net loss................     --          --     (719,834)         --      (719,834)
                          ------  ----------  ----------   ----------   ----------
Balances at April 30,
 1996...................      82   4,000,000  (7,469,746)         --    (3,469,664)
Issuance of stock
 warrant................     --      250,000         --           --       250,000
Repurchase of stock
 warrant................     --   (1,347,080)        --           --    (1,347,080)
Net loss................     --          --   (1,774,187)         --    (1,774,187)
                          ------  ----------  ----------   ----------   ----------
Balances at April 30,
 1997...................  $   82   2,902,920  (9,243,933)         --    (6,340,931)
                          ======  ==========  ==========   ==========   ==========



          See accompanying notes to consolidated financial statements.

                  HATTEN COMMUNICATIONS HOLDING COMPANY, INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED APRIL 30, 1997 AND 1996

                                                          1997         1996
                                                       -----------  ----------
Cash flows from operating activities:
  Net loss............................................ $(1,774,187)   (503,317)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Equity in loss of Smartlink.......................     408,547      93,589
    Depreciation and amortization.....................     434,209     252,721
    Accretion of original issue discount..............   1,071,870     247,493
    Provision for doubtful accounts...................     852,383     481,194
    Increase in accounts receivable...................  (2,545,906)   (873,719)
    Increase in inventory.............................    (289,813)    (54,794)
    Increase in prepaid expenses and other current
     assets...........................................    (206,411)   (137,713)
    (Increase) decrease in other assets...............         (63)      3,639
    (Decrease) increase in accounts payable...........     (45,880)    482,122
    Increase in accrued expenses......................     144,579     103,517
    Increase in deferred revenue......................     212,663     111,554
    (Decrease) increase in customer deposits..........      (8,621)     23,244
    Increase in income taxes payable..................      (3,011)      7,529
                                                       -----------  ----------
      Net cash provided by (used in) operating
       activities.....................................  (1,749,641)    237,059
                                                       -----------  ----------
Cash flows from investing activities:
  Investment in and advances to Smartlink.............    (500,000) (2,117,000)
  Purchase of cellular lines..........................  (3,580,755)        --
  Capital expenditures................................    (580,911)   (341,739)
  Related party receivable............................     (50,000)        --
                                                       -----------  ----------
      Net cash used in investing activities...........  (4,711,666) (2,458,739)
                                                       -----------  ----------
Cash flows from financing activities:
  Proceeds provided by long-term debt.................   9,086,690   5,500,000
  Repayment of long-term debt.........................  (3,565,362) (4,237,915)
  Repayment of note payable...........................     (34,806) (2,000,000)
  Repayment of capital lease obligations..............     (16,625)    (23,178)
  Issuance of stock warrants..........................     250,000   4,000,000
  Payment of financing fees...........................    (176,608)   (249,048)
  Write-off of financing fees.........................         --       73,720
                                                       -----------  ----------
      Net cash provided by financing activities.......   5,543,289   3,063,579
                                                       -----------  ----------
Increase (decrease) in cash and cash equivalents......    (918,018)    841,899
Cash and cash equivalents:
  Beginning of year...................................   1,205,778     363,879
                                                       -----------  ----------
  End of year......................................... $   287,760   1,205,778
                                                       ===========  ==========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest.......................................... $ 1,147,146     467,930
                                                       ===========  ==========
    Income taxes...................................... $    59,266       8,232
                                                       ===========  ==========

Supplemental disclosure of non-cash transactions:

  During fiscal 1997, the Company repurchased certain outstanding stock warrants. As a result, $1,347,080 of proceeds originally recorded as issuance of stock warrant was reallocated to long-term debt (see Note 8). Also during 1997, the Company purchased cellular lines in exchange for notes payable in the amount of $330,750.

  During fiscal 1996, the Company purchased treasury stock for $4,000,000 by issuing a note payable in the same amount. Also during 1996, the Company accepted a note in the amount of $870,315 from a related party in settlement of an equal amount owed to the Company.

         See accompanying notes to consolidated financial statements.

                  HATTEN COMMUNICATIONS HOLDING COMPANY, INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            APRIL 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  The following is a summary of significant accounting policies:

 (a) Description of Business

  Hatten Communications Holding Company, Inc. (the "Company") is a holding company for its wholly-owned investments in Connecticut Telephone and Communications Systems, Inc. ("CTEL"), Connecticut Mobilecom, Inc. ("Mobilecom"), and Whitecap Technologies, Inc. ("Whitecap"). CTEL and Mobilecom are resellers of cellular, long distance and paging services to approximately 55,000 subscribers in Connecticut. Whitecap is a holding company for its interests in Smartlink, Inc. and Smartlink Development, L.P. Smartlink Inc. is the general partner of Smartlink Development L.P., a communications development company.

  The 1996 results of operations presented in the accompanying Consolidated Statements of Operations includes the combined results of CTEL and Mobilecom ("Predecessor business") for the period May 1, 1995 to January 31, 1996, and the results of the Company ("Successor business") from February 1 to April 30, 1996.

  Hatten Communications Holding Company, Inc. was formed on January 31, 1996. On that date, the shareholders of CTEL and Mobilecom assigned their interest in the predecessor business to the Company in exchange for an equivalent interest in the Company. The transaction was entirely between related parties and was accounted for as if a pooling-of-interests business combination had been consummated. The historical values of all assets and liabilities of CTEL and Mobilecom were carried forward to the Company. Whitecap was also formed on January 31, 1996 as a wholly-owned subsidiary of the Company. Whitecap acquired its initial interests in Smartlink, Inc. and Smartlink Development, L.P. on January 31, 1996. Through equity ownership in affiliated entities, the sole shareholder of the Company effectively has a controlling voting interest in Smartlink, Inc. and Smartlink Development, L.P. The Company's investments in Smartlink, Inc. and Smartlink Development, L.P. are accounted for using the equity method.

 (b) Principles of Consolidation

  The consolidated financial statements include the accounts of Hatten Communications Holding Company, Inc. and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

 (c) Revenue Recognition

  Revenue from cellular, long distance and paging services is recognized on a monthly basis based on services used by subscribers during that month. Revenue from the sale of cellular and paging equipment is recognized at the point of sale.

 (d) Cash Equivalents

  For financial statements purposes, the Company considers all cash instruments with original maturities of three months or less to be cash equivalents.

 (e) Inventory

  Inventory includes cellular and paging equipment and accessories and is valued at the lower of cost or market using the first-in, first-out method.

         HATTEN COMMUNICATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

 (f) Property and Equipment

  Property and equipment are stated at historical cost. Depreciation is provided over the estimated useful lives of the respective assets using accelerated cost recovery methods.

 (g) Cellular Lines

  Cellular lines represents the cost of direct acquisition of subscribers from other cellular companies. During fiscal 1997, the Company completed two acquisitions of cellular lines with an aggregate purchase price of $3,911,505. The cost of cellular lines is being amortized over 48 months, the related estimated churn period of the cellular lines. Accumulated amortization totaled $88,381 at April 30, 1997. Amortization expense totaled $88,381 for the year ended April 30, 1997.

 (h) Financing Fees

  Financing fees represent legal and other costs incurred to secure financing for operations. The fees are being amortized over 36 months using the straight-line method.

 (i) Deferred Revenue

  The Company bills access charges for cellular services to its customers one month in advance. Deferred revenue represents the portion of access charges billed to customers not yet earned by the Company.

 (j) Income Taxes

  Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered and settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (k) New Subscriber Acquisition Costs

  New subscriber acquisition costs include all costs associated with obtaining new subscribers, except the cost of hardware discounts. Acquisition costs include marketing, advertising, retail store operations, and initial hardware installation costs. Discounts on cellular phones and other hardware are included in "Cost of Revenues" in the accompanying Consolidated Statements of Operations and totaled approximately $1,365,000 and $1,100,000 for the years ended April 30, 1997 and 1996, respectively.

 (l) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         HATTEN COMMUNICATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

(2) ACCOUNTS RECEIVABLE

                                                                1997       1996
Accounts receivable consists of the following:               ----------  ---------
  Billed accounts receivable................................ $5,256,361  3,917,527
  Unbilled accounts receivable..............................  1,172,632    654,503
                                                             ----------  ---------
    Gross accounts receivable...............................  6,428,993  4,572,030
Allowance for doubtful accounts............................. (1,020,343)  (856,903)
                                                             ----------  ---------
    Net accounts receivable................................. $5,408,650  3,715,127
                                                             ==========  =========

  Unbilled accounts receivable represent charges for airtime revenue earned but not yet billed to customers. All unbilled accounts receivable were billed within one month after year-end.

(3) INVENTORY

  Inventory consists of the following:

                                                                  1997    1996
                                                                -------- -------
Cellular phones and accessories................................ $845,332 538,266
Dispatch equipment and accessories.............................   82,070  99,323
                                                                -------- -------
                                                                $927,402 637,589
                                                                ======== =======

(4) RELATED PARTY TRANSACTIONS

 (a) Receivable

  During fiscal 1997, the Company made advances of $50,000 to its Chief Executive Officer. The advances are non-interest bearing and do not have stated repayment terms.

 (b) Leases

  The Company leases certain space for its corporate offices and retail outlets from its sole stockholder. See note 9(b).

(5) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                               USEFUL LIFE     1997      1996
                                              ------------- ---------- ---------
Store equipment..............................   5-7 years   $  336,834   239,607
Office equipment.............................   5-7 years      879,660   619,657
Dispatch equipment...........................    5 years        88,047    82,533
Leasehold improvements....................... 31.5-39 years    450,899   331,075
Furniture and fixtures.......................    7 years       160,560    83,749
Automobiles..................................    5 years        52,739    31,207
                                                            ---------- ---------
                                                            $1,968,739 1,387,828
                                                            ========== =========

         HATTEN COMMUNICATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

(6) INVESTMENT IN SMARTLINK

  At April 30, 1997, the Company owned approximately 18.7% of Smartlink, Inc. and effectively owned approximately 24.6% of Smartlink Development, L.P. (together "Smartlink") as a result of cash investments made on January 31, 1996 and December 31, 1996. Smartlink designs, markets, and sells specialized mobile radio technology to commercial customers. Smartlink is emerging from the development stage, during which time it has incurred cumulative losses. The Company has recognized its share of Smartlink's net loss through April 30, 1997. The Company's investment in Smartlink was $2,114,864 and $2,023,411 as of April 30, 1997 and 1996, respectively. Summarized financial information of Smartlink as of and for the year ended December 31, 1996, Smartlink's fiscal year end, is as follows:

      Condensed Statement of Operations:
        Net sales................................................... $  268,665
        Net loss....................................................  2,240,004
      Condensed Balance Sheet:
        Current assets.............................................. $  834,701
        Noncurrent assets...........................................    288,355
                                                                     ----------
                                                                     $1,123,056
                                                                     ==========
      Current liabilities........................................... $1,646,570
      Noncurrent liabilities........................................    427,747
      Partners' equity (deficit)....................................   (951,261)
                                                                     ----------
                                                                     $1,123,056
                                                                     ==========

  The Company periodically evaluates the recoverability of its investment in Smartlink. Through April 30, 1997, the Company has not recorded any write-down on its investment as no impairment has occurred.

  The Company (and the Predecessor business prior to January 31, 1996) made advances to Smartlink over several years. On January 31, 1996, Smartlink settled its receivable balance by issuing a $870,315 note to the Company. The note accrues interest at 7% per annum. The note provides for 36 monthly principal and interest payments of $15,000 through March 1999 with a final payment of $483,142 due in April 1999.

  During fiscal 1996, Smartlink prepaid $200,000 on the note in addition to the regularly scheduled payments. During fiscal 1997, the Company approved the making of interest only payments by Smartlink on the note. The note will be repaid under its original terms in fiscal 1998 with the additional principal deferred during fiscal 1997 paid with the final payment in April 1999. The balance of the note was $663,159 at April 30, 1997 and 1996.

(7) NOTES PAYABLE

 (a) Note Payable

  In March 1997, the Company issued a note payable in the amount of $330,750 to an unaffiliated company in exchange for cellular lines purchased from that company. The note is non-interest bearing and is payable in nine equal monthly installments of $36,750 through December 1997.

 (b) Subordinated Note Payable

  During fiscal 1996, the Company repurchased and retired stock of a former owner pursuant to a certain Assignment and Assumption of Option to Purchase Stock dated January 31, 1996. In exchange, the Company issued a $4,000,000 subordinated note, of which $2,000,000 was payable immediately upon issuance of the note. The note accrued interest at 7% per annum through January 1997 and 8.25% through April 1997, payable monthly. The remaining unpaid balance of the note is payable in one installment of $2,000,000 on January 31, 1999. See
Note 12.

         HATTEN COMMUNICATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

(8) LONG-TERM DEBT

  Long-term debt consists of the following:

                                                             1997       1996
                                                          ----------- ---------
Revolving credit note payable to bank, bearing interest
 at the bank's base rate plus 1%, due on January 31,
 1999, secured by substantially all assets of the
 Company................................................  $ 2,612,694       --
Term loan payable to bank, bearing interest at the
 bank's base rate plus 1%, due in monthly installments
 of $29,762 through December 1998 with a final
 installment of $1,815,474 due January 31, 1999, secured
 by substantially all assets of the Company.............    2,440,476       --
Acquisition loan note payable to bank, bearing interest
 at the bank's base rate plus 1%, due in monthly
 installments of $44,048 through December 1998 with a
 final installment of $2,863,088 due January 31, 1999,
 secured by substantially all assets of the Company.....    3,700,000       --
Note payable to limited partnership, bearing interest at
 10% per annum, due January 31, 1999, secured by
 substantially all assets of the Company................    4,916,443 5,747,493
Various notes payable, secured by automobiles...........       18,158       --
                                                          ----------- ---------
    Total long-term debt................................   13,687,771 5,747,493
Less current portion....................................      812,521       --
                                                          ----------- ---------
    Long-term portion...................................  $12,875,250 5,747,493
                                                          =========== =========

  The Company entered into a Master Credit Agreement ("Credit Agreement") with Bank of Boston on January 30, 1997, which provided borrowings under revolving credit notes of up to $4,000,000 and a term loan in the amount of $2,500,000. The proceeds from the revolving credit notes and the term loan were used to repay existing indebtedness and to provide working capital. The Credit Agreement was amended on April 16, 1997 to provide additional borrowings under an acquisition loan note in the amount of $3,700,000. The proceeds of the acquisition loan note were used to purchase additional cellular lines from an unaffiliated Company. Borrowings under the Credit Agreement accrue interest at the bank's base rate plus 1% (9.5% at April 30, 1997) and are due January 31, 1999. In addition, a commitment fee of 0.5% is payable monthly on the unborrowed portion of the amount committed under the revolving credit notes.

  The Credit Agreement contains certain restrictive covenants of which the Company was in compliance at April 30, 1997.

  The Company entered into a Note and Warrant Purchase Agreement ("Note Agreement") with a limited partnership (the "Purchaser") on January 31, 1996. Under the Agreement, the Company issued to the Purchaser senior notes in the aggregate principal amount of $9,500,000 and a common stock purchase warrant for 1,975 shares of the common stock of the Company. A portion of the proceeds from the Note Agreement were used to pay notes payable outstanding at January 31, 1996. Interest on the senior note accrues at 10% per annum and is payable quarterly. The senior note matures January 31, 1999. The common stock purchase warrant is exercisable from January 31, 1996 through January 31, 1999, at a price of $.01 per share.

  The $9,500,000 proceeds were recorded as $5,500,000 in long-term debt with the remaining $4,000,000 recorded as issuance of stock warrant representing the estimated fair value of the warrant issued. The original issue discount on the debt will accrete over the life of the loan so that the principal balance will be $9,500,000 at maturity. The effective interest rate used to calculate the accretion of the original issue discount is approximately 28%.

         HATTEN COMMUNICATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

  On August 8, 1996, the Company issued to the Purchaser an additional senior note in the principal amount of $500,000. The proceeds were used to increase the Company's investment in Smartlink. Interest on the senior note accrues at 10% per annum and is payable quarterly. The senior note matures January 31, 1999. Concurrent with the issuance of the additional senior note, the Company issued to the Purchaser a Consolidating and Substitute Common Stock Purchase Warrant (the "Warrant"). The Warrant effectively increased the number of shares of common stock that can be purchased from 1,975 to 2,101 on the same terms as noted above. The incremental number of shares, or 126 shares, were considered granted as part of the additional senior note.

  The $500,000 proceeds from the additional senior note were recorded as $250,000 in long-term debt with the remaining $250,000 recorded as issuance of stock warrant representing the estimated fair value of the warrant issued. The original issue discount on the debt will accrete over the life of the loan so that the principal balance will be $500,000 at maturity. The effective interest rate used to calculate the accretion of the original issue discount is approximately 28%.

  Under the Note Agreement, the notes are subject to prepayment, in whole or in part, at the option of the Company in integral multiples of $100,000 of prepaid principal. In addition, the Company had the right to repurchase warrants exercisable into shares of common stock, pro rata from the holders thereof and subject to certain adjustment provisions of the agreement, at a repurchase price of $.01 per share through January 31, 1997. In order to exercise its repurchase right, the Company was obligated to prepay at least $500,000 in principal in integral multiples of $500,000. On January 30, 1997, the Company exercised its prepayment right and repaid $3,500,000 principal amount of the notes and repurchased that portion of the common stock warrant representing 774 shares of common stock at $.01 per share. As a result of repurchase of the warrant, $1,347,080 of proceeds originally recorded as issuance of stock warrant was reallocated to long-term debt.

  For the year ended April 30, 1997, $1,071,870 of the original issue discount was accreted and is included in interest expense on the accompanying 1997 Consolidated Statement of Operations. For the year ended April 30, 1996, $247,493 was accreted and is included in interest expense on the accompanying 1996 Consolidated Statement of Operations.

  The Note Agreement contains certain restrictive covenants. The Company was not in compliance with a covenant limiting the annual amount of capital expenditures and a covenant requiring a minimum operating cash flow to consolidated interest expense ratio. The capital expenditures covenant limits the aggregate annual capital expenditures to $500,000. The aggregate capital expenditures for fiscal 1997 totaled $580,911. The operating cash flow covenant requires that the ratio of operating cash flow to consolidated interest expense be at least 1.15 to 1.0 for the year ended April 30, 1997. The ratio for the period is 1.14 to 1.0. The Company received waivers of the violations from the holder of the notes. See note 12.

  Maturities of long-term debt for the next two years are as follows: 1998, $812,521; 1999, $12,875,250.

(9) LEASE OBLIGATIONS

 (a) Capital

  The Company leased telephone equipment under two capital leases. The equipment had a historical cost of $68,708 and is included in property and equipment in the Consolidated Balance Sheets. The Company repaid its obligations in full during fiscal 1997.

 (b) Operating

  The Company leases space for its corporate offices and retail outlets under nine separate operating leases which expire at various times through August 2002. The Company also leases certain office equipment and vehicles. Total rent expense for the years ended April 30, 1997 and 1996 was $502,173 and $462,547,

         HATTEN COMMUNICATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES respectively, of which approximately $163,000 and $149,000 respectively, was paid to the Company's sole stockholder as lessor of the related properties. Future minimum lease payments under operating leases are as follows:

      Year ending April 30:
        1998........................................................ $  563,099
        1999........................................................    469,565
        2000........................................................    250,422
        2001........................................................    251,587
        2002........................................................    163,255
                                                                     ----------
          Total future minimum lease payments....................... $1,697,928
                                                                     ==========

(10) INCOME TAXES

  Income tax expense consists of the following for the years ended April 30, 1997 and 1996:

                                                         CURRENT DEFERRED TOTAL
                                                         ------- -------- ------
      1997
        Federal......................................... $   --     --       --
        State...........................................  56,005    --    56,005
                                                         -------  -----   ------
                                                         $56,005    --    56,005
                                                         =======  =====   ======
      1996
        Federal......................................... $ 9,039    --     9,039
        State...........................................   7,772    --     7,772
                                                         -------  -----   ------
                                                         $16,811    --    16,811
                                                         =======  =====   ======

  The Company has not recorded any federal income tax expense for the year ended April 30, 1997 because the Company has a consolidated net loss for the year and will file a consolidated federal tax return. The Company has recorded state income tax expense for the year ended April 30, 1997 because the Company is required to pay taxes on the stand-alone net income of CTEL despite the consolidated net loss. In addition, the minimum state tax expense has been recorded for each of the companies in the consolidated group which had net losses for the year.

  The Company has recorded federal and state income tax expense for the year ended April 30, 1996 based on net income generated by Mobilecom in the period May 1, 1995 through January 31, 1996, as part of the Predecessor business. No federal income tax expense has been recorded for the Successor business because the Company has a consolidated net loss for the period ended April 30, 1996 and filed a consolidated federal tax return. The minimum state tax expense has been recorded for the Successor business for the period ended April 30, 1996.

  The net current deferred tax asset totaled $0 and $541,700 at April 30, 1997 and 1996, respectively, and consisted primarily of temporary differences for accounts receivable, principally for allowances for uncollectible accounts and cellular fraud; inventory, principally due to reserves for obsolescence; sales commissions not yet deductible for tax purposes; reserve for self-insured medical costs not yet deductible for tax purposes; and the differences in the timing of revenue recognition for book and tax purposes.

  The net noncurrent deferred tax asset totaled $541,500 and $505,200 at April 30, 1997 and 1996, respectively, and consisted of $394,440 and $444,400 of federal and $147,060 and $60,800 of state net operating loss carryforwards which expire at various times through fiscal 2012.

         HATTEN COMMUNICATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


  Management has concluded that it is more likely than not that the Company will not have sufficient taxable income of an appropriate character within the carryback and carryforward period permitted by current tax law to allow for the utilization of the deductible amounts generating the deferred tax assets and, therefore, a valuation allowance of $541,500 and $1,046,900 has been established to reduce total deferred tax assets to zero at April 30, 1997 and 1996, respectively.

(11) RETIREMENT PLAN

  The Company sponsors a defined contribution retirement plan, covering substantially all employees of the Company who are at least 21 years of age and have completed one year of continuous service with the Company. The Company does not make matching or discretionary contributions to the Plan.

(12) SUBSEQUENT EVENT

  On May 23, 1997, the Company executed a Recapitalization Agreement and entered into the Second Amended and Restated Master Credit Agreement with its bank. The following transactions were consummated as part of the agreements:

  The maximum borrowings available under the Master Credit Agreement was increased to $17,000,000 and all rights under the Master Credit Agreement were assigned to CTEL as the principal borrower. The revolving loans made under the agreement bear interest at the bank's base rate plus 1.25%. CTEL immediately obtained a revolving loan in the approximate amount of $11,100,000 and advanced the money to the Company. The Company used the proceeds to repay existing indebtedness as described below.

  The Company repaid in full the revolving credit notes, term loan, and acquisition loan note, all of which were outstanding at April 30, 1997.

  The Company repaid $500,000 of the subordinated note payable to a former owner which was outstanding at April 30, 1997.

  The Company paid a dividend of $1,749,898 and a bonus payment of $220,102 to its executive officers.

  Pursuant to the Recapitalization Agreement, the Company authorized the following classes of stock: (i) 71,650 shares of Class A Common Stock, $.01 par value, of which 71,650 shares were issued to the sole stockholder in exchange for all of his shares of the Company; (ii) 33,350 shares of Class B Common Stock, $.01 par value, of which no shares were issued; and (iii) 7,000 shares of Series A Cumulative Redeemable Preferred Stock, $.01 par value, of which 7,000 shares were issued to third-party investors.

  The Company exchanged its notes payable to the limited partnership which were outstanding at April 30, 1997 for 6,000 shares of Series A Cumulative Preferred Stock, a cash payment of $500,000, and a warrant to purchase up to 12,300 shares of Class B Common Stock. In lieu of issuing to the limited partnership an additional warrant certificate to purchase these shares, the limited partnership surrendered its warrant to purchase 14,000 shares which its held at April 30, 1997 in exchange for a consolidating warrant to purchase an aggregate of 26,300 shares of the Company's Class B Common Stock. Hatten also issued 1,000 shares of Series A Cumulative Preferred Stock and a warrant to purchase up to 2,050 shares of Class B Common Stock to a third-party investor in exchange for $1,000,000.

                         INDEPENDENT AUDITORS' REPORT

To The Board of Directors
Connecticut Telephone and Communication Systems, Inc.

  We have audited the accompanying balance sheet of Connecticut Telephone and Communication Systems Inc. as of April 30, 1995, and the related statements of income and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Connecticut Telephone and Communication Systems, Inc. as of April 30, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Kostin, Ruffkess & Company, llc

West Hartford, Connecticut
May 24, 1995

             CONNECTICUT TELEPHONE AND COMMUNICATION SYSTEMS, INC.

                                 BALANCE SHEET
                                 APRIL 30, 1995

ASSETS
Current assets:
  Cash............................................................ $   236,244
  Trade accounts receivable (net of allowance for doubtful
   accounts of $71,000)...........................................   2,542,720
  Inventory.......................................................     465,314
  Prepaid and other expenses......................................     205,885
  Related party receivable........................................     311,857
                                                                   -----------
    Total current assets..........................................   3,762,020
                                                                   -----------
Property and equipment............................................     964,005
  Less: accumulated depreciation..................................    (455,700)
                                                                   -----------
                                                                       508,305
                                                                   -----------
Cellular accounts.................................................   1,212,354
  Less: accumulated amortization..................................  (1,212,354)
                                                                   -----------
                                                                           --
                                                                   -----------
Other assets:
  Deposits........................................................       9,354
  Financing fees (net of accumulated amortization of $94,880).....     108,431
                                                                   -----------
                                                                       117,785
                                                                   -----------
                                                                   $ 4,388,110
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Notes payable--current portion.................................. $   887,037
  Leases payable--current portion.................................      24,504
  Accounts payable: trade.........................................     598,729
  SNET............................................................   1,582,792
  Accrued expenses and taxes......................................     430,517
  Income tax payable..............................................         250
  Deferred revenue................................................     211,268
  Customer deposits...............................................      54,998
                                                                   -----------
    Total current liabilities.....................................   3,790,095
                                                                   -----------
Long-term debt:
  Notes payable--net of current portion...........................   3,350,878
  Leases payable--net of current portion..........................      15,299
                                                                   -----------
    Total long-term debt..........................................   3,366,177
                                                                   -----------
Stockholders' deficit:
  Common stock, $1 par value; 1,000 shares authorized, issued and
   outstanding....................................................       1,000
  Deficit.........................................................  (2,769,162)
                                                                   -----------
                                                                    (2,768,162)
                                                                   -----------
                                                                   $ 4,388,110
                                                                   ===========

    The accompanying notes are an integral part of the financial statements

             CONNECTICUT TELEPHONE AND COMMUNICATION SYSTEMS, INC.

                        STATEMENT OF INCOME AND DEFICIT
                       FOR THE YEAR ENDED APRIL 30, 1995

      Sales revenue............................................... $16,181,443
      Cost of sales...............................................  11,328,221
                                                                   -----------
      Gross profit................................................   4,853,222
      New subscriber acquisition costs............................   1,663,986
      General and administrative expenses.........................   2,961,117
                                                                   -----------
                                                                       228,119
      Other income (expenses):
      Amortization of financing fees..............................    (177,628)
      Interest income.............................................       3,230
      Interest expense............................................    (403,338)
      Other, net..................................................     (21,868)
      Income taxes................................................        (250)
                                                                   -----------
      Net loss....................................................    (371,735)
      Deficit, beginning of year..................................  (2,397,427)
                                                                   -----------
      Deficit, end of year........................................ $(2,769,162)
                                                                   ===========


    The accompanying notes are an integral part of the financial statements

             CONNECTICUT TELEPHONE AND COMMUNICATION SYSTEMS , INC.

                            STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED APRIL 30, 1995

Cash flows from operating activities:
  Net loss.......................................................... $(371,735)
  Adjustments to reconcile net income to cash provided by operating activities:
    Unrealized loss on investment...................................    23,017
    Gain on sale....................................................      (278)
    Amortization and depreciation...................................   280,466
    (Increase) decrease in:
      Accounts receivable...........................................  (900,751)
      Inventory.....................................................    86,209
      Prepaid expenses..............................................    54,616
      Deposits......................................................       460
      Related party receivable......................................  (311,857)
    Increase (decrease) in:
      Accounts payable..............................................   753,774
      Accrued expenses and taxes....................................   200,907
      Customer deposits.............................................     2,121
      Deferred revenue..............................................   211,268
                                                                     ---------
Net cash flows provided by operating activities.....................    28,217
                                                                     ---------
Cash flows from investing activities:
  Proceeds from sale................................................     4,500
  Purchase of equipment.............................................  (120,288)
  Investment........................................................   (23,017)
                                                                     ---------
Cash flows used in investing activities.............................  (138,805)
                                                                     ---------
Cash flows from financing activities:
  Proceeds received from long-term debt.............................   280,000
  Repayment of debt.................................................  (891,788)
  Repayment of stockholder loan.....................................    75,000
                                                                     ---------
Net cash flows used in financing activities.........................  (536,788)
Net decrease in cash and equivalents................................  (647,376)
Cash and equivalents, beginning of year.............................   883,620
                                                                     ---------
Cash and equivalents, end of year................................... $ 236,244
                                                                     =========


    The accompanying notes are an integral part of the financial statements

             CONNECTICUT TELEPHONE AND COMMUNICATION SYSTEMS, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED APRIL 30, 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Nature of Business

  The Company provides telecommunication services to cellular phone users in Connecticut.

 Inventory

  Inventory is valued at the lower of cost or market using first-in, first-out method and represents telephone equipment and accessories.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation expense has been computed using accelerated methods over the useful lives of the assets.

 Cellular Accounts

  Cellular accounts represent lines purchased by Connecticut Telephone. These accounts are stated at cost. Amortization has been computed using the straight-line method over a three year term.

 Finance Fees

  Finance fees represent legal fees incurred to obtain bank financing. These fees are being amortized over sixty months.

 Deferred Revenue

  The Company bills access charges for cellular services to its customers one month in advance. Deferred revenue represents the portion of access charges billed to customers not yet earned by the Company.

 Statement of Cash Flows

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The following is supplementary cash flows information:

      Interest paid.................................................... $403,785
      Income taxes paid................................................      250

NOTE 2--PROPERTY AND EQUIPMENT:

  Equipment and furniture are summarized by major classifications as follows:

      Store equipment................................................. $133,482
      Office equipment................................................  377,083
      Other equipment.................................................   43,710
      Rental equipment................................................   56,264
      Leasehold improvements..........................................  286,735
      Automobiles.....................................................   33,464
      Office furniture................................................   33,267
                                                                       --------
                                                                        964,005
        Less: accumulated depreciation................................  455,700
                                                                       --------
                                                                       $508,305
                                                                       ========

             CONNECTICUT TELEPHONE AND COMMUNICATION SYSTEMS, INC.

NOTE 3--INVESTMENT:

  The Company has an investment in a real estate limited partnership, which has gone into bankruptcy. This investment has been written down to $1 and the Company has recorded an unrealized loss of $23,016.

NOTE 4--NOTES PAYABLE:

 Note Payable--Springwich Cellular Limited Partnership

  Payable in monthly installments of $24,000 including principal and interest through December 1996. Monthly principal and interest installments from January through December 1997 will be $44,000 with a final payment equal to the outstanding balance in January 1998.

  Interest is charged at 1% over prime, which at April 30, 1995 was 9.0%. The balance owed on this note at April 30, 1995 was $1,217,382.

 Note Payable--Fleet Bank

  Payable in monthly installments of $47,248 plus interest through November 1997 with a final payment equal to the outstanding principal balance in December 1997.

  Interest is charged at a per annum rate equal to 1% over the prime, which at April 30, 1995 was 9.0%. The balance owed on this note at April 30, 1995 was $2,880,533.

  Both notes are secured by a first priority security interest in all Company assets. In addition, there is a collateral assignment of $5,000,000 of life insurance proceeds on the president of the Company. Also, the notes contain certain restrictive covenants pertaining to financial ratios, number of telephone lines and cash flow coverage. The Company was in violation of certain covenants which have been waived by the bank.

 Note Payable--Fleet Bank, Short-term

  The Company has a revolving promissory note with a maximum borrowing of $280,000. Interest is to be charged using a combination of the 30 and 90 day LIBOR rates. The interest rate being charged as of April 30, 1995 was 8.8125%. The balance owed on this note at April 30, 1995 was $140,000. Payments of interest and principal of $70,000 are made monthly.

  Total interest expense for the year ended April 30, 1995 was $411,915. Principal payments due on notes payable are as follows:

             APRIL 30,
             ---------
             1996.......................... $  887,037
             1997..........................    845,862
             1998..........................  2,505,016

NOTE 5--CAPITAL LEASE:

  The Company acquired a telephone system and financed the purchase through two capital leases. The cost of this new equipment totalled $68,708, which was capitalized into office equipment. At April 30, 1995, accumulated amortization amounted to $26,645. These leases have been capitalized and are being amortized over the term of the leases.

             CONNECTICUT TELEPHONE AND COMMUNICATION SYSTEMS, INC.

  Minimum future lease payments under these capital leases are as follows:

      APRIL 30,                                                         AMOUNT
      ---------                                                         -------
      1996............................................................. $30,370
      1997.............................................................  15,957
                                                                        -------
      Total minimum lease payments.....................................  46,327
      Less: amount representing interest...............................  (6,524)
                                                                        -------
      Present value of net minimum lease payments...................... $39,803
                                                                        =======

NOTE 6--RELATED PARTY TRANSACTIONS:

  The Company has an expense reimbursement agreement with a corporation which is owned by a stockholder of Connecticut Telephone and Communication Systems, Inc. The agreement was created to reimburse the Company for various operating expenses paid on behalf of the affiliate. Amount due at April 30, 1995 was $311,857, which is included in accounts receivable on the balance sheet. Total expense reimbursements for the year ended April 30, 1995 was $1,243,768.

  The Company was owed $75,000 from a majority stockholder. This note was repaid in 1994.

  Connecticut Telephone and Communication Systems, Inc. leases five of their operating facilities from Company stockholders. Rent is paid on a month to month basis. (See Note 8)

  The related party receivable represents amounts due from a company with common ownership for its share of allocated overhead. There are no specific terms of repayment.

NOTE 7--INCOME TAXES:

  There is no provision for income taxes due to current year operating losses. Approximately $2,425,000 remains to reduce future Federal taxable income, if any, through 2010. Approximately $2,423,000 remains to reduce future State taxable income, if any, expiring in various years through 2000.

NOTE 8--LONG-TERM LEASES:

  The Company leases its store buildings under operating leases. Connecticut Telephone and Communication Systems, Inc. is responsible for its own insurance and property taxes. Rent expense for the year ended April 30, 1995 was $352,956, of which $289,200 was paid to Company stockholders.

  Minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year are as follows:

      APRIL 30,                                                         AMOUNT
      ---------                                                        --------
      1996............................................................ $ 59,500
      1997............................................................   28,000
      1998............................................................   28,000
      1999............................................................   28,000
      2000............................................................    7,002
                                                                       --------
        Total minimum future rental payments.......................... $150,502
                                                                       ========

NOTE 9--ECONOMIC DEPENDENCY:

  The Company obtains substantially all of its services from one source. At April 30, 1995, the Company owed this supplier approximately $2,879,021.

NOTE 10--OFF BALANCE SHEET RISK:

  During the year ended April 30, 1995, the Company had an excess of $100,000 in a single bank. Amounts over $100,000 are not insured by the Federal Deposit Insurance Corporation.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Connecticut Mobilecom, Inc.:

  We have audited the accompanying balance sheet of Connecticut Mobilecom, Inc. as of April 30, 1995 and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Connecticut Mobilecom, Inc. as of April 30, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Providence, Rhode Island
January 16, 1998

                          CONNECTICUT MOBILECOM, INC.

                                 BALANCE SHEET

                                 APRIL 30, 1995

                                 ASSETS
                                 ------
Current assets:
  Cash.................................................................. $  127,635
  Accounts receivable, net of allowance for doubtful accounts of
   $94,160..............................................................    779,882
  Inventory.............................................................    117,481
  Prepaid expenses and other current assets.............................    153,294
                                                                         ----------
      Total current assets..............................................  1,178,292
                                                                         ----------
Property and equipment (note 2).........................................     87,135
  Less accumulated depreciation.........................................     51,962
                                                                         ----------
      Property and equipment, net.......................................     35,173
                                                                         ----------
Related party receivable (note 3).......................................    836,678
Intangible assets, net of accumulated amortization of $58,704...........     21,087
                                                                         ----------
      Total assets...................................................... $2,071,230
                                                                         ==========
                 LIABILITIES AND STOCKHOLDERS' DEFICIT
                 -------------------------------------
Current liabilities:
  Accounts payable:
    Trade............................................................... $  199,541
    Bell Atlantic Nynex Mobile..........................................  1,368,689
  Accrued expenses......................................................     89,697
  Customer deposits.....................................................      1,232
  Deferred revenue......................................................    140,358
  Income taxes payable (note 4).........................................        858
  Related party payable (note 3)........................................    469,040
                                                                         ----------
      Total current liabilities.........................................  2,269,415
                                                                         ----------
Stockholders' deficit:
  Common stock, no par value, $.50 stated value, 5,000 shares
   authorized, 2,000 shares issued and outstanding......................      1,000
  Accumulated deficit...................................................   (199,185)
                                                                         ----------
      Total stockholders' deficit.......................................   (198,185)
                                                                         ----------
      Total liabilities and stockholders' deficit....................... $2,071,230
                                                                         ==========


                See accompanying notes to financial statements.

                          CONNECTICUT MOBILECOM, INC.

                            STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED APRIL 30, 1995

Revenues........................................................... $4,340,364
Cost of revenues...................................................  2,545,052
                                                                    ----------
    Gross profit...................................................  1,795,312
                                                                    ----------
New subscriber acquisition costs...................................    560,145
General and administrative expenses................................  1,358,089
                                                                    ----------
                                                                     1,918,234
                                                                    ----------
    Operating loss.................................................   (122,922)
Other income (expense):
  Interest income..................................................     19,067
  Interest expense.................................................     (7,606)
  Amortization of intangible assets................................    (23,972)
  Other, net.......................................................        (87)
                                                                    ----------
    Loss before income taxes.......................................   (135,520)
Income tax expense.................................................        858
                                                                    ----------
    Net loss....................................................... $ (136,378)
                                                                    ==========


                See accompanying notes to financial statements.

                          CONNECTICUT MOBILECOM, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                       FOR THE YEAR ENDED APRIL 30, 1995

                                                                       TOTAL
                                                COMMON ACCUMULATED STOCKHOLDERS'
                                                STOCK    DEFICIT      DEFICIT
                                                ------ ----------- -------------
Balances at April 30, 1994 (unaudited)......... $1,000   (62,807)     (61,807)
Net loss.......................................    --   (136,378)    (136,378)
                                                ------  --------     --------
Balances at April 30, 1995..................... $1,000  (199,185)    (198,185)
                                                ======  ========     ========





                See accompanying notes to financial statements.

                          CONNECTICUT MOBILECOM, INC.

                            STATEMENT OF CASH FLOWS

                       FOR THE YEAR ENDED APRIL 30, 1995

Cash flows from operating activities:
  Net loss.......................................................... $(136,378)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Depreciation and amortization...................................    53,151
    Provision for doubtful accounts.................................    85,432
    Increase in accounts receivable.................................  (298,979)
    Increase in inventory...........................................   (23,520)
    Increase in prepaid expenses and other current assets...........   (31,044)
    Increase in accounts payable....................................   773,744
    Increase in accrued expenses....................................    23,341
    Decrease in customer deposits...................................    (8,768)
    Increase in deferred revenue....................................    40,781
    Increase in income taxes payable................................       608
                                                                     ---------
      Net cash provided by operating activities.....................   478,368
                                                                     ---------
Cash flows from investing activities:
  Additions to property and equipment...............................   (32,657)
                                                                     ---------
      Net cash used in investing activities.........................   (32,657)
                                                                     ---------
Cash flows from financing activities:
  Increase in advances to related entity............................  (734,177)
  Change in other related party receivable/payable..................   415,227
                                                                     ---------
      Net cash used in financing activities.........................  (318,950)
                                                                     ---------
Increase in cash and cash equivalents...............................   126,761
Cash and cash equivalents:
  Beginning of year.................................................       874
                                                                     ---------
  End of year....................................................... $ 127,635
                                                                     =========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest........................................................ $   7,606
                                                                     =========
    Income taxes.................................................... $     250
                                                                     =========


                See accompanying notes to financial statements.

                          CONNECTICUT MOBILECOM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                APRIL 30, 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The following is a summary of significant accounting policies:

 (a) Description of Business

  Connecticut Mobilecom, Inc. (the "Company") is a reseller of cellular and paging services to subscribers in Connecticut.

 (b) Revenue Recognition

  Revenue from cellular and paging services is recognized on a monthly basis for services used by subscribers during that month. Revenue from the sale of cellular and paging equipment is recognized at the point of sale.

 (c) Cash Equivalents

  For financial statement purposes, the Company considers all cash instruments with original maturities of three months or less to be cash equivalents.

 (d) Inventory

  Inventory includes dispatch equipment and accessories and is valued at the lower of cost or market using the first-in, first-out method.

 (e) Property and Equipment

  Property and equipment are stated at historical cost. Depreciation is provided over the estimated useful lives of the respective assets using accelerated cost recovery methods.

 (f) Intangible Assets

  Intangible assets includes cellular lines which represents the cost of direct acquisition of subscribers from other cellular companies. The cost of cellular lines is being amortized over 36 months using the straight-line method. Amortization expense totaled $23,972 for the year ended April 30, 1995.

 (g) Deferred Revenue

  The Company bills access charges for cellular service to its customers one month in advance. Deferred revenue represents the portion of access charges billed to customers not yet earned by the Company.

 (h) Income Taxes

  Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered and settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          CONNECTICUT MOBILECOM, INC.

 (i) New Subscriber Acquisition Costs

  New subscriber acquisition costs include all costs associated with obtaining new subscribers, except the cost of hardware discounts. Acquisition costs include marketing, advertising, and retail store operations costs.

 (j) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including estimates of useful lives of cellular lines, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                USEFUL
                                                                 LIFE
                                                               ---------
      Office equipment........................................ 5-7 years $18,155
      Dispatch equipment......................................   5 years  68,980
                                                                         -------
                                                                         $87,135
                                                                         =======

(3) RELATED PARTY TRANSACTIONS

  Connecticut Mobilecom, Inc. has provided an unsecured working capital loan to an entity which is partially owned by a stockholder of the Company. Interest is being charged at variable rates. The balance at April 30, 1995 was $836,678. Interest income in the amount of $11,461 was recognized on the loan during the year ended April 30, 1995. See Note 5.

  The Company has an expense reimbursement agreement with a corporation which is owned by the stockholders of Connecticut Mobilecom, Inc. The agreement was created to reimburse the affiliate for various operating expenses paid on behalf of the Company. Amounts owed at April 30, 1995 were $311,857. Total expense reimbursements for the year ended April 30, 1995 were $1,243,768. Interest expense in the amount of $7,606 was recognized on the amounts owed during the year ended April 30, 1995.

  As of April 30, 1995, the Company owed a majority stockholder $157,183. This loan is non-interest bearing. See Note 5.

  The Company leases its operating facility from a stockholder under an operating lease agreement scheduled to expire in December 1998. Rent is paid on a monthly basis at $4,330 per month. Connecticut Mobilecom, Inc. is responsible for its own insurance and property taxes. Rent expense for the year ended April 30, 1995 was $51,960. Future minimum lease payments for the fiscal years ended April 30 are as follows: 1996--$51,960; 1997--$51,960; 1998--$51,960; 1999--$34,640.

(4) INCOME TAXES

  Federal income tax expense totaled $608 for the year ended April 30, 1995. The minimum state tax expense of $250 has been recorded for the year ended April 30, 1995.

                          CONNECTICUT MOBILECOM, INC.

  The net current deferred tax asset totaled $65,000 at April 30, 1995, and consisted primarily of temporary differences for accounts receivable, principally for allowances for uncollectible accounts, and the differences in the timing of revenue recognition for book and tax purposes.

  Management has concluded that it is more likely than not that the Company will not have sufficient taxable income of an appropriate character within the carryback and carryforward period permitted by current tax law to allow for the utilization of the deductible amounts generating the deferred tax assets and, therefore, a valuation allowance of $65,000 has been established to reduce total deferred tax assets to zero at April 30, 1995.

(5) SUBSEQUENT EVENTS

  The Company formalized its working capital loan arrangement with the related entity on July 15, 1995 by accepting a note in the amount of $436,840 and converting $542,000 in amounts due from the related entity into an investment in the related entity. The total amount of $978,840 represented the amount outstanding as of the date of the note, which amount included additional advances made after April 30, 1995, including accrued interest thereon.

  On January 31, 1996, the stockholders of the Company contributed all of the outstanding shares of the Company to Hatten Communications Holding Company, Inc. ("Hatten") in exchange for an equivalent interest in Hatten. At that date, the Company became a wholly-owned subsidiary of Hatten. Subsequent to the recapitalization, the loan due to the stockholder of the Company was repaid.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REP-RESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER TO SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE IN-FORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Disclosure Regarding Forward-Looking Statements............................   3
Prospectus Summary.........................................................   4
Risk Factors...............................................................  15
Use of Proceeds............................................................  27
Price Range of Common Stock and Dividend Policy............................  27
Capitalization.............................................................  28
Selected Historical Consolidated Financial and Operating Data..............  29
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations.............................................................  37
Industry Overview: The Local Telecommunications Service Industry...........  43
Business...................................................................  44
Management.................................................................  58
Certain Relationships and Related Transactions.............................  67
Stock Ownership............................................................  69
Description of Convertible Notes...........................................  71
Description of Warrants....................................................  94
Registration Rights........................................................  96
Certain Other Indebtedness.................................................  97
Description of Capital Stock...............................................  97
Certain Federal Income Tax Considerations.................................. 101
Plan of Distribution....................................................... 104
Selling Securityholders.................................................... 105
Legal Matters.............................................................. 105
Experts.................................................................... 105
Glossary................................................................... 107
Index to Consolidated Financial Statements................................. F-1

                                  -----------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                ---------------
                                  PROSPECTUS
                                ---------------

                                     LOGO

                           USN COMMUNICATIONS, INC.

                          9% CONVERTIBLE SUBORDINATED
                            DISCOUNT NOTES DUE 2004

                          9% CONVERTIBLE SUBORDINATED
                            DISCOUNT NOTES DUE 2006

                         WARRANTS TO PURCHASE CLASS A
                                 COMMON STOCK

                             CLASS A COMMON STOCK

                               DECEMBER 16, 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses paid or payable in connection with the offering of the securities being registered hereby:

Securities and Exchange Commission Registration Fee.................. $  2,950
Printing and Engraving Expenses......................................  100,000*
Legal Fees and Expenses..............................................   60,000*
Accounting Fees and Expenses.........................................   44,000*
                                                                      --------
    Total............................................................ $206,950*
                                                                      ========

   *Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Registrant's Certificate of Incorporation and By-laws provide that the Registrant shall indemnify its directors and such officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by Section 145 of the DGCL. The Registrant has entered into indemnification agreements with its directors and certain of its officers, employees and agents, which provide that the Registrant shall indemnify such parties pursuant to Section 145 of the DGCL.

  Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Certificate of Incorporation and By-laws include a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  (1) On June 22, 1995, Chase Capital Partners (now known as Chase Venture Capital Associates, L.P.), CIBC Wood Gundy Securities Corp. (now known as CIBC Wood Gundy Ventures, Inc.), Hancock Venture Capital Associates (now known as HarbourVest Partners LLC), Northwood Capital Partners LLC, Northwood Ventures and BT Capital Partners, Inc. purchased from the Registrant 23,760 shares of Series A 10% Cumulative Preferred Stock, par value $1.00 ("Series A-2 Preferred Stock") at a price of $1,000 per share for a total purchase price of $23,760,000 and 123,078 shares of Class A Common Stock at a price of $1.95 per share for a total purchase price of $240,000. The shares of Series A-2 Preferred Stock were not registered under the Securities Act of 1933, as amended (the "Securities Act"), on the basis that it was a transaction by an issuer not involving any public offering in accordance with Section 4(2) under the Securities Act.

  (2) On July 21, 1995, Enterprises & Transcommunications, L.P. purchased from the Registrant 2,475 shares of Series A-2 Preferred Stock at a price of $1,000 per share for a total purchase price of $2,475,000 and 12,821 shares of Class A Common Stock at a price of $1.95 per share for a total purchase price of $25,000. The shares of Series A-2 Preferred Stock were not registered under the Securities Act on the basis that it was a transaction by an issuer not involving any public offering in accordance with Section 4(2) under the Securities Act.

  (3) Pursuant to a recapitalization, in March 1996, Chase Capital Partners (now known as Chase Venture Capital Associates, L.P.), CIBC Wood Gundy Securities Corp. (now known as CIBC Wood Gundy Ventures, Inc.), Hancock Venture Capital Associates (now known as HarbourVest Partners LLC), Northwood Capital Partners LLC, Northwood Ventures, BT Capital Partners, Inc. and Enterprises & Transcommunications, L.P. purchased, in the aggregate, 110,157 shares of Common Stock for no cash consideration in order to settle a dispute relating to the price per share paid for previously purchased shares of Common Stock. The shares of Common Stock were not registered under the Securities Act on the basis that it was a transaction by an issuer not involving any public offering in accordance with Section 4(2) under the Securities Act.

  (4) On September 30, 1996, the Registrant caused its outstanding shares of 10% Series A Preferred Stock and Series A-2 Preferred Stock to be converted into newly issued shares of Common Stock for no cash consideration. The shares of Common Stock were not registered under the Securities Act on the basis that it was a transaction by an issuer not involving any public offering in accordance with Section 4(2) under the Securities Act.

  (5) On September 30, 1996, Chase Capital Partners (now known as Chase Venture Capital Associates, L.P.), CIBC Wood Gundy Securities Corp. (now known as CIBC Wood Gundy Ventures, Inc.), Hancock Venture Partners IV-Direct Fund L.P. (now known as HarbourVest Venture Partners IV-Direct Fund L.P.), Northwood Capital Partners LLC, Northwood Ventures, BT Capital Partners, Inc. and Enterprises & Transcommunications, L.P. purchased, in the aggregate, 10,000 shares of 9.0% Cumulative Convertible Pay-In-Kind Preferred Stock ("9% Preferred Stock") for an aggregate purchase price of $10.0 million. The shares of 9% Preferred Stock were not registered under the Securities Act on the basis that it was a transaction by an issuer not involving any public offering in accordance with Section 4(2) under the Securities Act.

  (6) On September 30, 1996, the Registrant sold to Smith Barney Inc., BT Securities Corporation, Chase Securities Inc. and CIBC Wood Gundy Securities Corp. (a) 48,500 units, each consisting of $1,000 principal amount at maturity 14% Senior Discount Notes due 2003 (the "14% Senior Notes") and warrants to purchase approximately 1.27 shares of Common Stock (on a pre-split basis), subject to adjustment under certain circumstances, at an exercise price of $.01 per share and (b) $36.0 million in aggregate principal amount at stated maturity of 9% Convertible Subordinated Discount Notes due 2004 (the "Convertible Notes") for an aggregate purchase price of $57,847,775. In connection with this sale, Smith Barney Inc. received approximately $1,316,000 in commissions, and BT Securities Corporation, Chase Securities Inc. and CIBC Wood Gundy Securities Corp. each received approximately $188,000, resulting in net proceeds to the Registrant of $55,967,775. These securities were immediately resold to Merrill Lynch Global Allocation Fund, Inc. pursuant to Rule 144A of the Securities Act.

  (7) On August 18, 1997, the Registrant sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson Lufkin & Jenrette Securities Corporation 152,725 units (the "1997 Private Placement"), each consisting of $1,000 aggregate principal amount at maturity of 14 5/8% Senior Discount Notes due 2004 and ten warrants, each warrant entitling the holder to purchase .134484 shares of Class A Common Stock (on a pre-split basis), subject to adjustment under certain circumstances for an aggregate purchase price of $100 million. In connection with this sale, Merrill Lynch, Pierce, Fenner & Smith Incorporated received $2,275,046 in commissions and Donaldson, Lufkin & Jenrette Securities Corporation received $1,224,998 in commissions. These securities were immediately resold to certain institutional investors pursuant to Rule 144A of the Securities Act.

  (8) On August 18, 1997, Chase Venture Capital Associates, L.P., CIBC Wood Gundy Ventures, Inc., Northwood Capital Partners LLC, Northwood Ventures, BT Capital Partners, Inc., HarbourVest Venture Partners V-Direct Fund L.P. and Prime VIII, L.P. purchased, in the aggregate, 30,209 shares of 9.0% Cumulative Convertible Pay-In-Kind Preferred Stock, Series A (the "Series A Preferred Stock"), for an aggregate purchase price of $30.2 million. The shares of Series A Preferred Stock were not registered under the Securities Act on the basis that it was a transaction by an issuer not involving any public offering, in accordance with Section 4(2) under the Securities Act.

  (9) On August 25, 1997, the Registrant issued to Merrill Lynch Global Association Fund, Inc. and Merrill Lynch Equity/Convertible Series (collectively, "MLAM"), warrants to purchase an aggregate of 145,160 shares of Common Stock at an exercise price of $.01 per share for no cash consideration. The warrants were issued in exchange for MLAM's consent, as the holder of all of the 14% Senior Notes and the Convertible Notes, to allow the Company to consummate the 1997 Private Placement. The shares of Common Stock were not registered under the Securities Act on the basis that it was a transaction not involving any public offering, in accordance with Section 4(2) under the Securities Act.

  (10) On October 17, 1997, Fidelity Communications International, Inc. and Fidelity Investors Limited Partnership purchased, in the aggregate, 15,000 shares of Series A Preferred Stock, for an aggregate purchase price of $15 million. The shares of Series A Preferred Stock were not registered under the Securities Act on the basis that it was a transaction by an issuer not involving any public offering, in accordance with Section 4(2) under the Securities Act.

  (11) On January 13, 1998, MLAM purchased $13,022,600 aggregate principal at maturity of 9% Consent Convertible Subordinated Notes due 2006 (the "Consent Notes") for an aggregate purchase price of $10,000,000. The Consent Notes were not registered under the Securities Act on the basis that it was a transaction by an issuer not involving any public offering, in accordance with Section 4(2) under the Securities Act.

  (12) On February 9, 1998, concurrent with the consummation of the Company's initial public offering, all outstanding shares of Series A Preferred Stock
and 9% Preferred Stock were converted into    shares of Common Stock. The
shares of Common Stock were not registered under the Securities act pursuant to the exemption from registration set forth in section 31 3(a)(9) of the Securities Act.

  (13) On March  , 1998, MLAM exchanged $31.5 million aggregate principal
amount at maturity of 14% Senior Notes for   million aggregate principal
amount at maturity of 14 5/8% Senior Notes. The 14 5/8% Senior Notes were not registered in reliance upon the exemption from registration set forth in
Section 3 (a)(9) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  3.1    Amended and Restated Certificate of Incorporation of the Registrant.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-38381).)
  3.3    Amended and Restated Bylaws of the Registrant. (Incorporated by
         reference to the Registrant's Registration Statement on Form S-1 (File
         No. 333-38381).)
  4.1    Indenture, dated as of August 15, 1997, by and between the Registrant and Harris Trust and Savings Bank, as Trustee, for the Registrant's 14
         5/8% Senior Discount Notes due 2004 (the "14 5/8% Senior Note
         Indenture"). (Incorporated by reference to the Registrant's
         Registration Statement on Form S-4 (File No. 333-37621).)
  4.2    Indenture, dated as of September 30, 1996, by and between the
         Registrant and Harris Trust and Savings Bank, as Trustee, for the
         Registrant's 9% Convertible Subordinated Discount Notes due 2004 (the
         "Convertible Note Indenture"). (Incorporated by reference to the
         Registrant's Registration Statement on Form S-4 (File No. 333-16265).)
  4.3    Supplemental Indenture No. 1, dated as of August 12, 1997, by and between the Company and the Trustee, to the Convertible Note
         Indenture. (Incorporated by reference to the Registrant's Registration
         Statement on Form S-4 (File No. 333-37621).)

 EXHIBIT
 NUMBER
 -------                               DESCRIPTION
  4.4    Indenture, dated as of September 30, 1996, by and between the
         Registrant and Harris Trust and Savings Bank, as Trustee, for the
         Registrant's 14% Senior Discount Notes due 2003 (the "14% Senior Note
         Indenture"). (Incorporated by reference to the Registrant's
         Registration Statement on Form S-4 (File No. 333-16265).)
  4.5    Supplemental Indenture, dated as of March 17, 1997, by and between the
         Company and the Trustee, to the 14% Senior Note Indenture.
         (Incorporated by reference to the Registrant's 1996 Annual Report on
         Form 10-K (File No. 333-16265).)
  4.6    Supplemental Indenture No. 2, dated as of August 18, 1997, by and between the Company and the Trustee, to the 14% Senior Note Indenture.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-37621).)
  4.7    Form of Convertible Note (Incorporated by reference to the
         Registrant's Registration Statement on Form S-4 (File No. 333-
         37621).).
  4.9    Form of Common Stock Certificate. (Incorporated by reference to the
         Registrant's Registration Statement on Form S-1 (File No. 333-38381).)
  4.10   Indenture, dated as of January 13, 1998, by and between the Registrant and Harris Trust and Savings Bank, as Trustee, for the Registrant's 9%
         Consent Convertible Subordinated Notes due 2006 (the "Consent Note
         Indenture"). (Incorporated by reference to the Registrant's
         Registration Statement on Form S-1 (File No. 333-38381).)
  5.1    Legal Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).*
 10.1    Employment Agreement, dated as of July 18, 1996, by and between the
         Registrant and J. Thomas Elliott. (Incorporated by reference to the
         Registrant's Registration Statement on Form S-4 (File No. 333-16265).)
 10.2    Employment Agreement, dated as of July 18, 1996, by and between the
         Registrant and Ronald W. Gavillet. (Incorporated by reference to the
         Registrant's Registration Statement on Form S-4 (File No. 333-16265).)
 10.3    Employment Agreement, dated as of November 18, 1996, by and between the Company and Gerald J. Sweas. (Incorporated by reference to the
         Registrant's 1996 Annual Report on Form 10-K (File No. 333-16265).)
 10.4    Employment Agreement, dated as of October 21, 1996, by and between the
         Company and Ryan Mullaney. (Incorporated by reference to the
         Registrant's 1996 Annual Report on Form 10-K (File No. 333-16265).)
 10.5    Form of Employment Agreement between the Registrant and certain officers of the Registrant. (Incorporated by reference to the
         Registrant's Registration Statement on Form S-4 (File No. 333-16265).)
 10.6    Amended and Restated 1994 Stock Option Plan of the Registrant.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-37621).)
 10.7    Omnibus Securities Plan. (Incorporated by reference to the
         Registrant's Registration Statement on Form S-4 (File No. 333-37621).)
 10.8    Consulting Agreement, dated January 24, 1995, by and between the
         Registrant and Eugene A. Sekulow. (Incorporated by reference to the
         Registrant's Registration Statement on Form S-4 (File No. 333-16265).)
 10.9    Form of Indemnification Agreement between the Registrant and certain directors and officers of the Registrant. (Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-
         16265).)
 10.10   Promissory Note, dated December 15, 1995, between the Registrant and
         J. Thomas Elliott. (Incorporated by reference to the Registrant's
         Registration Statement on Form S-4 (File No. 333-16265).)

 EXHIBIT
 NUMBER
 -------                               DESCRIPTION
 10.11   Amended and Restated Registration Agreement, dated as of June 22,
         1995, by and among the Registrant and the Investors. (Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File
         No. 333-16265).)
 10.12   First Amendment to Amended and Restated Registration Agreement, dated as of October 17, 1997, by and among the Registrant and the Investors.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-37621).)
 10.13   Asset Purchase Agreement, dated as of June 13, 1995, by and among
         United Telemanagement Services, Inc. ("UTS"), Quest United, Inc.
         ("Quest United"), Quest America Management, Inc. ("QAM"), Edward H.
         Lavin, Jr. ("Lavin"), J. Thomas Elliott ("Elliott") and Quest America,
         LP ("Quest"). (Incorporated by reference to the Registrant's
         Registration Statement on Form S-4 (File No. 333-16265).)
 10.14   Amendment No. 1 to Asset Purchase Agreement, dated as of October 27,
         1995, by and among UTS, Quest United, QAM, Lavin, Elliott, and Quest.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-16265).)
 10.15   Resale Local Exchange Service Agreement, dated July 8, 1996, by and between New York Telephone Company and UTS. (Incorporated by reference to the Registrant's Registration Statement on Form
         S-4 (File No. 333-16265).)
 10.16   Resale Local Exchange Service Confirmation of Service Order, dated
         October 31, 1995, by and between the Registrant and Ameritech
         Information Industry Services ("Ameritech") on behalf of Illinois Bell
         Telephone Company. (Incorporated by reference to the Registrant's
         Registration Statement on Form S-4 (File No. 333-16265).)
 10.17   Agreement for Resale Services, dated as of April 26, 1996, by and between the Registrant and Ameritech on behalf of Ameritech Michigan.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-16265).)
 10.18   Local Exchange Telecommunications Services Resale Agreement, dated May
         21, 1996, by and between the Registrant and Ameritech on behalf of The
         Ohio Bell Telephone Company. (Incorporated by reference to the
         Registrant's Registration Statement on Form S-4 (File No. 333-16265).)
 10.19   Registration Rights Agreement dated as of September 30, 1996, by and among the Registrant and the Initial Purchasers named therein.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-16265).)
 10.20   Warrant Agreement, dated as of September 30, 1996, by and between the
         Registrant and Harris Trust and Savings Bank, as Warrant Agent and
         Amendment 1 thereto. (Incorporated by reference to the Registrant's
         Registration Statement on Form S-4 (File No. 333-16265).)
 10.21   Registration Rights Agreement dated as of August 15, 1997, by and among the Registrant and the Initial Purchasers named therein.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-37621).)
 10.22   Warrant Agreement, dated as of August 15, 1997, by and between the
         Registrant and Harris Trust and Savings Bank, as Warrant Agent.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-38381).)
 10.23   Consent Warrant Agreement dated as of August 25, 1997, by and between the Registrant and Harris Trust and Savings Bank, as Warrant Agent.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-38381).)
 10.24   Stock Purchase Agreement dated as of January 7, 1998, by and between the Registrant, Mark C. Hatten, Triumph-Connecticut Limited
         Partnership, Solomon Schechter Day School of Greater Hartford, Inc.,
         FSC Corp. and Hatten Communications Holding Company, Inc.
         (Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-38381).)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 11.01   Computation of Net Loss per Common Share. (Incorporated by reference to the Registrant's 1996 Annual Report on Form 10-K (File No. 333-
         16265).)
 12.1    Computation of Earnings to Fixed Charges, (Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No.333-
         16265).)
 21.1    Subsidiaries of the Registrant. (Incorporated by reference to the
         Registrant's Registration Statement on Form S-4 (File No. 333-16265).)
 23.1    Consent of Deloitte & Touche LLP.*
 23.2    Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in its opinion filed as Exhibit 5.1).*
 23.3    Consent of KPMG Peat Marwick LLP.
 23.4    Consent of Kostin, Ruffkess & Company LLC.*
 25.1    Power of Attorney (Included as part of the Signature page hereto).
 25.2    Statement of Eligibility and Qualification on form T-1 under the Trust
         Indenture Act of 1939 of Harris Trust and Savings Bank as Trustee
         under the Consent Note Indenture.

--------
*  To be filed by amendment.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby further undertakes:

  (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective;

  (5) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON MARCH 13, 1998.

                                          USN COMMUNICATIONS, INC.

                                                 /s/ J. Thomas Elliott
                                          By: _________________________________
                                                    J. Thomas Elliott
                                                  Chairman of the Board,
                                              President and Chief Executive
                                                         Officer


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MARCH 13, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Thomas Elliott and Thomas A. Monson his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             SIGNATURE                           TITLE
             ---------                           -----
      /s/ J. Thomas Elliott          Chairman of the Board,
____________________________________   President and Chief
         J. Thomas Elliott             Executive Officer
                                       (Principal Executive
                                       Officer)

      /s/ Richard J. Brekka          Director
____________________________________
         Richard J. Brekka

      /s/ Dennis B. Dundon           Chief Operating Officer and
____________________________________   Director
          Dennis B. Dundon

     /s/ Ronald W. Gavillet          Executive Vice President,
____________________________________   Strategy & External
         Ronald W. Gavillet            Affairs, and Director

       /s/ James P. Hynes            Director
____________________________________
           James P. Hynes

   /s/ Donald J. Hofmann, Jr.        Director
____________________________________
       Donald J. Hofmann, Jr.


             SIGNATURE                           TITLE
             ---------                           -----
     /s/ William A. Johnston         Director
____________________________________
        William A. Johnston

         /s/ Ian Kidson              Director
____________________________________
             Ian Kidson

      /s/ Paul S. Lattanzio          Director
____________________________________
         Paul S. Lattanzio

      /s/ David C. Mitchell          Director
____________________________________
         David C. Mitchell

      /s/ Eugene A. Sekulow          Director
____________________________________
         Eugene A. Sekulow

       /s/ Gerald J. Sweas           Executive Vice President and
____________________________________   Chief Financial Officer
          Gerald J. Sweas              (Principal Financial
                                       Officer)